As filed with the Securities and Exchange Commission on December 10, 2021

Registration No. 333-252121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Transamerica Life Insurance Company

(Exact Name of Registrant as specified in its charter)

Iowa	6311	39-0989781
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

6400 C Street SW

Cedar Rapids, IA 52499

Telephone Number: (319) 355-8511

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Brian Stallworth, Esq.

Transamerica Life Insurance Company

c/o Office of the General Counsel

6400C Street SW

Cedar Rapids, IA 52499-4240

Telephone Number: (319) 355-8511

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price**	Amount of Registration Fee
Individual Flexible Premium Deferred Indexed-Linked Annuity and interests therein	N/A	N/A	$1,000,000.00	$109.10***

*

The amount to be registered and the proposed maximum offering price per unit are not applicable because interests are not issued in predetermined amounts or units. Interests are sold on a dollar-for-dollar basis.

**	The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.
***

The initial registration statement (File No. 333-252121) filed on January 15, 2021 registered securities with a maximum aggregate offering price of $1,000,000 and a registration fee of $109.10 was paid at that time.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Dated May 2, 2021

TRANSAMERICA STRUCTURED INDEX ADVANTAGESM ANNUITY

An Individual Flexible Premium Deferred Index-Linked Annuity Policy

Issued by Transamerica Life Insurance Company

Administrative Office

6400C Street SW

Cedar Rapids, Iowa 52499-0001

(800) 525-6205

www.transamerica.com

This prospectus includes important information about the Transamerica Structured Index AdvantageSM Annuity (the “Policy”), an individual flexible premium deferred index-linked annuity policy that you can use to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis. When you purchase the Policy, it is a contract between you, as the owner or joint owner, and Transamerica Life Insurance Company (“us,” “we,” “our,” or the “Company”).

This prospectus describes all material terms of the Policy, including material state variations. Before you purchase the Policy, you should carefully read this prospectus and speak with your financial professional about whether the Policy is appropriate for you based on your personal circumstances and financial goals. You should also consult with a tax professional.

The Policy allows you to allocate your premium payments and earnings (if any) among the Policy’s investment options, which currently include certain index-linked investment options (“Index Account Options”) and a fixed interest option (“Fixed Account Option”).

•

Index Account Options. Each Index Account Option is linked to the performance of a specific market index or exchange-traded fund for a defined time period (a “Crediting Period”). There are “Basic Index Account Options” and “Enhanced Index Account Options” that are currently available for investment. This prospectus describes the different features associated with the Index Account Options and how your gains and losses are calculated.

Each Index Account Option currently has a Buffer or Floor downside feature that provides limited protection against any negative Index rate of return that may be charged to your investment for a Crediting Period. Each Index Account Option currently also has a Cap, Cap+ Accelerator, or Participation upside feature that determines the amount of positive Index rate of return that may be credited to your investment for a Crediting Period. These upside features place a limit on any positive Index rate of return that may be used to calculate the return for a Crediting Period, and, in turn, limit the amount that may be credited to your investment for a Crediting Period.

This prospectus lists the Index Account Options that are currently available for investment.

•	Fixed Account Option. The Fixed Account Option guarantees principal and a rate of interest for a 1-year Crediting Period.

***IMPORTANT INFORMATION ABOUT THE FUTURE AVAILABILITY OF INVESTMENT OPTIONS***

WE EXPECT TO ADD AND REMOVE INVESTMENT OPTIONS UNDER THE POLICY FROM TIME TO TIME.

WE RESERVE THE RIGHT TO OFFER ONLY A SINGLE INDEX ACCOUNT OPTION.

WE RESERVE THE RIGHT NOT TO OFFER A FIXED ACCOUNT OPTION.

IF YOU ARE NOT COMFORTABLE WITH THE RISK THAT WE MAY NOT OFFER INVESTMENT OPTIONS IN THE FUTURE THAT ARE ATTRACTIVE TO YOU BASED ON YOUR PERSONAL PREFERENCES, RISK TOLERANCES, OR TIME HORIZON, OR WITH THE RISK THAT WE MAY OFFER ONLY A SINGLE INDEX ACCOUNT OPTION IN THE FUTURE, THIS POLICY IS NOT APPROPRIATE FOR YOU.

YOU MAY SURRENDER YOUR POLICY IF THERE ARE NO INVESTMENT OPTIONS THAT YOU WISH TO SELECT, BUT THE SURRENDER MAY BE SUBJECT TO A SURRENDER CHARGE OF UP TO 8%, WILL BE BASED ON AN INTERIM VALUE IF TAKEN BEFORE THE END OF A CREDITING PERIOD FOR AN INDEX ACCOUNT OPTION, MAY BE SUBJECT TO TAXES (INCLUDING A 10% FEDERAL PENALTY TAX IF TAKEN BEFORE AGE 59 1⁄2) AND YOUR POLICY WILL TERMINATE.

Each Index Account Option includes a “Performance Lock” feature that you may choose to exercise before the end of a Crediting Period. If you choose to exercise this feature, your interim gain or loss in that Index Account Option will be “locked-in” and your investment will be transferred to a holding account and held there until the next anniversary of the Crediting Period start date, unless earlier withdrawn from the Policy or annuitized. While in this holding account, your investment will no longer participate in Index performance (positive or negative) and will earn interest.

You should not buy this Policy if you are not willing to assume its investment risks. See PRODUCT RISK FACTORS below. Index-linked annuity contracts are complicated investments. You may lose money, including your principal investment and previously credited earnings under the Policy. Your losses may be significant.

You should carefully consider the risks and consequences associated with a surrender or withdrawal under the Policy. Your loss can become greater in the case of a surrender or withdrawal due to surrender charges. Your loss can also become greater due to adjustments imposed on a surrender or withdrawal taken before the end of a Crediting Period for an Index Account Option. These charges and adjustments could result in losses beyond the protection provided by the downside protection features of the Index Account Options offered under the Policy.

A six-year surrender charge period applies to the initial and any additional premium payment. Due to the surrender charges, the Policy is not appropriate for prospective purchasers who plan to take withdrawals in excess of the surrender charge-free amount (including systematic withdrawals) or surrender the Policy during the six years after the initial or any additional premium payment. In addition, a surrender or withdrawal may be subject to federal and state income taxes and a 10% federal penalty tax if made before age 59 1⁄2.

Before the end of a Crediting Period for an Index Account Option, if you take a surrender or withdrawal, or if you exercise the Performance Lock feature, or if you annuitize the Policy, or if the Policy’s death benefit is paid, or if a fee or charge is deducted from that Index Account Option, the transaction will be based on the interim value of your investment in that Index Account Option. Interim values fluctuate daily, positively or negatively, depending on market conditions. Interim values could be unfavorable to you because they could reflect significantly less gain or more loss than would be applied at the end of a Crediting Period, which could significantly reduce the values received under the Policy. If there is an ongoing surrender charge period under your Policy, your interim values may be lower than they would be if there wasn’t an ongoing surrender charge period depending on market conditions.

If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an interim value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one interim value.

Before the end of a Crediting Period for an Index Account Option, if you take a partial withdrawal or if a fee or charge is deducted from that Index Account Option, your investment base will be proportionately reduced. This negative adjustment could be greater than the amount withdrawn or deducted, and could significantly reduce your gains (if any) or contribute to losses at the end of the Crediting Period and will result in lower interim values for the remainder of the Crediting Period.

You should carefully consider the risks and consequences associated with the Performance Lock feature. If you exercise Performance Lock for an Index Account Option, the locked-in amount will be based on an interim value and you will not participate in Index performance (positive or negative) for as long as your investment remains in the Performance Lock holding account. If you exercise Performance Lock when the interim value of your investment is lower than the amount you invested on the Crediting Period start date, you may be locking-in a loss.

If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may be able to pay investment advisory fees directly from this Policy via advisory fee withdrawals. Advisory fee withdrawals will reduce your Policy value and will be subject to the same risks and consequences of withdrawals, including applicable surrender charges, interim values, negative adjustments, and income taxes and tax penalties and reductions to the death benefit. However, if the Policy is a tax-qualified Policy issued as an IRA or in connection with certain tax-qualified retirement plans, we will not treat advisory fee withdrawals as taxable distributions.

Our financial obligations under the Policy are subject to our financial strength and claims-paying ability.

Right to Cancel Period – If you are a new investor in the Policy, you may cancel your Policy within 10 days (or 30 days for replacement Policies). In some states or circumstances, this cancellation period may be longer. Upon cancellation, you will receive the value of your Policy, plus any fees or charges deducted under the Policy on the date of cancellation, unless a different amount is required by law. If you invest in an Index Account Option when you purchase the Policy, you will be subject to risk of loss during the right to cancel period because the amount refunded upon cancellation (Policy value) will be based on an interim value. Interim values fluctuate daily, positively or negatively, and may be unfavorable to you. Surrender charges do not apply upon cancellation. State law may require us to refund the greater of your Policy value or your premium payment(s). For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period. You should review this prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.

The Securities and Exchange Commission (the “SEC”) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Additional information about certain investment products, including indexed annuities, has been prepared by the SEC’s staff and is available at sec.gov.

We are not an investment adviser nor are we registered as such with the SEC or any state securities regulatory authority. We are not acting in any fiduciary capacity with respect to your Policy, and nor are we acting in any capacity on behalf of any tax-advantaged retirement plan. This information does not constitute personalized investment advice or financial planning advice. This prospectus is not intended to provide tax, accounting, or legal advice.

Prospective purchasers may obtain an application to purchase the Policy through broker-dealers that have been appointed by us as insurance agents and that have selling agreements with Transamerica Capital, Inc. (“TCI”), the principal underwriter for the Policy. TCI is not required to sell any specific number of Policies. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy the securities, in any state where offers or sales are not permitted.

The minimum initial premium payment is $25,000.

Prospectus Date: May 2, 2022

GLOSSARY

Account – An Index Account, the Fixed Account, the Fixed Holding Account, and the Performance Lock Account.

Administrative Office – Transamerica Life Insurance Company, Attention: Customer Care Group, 6400 C Street SW, Cedar Rapids, IA 52499, (800) 525-6205.

Advisory Fee Withdrawals (advisory fee withdrawals) – If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may request that your financial professional or financial professional’s firm be permitted to request withdrawals from the Policy for the purpose of paying your investment advisory fees. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. Please contact our Administrative Office to inquire about setting up advisory fee withdrawals.

Allocation Account – An Index Account Option or the Fixed Account Option.

Allocation Anniversary – Each twelve-month anniversary of the Crediting Period start date of an Index Account Option. The number of Allocation Anniversaries is equal to the length of the Crediting Period in years.

•

For a 1-year Crediting Period, there would be only one Allocation Anniversary. For example, if you begin a 1-year Crediting Period for an Index Account Option on January 1, 2022, the only Allocation Anniversary would be January 1, 2023.

•

For a 2-year Crediting Period, there would be two Allocation Anniversaries. For example, if you begin a 1-year Crediting Period for an Index Account Option on January 1, 2022, the Allocation Anniversaries would be January 1 of 2023 and 2024.

•

For a 6-year Crediting Period, there would be six Allocation Anniversaries. For example, if you begin a 6-year Crediting Period for an Index Account Option on January 1, 2022, the Allocation Anniversaries would be January 1 of 2023, 2024, 2025, 2026, 2027, and 2028.

Annuitant – The person on whose life any annuity payments involving life contingencies will be based.

Annuity Commencement Date – The date upon which annuity payments are to commence.

Beneficiary (beneficiary) – A person designated to receive the death benefit.

Best Entry Reset Maximum – For a Best Entry Enhanced Index Account Option, a percentage representing the maximum total reduction in the Initial Index Value allowed due to one or more resets.

Best Entry Reset Minimum Value – For a Best Entry Enhanced Index Account Option, the lowest value to which the Initial Index Value can be reset. The Best Entry Reset Minimum Value equals the Index Value at the beginning of the Crediting Period multiplied by (1 plus the Best Entry Reset Maximum).

Best Entry Reset Threshold – For a Best Entry Enhanced Index Account Option, the net percentage decrease in the Index Value necessary to reset the Initial Index Value on an Observation Day, comparing the Index Value at the beginning of the Crediting Period to the Index Value on that Observation Day.

Bond Reference Portfolio Yield – A reference portfolio yield rate which is the sum of a treasury rate and an option adjusted spread from a widely utilized bond index.

Buffer – A Downside Protection Type. If you select an Index Account Option with a Buffer, your investment will incur loss at the end of the Crediting Period for negative Index performance beyond the Buffer Rate. If the negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of that negative Index performance. For example, if you select an Index Account Option with a Buffer and a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be 0% (i.e., no loss due to negative Index performance). If the Index Change were -15%, your Index Credit Rate would be -5% and you would incur loss.

Transamerica Structured Index AdvantageSM Annuity	1

Buffer Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Buffer as its Downside Protection Type when the Index Change is negative.

Business Day – Any day when the New York Stock Exchange is open for regular trading.

Cap – A Growth Opportunity Type. If you select an Index Account Option with a Cap, you will participate in positive Index performance at the end of the Crediting Period up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap and a Cap Rate of 10%, and at the end of the Crediting Period the Index Change is 5%, your Index Credit Rate (i.e., your Index rate of return) would be +5%. If the Index Change were 15%, your Index Credit Rate would be limited to +10%.

Cap Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Cap or Cap+ Accelerator as its Growth Opportunity Type when the Index Change is positive.

Cap+ Accelerator – A Growth Opportunity Type. If you select an Index Account Option with Cap+ Accelerator, you will participate in positive Index performance at the end of the Crediting Period up to the Cap Rate and any positive Index performance beyond the Cap+ Accelerator Rate. You will not participate in positive Index performance between the Cap Rate and the Cap+ Accelerator Rate.

For instance, if you select an Index Account Option with Cap+ Accelerator, a Cap Rate of 5%, and a Cap+ Accelerator Rate of 9%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be limited to +6%. The Index Credit Rate of +6% would be the sum of (i) the Index Change up to the Cap Rate (+5%) plus (ii) the Index Change in excess of the Cap+ Accelerator Rate (+1%). In this example, you would not participate in the 4% of Index Change that falls between the Cap Rate and Cap+ Accelerator Rate.

Cap+ Accelerator Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Cap+ Accelerator as its Growth Opportunity Type when the Index Change is positive.

Company (we, us, our) – Transamerica Life Insurance Company.

Credit Advantage – We currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”

Credit Advantage Fee – The additional fee charged when you invest in an Index Account Option with a Credit Advantage Growth Opportunity Type.

Crediting Period – The duration of an Allocation Account’s investment term, expressed in years. The Crediting Period is also the period of time during which the performance of an Index Account Option is linked to the performance of an Index.

Default Option – Currently, the Fixed Account Option.

Downside Protection Type – A feature of an Index Account Option that provides limited protection from negative Index performance.

Final Index Value – The Index Value for the final day of a Crediting Period.

Fixed Account – The fixed interest account supporting the Fixed Account Option and the Performance Lock Account.

Transamerica Structured Index AdvantageSM Annuity	2

Fixed Account Option – The fixed interest investment option under the Policy.

Fixed Holding Account – The interest-bearing account generally in which premium payments are held until allocated to an Allocation Account.

Floor – A Downside Protection Type. If you select an Index Account Option with a Floor, your investment will incur loss at the end of the Crediting Period for negative Index performance up to the Floor Rate, but your investment will not incur loss for any negative Index performance beyond the Floor Rate.

For example, if you select an Index Account Option with a Floor and a Floor Rate of -10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be -5%. If the Index Change were -15%, your Index Credit Rate would be -10%.

Floor Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Floor as its Downside Protection Type.

Guaranteed Minimum Death Benefit (guaranteed minimum death benefit) – The minimum death benefit provided by the Guaranteed Minimum Death Benefit (GMDB) rider, which may be elected for an additional charge at the time you purchase the Policy. The guaranteed minimum death benefit will equal 100% of the Policy Value as of the rider effective date. Thereafter, over the life of the rider, the guaranteed minimum death benefit will increase dollar for dollar for subsequent premium payments, and will be proportionately reduced by withdrawals.

GMDB Benefit Base – Under the Guaranteed Minimum Death Benefit rider, the GMDB Benefit Base equals the guaranteed minimum death benefit under the rider (including any increases for additional premium payments and proportionate reductions for withdrawals).

Good Order (good order) – The receipt by the Company, at our Administrative Office, of all information, documentation, instructions, and/or premium payment deemed necessary by the Company to issue the Policy or execute any transaction pursuant to the terms of the Policy.

Growth Opportunity Participation Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Participation as its Growth Opportunity Type.

Growth Opportunity Type – A feature of an Index Account Option that determines how and the extent to which an Index Account Option will participate in positive Index performance.

Index – The market index or exchange-traded fund to which an Index Account Option may be linked.

Index Account / Index Account Option – An index-linked investment option under the Policy.

Index Account Option Value – The value of your investment in an Index Account Option at the end of a Crediting Period.

Index Base – The portion of the Policy Value allocated to an Index Account Option, less the sum of any adjustments for withdrawals or fees and charges deducted from the Index Account Option since inception of a Crediting Period.

Index Change – The net percentage change in the Index Value between the first day of a Crediting Period and the last day of the Crediting Period.

Index Credit – A dollar amount of gain or loss reflected in your Index Account Option Value at the end of a Crediting Period. Index Credit may be positive, negative, or equal to zero.

Index Credit Rate – A percentage gain or loss used to calculate your Index Account Option Value at the end of a Crediting Period. The Index Credit Rate may be positive, negative, or equal to zero.

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Index Value – The value of an Index at the end of a day. When the Index is a market index, the Index Value at the end of a day is the closing value of the Index for that day. When the Index is an exchange-traded fund, the Index Value at the end of a day is the closing share price of the fund for that day on the fund’s primary stock exchange. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day. The Company relies on the Index Values reported by a third-party.

Initial Index Value – The Index Value on the first day of a Crediting Period. The Initial Index Value may be reset to a lower Index Value under a Best Entry Enhanced Index Account Option.

Interim Value – The value of an Index Account Option on any Business Day during the Crediting Period, except the first and last day of the Crediting Period, used to determine the amount available in the Index Account for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges. If you exercise Performance Lock, the “locked-in” gain or loss will be based on an Interim Value (less any remaining Credit Advantage Fees and any other applicable charges). The Interim Value for a Business Day is calculated at the end of that Business Day.

Interim Values could reflect significantly less gain or more loss than would be applied at the end of the Crediting Period. As such, there could be significantly less money available to you for a transaction that is processed based on an Interim Value. If there is an ongoing surrender charge period under your Policy, your Interim Values may be lower than they would be if there wasn’t an ongoing surrender charge period depending on market conditions.

Interim Value Index Credit Rate – A percentage gain or loss used to calculate an Interim Value for an Index Account Option. The Interim Value Index Credit Rate may be positive, negative, or equal to zero.

Minimum Required Cash Value – The minimum benefits under the Policy required by applicable state law.

Negative Adjustment (negative adjustment) – A proportional reduction in your Index Base if (i) a fee or charge is deducted from an Index Account Option before the conclusion of the Crediting Period; or (ii) you take a withdrawal from an Index Account Option before the conclusion of the Crediting Period. A negative adjustment could be greater than the amount withdrawn, and could significantly reduce your gains (if any) or contribute to losses at the end of the Crediting Period (because the Index rate of return will be applied to a smaller Index Base). A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

Observation Day – For a Best Entry Enhanced Index Account Option, any day on which we observe the Index Value to determine whether to reset the Initial Index Value.

Observation Frequency – For a Best Entry Enhanced Index Account Option with one Observation Day, the length of time between the Crediting Period start date and the Observation Day. For a Best Entry Enhanced Index Account Option with multiple Observation Days, the length of time (i) between the Crediting Period start date and the first Observation Day and (ii) between Observation Days.

Option Value – The value of a hypothetical portfolio of options used to estimate the value of your Index Credit prior to the end of the Crediting Period. The replicating portfolio of options are designated by us for each Index Account Option and are used to estimate the fair value of the risk of loss and the possibility of gain at the end of a Crediting Period, expressed in percentage terms.

Owner (you, your) – The person who may exercise all rights and privileges under the Policy, including the Owner and any joint Owner.

Participation – A Growth Opportunity Type. Currently, all Index Account Options with Participation are designated as “Credit Advantage,” which means an additional charge will apply for any Index Account Option with Participation that you select. If you select an Index Account Option with Participation, you will participate in a

Transamerica Structured Index AdvantageSM Annuity	4

percentage of positive Index performance at the end of the Crediting Period, and that percentage will be the Growth Opportunity Participation Rate. For instance, if you select an Index Account Option with Participation and a Growth Opportunity Participation Rate of 80%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +8%.

Payee – The person to whom annuity payments will be made.

Performance Lock – A feature that may be exercised for any Index Account Option on any Business Day between the first and last day of the Crediting Period. If you exercise the Performance Lock feature, your Interim Value as of the Performance Lock Date (less any remaining Credit Advantage Fees and any other applicable charges) will be “locked-in.” You will no longer participate in any Index performance (positive or negative) for that Index Account Option, and no Index Credit will be applied at the end of the Crediting Period for that Index Account Option.

You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all.

Performance Lock Account – An interest-bearing account to which your locked-in Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) will be transferred upon exercising Performance Lock for an Index Account Option. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. The Performance Lock Account is part of our Fixed Account. If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock.

Performance Lock Date – If you exercise the Performance Lock feature for an Index Account Option, the date as of which your Interim Value for that Index Account Option (less any remaining Credit Advantage Fees and any other applicable charges) is locked-in.

Policy – The Transamerica Structured Index AdvantageSM Annuity.

Policy Anniversary – The anniversary of the Policy Date for each year the Policy remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.

Policy Date – The date on which the Policy becomes effective.

Policy Quarter – Each three month period beginning on the Policy Date.

Policy Value – The amount that represents the value of your investment in the Accounts.

Policy Year – The 12-month period following the Policy Date. The first Policy Year starts on the Policy Date. Each subsequent Policy Year starts on the Policy Anniversary.

Premium Payment (premium payment) – An amount paid to us by or on behalf of an Owner, as consideration for the benefits provided under the Policy.

Renewal Letter – We will send existing Owners a personalized letter at least 21 days before the end of each Crediting Period (or at least 21 days before the next Allocation Anniversary after exercising Performance Lock for an Index Account Option). Among other information, your Renewal Letter will: (i) remind you of your opportunity to decide how your Policy Value should be re-invested; (ii) remind you of the Allocation Account(s) that will be available for investment, as set forth in the prospectus for the Policy at that time; (iii) provide the current upside rates for the available Allocation Account(s); and (iv) remind you to submit instructions to us at least one Business Day before the end of the Crediting Period (or the next Allocation Anniversary, if you exercised Performance Lock).

Transamerica Structured Index AdvantageSM Annuity	5

Surrender – A full withdrawal of cash value and termination of the Policy.

Withdrawal (withdrawal) – A withdrawal of cash value from the Policy that is less than a Surrender. Any withdrawal that you request includes: one-time withdrawals, automatic withdrawals under the systematic payout option, withdrawals taken to satisfy required minimum distributions under the Internal Revenue Code, withdrawals under the Nursing Care and Terminal Condition Waiver, withdrawals under the Unemployment Waiver and advisory fee withdrawals.

Written Notice – Written notice, signed by the Owner, that gives us the information we require and is received in good order at the Administrative Office. For some transactions, we may accept an electronic notice or telephone instructions. Such electronic notice must meet the requirements for good order that we establish for such notices.

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SUMMARY

The Transamerica Structured Index AdvantageSM Annuity is an individual flexible premium deferred index-linked annuity policy. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis, and you may choose to convert those accumulated funds into a stream of guaranteed income payments from us. The amount of money that you are able to accumulate under your Policy will depend upon the performance of the investment options you select, the fees and charges deducted from your Policy, and the actions that you take with respect to your Policy, such as whether and when you take withdrawals. The Policy also includes a death benefit to help you financially protect your designated beneficiaries.

The Policy is designed primarily for investors who expect to remain invested in an Allocation Account until the end of its Crediting Period and may be appropriate for you if you have a long investment time horizon. This Policy is not designed for people who expect to take early or frequent withdrawals. See PRODUCT RISK FACTORS for information about the Policy’s investment risks.

Transamerica Life Insurance Company is the issuer of the Policy. An investment in the Policy is subject to the risks related to us. Any obligations, guarantees, and benefits under the Policy are subject to our financial strength and claims-paying ability. See TRANSAMERICA LIFE INSURANCE COMPANY AND FINANCIAL STATEMENTS for detailed information about the Company, including financial information.

BUYING THE POLICY

If you, any joint Owner, and the designated Annuitant are younger than age 86 as of the date the Policy application is signed, you may buy the Policy. Here’s how:

1.	Request an Application. You may obtain an application to purchase the Policy through a financial intermediary appointed by us as an insurance agent who sells the Policy.

2.

Choose Between Qualified and Non-Qualified. We currently issue Policies that are treated as qualified or non-qualified under the Internal Revenue Code. Earnings accumulate under the Policy on a tax-deferred basis and will be taxed as ordinary income only when withdrawn or otherwise paid out. If you purchase the Policy through an individual retirement account (IRA) or through a tax-qualified plan, you do not get any additional tax benefit under the Policy.

3.

Choose Your Investment Options. During the application process, you decide how your initial premium payment will be invested among one or more of the available investment options. Your allocations must be in whole percentages and total 100%. See AVAILABLE ALLOCATION ACCOUNTS for the investment options that are currently available.

4.

If Desired, Elect the Optional Guaranteed Minimum Death Benefit (GMDB) Rider. If the Annuitant is younger than age 81 as of the date the Policy application is signed, you can elect the GMDB rider during the application process for an additional charge. This rider may increase the death benefit amount payable compared to the standard death benefit. This rider is only available at the time that you purchase the Policy (under limited circumstances, the GMDB rider may be re-elected after termination). See DEATH BENEFIT – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER and DEATH BENEFIT AMOUNT for additional information.

If the Annuitant and the Owner are not the same person, the Policy’s standard death benefit (Policy Value) or optional death benefit (GMDB rider, if elected for an additional charge) will become payable only upon the death of the Annuitant. Upon the death of an Owner who is not also the Annuitant, the amount payable will be the Policy’s cash value.

If the Annuitant and Owner under your Policy will not be the same person, and death benefit coverage on the Owner’s life is more important to you than death benefit coverage on the Annuitant’s life, the GMDB rider is not appropriate for you.

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5.

Submit the Application and Your Initial Premium Payment. Submit your completed signed and dated application and your initial premium payment to us through your financial intermediary. The minimum initial premium payment is $25,000.

See THE ANNUITY, PURCHASE, PREMIUM PAYMENTS – INITIAL PREMIUM PAYMENT, and SELECTING YOUR INVESTMENT OPTIONS for additional information about buying the Policy.

You may cancel your Policy after you purchase it, but only if you cancel it within the prescribed period. See PURCHASE – Right to Cancel Period. State variations may apply to your Policy. See OTHER INFORMATION – State and Other Variations for state by state differences.

PHASES OF THE POLICY

The Policy, like all deferred annuity policies, has two phases: (1) an “accumulation phase” for retirement savings and (2) an “income phase” for a stream of income.

The Accumulation Phase

You should consider the following important features of the accumulation phase:

•

Index-Linked and Fixed Interest Investment Options. To help you accumulate assets during the accumulation phase, you can invest your premium payments in (and at certain times transfer Policy Value among) the Policy’s available investment options. The available investment options currently include certain index-linked investment options (“Index Account Options”) and a fixed interest option (“Fixed Account Option”) (together “Allocation Accounts”). The performance of your Policy will vary depending on the performance of the Allocation Accounts that you choose. Each Allocation Account has its own unique risks.

If you invest in an Index Account Option, the Index Account Option’s downside protection may not fully protect you from loss. Your losses could be significant.

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WE RESERVE THE RIGHT TO ADD AND REMOVE ALLOCATION ACCOUNTS AS AVAILABLE INVESTMENT OPTIONS. ALLOCATION ACCOUNTS WILL ONLY BE ADDED OR REMOVED THROUGH AN AMENDMENT TO THIS PROSPECTUS. WE GUARANTEE THAT WE WILL ALWAYS OFFER AT LEAST ONE INDEX ACCOUNT OPTION. WE DO NOT GUARANTEE THAT WE WILL ALWAYS OFFER A FIXED ACCOUNT OPTION. IF YOU ARE NOT COMFORTABLE WITH THE RISK THAT WE MAY NOT OFFER ALLOCATION ACCOUNTS IN THE FUTURE THAT ARE ATTRACTIVE TO YOU, THIS POLICY IS NOT APPROPRIATE FOR YOU.

YOU MAY SURRENDER YOUR POLICY (TAKE A FULL WITHDRAWAL) IF THERE ARE NO ALLOCATIONS ACCOUNTS THAT YOU WISH TO SELECT, BUT THE SURRENDER MAY BE SUBJECT TO SURRENDER CHARGES, WILL BE BASED ON AN INTERIM VALUE IF TAKEN BEFORE THE END OF A CREDITING PERIOD FOR AN INDEX ACCOUNT OPTION, MAY BE SUBJECT TO TAXES (INCLUDING A 10% FEDERAL PENALTY TAX IF TAKEN BEFORE AGE 59 1⁄2), AND YOUR POLICY WILL TERMINATE.

The Allocation Accounts that are currently available for investment are listed under AVAILABLE ALLOCATION ACCOUNTS. See also SELECTING YOUR INVESTMENT OPTIONS for important information about current upside rates.

•	Crediting Periods. Each Allocation Account has an investment term, expressed in years, representing the duration of an investment in that Allocation Account (a “Crediting Period”).

•	For an Index Account Option, gain or loss is generally applied to your Policy at the end of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INDEX ACCOUNT OPTION VALUE.

•

Also for an Index Account Option, gain or loss will be applied when any of the following transactions are performed before the end of the Crediting Period: (i) Surrender of the Policy; (ii) withdrawal from that Index Account Option; (iii) exercise of Performance Lock; (iv) annuitization of the Policy; (v) payment of the death benefit; or (vi) deduction of a fee or charge from that Index Account Option (including the service charge, a GMDB rider fee, or a Credit Advantage Fee). Such interim gain and loss calculations are based on Interim Values.

•

Interim Values fluctuate daily, positively or negatively. Depending on market conditions, Interim Values could be unfavorable to you because they could reflect significantly less gain or more loss than would be applied at the end of a Crediting Period. There could be significantly less money available to you for any transaction that is processed based on an Interim Value, which could significantly reduce the values received under the Policy.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES and APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES.

•	For the Fixed Account Option, interest is credited to your Policy each day until the end of the Crediting Period. See TYPES OF ACCOUNTS – FIXED ACCOUNT OPTION.

At the end of the Crediting Period for an Allocation Account, you may choose to reinvest in the same Allocation Account for another Crediting Period if it is available for investment at that time. You may also choose to transfer Policy Value in that Allocation Account to any other Allocation Account that is available

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for investment at that time. In the absence of instructions, your Policy Value in the expiring Allocation Account will be automatically reinvested in the same Allocation Account for another Crediting Period. If the expiring Allocation Account is no longer available for investment, your Policy Value in the expiring Allocation Account will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option, with the annual interest rate that we have declared for new Crediting Periods. See SELECTING YOUR INVESTMENT OPTIONS.

Please note that if you invest in an Allocation Account for which you already have an ongoing Crediting Period, you will have multiple ongoing Crediting Periods for the same Allocation Account. Under such circumstances, each ongoing Crediting Period for the same Allocation Account will be treated as a separate investment under the Policy.

•

No Interim Transfers Between Investment Options. You may transfer Policy Value between Allocation Accounts only at certain times. You are permitted to transfer Policy Value from an Allocation Account in which you are currently invested only at the end of that Allocation Account’s Crediting Period as described above. Policy Value transferred into an Allocation Account cannot be applied to an ongoing Crediting Period. This means that when you transfer Policy Value between Allocation Accounts, the transfer will start a new Crediting Period for the Allocation Account receiving the transfer.

•	Access to Your Money. You may Surrender your Policy or take withdrawals from your Policy at any time during the accumulation phase.

•

If you Surrender the Policy, you will receive your Policy’s cash value. Your cash value is equal to the Policy Value less any surrender charges, if applicable. If your cash value is lower than the Minimum Required Cash Value upon Surrender, you will receive the Minimum Required Cash Value. Your Policy will terminate upon Surrender.

•

If you take a withdrawal from the Policy that is less than a Surrender, the amount withdrawn will be deducted pro-rata from your Allocation Accounts and the Performance Lock Account unless you instruct us otherwise. Withdrawals will not be taken from the Fixed Holding Account unless all other Accounts have been exhausted of value. In general, the minimum withdrawal amount is $500. Withdrawals may be subject to surrender charges and may trigger the deduction of other fees and charges.

•	A Surrender and withdrawals may be subject to federal and state income taxes and a 10% federal tax penalty if made before age 59 1⁄2.

•

If an amount is deducted from the Index Account Option as a result of a withdrawal or Surrender before the end of the Crediting Period, the transaction will be processed based on an Interim Value for that Index Account Option. As previously noted, Interim Values could be unfavorable to you. If you take a withdrawal or Surrender while your Policy has multiple ongoing Crediting Periods for Index Account Options that end at different times, an Interim Value for some or all of your Index Account Options may apply depending on your instructions to us.

•

When a withdrawal is taken from an Index Account Option before the end of the Crediting Period, there is a proportional reduction to your investment base (a “negative adjustment”). A negative adjustment could be greater than the amount withdrawn due to the proportional nature of the reduction. See TYPES OF ACCOUNTS – Index Account Options – Negative Adjustments to Index Base for an explanation of how the negative adjustment is calculated. A negative adjustment could significantly reduce your gains (if any) or contribute to losses at the end of the Crediting Period (because the Index rate of return will be applied to a smaller Index Base). A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

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•

A withdrawal taken from an Index Account Option at the end of the Crediting Period is not subject to a negative adjustment or an Interim Value. However, any such withdrawal is subject to applicable surrender charges and taxes (including a 10% federal penalty tax if taken before age 59 1⁄2) as discussed above. If you wish to take a withdrawal at the end of the Crediting Period, we must receive your withdrawal request at least one Business Day before the end of the Crediting Period.

•

If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may be able to pay investment advisory fees directly from this Policy via advisory fee withdrawals. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. Advisory fee withdrawals will reduce your Policy Value and will be subject to the same risks and consequences of withdrawals, including applicable surrender charges, Interim Values, negative adjustments, and taxes (including a 10% federal penalty tax if taken before age 59 1⁄2) and reductions to the death benefit. However, if the Policy is a tax-qualified Policy issued as an IRA or in connection with certain tax-qualified retirement plans, we will not treat advisory fee withdrawals as taxable distributions from the Policy.

You should carefully consider the risks and consequences associated with a Surrender or withdrawal under the Policy. Surrender charges and taxes that may apply to a Surrender or withdrawal may be significant. In addition, because of the application of an Interim Value and negative adjustment, a Surrender or withdrawal prior to the end of a Crediting Period for an Index Account Option may significantly reduce the value of your investment and result in losses. The loss may be more than the downside protection applicable to the Index Account Options from which the Surrender or withdrawal is made

Automatic withdrawals under the systematic payout option, including minimum required distributions, and regular advisory fee withdrawals will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Values, negative adjustments, and income taxes and tax penalties and reductions to the death benefit.

See ACCESS TO YOUR MONEY later in this prospectus for additional information about Surrendering the Policy and taking withdrawals.

•

Additional Premium Payments. You may make additional premium payments during the accumulation phase, subject to certain restrictions. An additional premium payment may be invested in one or more of the Allocation Accounts that are available for investment at that time. The allocation of your additional premium payment among the Allocation Accounts must be in whole percentages and total 100%. The minimum additional premium payment is $50. See PREMIUM PAYMENTS for additional information.

•

Performance Lock. On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. If you exercise Performance Lock, your Interim Value for that Index Account Option (less any remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account, where it will remain until the next Allocation Anniversary unless earlier withdrawn or annuitized. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account.

On the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which you exercised Performance Lock. If that Index Account Option is no longer available for investment, the amount held in the Performance Lock Account will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option.

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If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any remaining Crediting Advantage Fees and any other applicable charges). If you lock-in an Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative), and no Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock.

See TYPES OF ACCOUNTS – INDEX ACCOUNT OPTIONS – Performance Lock for additional information about this feature.

Death Benefit. The Policy includes a death benefit that may become payable during the accumulation phase. Upon the death of the Annuitant, under the Policy’s standard death benefit for which there is no additional charge, the death benefit will be the Policy Value. If the Annuitant is younger than age 81 as of the date the Policy application is signed, you may elect the optional death benefit rider when you purchase the Policy (the GMDB rider), which provides for a guaranteed minimum death benefit upon the death of the Annuitant. You may elect the GMDB rider only at the time that you purchase the Policy (under limited circumstances, the GMDB rider may be re-elected after termination).

If the Annuitant and the Owner are not the same person under your Policy, the death benefit will differ depending on whether the deceased is the Annuitant or the Owner. Upon the death of the Annuitant during the accumulation phase, the death benefit as described above will apply. Upon the death of the Owner during the accumulation phase, the death benefit will be the Policy’s cash value (even if you elected the GMDB rider).

If the Annuitant and Owner under your Policy will not be the same person, and death benefit coverage on the Owner’s life is more important to you than death benefit coverage on the Annuitant’s life, the GMDB rider is not appropriate for you.

We will add to the death benefit any additional amounts necessary to comply with applicable state non-forfeiture law.

See DEATH BENEFIT for additional information about the Policy’s death benefit. Currently, all GMDB rider elections and re-elections are subject to an additional charge. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE.

The Income Phase

After your third Policy Anniversary (or earlier if required by state law), you may elect to annuitize your Policy, converting your accumulated assets into a stream of guaranteed income payments from us. This is the Policy’s income phase. The Policy includes multiple fixed income options from which you can select.

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If you have not annuitized your Policy by the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law), your Policy will automatically enter the income phase. If you have not elected a fixed income option at that time, the fixed income option “Life with 10 Years Certain” will be selected for you unless we agree to another method of payment.

When your Policy enters the income phase, the accumulation phase ends. You cannot invest in any Allocation Accounts during the income phase, and you cannot withdraw money from your Policy during the income phase. The death benefit from the accumulation phase terminates at the beginning of the income phase (including the optional GMDB rider, if elected), although certain fixed income options may provide for an amount payable upon death.

If your Policy is annuitized on a date other than the end of the Crediting Period for an Index Account Option, the amount to be annuitized will be based on an Interim Value. If your Policy is annuitized when you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the amount annuitized will be based on an Interim Value for some or all of your Index Account Options. As such, for as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no date that you can select for annuitizing that will not result in the application of at least one Interim Value.

See ANNUITY PAYMENT (INCOME PHASE) for additional information about the income phase. See OTHER INFORMATION – State and Other Variations for a description of material state variations related to the Policy’s income phase, as well as other state by state differences under the Policy.

Surrender charges do not apply upon annuitization.

FEES AND CHARGES

Charges for Early Withdrawals (Surrender Charges). If you take a withdrawal from your Policy, or Surrender your Policy, during the first 6 years after you purchase the Policy or make an additional premium payment, you will be assessed a surrender charge of up to 8% (as a percentage of premium payments withdrawn), declining to 0% over that time period.

For example, if you were to withdraw $100,000 during the surrender charge period, you could be assessed a charge of up to $8,000 on the amount withdrawn.

Surrender charges do not apply to certain amounts withdrawn during the surrender charge period, regardless of whether such amounts are withdrawn as part of a withdrawal or Surrender.

•	Earnings (if any) may be withdrawn at any time without surrender charges.

•	Each Policy Year, up to 10% of your total premium payments (less any amounts withdrawn in the same Policy Year that were not subject to surrender charges) may be withdrawn without surrender charges.

•	Surrender charges will be waived if you or your spouse becomes confined to a hospital or nursing facility, terminally ill, or unemployed and the conditions of the waiver are otherwise satisfied.

•	Withdrawals taken to satisfy Required Minimum Distribution requirements under the Internal Revenue Code are not subject to surrender charges.

Surrender charges do not apply upon payment of the death benefit or upon annuitization.

See FEES AND CHARGES – SURRENDER CHARGES and ACCESS TO YOUR MONEY – SURRENDER CHARGE WAIVERS for additional information.

Maximum Potential Loss Due to Interim Value. Before the end of a Crediting Period for an Index Account Option, if you take a Surrender or withdrawal, or if you exercise the Performance Lock feature, or if you annuitize the Policy, or if the Policy’s death benefit is paid, or if a fee or charge is deducted from that Index Account Option, the transaction will be based on the Interim Value of your investment in that Index Account Option. The application of an Interim Value to such transactions could result in a loss beyond the downside protection for the Index Account Option. In extreme circumstances, for any Index Account Option, the total loss could be 100% (i.e., a complete loss of your principal and any prior earnings).

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Ongoing Fees and Charges. Listed below are the fees and charges you may pay each year under the Policy. Please refer to your Policy’s specifications page for information about the specific fees and charges that apply to you. These fees and charges are in addition to and separate from any investment advisory fees you may be charged by a financial professional to provide you with investment advice. If such investment advisory fees were included below, your overall fees and charges would be higher.

When assessed, each ongoing fee or charge will be allocated among all of your Allocation Accounts and the Performance Lock Account in the same proportion to how your Policy Value in those Accounts is allocated at that time and will be deducted on a dollar for dollar basis. An ongoing fee or charge will not be deducted from the Fixed Holding Account unless all other Accounts have been exhausted of value.

The following are the Policy fees and charges you may pay each year under the Policy:

•

Service Charge. We will deduct a service charge from your Policy on each Policy Anniversary prior to the Annuity Commencement Date and when you Surrender the Policy. Each time we deduct this charge, it will not exceed 2% (as a percentage of your Policy Value, before the deduction of any fees or charges on that date) or a maximum of $50, whichever is less, and we will waive the charge if your Policy Value, or if your total premium payments minus prior withdrawals, on that date is at least equal to the minimum amount specified in your Policy.

For example, assume your Policy Value is $100,000 on a Policy Anniversary prior to the Annuity Commencement Date. Because 2% of your Policy Value on that Policy Anniversary (i.e., $2,000) is more than the maximum service charge of $50, the service charge on that Policy Anniversary would be limited to $50.

•

Optional Death Benefit Fee. If you elect the optional Guaranteed Minimum Death Benefit (GMDB) rider at the time you purchase the Policy, you will be subject to an additional fee of up to 0.50% (as an annualized percentage of the GMDB Benefit Base) depending on the Annuitant’s age on the date that you sign the application for the Policy, as set forth in the table below:

Age of Annuitant	Annualized Fee Percentage
0-50	0.05%
51-70	0.15%
71-80	0.50%

Your GMDB Benefit Base equals the guaranteed minimum death benefit under the rider (including any increases for additional premium payments and proportionate reductions for withdrawals).

This fee will be deducted quarterly prior to the Annuity Commencement Date, on the same day of the month as the rider effective date. For example, assume your annualized fee percentage for the GMDB rider is 0.50%, and at the end of a quarterly period prior to the Annuity Commencement Date, your GMDB Benefit Base is $100,000. On that date, your GMDB rider fee would be $125 (i.e., $100,000 x 0.50% / 4 = $125).

This fee will be deducted on a pro-rated basis (based on the number of days that have elapsed since the end of the last Policy Quarter) if the rider is terminated.

Under limited circumstances, you may re-elect the GMDB rider after its termination. If you re-elect the GMDB rider, the re-election will be subject to the annualized fee percentages we are offering at the time of re-election. The annualized fee percentage will not exceed 2.00%.

See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE and DEATH BENEFIT – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER.

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Transaction Charges. Other than surrender charges, the following transaction charges may apply under the Policy:

•

Credit Advantage Fee. If you invest in an Index Account Option with a Growth Opportunity Type designated as “Credit Advantage,” you will pay an additional fee for the increased upside potential associated with that Index Account Option. The fee percentage is annualized, which generally means that even if two Index Account Options are subject to the same fee percentage but the lengths of their Crediting Periods differ, you will pay more if you select the Index Account Option with the longer Crediting Period.

The annualized fee percentage is the percentage of your Policy Value allocated to that Index Account Option on the first day of the Crediting Period. Currently, each available Index Account Option with a Credit Advantage Growth Opportunity Type has an annualized fee percentage of 1.25%. The annualized fee percentage for an Index Account Option with a Credit Advantage Growth Opportunity Type as shown in this prospectus will not change for the life of the Policy.

The dollar amount of the Credit Advantage Fee is calculated at the beginning of the Crediting Period. The fee amount will equal the dollar amount allocated to the Index Account Option on the first day of the Crediting Period, multiplied by the Credit Advantage Fee percentage, multiplied by the length of the Crediting Period (in years). For example, assume you invest $100,000 in an Index Account Option with a Credit Advantage Growth Opportunity Type, a 6 year Crediting Period, and Credit Advantage Fee of 1.25% (annualized). Based on these assumptions, you would be subject to a total Credit Advantage Fee of $7,500 for that Crediting Period (i.e., ($100,000 x 1.25%) x 6 = $7,500). If the Crediting Period were instead only 1 year, you would be subject to a total Credit Advantage Fee of $1,250 (i.e., ($100,000 x 1.25%) x 1 = $1,250).

If you invest in an Index Account Option with a Credit Advantage Growth Opportunity Type, the Credit Advantage Fee will be charged against your investment in that Index Account Option as follows:

•

If you do not take a withdrawal or Surrender from the Index Account Option prior to the end of the Crediting Period, and you do not exercise the Performance Lock feature, the full Credit Advantage Fee amount will be deducted from your Index Account Option Value at the end of the Crediting Period on a dollar for dollar basis.

•

If you take a full withdrawal from the Index Account Option or a Surrender prior to the end of the Crediting Period, or if you exercise the Performance Lock feature, the full Credit Advantage Fee amount (or the remaining Credit Advantage Fee amount, if you previously took a withdrawal from the Index Account Option) will be deducted from your Interim Value on the date of full withdrawal or Surrender or Performance Lock on a dollar for dollar basis.

•

If you take a withdrawal from the Index Account Option prior to the end of the Crediting Period, a portion of the Credit Advantage Fee amount will be deducted from your Interim Value on the date of withdrawal on a dollar for dollar basis. The deduction will equal:

Remaining Credit Advantage Fee amount x (amount withdrawn / Interim Value).

Please note that the remaining Credit Advantage Fee amount and Interim Value used in the formula above are those values immediately prior to the withdrawal. The remaining Credit Advantage Fee amount at any time equals the Credit Advantage Fee amount calculated at the beginning of the Crediting Period minus the cumulative portion of the Credit Advantage Fee amount assessed at the time of any prior withdrawals during the Crediting Period.

In no event will the Credit Advantage Fee amount paid for an Index Account Option for a single Crediting Period exceed the Credit Advantage Fee amount calculated at the beginning of the Crediting Period.

If a death benefit becomes payable, the remaining Credit Advantage Fee amount, less the accrued Credit Advantage Fee amount, will be waived as of the date we receive due proof of death from any beneficiary.

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•

Special Service Fees. We may deduct a charge for the following special services: overnight delivery, duplicate policies, non-sufficient checks on new business, duplicate Form 1099 and Form 5498 tax forms, check copies, printing and mailing previously submitted forms, and asset verification requests from mortgage companies. The fees charged for any such service will vary, but will not exceed $50 per service. We will not deduct this charge from your Policy. We will require you to pay by credit card or other accepted method when you request the service. If the service involves the issuance of a check to you, we may allow you to deduct the charge from the final check.

Ordering of Fees and Charges

At the end of the Crediting Period for an Index Account Option, fees and charges are applied after the Index Credit. Likewise, before the end of a Crediting Period for an Index Account Option, gains and losses resulting from Interim Value adjustments are applied before fees and charges. For the Fixed Account Option, the Performance Lock Account, or the Fixed Holding Account, fees and charges are applied after daily interest.

If multiple fees or charges are applied to an Account on the same day, they will be applied in the following order: (1) accrued Credit Advantage Fee amount; (2) GMDB rider fee; (3) Credit Advantage Fee when Performance Lock is exercised; (4) Credit Advantage Fee at the end of a Crediting Period; (5) Credit Advantage Fee when a withdrawal is taken before the end of a Crediting Period; (6) service charge.

See FEES AND CHARGES later in this prospectus for additional information about the Policy’s fees and charges.

TYPES OF ACCOUNTS

Fixed Holding Account

Before an initial or additional premium payment is allocated to one or more Allocation Accounts, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day.

The initial premium payment will be allocated as described above after the Policy Date. An additional premium payment will be allocated as described above after we credit the additional premium payment to your Policy. If the Policy Date, or the date we credit an additional premium payment, is the 1st, 8th, 15th, or 22nd calendar day, it will be allocated on the next 1st, 8th, 15th, or 22nd calendar day, whichever occurs first.

Amounts held in the Fixed Holding Account are credited compound interest daily based on the annual interest rate in effect on that day. We may change the current annual interest rate for the Fixed Holding Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%.

The current annual interest rate for the Fixed Holding Account is available online at www.transamerica.com/[    ] or upon request by contacting our Administrative Office or your financial intermediary.

Please note that the Fixed Holding Account is not an investment option that you can select for investment.

See TYPES OF ACCOUNTS – FIXED HOLDING ACCOUNT later in this prospectus for additional information.

Fixed Account Option

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If you invest in the Fixed Account Option, we guarantee your principal and a fixed annual interest rate for a 1-year Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period.

We may declare a new annual interest rate for new Crediting Periods. We determine the annual interest rates for new Crediting Periods at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. You bear the risk that we will not credit interest for a new Crediting Period at a rate greater than the guaranteed minimum effective annual interest rate.

The annual interest rate declared for an ongoing Crediting Period will not change. However, the annual interest rate we declare for the Fixed Account Option may differ from Crediting Period to Crediting Period.

The current annual interest rate for the Fixed Account Option is available online at www.transamerica.com/[    ] or upon request by contacting our Administrative Office or your financial intermediary.

See TYPES OF ACCOUNTS – FIXED ACCOUNT OPTION later in this prospectus for additional information. See also SELECTING YOUR INVESTMENT OPTIONS for additional information about how to obtain the current annual interest rate for the Fixed Account Option.

Index Account Options

Generally. When you invest in an Index Account Option, your investment begins on the first day of the Crediting Period and generally ends on the last day of the Crediting Period. There are certain events that could end your investment before the last day of the Crediting Period, such as if you take a full withdrawal from that Index Account Option, Surrender the Policy, or annuitize the Policy, or if the death benefit becomes payable, or if you exercise Performance Lock, before the end of the Crediting Period.

At the end of the Crediting Period, we apply gain or loss to your Policy based on how the Index Account Option performed. The Index Account Option’s performance is linked to the performance of a specific market index or exchange-traded fund (the “Index”). The Index’s performance is measured by calculating the net percentage change in the value of the Index (the “Index Change”) between the first day of the Crediting Period (the “Initial Index Value”) and the last day of the Crediting Period (the “Final Index Value”).

For example, regardless of how the Index otherwise performed between the beginning and end of the Crediting Period:

•	If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., (1100/1000) – 1 = 10%).

•	Likewise, if the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., (900/1000) – 1 = -10%).

The amount of gain or loss applied to your investment at the end of the Crediting Period will depend on the Index Change and the Index Account Option’s upside and downside features.

Positive Index Change. When the Index Change at the end of the Crediting Period is positive, your Policy gains value. The extent to which you participate in the positive Index performance depends on the Index Account Option’s “Growth Opportunity Type.”

The upside potential of your investment is generally limited by the Growth Opportunity Type. No Growth Opportunity Type guarantees that your investment will increase in value.

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We currently offer Index Account Options with the following Growth Opportunity Types:

•

Cap – If you select an Index Account Option with a Cap, you will participate in positive Index performance up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap and a Cap Rate of 10%, and at the end of the Crediting Period the Index Change is 5%, your Index Credit Rate (i.e., your Index rate of return) would be +5%. If the Index Change were 15%, your Index Credit Rate would be limited to +10%.

Under this Growth Opportunity Type, you will not participate in any Index performance beyond the Cap Rate. The Cap Rate limits the upside potential of your investment. The Cap is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Cap Rate for that Crediting Period would be less if measured on an annual basis.

For additional information and examples for Cap, see AVAILABLE ALLOCATION ACCOUNTS – GROWTH OPPORTUNITY TYPES: CALCULATING GAIN USING THE AVAILABLE GROWTH OPPORTUNITY TYPES – 1. Cap later in this prospectus.

•

Cap+ Accelerator – If you select an Index Account Option with Cap+ Accelerator, you will participate in positive Index performance up to the Cap Rate and any positive Index performance beyond the Cap+ Accelerator Rate. You will not participate in positive Index performance between the Cap Rate and the Cap+ Accelerator Rate. For instance, if you select an Index Account Option with Cap+ Accelerator, a Cap Rate of 5%, and a Cap+ Accelerator Rate of 8%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be limited to +7%. The Index Credit Rate of +7% would be the sum of (i) the Index Change up to the Cap Rate (+5%) plus (ii) the Index Change in excess of the Cap+ Accelerator Rate (+2%). In this example, you would not participate in the 3% of Index Change that falls between the Cap Rate and Cap+ Accelerator Rate.

While Cap+ Accelerator potentially presents more upside potential compared to the Cap Growth Opportunity Type by allowing you to potentially participate in Index performance that exceeds the Cap Rate, this Growth Opportunity Type also limits the upside potential of your investment because you will not participate in any Index performance between the Cap Rate and the Cap+ Accelerator Rate. Cap+ Accelerator is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Cap Rate and Cap+ Accelerator Rate for that Crediting Period would be less if measured on an annual basis.

For additional information and examples for Cap+ Accelerator, please see AVAILABLE ALLOCATION ACCOUNTS – GROWTH OPPORTUNITY TYPES: CALCULATING GAIN USING THE AVAILABLE GROWTH OPPORTUNITY TYPES – 2. Cap+ Accelerator later in this prospectus.

•

Participation – If you select an Index Account Option with Participation, you will participate in a percentage of positive Index performance, and that percentage will be the Growth Opportunity Participation Rate. For instance, if you select an Index Account Option with Participation and a Growth Opportunity Participation Rate of 80%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +8%.

Participation is not subject to a specific cap on gains, but you instead participate in a percentage of the positive Index Performance, which may limit the upside potential of your investment.

•	A Growth Opportunity Participation Rate equal to 100% means that you will fully participate in positive Index performance.

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•	A Growth Opportunity Participation Rate less than 100% means that you will not fully participate in positive Index performance.

•	We may declare Growth Opportunity Participation Rates greater than 100%, which would have the effect of increasing your gains relative to the Index Change.

If the Growth Opportunity Participation Rate is less than 100%, you will not fully participate in positive Index performance, limiting the upside potential of your investment. Currently, all Index Account Options with Participation are designated as “Credit Advantage,” which means an additional charge will apply for any Index Account Option with Participation that you select.

For additional information and examples for Participation, please see AVAILABLE ALLOCATION ACCOUNTS – GROWTH OPPORTUNITY TYPES: CALCULATING GAIN USING THE AVAILABLE GROWTH OPPORTUNITY TYPES – 3. Participation later in this prospectus.

Zero Index Change. When the Index Change at the end of the Crediting Period is zero, your Policy will not gain or lose value as a result of the Index performance.

Negative Index Change. When the Index Change at the end of the Crediting Period is negative, your Policy will lose value only to the extent that the Index Account Option’s downside protection does not protect you from loss. The downside protection provided by an Index Account Option will depend on its “Downside Protection Type.”

No Downside Protection Type provides complete protection from loss related to negative Index performance. You assume the risk that you will incur losses to the extent that the Downside Protection Type does not protect you from negative Index performance. Your losses could be significant.

We currently offer Index Account Options with the following Downside Protection Types:

•

Buffer – If you select an Index Account Option with a Buffer, your investment will incur loss for negative Index performance beyond the Buffer Rate. The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, it is possible that you could lose 90% of your investment as a result of negative Index performance. Unlike with a Floor, however, a Buffer absorbs the impact of negative Index performance before negative Index performance impacts your investment.

If the negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of that negative Index performance. For example, if you select an Index Account Option with a Buffer and a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be 0% (i.e., no loss due to negative Index performance).

If the negative Index performance goes beyond the Buffer Rate, you investment will incur loss. Your Index Credit Rate will be a percentage equal to the excess Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance. For example, if you select an Index Account Option with a Buffer and a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -15%, your Index Credit Rate would be -5% and you would incur loss.

The Buffer provides limited downside protection. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant. The Buffer is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Buffer for that Crediting Period is the total Buffer for the life of the Crediting Period.

For additional information and examples of how we calculate your Index Credit Rate using Buffer, see AVAILABLE ALLOCATION ACCOUNTS – DOWNSIDE PROTECTION TYPES: CALCULATING LOSS USING THE AVAILABLE DOWNSIDE PROTECTION TYPE – 1. Buffer.

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•

Floor – If you select an Index Account Option with a Floor, your investment will incur loss for negative Index performance up to the Floor Rate, but your investment will not incur loss for any negative Index performance beyond the Floor Rate. The Floor Rate is the maximum amount of negative Index Change that may be charged to an Owner. For instance, assuming a Floor Rate of -10%, it is possible that you could lose up to 10% of your investment as a result of negative Index performance. Unlike with a Buffer, however, your investment is impacted by negative Index performance before negative Index performance is absorbed by the Floor.

For example, if you select an Index Account Option with a Floor and a Floor Rate of -10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be -5%. If the Index Change were -15%, your Index Credit Rate would be -10%.

The Floor provides limited downside protection. You assume the risk of loss for negative Index performance down to the Floor Rate. Your losses could be significant depending on the Floor Rate. In cases where a Crediting Period is more than one year, the Floor for that Crediting Period is the total Floor for the life of the Crediting Period.

For additional information and examples of how we calculate your Index Credit Rate using Floor, see AVAILABLE ALLOCATION ACCOUNTS – DOWNSIDE PROTECTION TYPES: CALCULATING LOSS USING THE AVAILABLE DOWNSIDE PROTECTION TYPE – 2. Floor.

Index Account Option Value. The value of your investment in an Index Account Option at the end of a Crediting Period is your Index Account Option Value. Your Index Account Option Value is calculated by applying the “Index Credit Rate” to your “Index Base.”

•

Index Credit Rate / Index Credit. The Index Credit Rate represents the percentage gain or loss that we apply to your Index Account at the end of the Crediting Period (i.e., your Index rate of return). Your gain or loss can also be expressed as a dollar amount, which we then refer to as the “Index Credit.” The Index Credit Rate and the Index Credit may be positive, negative, or zero.

•	Index Base. Your Index Base generally represents your investment in the Index Account Option.

The following is an example of how we calculate your Index Account Option Value at the end of a Crediting Period: Assume you invest $10,000 in an Index Account Option. At the beginning of the Crediting Period, your Index Base is $10,000. At the end of the Crediting Period, your Index Base is still $10,000 if there were no deductions for fees or charges or withdrawals before the end of the Crediting Period. At the end of the Crediting Period, we will apply the Index Credit Rate to your Index Base to calculate your Index Account Option Value.

•	Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.

•	Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.

Any fees or charges deducted at the end of the Crediting Period will be deducted on a dollar for dollar basis from your Index Account Option Value after the Index Credit is applied. Continuing the examples above, if a $50 service charge were deducted from that Index Account Option on the same day that the Index Credit was applied, the Index Account Option Value would be reduced after the Index Credit to $10,950 (i.e., $11,000 - $50) or $8,950 (i.e., $9,000 - $50), respectively. See FEES AND CHARGES.

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See TYPES OF ACCOUNTS – INDEX ACCOUNT OPTIONS and VALUING YOUR INVESMTNET IN AN INDEX ACCOUNT OPTION later in this prospectus for more information.

Negative Adjustments to Index Base. On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless a fee or charge is deducted from that Index Account Option, or if you take a withdrawal from that Index Account Option (including an automatic withdrawal or advisory fee withdrawal), before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the fee or charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, and fees and charges deducted, from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base, even fees and charges that are periodically deducted from your Policy. A negative adjustment to your Index Base may be greater than the amount withdrawn or the fee or charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base). There is no way to increase your Index Base during a Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

For example, assume that your Index Base on the first day of a Crediting Period for an Index Account is $10,000. Further, assume that there are no deductions as a result of fees, charges, or withdrawals from that Index Account until a given day before the end of the Crediting Period, on which day your Interim Value is $9,500 (before any deductions for fees, charges, or withdrawals) and a total of $475 in fees, charges, or withdrawals is deducted from that Index Account Option on that date. The $475 deduction would reduce your Interim Value to $9,025, representing a 5% reduction in your Interim Value (i.e., ($9,025 / $9,500) – 1 = 5%). As such, your Index Base would likewise be reduced by 5% from $10,000 to $9,500 (i.e., ($10,000 x (1 + -5%) = $9,500), a negative adjustment to the Index Base of -$500. Please note that in this example, the negative adjustment to the Index Base (-$500) was greater than the reduction in the Interim Value (-$475).

Continuing this example to the end of the Crediting Period, assume that there are no other deductions as a result of fees, charges, or withdrawals from that Index Account Option before the end of the Crediting Period:

•

Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $10,450 (i.e., $9,500 x (1 + 10%) = $10,450). The Index Credit is +$950. In comparison, had your original Index Base of $10,000 not been subject to the negative adjustment earlier in this example, the Index Account Option Value would have equaled $11,000 (i.e., $10,000 x (1 + 10%) = $11,000), and the Index Credit would have been +$1,000.

•

Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $8,550 (i.e., $9,500 x (1 + -10%) = $8,550). The Index Credit is -$950. In comparison, had your original Index Base of $10,000 not been subject to the negative adjustment earlier in this example, the Index Account Option Value would have equaled $9,000 (i.e., $10,000 x (1 + -10%) = $9,000), and the Index Credit would have been -$1,000.

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See APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for additional examples of negative adjustments.

Interim Values. We calculate the Interim Value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•

An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances—including the deduction of a periodic fee or charge—the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period. If you use the Performance Lock feature to lock-in an Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss.

The Interim Value for an Index Account Option is calculated using the following formula:

Index Base x (1 + Interim Value Index Credit Rate)

•	Index Base. Similar to the end of a Crediting Period, we calculate Interim Values by applying a percentage gain or loss to your Index Base.

•

Interim Value Index Credit Rate. The Interim Value Index Credit Rate is a rate of return that may be positive, negative, or zero. We calculate this interim rate of return differently than the Index Credit Rate at the end of the Crediting Period.

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•

Gains and losses for Interim Values are not directly tied to the performance of the Index for the Index Account Option. We calculate the Interim Value Index Credit Rate by using a formula that looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). The values of these instruments can be affected by factors such as Index performance, volatility, and interest rates. This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. The estimated fair value is intended to reflect factors such as the likelihood, and magnitude of, a positive or negative Index Credit Rate at the end of the Crediting Period, the length of time remaining in the Crediting Period, and the risk of loss and the possibility of gain at the end of the Crediting Period.

•

If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, the Interim Value formula described above includes an adjustment to the impact of fixed income markets on the Interim Value of your investment. In decreasing yield environments, this adjustment will serve to reduce the Interim Value. In increasing yield environments, this adjustment will serve to increase the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period and lessens as the remaining number of days in the surrender charge period decreases. There is no adjustment if a premium payment allocated to an Index Account Option is outside of the six-year surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

Our process for calculating Interim Values is explained in detail in APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES, including the formula we use to calculate the Interim Value Index Credit Rate.

The following examples are intended to illustrate how an Interim Value is calculated. Assume that you purchase a Policy with the standard death benefit, and on the Policy Date, you invest $10,000 in an Index Account Option with a 1-year Crediting Period and a Growth Opportunity Type that isn’t designated as Credit Advantage. Further, assume that you take no withdrawals from that Index Account Option, or exercise the Performance Lock feature, before the end of the Crediting Period.

Based on these assumptions, Examples 1 and 2 illustrate the Interim Value calculation halfway through the Crediting Period with positive and negative market scenarios, respectively. Examples 3 and 4 illustrate the Interim Value calculation close to the end of the Crediting Period with positive and negative market scenarios, respectively. The Examples assume that the Interim Values are calculated 182 days (Examples 1 and 2) or 335 days (Examples 3 and 4) into the 6-year surrender charge period applicable to your premium payment. In these examples, if you had elected the GMDB rider or an Index Account Option with a Credit Advantage Growth Opportunity Type, your Interim Values would be lower depending on the applicable fee percentages, the dates on which those charges are deducted, and the actions you take under the Policy (i.e., when and if you take a Surrender or withdrawal, exercise Performance Lock, or annuitize the Policy).

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	Example 1	Example 2	Example 3	Example 4
Index Base	$10,000	$10,000	$10,000	$10,000

Interim Value Index Credit Rate
Option Value
Current day	4.00%	-4.00%	4.00%	-4.00%
First day of Crediting Period	2.00%	2.00%	2.00%	2.00%

# of calendar days remaining in Crediting Period	183	183	30	30
# of calendar days in Crediting Period	365	365	365	365
ratio	0.5014	0.5014	0.0822	0.0822

Option Value rate	2.9973%	-5.0027%	3.8356%	-4.1644%

Bond Reference Portfolio Yield
Current day	1.93%	1.93%	2.46%	2.46%
First day of Crediting Period	2.00%	2.00%	2.00%	2.00%
Calendar days remaining/365.25	0.5010	0.5010	0.0821	0.0821

Bond Reference Portfolio Yield rate	0.0341%	0.0341%	-0.0369%	-0.0369%

Days Remaining in Surrender Charge Period
# of calendar days remaining in surrender charge period	2008	2008	1855	1855
# of calendar days in surrender charge period	2190	2190	2190	2190
1 - ratio	0.08311	0.08311	0.15297	0.15297

Interim Value Index Credit Rate	3.00%	-5.00%	3.83%	-4.17%

Interim Value
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate	3.00%	-5.00%	3.83%	-4.17%
Interim Value	$10,300	$9,500	$10,383	$9,583

As previously noted, if a premium payment allocated to an Index Account Option is still within its 6-year surrender charge period, your Interim Values for that Index Account Option may be higher or lower than if the premium payment were outside of its surrender charge period. In comparison to the examples above, the table below shows what the Interim Value would have been in each example had the premium payment not been within its surrender charge period at those times (all other assumptions being the same):

Interim Value
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate	3.03%	-4.97%	3.80%	-4.20%
Interim Value	$10,303	$9,503	$10,380	$9,580

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See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES for more information. See also APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES for detailed explanations and examples of Interim Value calculations.

Index Substitutions. During a Crediting Period, if a market index serving as an Index is discontinued or if the calculation of the index is substantially changed by the index provider, or if an exchange-traded fund (ETF) that is serving as an Index is liquidated or otherwise no longer exists or if its investment objectives, strategies, or risks substantially change, we may substitute the Index with a new Index, once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Index Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index.

If we substitute an Index during a Crediting Period, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the start of the Crediting Period to the substitution date. We will use a similar process if multiple substitutions occur during a Crediting Period. The substitution of an Index will have no impact on the Index Account Option’s Crediting Period, Growth Opportunity Type, Downside Protection Type, or any other features or rates for that Index Account Option other than the Index to which the Index Account Option is linked.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INDEX SUBSTITUTIONS for additional information, including examples.

Performance Lock. On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all.

If you exercise Performance Lock for an Index Account Option, your Interim Value for that Index Account Option (less any remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account. You may “manually” exercise Performance Lock by contacting us on any Business Day before the end of the Crediting Period. You may also exercise Performance Lock “automatically” based on a target gain that you provide us in advance.

After you exercise Performance Lock, until the next Allocation Anniversary, the amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. We may change the current annual interest rate at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%.

On the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. We must receive your instructions at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, such amount will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option.

If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any remaining Crediting Advantage Fees and any other applicable charges). If you lock-in an amount that is lower than the amount you invested in that Index Account Option on the Crediting Period start date,

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you may be locking-in a loss. Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. Depending on when you exercised Performance Lock, your investment might not participate in Index performance for up to one year.

We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK for additional information about this feature, including examples.

AVAILABLE ALLOCATION ACCOUNTS

Fixed Account Option

The table below shows the Fixed Account Option that we currently offer.

FIXED ACCOUNT OPTION CURRENTLY AVAILABLE FOR INVESTMENT

Crediting Period	Guaranteed Minimum Effective Annual Interest Rate
1-Year	0.25%

Available Index Account Options

We currently offer two categories of Index Account Options: “Basic Index Account Options” and “Enhanced Index Account Options.” The available Basic Index Account Options and Enhanced Index Account Options are set forth in tables below.

We reserve the right to add and remove Index Account Options as available investment options. We guarantee that we will always offer at least one Basic Index Account Option for investment, but not any particular Basic Index Account Option. We may not offer any Enhanced Index Account Options for investment in the future. You may not be able to invest in a particular Index Account Option in the future, even if it was previously made available to you. Index Account Options will only be added or removed through an amendment to this prospectus. If we remove an Index Account Option, an on-going Crediting Period for that Index Account Option will not be affected, but that Index Account Option will not be available for new investment.

Among the available Index Account Options, we currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”

There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all, or that an Index Account Option with a Credit Advantage Growth Opportunity Type will outperform an Index Account Option without a Credit Advantage Growth Opportunity Type. The additional fee will increase any losses or decrease any gains.

Basic Index Account Options

The table below lists the Basic Index Account Options that we currently offer and includes the following information for each Basic Index Account Option. The current rates for the Growth Opportunity Types are not shown in the table below because we may declare new rates for new Crediting Periods. See SELECTING YOUR INVESTMENT OPTIONS.

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BASIC INDEX ACCOUNT OPTIONS CURRENTLY AVAILABLE FOR INVESTMENT

Index	Crediting Period	Downside Protection Type and Rate	Growth Opportunity Type	Credit Advantage Fee (annualized)	Guaranteed Limit(s) on Rate(s) For Growth Opportunity Type

S&P 500® Index	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%

Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%

iShares® Russell 2000 ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%

iShares® U.S. Technology ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%

iShares® MSCI Emerging Markets ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%

iShares® MSCI USA ESG Select ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%

S&P 500® Index	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%

Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%

iShares® Russell 2000 ETF	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%

iShares® U.S. Technology ETF	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%

iShares® MSCI Emerging Markets ETF	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%

iShares® MSCI USA ESG Select ETF	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%

S&P 500® Index	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%

Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%

iShares® Russell 2000 ETF	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%

iShares® U.S. Technology ETF	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%

iShares® MSCI Emerging Markets ETF	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%

iShares® MSCI USA ESG Select ETF	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%

S&P 500® Index	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%

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Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® MSCI Emerging Markets ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® MSCI USA ESG Select ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
S&P 500® Index	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® MSCI Emerging Markets ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® MSCI USA ESG Select ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
S&P 500® Index	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® MSCI Emerging Markets ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® MSCI USA ESG Select ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Growth Opportunity Participation Rate: No lower than 15%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Growth Opportunity Participation Rate: No lower than 15%
S&P 500® Index	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%

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Enhanced Index Account Options

The table below lists the Enhanced Index Account Options that we currently offer. Currently, we are only offering one type of Enhanced Index Account Option: “Best Entry.” We reserve the right to offer different types of Enhanced Index Accounts in the future. We may not always offer Best Entry options. The current rates for the Growth Opportunity Type (all Best Entry options have Cap) are not shown in the table below because we may declare new rates for new Crediting Periods. See SELECTING YOUR INVESTMENT OPTIONS.

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BEST ENTRY OPTIONS CURRENTLY AVAILABLE FOR INVESTMENT
Index	Crediting Period	Downside Protection Type and Rate	Growth Opportunity Type	Credit Advantage Fee (annualized)	Guaranteed Limit on Rate For Growth Opportunity Type	Initial Index Value Reset Feature
						Observation Frequency	Number of Observation Days	Best Entry Reset Threshold / Best Entry Reset Maximum
S&P 500® Index	1-Year	Buffer Buffer Rate 10%	Cap	N/A	1.00%	Monthly	1	-5% / -10%
Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate 10%	Cap	N/A	1.00%	Monthly	1	-5% / -10%
S&P 500® Index	1-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	1.75%	Monthly	1	-5% / -20%
Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	1.75%	Monthly	1	-5% / -20%
S&P 500® Index	2-Year	Buffer Buffer Rate 10%	Cap	N/A	2.00%	Monthly	2	-5% / -10%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate 10%	Cap	N/A	2.00%	Monthly	2	-5% / -10%
S&P 500® Index	2-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	3.50%	Monthly	2	-5% / -20%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	3.50%	Monthly	2	-5% / -20%
S&P 500® Index	6-Year	Buffer Buffer Rate 10%	Cap	N/A	8.00%	Monthly	6	-5% / -10%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate 10%	Cap	N/A	8.00%	Monthly	6	-5% / -10%
S&P 500® Index	6-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	12.00%	Monthly	6	-5% / -20%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	12.00%	Monthly	6	-5% / -20%

Explanation of Best Entry

When you invest in any Index Account Option, we measure your gains and losses based on your Initial Index Value. If there is a market downturn after your Crediting Period starts, your gains could be less and your losses could be greater at the end of the Crediting Period. Best Entry, on a limited basis, can help reduce this risk through its Initial Index Value reset feature, as described further below.

Each Best Entry option has a Cap and Buffer. We will calculate gains and losses for a Best Entry option the same way as a Basic Index Account Option with Cap (if the Index Change is positive or zero) or Buffer (if the Index Change is negative). There is only one difference between Best Entry and a Basic Index Account Option with Cap and Buffer:

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•	Under a Basic Index Account Option with Cap and Buffer, the Initial Index Value is always the Index Value on the Crediting Period start date.

•

Under a Best Entry option, the Initial Index Value may automatically reset from the Index Value on the Crediting Period start date to a lower Index Value that occurred after the Crediting Period began. If the Initial Index Value resets, the lower Initial Index Value will be reflected in the Index Change used to calculate gains or losses. As explained further below, resetting to a lower Initial Index Value will serve to potentially increase your gains or decrease your losses.

Best Entry’s Initial Index Value reset feature is based on the following design elements:(i) an Observation Frequency (currently, we only offer a “monthly” frequency); (ii) one or more Observation Days; (iii) a Best Entry Reset Threshold; and (iv) a Best Entry Reset Maximum.

How the Initial Index Value reset feature works:

•	The Index Value on the first day of the Crediting Period is the starting Initial Index Value.

•

The Initial Index Value may reset only on an “Observation Day.” The number of Observation Days represents the number of automatic reset opportunities for the Initial Index Value. The opportunities to reset are limited, as follows:

•	Best Entry options with a 1-year Crediting Period have 1 Observation Day, i.e., one day on which the Initial Index Value is eligible to reset.

•	Best Entry options with a 2-year Crediting Period have 2 Observation Days, i.e., two days on which the Initial Index Value is eligible to reset.

•	Best Entry options with a 6-year Crediting Period have 6 Observation Days, i.e., six days on which the Initial Index Value is eligible to reset.

•

An Observation Day will correspond to the same calendar day on which the Crediting Period began and is determined based on the Observation Frequency. Currently, we only offer “monthly” Observation Frequencies. This means:

•

For a Best Entry option with 1 Observation Day, there is one month between the Crediting Period start date and the single Observation Day. For example: if the Crediting Period start date is January 1, 2022 and the number of Observation Days is 1, the sole Observation Day will be February 1, 2022.

•

For a Best Entry option with 2 or 6 Observation Days, there is one month (i) between the Crediting Period start date and the first Observation Day and (ii) between Observation Days. For example: if the Crediting Period start date is January 1, 2022 and the number of Observation Days is 2, the two Observation Days would be February 1 and March 1, 2022. If the number of Observation Days were instead 6, the six Observation Days would be February 1, March 1, April 1, May 1, June 1, and July 1, 2022.

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•	On an Observation Day, the Initial Index Value will automatically reset if both:

(i)	The value of the Index has decreased by at least a certain percentage (the “Best Entry Reset Threshold”) compared to the Index Value on the first day of the Crediting Period; and

(ii)	The Index Value on that Observation Day is lower than the current Initial Index Value (taking into account any prior reset that has occurred since the beginning of the Crediting Period).

For example, assume the Crediting Period start date is January 1 and the number of Observation Days is 2. Also assume the Initial Index Value on January 1 is 1000 and the Best Entry Reset Threshold is -5%.

•	There would be two Observation Days: February 1 and March 1.

•

On February 1, if the Index Value is 950 or lower (which represents a 5% decrease from the Index Value on the first day of the Crediting Period, i.e., 1000 – (1000 x 0.05) = 950), the Initial Index Value will automatically reset to the Index Value on February 1, subject to the “Best Entry Reset Minimum Value” discussed below. However, if the Index Value on February 1 is higher than 950, the Initial Index Value would remain at 1000.

•

Assuming the Initial Index Value reset to 950 on February 1, if the Index Value on March 1 is lower than 950, the Initial Index Value would automatically reset to the Index Value on March 1, subject to the Best Entry Reset Minimum Value. If the Index Value on March 1 is 950 or higher, the Initial Index Value would remain at 950.

•	In no event will the Initial Index Value be reset to a higher Index Value.

•

In no event will the Initial Index Value reset below a certain Index Value called the “Best Entry Reset Minimum Value.” The Best Entry Reset Minimum Value is derived by multiplying the Index Value on the Crediting Period start date by a percentage called the “Best Entry Reset Maximum.” No future resets are allowed if the Initial Index Value has been reset to the Best Entry Reset Maximum.

For example, assume the Crediting Period start date is January 1 and the number of Observation Days is 2. Also assume the Index Value on January 1 is 1000 and the Best Entry Reset Maximum is -10%.

•	The Best Entry Reset Minimum Value would be 900 (i.e., 1000 x (1 + -10%) = 900). The Initial Index Value could never reset below 900.

•

There would be two Observation Days: February 1 and March 1. On February 1, assume the Index Value is 850. The Initial Index Value would reset from 1000 to 900, not from 1000 to 850. The Initial Index Value would then remain at 900 for the remainder of the Crediting Period. On March 1, there will be no reset, even if the Index Value is lower than 850.

•	The Initial Index Value, as reset, if applicable, will be used to calculate the Index Change at the end of the Crediting Period.

For example, assume the Index Value on the Crediting Period start date is 1000. Also assume the Initial Index Value reset from 1000 to 945 on an Observation Day and there were no other resets. Based on these assumptions, the Initial Index Value at the end of the Crediting Period would be 945. Accordingly, when calculating the Index Change at the end of the Crediting Period, we would use the reset Initial Index Value of 945 rather than the original Initial Index Value of 1000.

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•

Assuming a Final Index Value of 1050, the Index Change would be +11.1% (i.e., (1050/945) – 1 = +11.1%). If the original Initial Index Value of 1000 had applied instead, the Index Change would have been only +5% (i.e., (1050/1000) – 1 = +5%). Please note that the reset increases gains in this example only if the Cap Rate is higher than 5%. If the Cap Rate is 5% or lower, the Index Credit Rate would be the same regardless of the reset due to the upside limitations of the Cap.

•

Assuming a Final Index Value of 825, the Index Change would be -12.69% (i.e., (825/945) – 1 = -12.69%). If the original Initial Index Value of 1000 had applied instead, the Index Change would have been -17.5% (i.e., (825/1000) – 1 = -17.5%). In this example, the reset decreases losses only if the Buffer Rate is 15% or 10% due to the downside protection limitations of the Buffer. If the Buffer Rate is 20%, the reset would have no impact on your Index rate of return, because the Index Change in either case would not exceed the Buffer Rate.

While Best Entry may help you increase your gains or decrease your losses, it is subject to the same risks associated with the Cap Growth Opportunity Type and the Buffer Downside Protection Type.

•

You will not participate in any positive Index performance above the Cap Rate. If your Initial Index Value has reset, you may be more likely to realize gains at the end of the Crediting Period than if the Initial Index Value had not been reset, but the upside potential of your investment continues to be limited by the same Cap Rate.

•

The Buffer provides only limited downside protection. If your Initial Index Value has reset, you may be less likely to realize loss at the end of the Crediting Period than if the Initial Index Value had not been reset, but you still assume the risk of loss for negative Index performance beyond the same Buffer Rate. Your losses could be significant.

In addition, on any calendar day that is not an Observation Day, which represent the overwhelming number of days in a Best Entry option Crediting Period, the Initial Index Value will not be eligible for reset, regardless of how badly the Index performs.

For additional information and examples of Best Entry, see AVAILABLE ALLOCATION ACCOUNTS – ENHANCED INDEX ACCOUNT OPTIONS – Best Entry.

SELECTING YOUR INVESTMENT OPTIONS

When you are purchasing the Policy, coming to the end of a Crediting Period, making an additional premium payment, or coming to the next Allocation Anniversary after you exercise Performance Lock for an Index Account Option, you will have an opportunity to select from among the available Allocation Accounts for investment.

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The Fixed Account and Index Account Options that are currently available for investment are listed in tables under AVAILABLE ALLOCATION ACCOUNTS. Those tables do not include the current annual interest rate for the Fixed Account Option or the current rates for the Index Account Options’ Growth Opportunity Types (together, “current upside rates”) because we may declare new current upside rates for new Crediting Periods, subject to the guaranteed limits set forth in those tables. The current upside rates determine the Allocation Accounts’ potential for gain. Therefore, it is important that you obtain and carefully review the current upside rates when selecting your investment options.

•

New Purchasers. If you are a new purchaser of the Policy, the current upside rates in effect on the date that you sign the Policy application will apply to the premium accompanying your Policy application. We will also apply those same rates to any more premium we receive within 14 calendar days of your signature date (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover). Any premium we receive after that date will be considered an additional premium payment, and the current upside rates in effect at the time of receipt will apply. See “Additional Premium Payments” below.

Current upside rates will be provided to your financial intermediary and are always available online at www.transamerica.com/[    ]. We publish new rates at least 14 calendar days before they take effect. The rates applicable to your initial premium payment will be stated in the confirmation of your purchase.

•

Additional Premium Payments. When making an additional premium payment, you should obtain the current upside rates online at www.transamerica.com/[    ] or by contacting our Administrative Office or your financial intermediary. If your additional premium payment is not accompanied by allocation instructions, we will allocate your additional premium payment based on your standing allocation instructions. If those standing allocation instructions are not in good order because they instruct us to allocate the premium payment (or a portion thereof) to an unavailable Allocation Account, your premium payment (or the relevant portion thereof) will be automatically allocated to the Default Option if we do not receive new instructions in good order within a 30-day period during which we will attempt to obtain new instructions.

•

End of Crediting Period. If you are coming to the end of a Crediting Period, we will send you a Renewal Letter (which will include current upside rates) at least 21 days before the end of the Crediting Period. We must receive your instructions at least one Business Day before the end of the Crediting Period. In the absence of instructions, your Policy Value in the expiring Allocation Account will be automatically reinvested in the same Allocation Account for another Crediting Period. If the expiring Allocation Account is no longer available for investment, your Policy Value in the expiring Allocation Account will be transferred to the Default Option.

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Next Allocation Anniversary After Exercising Performance Lock. If you exercised Performance Lock for an Index Account Option, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. You must submit instructions to us at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, the amount held in the Performance Lock Account will be transferred to the Default Option. We will send you a Renewal Letter (which will include current upside rates) at least 21 days before the next Allocation Anniversary, provided that you exercised Performance Lock no later than 21 days of the next Allocation Anniversary. If you exercised Performance Lock within 21 days of the next Allocation Anniversary, you will not receive a Renewal Letter. You should obtain the current upside rates online at www.transamerica.com/[    ] or by contacting our Administrative Office or your financial intermediary.

Currently, the Default Option is the Fixed Account Option. We reserve the right to change the Default Option, but will not change the Default Option without first amending this prospectus.

For additional information about what to expect when selecting your investment options, see PREMIUM PAYMENTS – ALLOCATION OF PREMIUM PAYMENTS and SELECTING YOUR INVESTMENT OPTIONS later in this prospectus.

CONTACT US

For more information about the Policy or to submit a request, you should contact us by:

•	Visiting: www.transamerica.com

•	Emailing: [ ]

•	Calling: (800) 525-6205

•	Mailing: 6400C Street SW, Cedar Rapids, Iowa 52499-0001

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PRODUCT RISK FACTORS

RISK OF LOSS

An investment in this Policy is subject to the risk of loss. You may lose money, including your principal investment and previously credited earnings. Your losses may be significant.

ALLOCATION ACCOUNT AVAILABILITY RISK

We reserve the right to add and remove Allocation Accounts as available investment options. Allocation Accounts will only be added or removed through an amendment to this prospectus. We also reserve the right to make different Allocation Accounts available for investment in connection with only new premium payments (i.e., initial or additional premium payments) as opposed to at the end of a Crediting Period. There is no guarantee that any Allocation Account that you select for investment will always be available to you in the future or available with the same current upside rates. Our only guarantee regarding the availability of Allocation Accounts is that we will offer at least one Basic Index Account Option for investment.

If we remove an Allocation Account, it will be closed such that no new premiums, reinvestments, or transfers will be allowed into that Allocation Account. If you are currently invested in an Allocation Account and it is removed, you may remain in that Allocation Account until the end of the Crediting Period.

If you are not comfortable with the risk that we may not offer Allocation Accounts in the future that are attractive to you based on your personal preferences, risk tolerances, or time horizon, or with the risk that we may offer only a single Index Account Option in the future, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax if taken before age 59 1⁄2), and your Policy will terminate.

LIQUIDITY RISK

We designed the Policy to be a long-term investment. If you are not a long-term investor, this Policy may not be appropriate for you.

•

Transfer Limitations. The Policy restricts transfers between investment options, which will limit your ability to reallocate your Policy Value in response to changes in market conditions or your personal circumstances. You may transfer Policy Value invested in an Allocation Account only at the end of that Allocation Account’s Crediting Period (or on the next Allocation Anniversary, if you exercised Performance Lock).

•

Withdrawal and Surrender Consequences. You may take a withdrawal or a Surrender at any time during the accumulation phase; however, there may be significant risks and negative consequences associated with any such withdrawal or Surrender, including potential surrender charges, taxes and tax penalties, and negative impacts to the value of your investment. See WITHDRAWAL AND SURRENDER RISK.

•

Interim Values. There may be long periods of time when you cannot perform a transaction under the Policy that is not based on one or more Interim Values. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one interim value. See INTERIM VALUE RISK.

•	Taxes. Income taxes and certain tax restrictions may apply to any withdrawal or Surrender. If taken before age 59 1⁄2, a withdrawal or Surrender may also be subject to a 10% federal penalty tax.

•

Delays in Payment. We generally make payment of any amount due from the Policy within seven days from the date we receive in good order all required information. When permitted by law, however, we may defer payment of any withdrawal or Surrender proceeds for up to six months from the date we receive your request.

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INDEX PERFORMANCE RISK

The following risks related to Index performance apply when you invest in an Index Account Option.

•

Negative Index Performance Could Result in Loss. The performance of any Index may fluctuate, sometimes rapidly and unpredictably. Both short-term and sustained negative Index performance, over one or multiple Crediting Periods, may cause you to lose principal or previous earnings. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Crediting Period or multiple Crediting Periods.

Exposure to Investment Risks. When you invest in an Index Account Option, you are indirectly exposed to the investment risks associated with the linked Index. When the Index is a market index, you are indirectly exposed to the investment risks that could cause the stocks or other assets that make-up the Index to decrease in value. When the Index is an ETF, you are indirectly exposed to the investment risks associated with the ETF’s investment objective and strategies, as well as its market trading risks, all of which could cause the market price for the ETF’s shares to decrease in value. The Indexes are subject to a variety of investment risks, many of which are complicated and interrelated and all of which may adversely affect the performance of the Index. If you invest in an Index Account Option with an Index that exposes you to higher investment risks, your risk of loss may be higher depending on the Index Account Option’s downside protection.

The specific investment risks associated with the market indexes and ETFs serving as Indexes are discussed under “Investment Risks for the Market Indexes” and “Investments Risks for the Exchange Traded Funds (ETFs)” respectively below.

•

Point-to-Point Index Change Calculations. We calculate Index Changes by comparing the value of the Index between two specific points in time, which means the performance of the Index may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time. This is true even for Index Account Options with Crediting Periods that are multiple years in length.

•

Dividends Excluded From Index Values. Index Values do not include income from any dividends or other distributions paid by a market index’s component companies or by an ETF. The exclusion of dividends and other distributions from Index Values negatively impacts an Index’s performance.

•

No Rights in the Index. When the Index is a market index, you are not investing in the Index (which is impossible) and you have no rights with respect to the index, the index provider, or any aspect of the index or any companies whose securities comprise the index. When the Index is an ETF, you are not a shareholder in the ETF and you have no voting, dividend, liquidation, or other rights that belong to shareholders in the ETF.

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•

COVID-19 Pandemic. The COVID-19 pandemic has at times led to significant volatility and negative returns in the financial markets. If these market conditions continue or reoccur, they could negatively impact the performance of the Indexes in the future. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen.

Investment Risks for the Market Indexes

The following Indexes are market indexes: S&P 500® Index and Fidelity World Factor Leaders IndexSM 0.5% AR. Each market index that may serve as an Index is subject to the following risks:

•

Market Risk. Each market index could decrease in value over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of a market index may be significant and unpredictable.

•

Equity Risk. Each market index is comprised of equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.

•

Issuer Risk. The performance of each market index depends on the performance of individual securities that make-up the index. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.

Additional Investment Risks Related to the S&P 500 Index. In addition to the risks identified above that apply to each of the market indexes that may serve as an Index, the S&P 500® Index is associated with additional investment risks, such as the following:

•

Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

Additional Investment Risks Related to the Fidelity World Factor Leaders IndexSM 0.5% AR. In addition to the risks identified above that apply to each of the market indexes that may serve as an Index, the Fidelity World Factor Leaders IndexSM 0.5% AR is associated with additional investment risks, such as the following:

•

Performance Drag Risk. The daily performance of this Index is reduced by 0.5% annually. Without this adjustment to the return, the performance of this Index over any one year period would be approximately 0.5% higher. While this performance adjustment is not a charge under the Policy, it reduces the performance of this Index and therefore may negatively impact the performance of your Policy if you select an Index Account Option that is linked to this Index.

•

Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

•

Smaller-Cap Risk. Compared to large-capitalization companies, mid- and small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid- and small-capitalization companies may be more volatile and less liquid than those of large-capitalization companies. These risks are generally greater for small-capitalization companies.

•

Foreign Securities Risk. Investments in the securities of non-U.S. issuers are subject to the risks associated with investing in those non-U.S. markets, such as heightened risks of inflation or nationalization. Investments in non-U.S. companies may lose money due to political, economic, and geographic events affecting issuers of non-U.S. securities or non-U.S. markets. In addition, non-U.S. securities markets may trade a small number of securities and may be unable to respond effectively to changes in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

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•

Currency Risk. The value of the Index could decline if the currency of a non-U.S. market depreciates against the U.S. dollar. Currency exchange rates can be very volatile and can change quickly and unpredictably.

•

Factor-Based Methodology Risk. The Index is designed to offer exposure to companies that are deemed to have certain characteristics (or factors), including: attractive valuations, high quality profiles, lower volatility than the broader market, and positive momentum signals. Also, the non-U.S. component of the Index is designed to offer exposure to non-U.S. companies with low correlation to the U.S. equity market. There is no guarantee that a factor-based selection methodology will enhance performance or reduce risk.

•

New/Exclusive Index Risk. The Index is exclusively licensed to Transamerica for use with this Policy. If the exclusive licensing agreement is not renewed, the Index may become available through other investment vehicles or may be discontinued. The Index does not have a performance history that pre-dates the offering of this Policy, and there may be less public information about this Index compared other market indexes like the S&P 500® Index. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

Investments Risks for the Exchange Traded Funds (ETFs)

The following Indexes are ETFs: iShares® Russell 2000 ETF, iShares® U.S. Technology ETF, iShares® MSCI Emerging Markets ETF, and iShares® MSCI USA ESG Select ETF. Each ETF that may serve as an Index is subject to the following risks:

•

Market Risk. Each ETF could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of an ETF may be significant and unpredictable.

•

Equity Risk. Each ETF primarily invests in equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.

•

Issuer Risk. The performance of each ETF depends on the performance of individual securities in which the ETF invests. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.

•	Fees and Expenses. Each ETF is subject to fees and expenses, including management fees and transaction costs, that reduce the performance of the ETF.

•

Tracking Error Risk. Each ETF seeks to track the investment results of a specific market index. There is no guarantee that an ETF’s investment results will have a high degree of correlation to the index it seeks to track or that an ETF will achieve its investment objective. Each ETF may be subject to tracking error, which is the divergence of an ETF’s performance from that of the index it seeks to track. This risk may be heightened during times of increased market volatility or other unusual market conditions. Among other reasons, tracking error may result because an ETF incurs fees and expenses while the index does not.

•

Market Trading Risk. Each ETF faces numerous market trading risks, including the potential lack of an active market for fund shares, losses from trading in secondary markets, periods of high volatility, and disruptions in the creation/redemption process. Any of these factors, among others, may lead to an ETF’s shares trading at a premium or discount to net asset value.

Additional Investment Risks Related to the iShares® Russell 2000 ETF. In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

•

Small-Cap Risk. Compared to mid- and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of small-capitalization companies may be more volatile and less liquid than those of mid- and large-capitalization companies.

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Additional Investment Risks Related to the iShares® U.S. Technology ETF. In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

•

Technology Company Risk. Technology companies may have limited product lines, markets, financial resources, or personnel. Technology companies typically face intense competition and potentially rapid product obsolescence. They are also heavily dependent on intellectual property rights and may be adversely affected by the loss or impairment of those rights. Companies in the technology sector are facing increased government and regulatory scrutiny and may be subject to adverse government or regulatory action.

•

Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

•

Mid-Cap Risk. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.

Additional Investment Risks Related to the iShares® MSCI Emerging Markets ETF. In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

•

Foreign Securities Risk. Investments in the securities of non-U.S. issuers are subject to the risks associated with investing in those non-U.S. markets, such as heightened risks of inflation or nationalization. The ETF may lose money due to political, economic, and geographic events affecting issuers of non-U.S. securities or non-U.S. markets. In addition, non-U.S. securities markets may trade a small number of securities and may be unable to respond effectively to changes in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

•

Emerging Markets Risk. The ETF’s investments in emerging market issuers may be subject to a greater risk of loss than investments in issuers located or operating in more developed markets. Emerging markets may be more likely to experience inflation, political turmoil, social instability, and rapid changes in economic conditions than more developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable securities valuations, and greater risk associated with custody of securities than developed markets. The ETF invests in countries or regions whose economies are heavily dependent upon trading with key partners. Any reduction in this trading may have an adverse impact on the ETF’s investments.

•

Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

•

Mid-Cap Risk. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.

•

Currency Risk. Because the ETF’s net asset value is determined in U.S. dollars, the ETF’s net asset value could decline if the currency of a non-U.S. market in which the ETF invests depreciates against the U.S. dollar or if there are delays or limits on repatriation of such currency. Currency exchange rates can be very volatile and can change quickly and unpredictably. As a result, the ETF’s net asset value may change quickly and without warning.

•

Commodity Markets Risk. The ETF invests in companies that are susceptible to fluctuations in certain commodity markets. Any negative changes in commodity markets that may be due to changes in supply and demand for commodities, market events, regulatory developments, or other factors that the ETF cannot control could have an adverse impact on those companies.

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•

Higher Tracking Error Risk. Because the ETF seeks to track an index with significant weight in emerging markets issuers, the ETF may experience higher tracking error than other index ETFs that do not track such an index.

Additional Investment Risks Related to the iShares® MSCI USA ESG Select ETF. In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

•

ESG Strategy Risk. The ETF’s ESG investment strategy limits the types and number of investment opportunities available to the ETF and, as a result, the ETF may underperform other funds that do not have an ESG focus. The ETF’s ESG investment strategy may result in the ETF investing in securities or industry sectors that underperform the market as a whole or underperform other funds screened for ESG standards. In addition, companies selected by the index provider may not exhibit positive or favorable ESG characteristics.

While the iShares® MSCI USA ESG Select ETF seeks to track the performance of a market index comprised of companies with ESG characteristics, amounts you invest in an Index Account Option linked to the iShares® MSCI USA ESG Select ETF are NOT invested in companies with ESG characteristics. The assets in the Company’s general account and the Separate Account are not invested in any companies for their ESG characteristics.

•

Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

•

Mid-Cap Risk. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.

WITHDRAWAL AND SURRENDER RISK

You should fully understand the risks associated with any withdrawal (including the deduction of any fees or charges) or Surrender before you purchase the Policy and before you decide to take a withdrawal or Surrender. You should consult with your financial and tax professionals before you purchase the Policy or take a withdrawal or Surrender.

•	A Surrender will terminate the Policy and all its benefits, including the death benefit. See ACCESS TO YOUR MONEY.

•	Charges may be deducted when you take a withdrawal or Surrender, including surrender charges. These charges may be significant. See FEES AND CHARGES.

•

A withdrawal or Surrender taken before the end of a Crediting Period for an Index Account Option will be processed based on an Interim Value for that Index Account Option, which may reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. There could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender is higher than at the beginning of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES.

•

A withdrawal taken before the end of a Crediting Period for an Index Account Option will result in a negative adjustment to your Index Base for that Index Account Option, which may reduce your gains or contribute to losses at the end of the Crediting Period and will reduce Interim Values for the remainder of the Crediting Period. A negative adjustment to your Index Base may be greater than the amount withdrawn.

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See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE.

•

Income taxes, federal tax penalties, and certain tax restrictions may apply to a withdrawal or Surrender. A withdrawal or Surrender may be taxable, and if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax. See TAX INFORMATION – Taxation of Surrenders and Withdrawals.

•

Any withdrawal you take will reduce the Policy Value (because you are taking money out of your Policy) and the amount of the death benefit, including the guaranteed minimum death benefit (perhaps significantly) if the GMDB rider has been elected. The guaranteed minimum death benefit will be reduced in the same proportion that the gross withdrawal reduces your Policy Value, and this reduction may be more than the dollar amount withdrawn. See POLICY VALUE AND CASH VALUE and DEATH BENEFIT.

•

If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may be able to pay investment advisory fees directly from this Policy via advisory fee withdrawals. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. Advisory fee withdrawals will reduce your Policy Value and will be subject to the same risks and consequences of withdrawals, including applicable surrender charges, Interim Values, negative adjustments, and taxes (including a 10% federal penalty tax if taken before age 59 1⁄2) and reductions to the death benefit. If the Policy is a tax-qualified Policy issued as an IRA or in connection with certain tax-qualified retirement plans, we will not treat advisory fee withdrawals as a taxable distribution from the Policy. However, regardless of how Transamerica treats advisory fee withdrawals for tax reporting purposes, federal and/or state taxing authorities could determine that advisory fee withdrawals should be treated as taxable withdrawals from your Policy, in which case the amount of the advisory fees deducted from your Policy could be subject to income tax and tax penalties. See ACCESS TO YOUR MONEY – ADVISORY FEE WITHDRAWALS and TAX INFORMATION – Special Rules for Advisory Fee Payments.

•

Automatic withdrawals under the systematic payout option, including minimum required distributions, and regular advisory fee withdrawals will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Values, negative adjustments, and income taxes and tax penalties and reductions to the death benefit. See ACCESS TO YOUR MONEY – SYSTEMATIC PAYOUT OPTION for information about the systematic payout option.

DOWNSIDE PROTECTION TYPE RISK

No Downside Protection Type provides complete protection from loss related to negative Index performance. Any Policy Value that you invest in an Index Account Option will have the downside protection afforded by that Index Account Option’s Downside Protection Type, but that protection will be limited. You assume the risk that you will incur losses to the extent that the Downside Protection Type does not protect you from negative Index performance.

The following table shows the maximum potential loss due to negative Index performance at the end of a Crediting Period for each Downside Protection Type and associated rate that we currently offer. Please note the maximum loss at the end of a Crediting Period could be greater due to fees and charges.

Downside Protection Type and Rate	Maximum Potential Loss Due to Negative Index Performance at End of Crediting Period (before fees and charges)
Buffer Buffer Rate: 10%	90%
Buffer Buffer Rate: 15%	85%
Buffer Buffer Rate: 20%	80%
Floor Floor Rate: -10%	10%

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The limits on loss under a Downside Protection Type are for the duration of a single Crediting Period. If you invest in the same Index Account Option for multiple Crediting Periods, losses over multiple Crediting Periods may be larger than the stated limit for a single Crediting Period.

The maximum potential loss due to the application of an Interim Value is greater than the maximum potential loss at the end of a Crediting Period. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings).

In general, depending on applicable rates, an Index Account Option with relatively more downside protection based on its Downside Protection Type is likely to have relatively less upside potential based on its Growth Opportunity Type. Conversely, depending on applicable rates, an Index Account Option with relatively less downside protection based on its Downside Protection Type is likely to have more upside potential based on its Growth Opportunity Type.

For any new Index Account Option that we offer in the future, we will set the rate(s) for its Downside Protection Type in our discretion.

GROWTH OPPORTUNITY TYPE RISK

When you invest in an Index Account Option, the upside potential of your investment is generally limited by that Index Account Option’s Growth Opportunity Type. The Growth Opportunity Type may limit the upside potential of your investment by limiting your participation in positive Index performance, in which case the Index Credit Rate used to calculate gains will be lower than the Index Change. No Growth Opportunity Type guarantees that your Policy will increase in value.

In general, depending on applicable rates, an Index Account Option with relatively more upside potential based on its Growth Opportunity Type is likely to have relatively less downside protection based on its Downside Protection Type. Conversely, depending on applicable rates, an Index Account Option with relatively less upside potential based on its Growth Opportunity Type is likely to have more downside protection based on its Downside Protection Type.

We may declare new rates for the available Index Account Options’ Growth Opportunity Types for new Crediting Periods. We set these rates in our discretion, within any guaranteed limits to which we are subject as described in this prospectus. You bear the risk that the rate(s) we declare for a new Crediting Period will not be any more or less favorable to you than any guaranteed limits to which we are subject.

INTERIM VALUE RISK

On each Business Day between the first and last day of a Crediting Period for an Index Account Option, the value of your investment in that Index Account Option is represented by the Interim Value. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, annuitization, the death benefit, Performance Lock and to pay fees and charges.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following occurs on that Business Day:

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•	A fee or charge is deducted from the Index Account Option;

•

An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances—including the deduction of a periodic fee or charge—the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings).

We calculate Interim Values by using a formula that looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. In general, the lower the Option Value and/or Bond Reference Portfolio Yield, the lower the Interim Value. Interim Values are not tied directly to the Index. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period.

If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, the Interim Value formula described above includes an adjustment to the impact of fixed income markets on the Interim Value of your investment. In decreasing yield environments, this adjustment will serve to reduce the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES and APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES.

NEGATIVE ADJUSTMENT TO INDEX BASE RISK

On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless a fee or charge is deducted from that Index Account Option, or if you take a withdrawal from that Index Account Option (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, or any other withdrawal), before the

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end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the fee or charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, and fees and charges deducted, from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base, even fees and charges that are periodically deducted from your Policy. A negative adjustment to your Index Base may be greater than the amount withdrawn or the fee or charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

Once your Index Base for an Index Account Option has been negatively adjusted, there is no way to increase your Index Base for the remainder of the Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE and APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS.

PERFORMANCE LOCK RISK

On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. If you exercise Performance Lock, your Interim Value for that Index Account Option (less any remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account, where it will remain until the next Allocation Anniversary unless earlier withdrawn or annuitized. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account.

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The Performance Lock feature is subject to the following risks:

•

If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any remaining Crediting Advantage Fees and any other applicable charges). Interim Values may be unfavorable to you. See INTERIM VALUE RISK.

•

If you lock-in an Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. It is possible that you would have realized less loss or no loss if you exercised the Performance Lock feature at a different time or not at all.

•

Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. The sooner after the Crediting Period start date or an Allocation Anniversary that you exercise Performance Lock, the longer you will forego participating in Index performance. Your investment will remain in the Performance Lock Account until the next Allocation Anniversary unless earlier withdrawn or annuitized. Depending on when you exercise Performance Lock, your investment might not participate in Index performance for up to one year.

•

If you exercise Performance Lock manually, we will lock-in the next calculated Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) after we receive your request in good order. You won’t know the locked-in Interim Value in advance. The locked-in Interim Value may be lower or higher than the Interim Value that was last calculated before you submitted your request. When you exercise Performance Lock automatically, you will not know the locked-in Interim Value in advance, but the locked-in Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) will be triggered by the target gain that you set in advance.

•

Withdrawals from the Performance Lock Account are not subject to Interim Values or negative adjustments to an Index Base, but are subject to the other risks associated with withdrawals or a Surrender, including applicable surrender charges and taxes and a 10% federal penalty tax if made before age 59 1⁄2.

•

We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature. There may not be an optimal time to exercise the Performance Lock feature during a Crediting Period. It may be better for you if you do not exercise Performance Lock during a Crediting Period. It is impossible to know with certainty whether or not Performance Lock should be exercised.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK.

CREDIT ADVANTAGE RISK

Among the available Index Account Options, we currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.” There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all, or that an Index Account Option with a Credit Advantage Growth Opportunity Type will outperform an Index Account Option without a Credit Advantage Growth Opportunity Type. The additional fee will increase your losses or decrease your gains.

BEST ENTRY INITIAL INDEX VALUE RESET FEATURE RISK

Each Best Entry option includes an Initial Index Value reset feature that may increase your gains or decrease your losses, but there is no guarantee that it will actually increase your gains or decrease your losses. It is possible that the Initial Index Value will not reset because the contingencies upon which the reset depends may not occur. Under such circumstances, the reset feature will ultimately have no impact on your gains or losses. Even if a reset occurs, the Best Entry option is still subject to the same risks associated with the Cap Growth Opportunity Type and the Buffer Downside Protection Type.

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See AVAILABLE ALLOCATION ACCOUNTS – ENHANCED INDEX ACCOUNT OPTIONS – Best Entry.

DEATH BENEFIT SELECTION RISK

The Policy’s death benefit is primarily designed to provide death benefit coverage upon the death of the Annuitant. If the Annuitant and Owner under your Policy will not be the same person, and death benefit coverage on the Owner’s life is more important to you than death benefit coverage on the Annuitant’s life, the GMDB rider is not appropriate for you.

Upon death during the accumulation phase of an Owner who is not also the Annuitant, there is only one death benefit: the Policy’s cash value. If you elected the GMDB rider, the rider’s guaranteed minimum death benefit will not apply. You will have paid an additional fee for an optional feature that provided no financial benefit.

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The GMDB rider is designed to provide a minimum death benefit, not necessarily an enhanced death benefit. Even if you elected the GMDB rider, upon death during the accumulation phase of the Annuitant, if the Policy Value is greater than the guaranteed minimum death benefit under the GMDB rider (i.e., total premium payments adjusted proportionately for withdrawals), the death benefit will be the Policy Value, same as the standard death benefit. You will have paid an additional fee for an optional feature that provided no financial benefit.

See DEATH BENEFIT for additional information, including information on how the guaranteed minimum death benefit under the GMDB rider is calculated.

INDEX SUBSTITUTION RISK

During a Crediting Period, if a market index serving as an Index is discontinued or if the calculation of the index is substantially changed by the index provider, or if an ETF that is serving as an Index is liquidated or otherwise no longer exists or if its investment objectives, strategies, or risks substantially change, we may substitute the Index with a new Index, once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing.

If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index. We may look at factors that include, but are not limited to, asset class, index composition, strategy, and index liquidity. You will have no right to reject the substitution of an Index. The performance of the new Index may differ significantly from the performance of the old Index. If we substitute the Index for an Index Account Option in which you are invested, your investment in the Policy is subject to the same terms and conditions as any other investment in an Allocation Account under the Policy. For example, you will not be permitted to transfer Policy Value prior to the end of a Crediting Period if a substitution occurs.

If we substitute an Index during a Crediting Period, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the start of the Crediting Period to the substitution date. We will use a similar process if multiple substitutions occur during a Crediting Period. The substitution of an Index will have no impact on the Index Account Option’s Crediting Period, Growth Opportunity Type, Downside Protection Type, or any other features or rates for that Index Account Option other than the Index to which the Index Account Option is linked.

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RISK OF LOSS DURING CANCELLATION PERIOD

You may cancel your Policy after you purchase it, but only if you cancel it within the prescribed period, which is generally 10 days after you receive the Policy (or 30 days for replacement Policies) but could vary by state. The amount refunded will generally be the Policy Value on the date of cancellation, plus any fees or charges deducted under the Policy on the date of the cancellation. If you invest in an Index Account Option when you purchase the Policy, you will be subject to risk of loss during the right to cancel period because the amount refunded upon cancellation (Policy Value) will be based on an Interim Value. See INTERIM VALUE RISK above.

State variations may apply to your right to cancel period. See OTHER INFORMATION – State and Other Variations.

FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

An investment in the Policy is subject to the risks related to us, Transamerica Life Insurance Company. Any obligations (including under the Index Account Options, the Fixed Account Option, the Fixed Holding Account, and the Performance Lock Account), guarantees, and benefits under the Policy are subject to our financial strength and claims-paying ability. If we experience financial distress, we may be permitted by law to delay payments to you for up to six months, and we ultimately may not be able to meet our obligations to you.

The following risks relate to the Separate Account: (i) amounts under the Policy are not held in a separate account registered under Investment Company Act of 1940; (ii) Owners do not share in the investment performance of assets held in the Separate Account; and (iii) the obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company.

More information about Transamerica Life Insurance Company, including our financial strength ratings, is available by visiting www.transamerica.com or calling toll-free (800) 525-6205. We encourage you to read the information about Transamerica Life Insurance Company, including our financial statements, included in TRANSAMERICA LIFE INSURANCE COMPANY AND FINANCIAL STATEMENTS in this prospectus.

CYBER SECURITY AND BUSINESS CONTINUITY RISKS

Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of or gap in the systems and processes necessary to support complex transactions and avoid systems failure, fraud, information security failures, processing errors, cyber intrusion, loss of data, and breaches of regulation may lead to a materially adverse effect on our administration of the Policy. We cannot assure you that interruptions, failures, or breaches in security of these processes and systems will not occur, or if they do occur, that they can be timely detected and remediated. Also, our business operations may be adversely affected by volatile natural and man-made disasters, including (but not limited to) hurricanes, earthquakes, terrorism, civil unrest, military action, fires and explosions, pandemic diseases, and other catastrophes. Such events may impact the availability and capacity of our key personnel and may have a materially adverse effect on our administration of the Policy.

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COMPANY RISKS RELATED TO THE COVID-19 PANDEMIC

The COVID-19 pandemic has resulted in operational disruptions, as well as market volatility and general economic uncertainty. To address operational disruptions in connection with the COVID-19 pandemic, we have implemented business continuity plans so we can continue to provide services to our customers, even as many of our employees and the employees of our service providers continue to work remotely. While these efforts have been successful to date, we continue to be subject to risks that could negatively impact our operations, including system failure, mail delivery delays, unavailability of critical personnel due to illness or other reasons related to the pandemic, and disruptions to service providers.

Significant market volatility and negative market returns have occurred during the COVID-19 pandemic. While we are confident in our ability to manage the financial risks related to the COVID-19 pandemic, the extent and duration of such risks cannot be predicted with certainty, and prolonged negative economic conditions could have a negative impact on our financial condition. It is possible these risks could impact our financial strength and claims-paying ability.

THE ANNUITY

This prospectus describes information you should know before you purchase the Policy.

An annuity is a contract between you (the Owner) and an insurance company (in this case, us), where the insurance company promises to pay you an income in the form of annuity payments. These payments begin on a designated date, referred to as the Annuity Commencement Date. Until the Annuity Commencement Date, your annuity is in the accumulation phase and the earnings (if any) are generally tax deferred. Tax deferral means you are not taxed until you take money out of your annuity. Once your Policy is annuitized, your annuity switches to the income phase.

We currently sell Policies that are “qualified” or “non-qualified” under the Internal Revenue Code. You will get no additional tax advantage from this annuity if you are investing in this annuity through a tax-advantaged retirement plan (such as a 401(k) plan or Individual Retirement Account (“IRA”)). We currently sell Policies to the following plans: Traditional IRAs, Roth IRAs, SIMPLE IRAs, SEP-IRAs, 457(f) plans (in certain circumstances) and Section 401(a) plans (including profit sharing plans, defined benefit pension plans, defined contribution pension plans, 401(k) plans, and combination defined benefit/contribution plans). If you purchase the Policy as an individual retirement annuity or as part of a 403(b) plan, 457 plan, a pension plan, a profit sharing plan (including a 401(k) plan, or certain other employer sponsored programs), your Policy is a qualified Policy. If you purchase the Policy as part of any other arrangement, your Policy is a non-qualified Policy.

The Policy is a “deferred” annuity. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes. Your individual investment and your rights are determined primarily by your own Policy.

The Policy is a “flexible premium” annuity because after you purchase it, you can generally make additional premium payments until the Annuity Commencement Date. Each additional premium payment must be at least $50 unless a different minimum is stated in your Policy. You are not required to make any additional premium payments.

The Policy is “index-linked” because the value of each Index Account Option is linked to the performance of an Index. If you invest in one or more Index Account Options, the amount of money you are able to accumulate under your Policy depends (at least in part) upon the performance of your Index Account Options. You could lose a significant amount of money that you allocate to the Index Account Options.

We do not guarantee that the Fixed Account Option will always be available. If the Fixed Account Option is available and you invest amounts in the Fixed Account Option for a Crediting Period, your principal is guaranteed and will earn interest at a guaranteed annual interest rate during that Crediting Period. The amount of money you are able to accumulate depends upon the total interest credited.

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Do not purchase this Policy if you plan to use it for resale, speculation, arbitrage, viatication, or any other type of collective investment scheme.

Your Policy is not intended or designed to be traded on any stock exchange or secondary market. By purchasing this Policy, you represent and warrant that you are not using the Policy for resale, speculation, arbitrage, viatication, or any other type of collective investment scheme.

PURCHASE

We will not issue a Policy unless:

•	We receive in good order all information needed to issue the Policy. See OTHER INFORMATION – Sending Forms and Transaction Requests in Good Order.

•

We receive in good order (at our Administrative Office) a minimum initial premium payment (including anticipated premiums from exchanges, transfers, or rollovers as indicated on your application or electronic order form).

•

The Annuitant, Owner, and any joint Owner are younger than age 86 as of the date that the application is signed. The age limit may be lower for qualified Policies. Please also note that optional benefits may have different age limitations.

•	The Owner and Annuitant have an immediate familial relationship, unless the Owner is the Annuitant or the Owner is not an individual.

Right to Cancel Period: You may cancel your Policy after you purchase it, but only if you return it within the prescribed period, which is generally 10 days after you receive the Policy (for replacements the right to cancel period is generally 30 days) but could vary by state. The refund will generally be the Policy Value on the date of cancellation (plus any fees or charges deducted under the Policy on the date of the cancellation). If you invest in an Index Account Option when you purchase the Policy, you will be subject to risk of loss during the right to cancel period because the amount refunded upon cancellation (Policy Value) will be based on an Interim Value. Interim Values fluctuate daily, positively or negatively, and may be unfavorable to you. See PRODUCT RISK FACTORS – INTERIM VALUE RISK. Surrender charges do not apply upon cancellation. State law may require us to refund the greater of your Policy Value or your premium payment(s). For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period. We will pay the refund after we receive in good order at our Administrative Office within the applicable period Written Notice of cancellation and the returned policy. The Policy will then be deemed void.

State variations may apply to your Policy. See OTHER INFORMATION – State and Other Variations.

Additional fees will apply under the Policy if you elect the optional Guaranteed Minimum Death Benefit (GMDB) rider or an Index Account Option with a Growth Opportunity Type designated as “Credit Advantage.” The GMDB rider may not be available for all Policies, in all states, at all times, or through all financial intermediaries.

We reserve the right to reject any application.

PREMIUM PAYMENTS

You should make checks for premium payments payable to Transamerica Life Insurance Company and send them to the Administrative Office. Your check must be honored in order for us to pay any associated annuity payments and benefits due under the Policy.

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We do not accept cash. We reserve the right to not accept third party checks. A third party check is a check that is made payable to one person who endorses it and offers it as payment to a second person. Checks should normally be payable to us, however, in some circumstances, at our discretion, we may accept third party checks that are from a rollover or transfer from other financial institutions. Any third party checks not accepted by us will be returned.

We reserve the right to reject or accept any form of payment. Any unacceptable forms of payment will be returned.

We reserve the right to restrict or refuse any premium payment.

INITIAL PREMIUM PAYMENT

The initial premium payment for qualified and non-qualified Policies must be at least $25,000 (including anticipated premiums from exchanges, transfers, or rollovers as indicated on your application or electronic order form).

You must obtain our prior approval to purchase a Policy with an amount in excess of:

•	$1,000,000 provided that you, any joint Owner, and the Annuitant are all younger than age 71; or

•	$500,000 if you, any joint Owner, or the Annuitant is at least age 71.

Your initial premium payment may not be credited to your Policy on the day that you leave your premium payment with your financial intermediary. Your financial intermediary may take a period of time to assess whether buying this Policy is suitable for you. Your financial intermediary may send us your initial premium payment while they complete this assessment. Your financial intermediary must also ensure that we have all the information needed for us to process your Policy. We will not begin to process your Policy during this period.

We will credit your initial premium payment to your Policy within two Business Days after the Business Day that we receive your initial premium payment, your application (or order form), and once we determine that your Policy information is both complete and in good order. This time period is in addition to the time your financial intermediary may take to complete their part of the process.

If your information is not received in good order and we are unable to complete our part of the process within 30 Business Days after the Business Day that we receive your initial premium payment and your application (or electronic order form), then we will return your initial premium payment at that time. We will credit your initial premium payment within two Business Days after your information is both complete and in good order.

Neither we nor your financial intermediary are responsible for lost investment opportunities while we each complete our review processes. Any initial premium payments received by us will be held in our general account until credited to your Policy. You will not earn interest on your initial premium payment during these review periods.

The date on which we credit your initial premium payment to your Policy is generally the Policy Date. Please note, the Policy Date is not the date that the initial premium payment is allocated to the selected Allocation Account(s), because the initial premium payment will be held in the Fixed Holding Account until the next 1st, 8th, 15th, or 22nd calendar day after the Policy Date, whichever occurs first. The Policy Date is used to determine certain time periods under your Policy, such as Policy Years, Policy Quarters, and Policy Anniversaries.

We will consider any premium that we receive with your Policy application and within 14 calendar days of the date you sign your Policy application (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover) to be part of your initial premium payment. We will not wait until the end of the 14 calendar day (or 60 calendar day) period to apply your total initial premium payment to the Policy. We will credit the portion of your initial premium payment accompanying your Policy application or that we otherwise receive before the Policy Date as described in the paragraph immediately above. We will credit any more initial premium that we receive on or after the Policy Date within two Business Days after the Business Day we receive it. Once credited to your Policy,

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such premium will be held in the Fixed Holding Account until the next 1st, 8th, 15th, or 22nd calendar day after we receive it, whichever occurs first, and then allocated among the Allocation Accounts in accordance with your instructions. Please note, if we receive any portion of the initial premium after the Policy Date, the Crediting Periods associated with your initial premium payment may have different start dates.

ADDITIONAL PREMIUM PAYMENTS

You are not required to make any additional premium payments. However, you can generally make additional premium payments during the accumulation phase. Additional premium payments must be at least $50. We will credit an additional premium payment to your Policy within two Business Days after the Business Day we receive the premium payment and required information in good order at our Administrative Office.

Before an additional premium payment is allocated to the selected Allocation Account(s), it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day after we credit the additional premium payment to your Policy, whichever occurs first.

When you allocate an additional premium payment to one or more Allocation Accounts, a new Crediting Period will begin for each Allocation Account receiving the premium payment. No portion of an additional premium payment can be applied to an ongoing Crediting Period. Please note that if you invest in an Allocation Account for which you already have an ongoing Crediting Period, you will have multiple ongoing Crediting Periods for the same Allocation Account. Under such circumstances, each ongoing Crediting Period for the same Allocation Account will be treated as a separate investment under the Policy.

After the first Policy Year, we reserve the right to require our prior approval for any cumulative premium payments in a single Policy Year in excess of the following limits:

•	Non-qualified Policies – $25,000.

•	Qualified Policies – the lesser of any minimums required by the Internal Revenue Service or $60,000.

We may approve premium payments over the maximum limit but restrict access to certain optional benefits. If you do not obtain prior approval for premium payments in excess of the dollar amounts listed above, any prohibited premium payment will be deemed not in good order.

We will not allow additional premium payments under a Policy after the Owner (or oldest joint Owner) attains the age of 90. We reserve the right to further limit or refuse additional premium payments. We may prohibit Owners from making additional premium payments under the Policy in the future on a non-discriminatory basis. If we exercise this right, Owners will lose the ability to increase Policy Value and the optional death benefit, if elected, through additional premium payments.

MAXIMUM TOTAL PREMIUM PAYMENTS

We reserve the right to require our prior approval of any cumulative premium payments in excess of:

•	$1,000,000 provided that you, any joint Owner, and the Annuitant were all younger than age 71 on the date you signed the application; or

•	$500,000 if you, any joint Owner, or the Annuitant were at least age 71 on the date you signed the application.

The maximum limit on total premium payments includes premium payments under the Policy and other policies with the same Owner or same Annuitant issued by us or an affiliate. We may approve premium payments over the maximum limit but restrict access to certain optional benefits. If you do not obtain prior approval for premium payments in excess of the dollar amounts listed above, any prohibited premium payment will be deemed not in good order.

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ALLOCATION OF PREMIUM PAYMENTS

Initial Premium Payment

When you purchase the Policy, we will allocate your initial premium payment to the Allocation Account(s) you selected based on the allocation instructions in your application. The allocations in your allocation instructions must be in whole percentages and must total 100%.

Additional Premium Payments

The allocation instructions in your application will initially serve as your standing allocation instructions for additional premium payments. You may change your standing allocation instructions for additional premium payments by sending written instructions to our Administrative Office, by telephone, or other electronic means acceptable to us, subject to the limitations described under OTHER INFORMATION – Telephone and Electronic Transactions. The new instructions will apply to premium payments received on or after the date we receive the change request in good order.

If you make an additional premium payment and it is accompanied by allocation instructions, we will allocate the premium payment to the Allocation Account(s) you selected based on those instructions. The allocation instructions accompanying your additional premium payment will not replace your standing allocation instructions unless you specifically instruct us otherwise.

If you make an additional premium payment and it is not accompanied by allocation instructions, we will process the additional premium payment based on your standing allocation instructions. If those standing allocation instructions are not in good order because they instruct us to allocate the premium payment (or a portion thereof) to an unavailable Allocation Account, we will process the additional premium payment as follows:

•

For each Allocation Account in your standing allocation instructions, if that Allocation Account (or another Allocation Account that we designate in an amendment to this prospectus) is available for investment, we will allocate the applicable percentage of your premium payment to that Allocation Account in accordance with your standing allocation instructions.

•

For each Allocation Account in your standing allocation instructions, if that Allocation Account is not available for investment, we will attempt to contact you and your financial intermediary to request new

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instructions with respect to the applicable portion of your premium payment. We will make multiple attempts over a 30-day period. During this 30-day period, the applicable portion of your premium payment will be held in the Fixed Holding Account. If we do not receive new instructions in good order within 30 days, we will allocate that portion of your premium payment to the Default Option on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first.

Currently, the Default Option is the Fixed Account Option. See DEFAULT OPTION.

FEES AND CHARGES

There are fees and charges associated with the Policy that may reduce the return on your investment.

Please note that if a fee or charge is deducted from an Index Account Option before the end of a Crediting Period for an Index Account Option (including a periodic fee or charge), the deduction will be from the Interim Value of your investment in that Index Account Option. As discussed, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges and could cause you to incur significant loss. The deduction would also result in a negative adjustment to your Index Base, which will result in lower Interim Values for the remainder of the Crediting Period and could result in less gain (if any) or more loss at the end of the Crediting Period.

SURRENDER CHARGES

During the accumulation phase, you can withdraw part (withdrawal) or all (Surrender) of your Policy’s cash value. Restrictions may apply to qualified Policies. When you take a withdrawal or Surrender, we may apply a surrender charge to compensate us for start-up expenses of the Policy relating to sales, including commissions to registered representatives and other promotional expenses.

Surrender charges, if any, apply to each premium payment, regardless of how Policy Value is allocated among the Allocation Accounts. The surrender charge decreases based on the number of years since the premium payment was made, as reflected in the table below.

Surrender Charge (as a percentage of premium withdrawn or Surrendered)
Number of Years Since Premium Payment Date	Surrender Charge
Year 0-1	8%
Year 1-2	8%
Year 2-3	7%
Year 3-4	6%
Year 4-5	5%
Year 5-6	4%
Year 6+	0%

You can withdraw up to 10% of your premium payments each Policy Year free of surrender charges. This amount is referred to as the “surrender charge-free amount” and is determined at the time of withdrawal or Surrender. This amount is not cumulative, so any surrender charge-free amount not used in one year does not increase the surrender charge-free amount in subsequent years. If the withdrawal or Surrender is in excess of the surrender charge-free amount, you will have to pay any applicable surrender charge on the excess amount.

For example, assume your premium payments total $100,000 and your Policy Value is $106,000 at the beginning of the second Policy Year and you request a withdrawal of $30,000. Since that amount is more than your surrender charge-free amount ($10,000), you would pay a surrender charge of $1,600 on the remaining $20,000 (i.e., 8% x

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($30,000 – $10,000) = $1,600). Likewise, assume your Policy Value is $80,000 (total premium payments total $100,000) at the beginning of the second Policy Year and you Surrender your Policy. You would pay a surrender charge of $7,200 (i.e., 8% x ($100,000 – ($100,000 x 10%)) = $7,200).

For surrender charge purposes, earnings are considered to be withdrawn first, then the oldest premium is considered to be withdrawn next. While there is no surrender charge on the withdrawal of earnings or premium payments that are no longer subject to surrender charges, such amounts count towards your surrender charge-free amount when withdrawn. This means that withdrawing such amounts will reduce (possibly to zero) your surrender charge-free amount for a Policy Year.

Keep in mind that withdrawals may be taxable and, if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax. For tax purposes, withdrawals from non-qualified Policies are considered to come from taxable earnings first

See ACCESS TO YOUR MONEY – SURRENDER CHARGE WAIVERS for information about the Policy’s surrender charge waivers. Please note that any amounts withdrawn pursuant to a surrender charge waiver will count against the surrender charge-free amount for a Policy Year.

We may elect to reduce or eliminate the amount of the surrender charge when the Policy is sold under circumstances which reduce our sales or other expenses, or when required by regulation or regulatory authority.

Surrender charges do not apply upon payment of the death benefit or upon annuitization.

MAXIMUM POTENTIAL LOSS DUE TO INTERIM VALUE

Before the end of a Crediting Period for an Index Account Option, if you take a Surrender or withdrawal, or if you exercise the Performance Lock feature, or if you annuitize the Policy, or if the Policy’s death benefit is paid, or if a fee or charge is deducted from that Index Account Option, the transaction will be based on the Interim Value of your investment in that Index Account Option. The application of an Interim Value to such transactions could result in a loss beyond the downside protection for the Index Account Option. In extreme circumstances, for any Index Account Option, the total loss could be 100% (i.e., a complete loss of your principal and any prior earnings).

SERVICE CHARGE

We will deduct a service charge from your Policy on each Policy Anniversary prior to the Annuity Commencement Date and when you Surrender the Policy. Each time we deduct this charge, it will not exceed 2% (as a percentage of your Policy Value, before the deduction of any fees or charges on that date) or a maximum of $50, whichever is less. We reserve the right to waive this charge for any reason, but we guarantee that we will waive the charge if your Policy Value, or if your total premium payments minus prior withdrawals, on that date is at least equal to the minimum amount specified in your Policy.

For example, assume your Policy Value is $100,000 on a Policy Anniversary prior to the Annuity Commencement Date. Because 2% of your Policy Value on that Policy Anniversary (i.e., $2,000) is more than the maximum service charge of $50, the service charge on that Policy Anniversary would be limited to $50.

When assessed, this charge will be allocated among all of your Allocation Accounts and the Performance Lock Account in the same proportion to how your Policy Value in those Accounts is allocated at that time and will be deducted on a dollar for dollar basis. This charge will not be deducted from the Fixed Holding Account unless all other Accounts have been exhausted of value.

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GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE

If you elect the optional GMDB rider, you will be subject to an additional fee. You may elect the GMDB rider only at the time that you purchase the Policy (under limited circumstances, the GMDB rider may be re-elected after termination). The fee depends on the Annuitant’s age on the date that you sign the application for the Policy (or, under limited circumstances, at the time your re-election request is received in good order), as set forth in the following table:

Age of Annuitant	Fee Percentage
0-50	0.05%
51-70	0.15%
71-80	0.50%

The fee percentage applicable to your rider will not change for the life of your rider. If you re-elect the GMDB rider, the re-elected rider will be subject to the annualized fee percentages we are offering at the time of re-election. The annualized fee percentage will not exceed 2.00%.

The fee is charged as a percentage of your GMDB Benefit Base, which equals the guaranteed minimum death benefit under the rider (including any increases for additional premium payments and proportionate reductions for withdrawals).

The additional fee will be calculated and deducted quarterly, on the same day of the month as the rider effective date. If that day does not exist for a given month, the first calendar day of the following month will be used. The quarterly fee is calculated by multiplying the GMDB Benefit Base by the GMDB rider fee percentage and dividing that amount by four. For example, assume your annualized fee percentage for the GMDB rider is 0.50%, and at the end of a quarterly period prior to the Annuity Commencement Date, your GMDB Benefit base is $100,000. On that date, your GMDB rider fee would be $125 (i.e., $100,000 x 0.50% / 4 = $125).

This fee will be deducted on a pro-rated basis (based on the number of days that have elapsed since the end of the last Policy Quarter) if the rider is terminated. However, the pro-rated charge will not be deducted upon termination due to death.

When assessed, this charge will be allocated among all of your Allocation Accounts and the Performance Lock Account in the same proportion to how your Policy Value in those Accounts is allocated at that time and will be deducted on a dollar for dollar basis. This charge will not be deducted from the Fixed Holding Account unless all other Accounts have been exhausted of value.

See DEATH BENEFIT – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER for information about how the guaranteed minimum death benefit is calculated.

CREDIT ADVANTAGE FEE

If you invest in an Index Account Option with a Growth Opportunity Type designated as “Credit Advantage,” you will pay an additional fee for the increased upside potential associated with that Index Account Option. The fee percentage is annualized, which generally means that even if two Index Account Options are subject to the same fee percentage but the lengths of their Crediting Periods differ, you will pay more if you select the Index Account Option with the longer Crediting Period.

The annualized fee percentage is the percentage of your Policy Value allocated to that Index Account Option on the first day of the Crediting Period. Currently, each available Index Account Option with a Credit Advantage Growth Opportunity Type has an annualized fee percentage of 1.25%. The annualized fee percentage for an Index Account Option with a Credit Advantage Growth Opportunity Type as shown in this prospectus will not change for the life of the Policy.

The dollar amount of the Credit Advantage Fee is calculated at the beginning of the Crediting Period. The fee amount will equal the dollar amount allocated to the Index Account Option on the first day of the Crediting Period, multiplied by the Credit Advantage Fee percentage, multiplied by the length of the Crediting Period (in years). For

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example, assume you invest $100,000 in an Index Account Option with a Credit Advantage Growth Opportunity Type, a 6 year Crediting Period, and Credit Advantage Fee of 1.25% (annualized). Based on these assumptions, you would be subject to a total Credit Advantage Fee of $7,500 for that Crediting Period (i.e., ($100,000 x 1.25%) x 6 = $7,500). If the Crediting Period were instead only 1 year, you would be subject to a total Credit Advantage Fee of $1,250 (i.e., ($100,000 x 1.25%) x 1 = $1,250).

If you invest in an Index Account Option with a Credit Advantage Growth Opportunity Type, the Credit Advantage Fee will be charged against your investment in that Index Account Option as follows:

•

If you do not take a withdrawal or Surrender from the Index Account Option prior to the end of the Crediting Period, and you do not exercise the Performance Lock feature, the full Credit Advantage Fee amount will be deducted from your Index Account Option Value at the end of the Crediting Period on a dollar for dollar basis.

•

If you take a full withdrawal from the Index Account Option or a Surrender prior to the end of the Crediting Period, or if you exercise the Performance Lock feature, the full Credit Advantage Fee amount (or the remaining Credit Advantage Fee amount, if you previously took a withdrawal from the Index Account Option) will be deducted from your Interim Value on the date of full withdrawal or Surrender or Performance Lock on a dollar for dollar basis.

•

If you take a withdrawal from the Index Account Option prior to the end of the Crediting Period, a portion of the Credit Advantage Fee amount will be deducted from your Interim Value on the date of withdrawal on a dollar for dollar basis. The deduction will equal:

Remaining Credit Advantage Fee amount x (amount withdrawn / Interim Value).

Please note that the remaining Credit Advantage Fee amount and Interim Value used in the formula above are those values immediately prior to the withdrawal. The remaining Credit Advantage Fee amount at any time equals the Credit Advantage Fee amount calculated at the beginning of the Crediting Period minus the cumulative portion of the Credit Advantage Fee amount assessed at the time of any prior withdrawals during the Crediting Period.

In no event will the Credit Advantage Fee amount paid for an Index Account Option for a single Crediting Period exceed the Credit Advantage Fee amount calculated at the beginning of the Crediting Period.

If a death benefit becomes payable, the remaining Credit Advantage Fee amount, less the accrued Credit Advantage Fee amount, will be waived as of the date we receive due proof of death from any beneficiary.

SPECIAL SERVICE FEES

We may deduct a charge for the following special services: overnight delivery, duplicate policies, non-sufficient checks on new business, duplicate Form 1099 and Form 5498 tax forms, check copies, printing and mailing previously submitted forms, and asset verification requests from mortgage companies. The fees charged for any such service will vary, but will not exceed $50 per service. We will not deduct the charge from your Policy. We will require you to pay by credit card or other accepted method when you request the service. If the service involves the issuance of a check to you, we may allow you to deduct the charge from the final check.

REDUCED FEES AND CHARGES

We may, at our discretion, reduce or eliminate certain fees and charges for certain Policies (including employer-sponsored savings plans), which may result in decreased costs and expenses.

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ORDERING OF FEES AND CHARGES

At the end of the Crediting Period for an Index Account Option, fees and charges are applied after the Index Credit. Likewise, before the end of a Crediting Period for an Index Account Option, gains and losses resulting from Interim Value adjustments are applied before fees and charges. For the Fixed Account Option, the Performance Lock Account, or the Fixed Holding Account, fees and charges are applied after daily interest.

If multiple fees or charges are applied to an Account on the same day, they will be applied in the following order: (1) accrued Credit Advantage Fee amount; (2) GMDB rider fee; (3) Credit Advantage Fee when Performance Lock is exercised; (4) Credit Advantage Fee at the end of a Crediting Period; (5) Credit Advantage Fee when a withdrawal is taken before the end of a Crediting Period; (6) service charge.

PREMIUM TAXES

A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other government agency. We will, at our discretion, deduct the tax, currently ranging from 0% to 3.5%, from the Policy Value when you begin receiving annuity payments, you Surrender the Policy, or death proceeds are paid. We may decide to deduct the tax at the time that you make a premium payment or when due to the applicable taxing authority.

FEDERAL, STATE, AND LOCAL TAXES

We may in the future deduct charges from the Policy for any taxes we incur because of the Policy. However, no deductions are being made at the present time.

ADVISORY FEES

If you are receiving investment advice from a financial professional, you may be subject to investment advisory fees charged by your financial professional or your financial professional’s firm. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. If investment advisory fees were included in the cost of maintaining the Policy, your costs would be higher.

POLICY VALUE AND CASH VALUE

POLICY VALUE

Prior to the Annuity Commencement Date, your Policy Value represents the value of your investment in your Accounts, which may include the Fixed Holding Account, the Fixed Account Option, one or more Index Account Options, and the Performance Lock Account. If you invest in an Index Account Option, your Policy Value will reflect the Interim Values of your investment between the first and last day of the Crediting Period.

On any day during the accumulation phase, your total Policy Value is equal to:

•	Your total premium payment(s); minus

•	Your total gross withdrawals from the Policy (including amounts deducted for surrender charges); plus

•	Your accumulated gains on amounts allocated to Index Account(s); minus

•	Your accumulated losses on amounts allocated to Index Account(s); plus

•	Interest credited on amounts allocated to the Fixed Account and Fixed Holding Account; minus

•	Amounts deducted for fees and charges and taxes if any.

After the Annuity Commencement Date, your Policy does not have a Policy Value.

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CASH VALUE

Prior to the Annuity Commencement Date, your cash value represents the total amount that is available for withdrawal or Surrender. Your cash value is equal to the Policy Value less any surrender charges, if applicable. Your cash value may be lower than or equal to your Policy Value.

After the Annuity Commencement Date, your Policy does not have a cash value.

TYPES OF ACCOUNTS

FIXED HOLDING ACCOUNT

Before an initial or additional premium payment is allocated to one or more Allocation Accounts, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day.

The initial premium payment will be allocated from the Fixed Holding Account as described above after the Policy Date. An additional premium payment will be allocated as described above after we credit the additional premium payment to your Policy. If the Policy Date, or the date we credit an additional premium payment, is the 1st, 8th, 15th, or 22nd calendar day, it will be allocated on the next 1st, 8th, 15th, or 22nd calendar day, whichever occurs first.

Amounts held in the Fixed Holding Account are credited compound interest daily based on the annual interest rate in effect on that day. We may change the current annual interest rate for the Fixed Holding Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. You bear the risk that we will not credit interest at a rate greater than the guaranteed minimum effective annual interest rate.

You may obtain the current annual interest rate online at www.transamerica.com/[ ] or upon request by contacting our Administrative Office or your financial intermediary.

When your allocation instructions for an initial or additional premium payment are not in good order because they instruct us to allocate your premium payment to an Allocation Account that is no longer available for investment, your premium payment may be held in the Fixed Holding Account for a longer period of time than described above. See PREMIUM PAYMENTS – ALLOCATION OF PREMIUM PAYMENTS for additional information.

FIXED ACCOUNT OPTION

If you invest in the Fixed Account Option, we guarantee your principal and a fixed annual interest rate for a 1-year Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period.

We may declare a new annual interest rate for new Crediting Periods. We determine the annual interest rates for new Crediting Periods at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. You bear the risk that we will not credit interest for a new Crediting Period at a rate greater than the guaranteed minimum effective annual interest rate.

The annual interest rate declared for an ongoing Crediting Period will not change. However, the annual interest rate we declare for the Fixed Account Option may differ from Crediting Period to Crediting Period. For example, assume you have Policy Value

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invested in the Fixed Account Option with an ongoing 1-year Crediting Period. If the Fixed Account Option is still available for investment and you invest additional amounts in the Fixed Account Option, you will have two separate ongoing 1-year Crediting Periods for the Fixed Account Option, and the interest rates for those Crediting Periods may differ.

The current annual interest rate for the Fixed Account Option is available online at www.transamerica.com/[    ] or upon request by contacting our Administrative Office or your financial intermediary.

See SELECTING YOUR INVESTMENT OPTIONS for additional information about how to obtain the current annual interest rates for the available Fixed Account Options.

We do not guarantee that a Fixed Account Option will always be available for investment.

INDEX ACCOUNT OPTIONS

When you invest in an Index Account Option, your investment begins on the first day of the Crediting Period and generally ends on the last day of the Crediting Period. There are certain events that could end your investment before the last day of the Crediting Period, such as if you take a full withdrawal from that Index Account Option, Surrender the Policy, or annuitize the Policy, or if the death benefit becomes payable, or if you exercise Performance Lock, before the end of the Crediting Period.

At the end of the Crediting Period, we apply gain or loss to your Policy based on how the Index Account Option performed. The Index Account Option’s performance is linked to the performance of an Index, which will either be a market index or an exchange-traded fund. See THE INDEXES. The Index’s performance is measured by calculating the Index Change, which is the percentage difference between the Initial Index Value and the Final Index Value.

For example, regardless of how the Index otherwise performed between the beginning and end of the Crediting Period:

•	If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., ((1100/1000) – 1 = 10%).

•	Likewise, if the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., ((900/1000) – 1 = -10%).

The amount of gain or loss applied to your investment at the end of the Crediting Period will depend on the Index Change and the Index Account Option’s upside and downside features:

•

When the Index Change at the end of the Crediting Period is positive, your Policy gains value. The extent to which you participate in the positive Index performance depends on the Index Account Option’s Growth Opportunity Type. We currently offer Index Account Options with the following Growth Opportunity Types:

•

Cap – If you select an Index Account Option with a Cap, you will participate in positive Index performance up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap and a Cap Rate of 10%, and at the end of the Crediting Period the Index Change is 5%, your Index Credit Rate would be +5%. If the Index Change were 15%, your Index Credit Rate would be limited to +10%.

Cap+ Accelerator – If you select an Index Account Option with Cap+ Accelerator, you will participate in positive Index performance up to the Cap Rate and any positive Index performance beyond the Cap+ Accelerator Rate. You will not participate in positive Index

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performance between the Cap Rate and the Cap+ Accelerator Rate. For instance, if you select an Index Account Option with Cap+ Accelerator, a Cap Rate of 5%, and a Cap+ Accelerator Rate of 9%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be limited to +6%. The Index Credit Rate of +6% would be the sum of (i) the Index Change up to the Cap Rate (+5%) plus (ii) the Index Change in excess of the Cap+ Accelerator Rate (+1%). You would not participate in the 4% of Index Change that falls between the Cap Rate and Cap+ Accelerator Rate.

•

Participation – If you select an Index Account Option with Participation, you will participate in a percentage of positive Index performance, and that percentage will be the Growth Opportunity Participation Rate. For instance, if you select an Index Account Option with Participation and a Growth Opportunity Participation Rate of 80%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +8%. Currently, all Index Account Options with Participation are designated as “Credit Advantage,” which means that an additional charge applies to all Index Account Options with Participation as its Growth Opportunity Type.

When you invest in an Index Account Option, the upside potential of your investment is generally limited by the Growth Opportunity Type. No Growth Opportunity Type guarantees that your investment will increase in value.

See AVAILABLE ALLOCATION ACCOUNTS – GROWTH OPPORTUNITY TYPES: CALCULATING GAIN USING THE GROWTH OPPORTUNITY TYPE for more information about the Growth Opportunity Types that are available under the Policy.

•	When the Index Change at the end of the Crediting Period is zero, your Policy will not gain or lose value as a result of the Index performance.

•

When the Index Change at the end of the Crediting Period is negative, your Policy will lose value only to the extent that the Index Account Option’s downside protection does not protect you from loss. The downside protection provided by an Index Account Option will depend on its Downside Protection Type. We currently offer Index Account Options with the following Downside Protection Types:

•

Buffer – If you select an Index Account Option with a Buffer, your investment will incur loss for negative Index performance beyond the Buffer Rate. If the negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of that negative Index performance. For example, if you select an Index Account Option with a Buffer and a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be 0% (i.e., no loss due to negative Index performance). If the Index Change were -15%, your Index Credit Rate would be -5% and you would incur loss.

•

Floor – If you select an Index Account Option with a Floor, your investment will incur loss for negative Index performance up to the Floor Rate, but your investment will not incur loss for any negative Index performance beyond the Floor Rate. For example, if you select an Index Account Option with a Floor and a Floor Rate of -10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be -5%. If the Index Change were -15%, your Index Credit Rate would be -10%.

No Downside Protection Type provides complete protection from loss related to negative Index performance. You assume the risk that you will incur losses to the extent that the Downside Protection Type does not protect you from negative Index performance. Your losses could be significant.

See AVAILABLE ALLOCATION ACCOUNTS – DOWNSIDE PROTECTION TYPES: CALCULATING LOSS USING THE DOWNSIDE PROTECTION TYPES for more information about the Downside Protection Types that are available under the Policy.

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For more information about how gains and losses are calculated at the end of the Crediting Period, as well as about Interim Values and the Performance Lock feature, including examples, see VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION below.

The Index Account Options that are currently available for investment are listed under AVAILABLE ALLOCATION ACCOUNTS – AVAILABLE INDEX ACCOUNT OPTIONS. See also SELECTING YOUR INVESTMENT OPTIONS for information about how to obtain the current upside rates for the available Index Account Options.

PERFORMANCE LOCK ACCOUNT

The Performance Lock Account is an interest-bearing account to which your locked-in Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) will be transferred upon exercising Performance Lock for an Index Account Option. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account, until the next Allocation Anniversary. We may change the current annual interest rate for the Performance Lock Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. You bear the risk that we will not credit interest at a rate greater than the guaranteed minimum effective annual interest rate. You may obtain the current annual interest rate online at www.transamerica.com/[ ] or upon request by contacting our Administrative Office or your financial intermediary. The Performance Lock Account is part of our Fixed Account.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK for information about the Performance Lock feature.

VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION

INDEX ACCOUNT OPTION VALUE

The value of your investment in an Index Account Option at the end of a Crediting Period is your Index Account Option Value. Your Index Account Option Value is calculated using the following formula:

Index Account Option Value = Index Base x (1 + Index Credit Rate)

•

Index Credit Rate / Index Credit. The Index Credit Rate represents the percentage gain or loss that we apply to your Index Account at the end of the Crediting Period (i.e., your Index rate of return). Your gain or loss can also be expressed as a dollar amount, which we then refer to as the Index Credit.

The Index Credit Rate and the Index Credit may be positive, negative, or zero.

•	Index Base. Your Index Base generally represents your investment in the Index Account Option.

The following is an example of how we calculate your Index Account Option Value at the end of a Crediting Period: Assume you invest $10,000 in an Index Account Option. At the beginning of the Crediting Period, your Index Base

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is $10,000. At the end of the Crediting Period, your Index Base is still $10,000 if there were no deductions for fees or charges or withdrawals before the end of the Crediting Period. At the end of the Crediting Period, we will apply the Index Credit Rate to your Index Base to calculate your Index Account Option Value.

•	Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.

•	Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.

Any fees or charges deducted at the end of the Crediting Period will be deducted on a dollar for dollar basis from your Index Account Option Value after the Index Credit is applied. Continuing the examples above, if a $50 service charge were deducted from that Index Account Option on the same day that the Index Credit was applied, the Index Account Option Value would be reduced after the Index Credit to $10,950 (i.e., $11,000 - $50) or $8,950 (i.e., $9,000 - $50), respectively. See FEES AND CHARGES.

NEGATIVE ADJUSTMENTS TO INDEX BASE

On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless a fee or charge is deducted from that Index Account Option, or if you take a withdrawal from that Index Account Option (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, or any other withdrawal), before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the fee or charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, and fees and charges deducted, from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base, even fees and charges that are periodically deducted from your Policy. A negative adjustment to your Index Base may be greater than the amount withdrawn or the fee or charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base). There is no way to increase your Index Base during a Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

For example, assume that your Index Base on the first day of a Crediting Period for an Index Account is $10,000. Further, assume that there are no deductions as a result of fees, charges, or withdrawals from that Index Account until a given day before the end of the Crediting Period, on which day your Interim Value is $9,500 (before any deductions for fees, charges, or withdrawals) and a total of $475 in fees, charges, or withdrawals is deducted from that Index Account Option on that date. The $475 deduction would reduce your Interim Value to $9,025, representing a 5% reduction in your Interim Value (i.e., ($9,025 / $9,500) – 1 = 5%). As such, your Index Base would likewise be reduced by 5% from $10,000 to $9,500 (i.e., ($10,000 x (1 + -5%) = $9,500), a negative adjustment to the Index Base of -$500. Please note that in this example, the negative adjustment to the Index Base (-$500) was greater than the reduction in the Interim Value (-$475).

Continuing this example to the end of the Crediting Period, assume that there are no other deductions as a result of fees, charges, or withdrawals from that Index Account Option before the end of the Crediting Period:

•

Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $10,450 (i.e., $9,500 x (1 + 10%) = $10,450). The Index Credit is +$950. In comparison, had your original Index Base of $10,000 not been subject to the negative adjustment earlier in this example, the Index Account Option

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Value would have equaled $11,000 (i.e., $10,000 x (1 + 10%) = $11,000), and the Index Credit would have been +$1,000.

•

Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $8,550 (i.e., $9,500 x (1 + -10%) = $8,550). The Index Credit is -$950. In comparison, had your original Index Base of $10,000 not been subject to the negative adjustment earlier in this example, the Index Account Option Value would have equaled $9,000 (i.e., $10,000 x (1 + -10%) = $9,000), and the Index Credit would have been -$1,000.

See APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for additional examples of negative adjustments.

INTERIM VALUES

We calculate the Interim Value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•

An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances—including the deduction of a periodic fee or charge—the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period. If you use the Performance Lock feature to lock-in an Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss.

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The Interim Value for an Index Account Option is calculated using the following formula:

Index Base x (1 + Interim Value Index Credit Rate)

•	Index Base. Similar to the end of a Crediting Period, we calculate Interim Values by applying a percentage gain or loss to your Index Base.

•

Interim Value Index Credit Rate. The Interim Value Index Credit Rate is a rate of return that may be positive, negative, or zero. We calculate this interim rate of return differently than the Index Credit Rate at the end of the Crediting Period.

•

Gains and losses for Interim Values are not directly tied to the performance of the Index for the Index Account Option. We calculate the Interim Value Index Credit Rate by using a formula that looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). The values of these instruments can be affected by factors such as Index performance, volatility, and interest rates. This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. The estimated fair value is intended to reflect factors such as the likelihood, and magnitude of, a positive or negative Index Credit Rate at the end of the Crediting Period, the length of time remaining in the Crediting Period, and the risk of loss and the possibility of gain at the end of the Crediting Period.

•

If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, the Interim Value formula described above includes an adjustment to the impact of fixed income markets on the Interim Value of your investment. In decreasing yield environments, this adjustment will serve to reduce the Interim Value. In increasing yield environments, this adjustment will serve to increase the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period and lessens as the remaining number of days in the surrender charge period decreases. There is no adjustment if a premium payment allocated to an Index Account Option is outside of the six-year surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

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Our process for calculating Interim Values is explained in detail in APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES, including the formula we use to calculate the Interim Value Index Credit Rate.

The following examples are intended to illustrate how an Interim Value is calculated. Assume that you purchase a Policy with the standard death benefit, and on the Policy Date, you invest $10,000 in an Index Account Option with a 1-year Crediting Period and a Growth Opportunity Type that isn’t designated as Credit Advantage. Further, assume that you take no withdrawals from that Index Account Option, or exercise the Performance Lock feature, before the end of the Crediting Period.

Based on these assumptions, Examples 1 and 2 illustrate the Interim Value calculation halfway through the Crediting Period with positive and negative market scenarios, respectively. Examples 3 and 4 illustrate the Interim Value calculation close to the end of the Crediting Period with positive and negative market scenarios, respectively. The Examples assume that the Interim Values are calculated 182 days (Examples 1 and 2) or 335 days (Examples 3 and 4) into the 6-year surrender charge period applicable to your premium payment. In these examples, if you had elected the GMDB rider or an Index Account Option with a Credit Advantage Growth Opportunity Type, your Interim Values would be lower depending on the applicable fee percentages, the dates on which those charges are deducted, and the actions you take under the Policy (i.e., when and if you take a Surrender or withdrawal, exercise Performance Lock, or annuitize the Policy).

	Example 1	Example 2	Example 3	Example 4
Index Base	$10,000	$10,000	$10,000	$10,000

Interim Value Index Credit Rate
Option Value
Current day	4.00%	-4.00%	4.00%	-4.00%
First day of Crediting Period	2.00%	2.00%	2.00%	2.00%

# of calendar days remaining in Crediting Period	183	183	30	30
# of calendar days in Crediting Period	365	365	365	365
ratio	0.5014	0.5014	0.0822	0.0822

Option Value rate	2.9973%	-5.0027%	3.8356%	-4.1644%

Bond Reference Portfolio Yield
Current day	1.93%	1.93%	2.46%	2.46%
First day of Crediting Period	2.00%	2.00%	2.00%	2.00%
Calendar days remaining/365.25	0.5010	0.5010	0.0821	0.0821

Bond Reference Portfolio Yield rate	0.0341%	0.0341%	-0.0369%	-0.0369%

Days Remaining in Surrender Charge Period
# of calendar days remaining in surrender charge period	2008	2008	1855	1855
# of calendar days in surrender charge period	2190	2190	2190	2190
1 - ratio	0.08311	0.08311	0.15297	0.15297

Interim Value Index Credit Rate	3.00%	-5.00%	3.83%	-4.17%

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Interim Value
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate	3.00%	-5.00%	3.83%	-4.17%
Interim Value	$10,300	$9,500	$10,383	$9,583

As previously noted, if a premium payment allocated to an Index Account Option is still within its 6-year surrender charge period, your Interim Values for that Index Account Option may be higher or lower than if the premium payment were outside of its surrender charge period. In comparison to the examples above, the table below shows what the Interim Value would have been in each example had the premium payment not been within its surrender charge period at those times (all other assumptions being the same):

Interim Value
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate	3.03%	-4.97%	3.80%	-4.20%
Interim Value	$10,303	$9,503	$10,380	$9,580

See APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES for detailed explanations and examples of Interim Value calculations.

INDEX SUBSTITUTIONS

During a Crediting Period, if a market index serving as an Index is discontinued, or if the calculation of the Index is substantially changed by the index provider, or if an ETF that is serving as an Index is liquidated or otherwise no longer exists, or if its investment objectives, strategies, or risks substantially change, we may substitute the Index with a new Index once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Index Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index. We may look at factors which include, but are not limited to, asset class, index composition, strategy, and index liquidity.

If we substitute an Index during a Crediting Period, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the start of the Crediting Period to the substitution date. We will use a similar process if multiple substitutions occur during a Crediting Period. The substitution of an Index will have no impact on the Index Account Option’s Crediting Period, Growth Opportunity Type, Downside Protection Type, or any other features or rates for that Index Account Option other than the Index to which the Index Account Option is linked.

This example is intended to show how we would calculate the Index Change during a Crediting Period in which an Index was substituted.

Index Change on substitution date for original Index

Initial Index Value for original Index	1000
Index Value for original index on substitution date	1050
Index Change for original Index on substitution date	(1050 /1000) -1 = 5%

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This 5% Index Change on the substitution date is then used to calculate the revised Initial Index Value for the replacement Index.

Revised Initial Index Value for replacement Index

Index Change for original Index on substitution date	5%
Index Value for replacement Index on substitution date	1000
Revised Initial Index Value for replacement Index	1000 / (100% + 5%) = 952.38

The Index Change calculation for that Crediting Period is then based on the change between the revised Initial Index Value for the replacement Index, and the Final Index Value for the replacement Index.

PERFORMANCE LOCK

On any Business Day between the first and last day the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all.

If you exercise Performance Lock for an Index Account Option, your Interim Value for that Index Account Option (less any remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account.

If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any remaining Crediting Advantage Fees and any other applicable charges). Interim Values fluctuate daily, positively or negatively, and may be unfavorable to you. If you lock-in an amount that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. Depending on when you exercised Performance Lock, your investment might not participate in Index performance for up to one year.

For example, assume you invest $10,000 in an Index Account Option and you elect to exercise Performance Lock. If the Interim Value on the Performance Lock Date is $10,500 and there is $300 in remaining Credit Advantage Fees and other applicable charges for that Index Account Option, we will transfer $10,200 to the Performance Lock Account, locking-in $200 of gain (before any future credited interest, fees or charges, or withdrawals applied to the Performance Lock Account). Conversely, if the Interim Value on the Performance Lock Date is $9,500 and there is $300 in remaining Credit Advantage Fees and other fees, we will transfer $9,200 to the Performance Lock Account, locking-in an $800 loss (before any future credited interest, fees or charges, or withdrawals applied to the Performance Lock Account).

You may “manually” exercise Performance Lock by contacting us on any Business Day before the end of the Crediting Period, in which case we will lock-in the Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) next calculated after we receive your request in good order.

You may also exercise Performance Lock “automatically” based on a target gain that you provide us in advance. For instance, if you instruct us to exercise Performance Lock on any Business Day that the Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) represents at least a 5% gain compared to your Index Base, Performance Lock will be automatically exercised on any Business Day that the Interim Value (less any remaining Credit Advantage Fees and any other applicable charges) is at least 5% greater than your Index Base. You may cancel your target gain instructions at any time before Performance Lock is exercised.

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If you submit instructions with your Policy application for Performance Lock to be automatically exercised for an Index Account Option, those instructions will apply to any portion of your initial premium payment allocated to that Index Account Option (including any portion of your initial premium payment that we receive after the Policy Date). Those instructions will not apply to any additional premium payment, any other Index Account Option, or any future Crediting Period. You must submit separate instructions to exercise Performance Lock automatically in those instances.

If you exercise Performance Lock manually, you won’t know the locked-in Interim Value in advance. The locked-in Interim Value may be lower or higher than the Interim Value that was last calculated before you submitted your request. If you exercise Performance Lock automatically, you will not know the locked-in Interim Value in advance, but the locked-in Interim Value (less the deduction of any remaining Credit Advantage Fees and any other applicable charges) will be triggered by the target gain that you set in advance.

We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.

On the Performance Lock Date, the amount transferred to the Performance Lock Account will equal the locked-in Interim Value (less any remaining Credit Advantage Fees and any other applicable charges). Thereafter, until the next Allocation Anniversary, that amount will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. We may change the current annual interest rate at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. For any date on which a fee, charge, or withdrawal is deducted from the Performance Lock Account, daily interest will have been credited before the deduction of the fee, charge, or withdrawal.

Withdrawals from the Performance Lock Account are not subject to Interim Values or negative adjustments to an Index Base, but are subject to the other risks associated with withdrawals or a Surrender, including applicable surrender charges and taxes and a 10% federal penalty tax if made before age 59 1⁄2.

The amount held in the Performance Lock Account will remain there until the next Allocation Anniversary unless earlier withdrawn or annuitized. On the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. We must receive your instructions at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, such amount will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option.

Other information about Performance Lock:

•	Exercise of the Performance Lock feature is irrevocable.

•	The Performance Lock Account is an interest-bearing holding account under the Policy; it is not an investment option that you can select for investment.

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There is no limit on the number of times that you may exercise Performance Lock during the accumulation phase, but it may be exercised only once during any single Crediting Period for an Index Account Option.

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If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may provide separate manual or automatic Performance Lock instructions for any such Crediting Period.

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If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock for purposes of crediting interest; deducting fees, charges, and withdrawals; and transferring amounts from the Performance Lock Account on the next Allocation Anniversary.

THE INDEXES

Each Index Account Option is linked to the performance of an Index. Each Index is either a market index or an exchange-traded fund (“ETF”).

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A market index tracks, directly or indirectly, the performance of a specific basket of stocks or other assets considered to represent a particular market or sector. Please note that by investing in an Index Account Option that is linked to the performance of a market index, you are not investing in the market index (it is not possible to invest directly in a market index) and you have no rights with respect to the index.

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ETFs are SEC-registered investment companies whose shares are traded throughout the day on national stock exchanges at market prices. Please note that when you invest in an Index Account Option that is linked to the performance of an ETF, you are not investing in the ETF and you are not a shareholder in the ETF. You will have no voting, dividends, liquidation, or other rights that belong to shareholders in the ETF.

See “PRODUCT RISK FACTORS – Index Performance Risks” for a discussion of the investment risks associated with the Indexes.

When the Index is a market index, the Index Value at the end of a day is the closing value of the Index for that day. When the Index is an ETF, the Index Value at the end of a day is the closing share price for that day on the ETF’s primary stock exchange. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day. We rely on the Index Values reported to us by a third-party when administering the Policy.

MARKET INDEXES

The Indexes described in this section are market indexes. You may request additional information about each Index from our Administrative Office or your financial intermediary.

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S&P 500® Index

The S&P 500® Index (Ticker: SPX) is widely regarded as the best single gauge of large-cap U.S. equities. This market index includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500® Index is calculated without adjustments for dividends.

Fidelity World Factor Leaders IndexSM 0.5% AR

The Fidelity World Factor Leaders IndexSM 0.5% AR (Ticker: FIDWFLEN) is an adjusted return equity index offering exposure to U.S. and developed market non-U.S. companies. The index provider of the Index and the underlying indexes is Fidelity Product Services LLC (FPS).

The daily performance of this Index is reduced by 0.5% annually. Without this adjustment to the return, the performance of this Index over any one year period would be approximately 0.5% higher. While this performance adjustment is not a charge under the Policy, it reduces the performance of this Index and therefore may negatively impact the performance of your Policy if you select an Index Account Option that is linked to this Index.

This Index and the underlying indexes are calculated without adjustments for dividends.

This Index is comprised of two underlying market indexes with assigned weightings. This Index is rebalanced daily based on the underlying indexes’ assigned weightings.

The first underlying index is the Fidelity U.S. Multifactor Index (price return) (Ticker: FIDUSMFP). It has an assigned weighting of 60%. The Fidelity U.S. Multifactor Index is designed to reflect the performance of stocks of large-capitalization U.S. companies with attractive valuations, high quality profiles, lower volatility than the broader market, and positive momentum signals. Approximately 100 stocks from the top 1000 U.S. stocks based on market capitalization are selected for inclusion in this underlying index. This underlying index is rebalanced semi-annually.

The second underlying index is the Fidelity International Multifactor Index (price return) (Ticker: FIDINTFP). It has an assigned weighting of 40%. The Fidelity International Multifactor Index is designed to reflect the performance of stocks of large and mid-capitalization developed international companies with attractive valuations, high quality profiles, positive momentum signals, lower volatility than the broader market, and low correlation to the U.S. equity market. Approximately 200 stocks from the top 1000 developed international stocks based on market capitalization are selected for inclusion in this underlying index. This underlying index is rebalanced semi-annually.

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Each underlying index is designed to emphasize companies with the following factors: attractive valuations, high quality profiles, positive momentum signals and lower volatility than the broader market. The Fidelity International Multifactor Index also emphasizes companies with low correlation to the U.S. equity market.

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“Attractive valuations” refers to companies with strong cash flows; earnings before interest, tax, depreciation, and amortization; book value; and earnings estimates relative to share price or enterprise value.

•	“High quality profile” refers to companies with strong profit generation, earnings, and cash flows.

•	“Positive momentum” refers to companies showing positive market returns during recent periods.

•	“Lower volatility than the broader market” refers to companies that have demonstrated more stable returns with less sensitivity to market movements relative to other companies.

•	“Low correlation to the U.S. equity market” refers to companies in a non-U.S. sector whose returns are not strongly tied to the U.S. market.

Each underlying index is constructed by: (i) calculating weighted-average scores based on the targeted factors; (ii) selecting the highest scoring stocks within each weighted sector (and, in the case of the Fidelity International Multifactor Index, by country/region with an emphasis on lower U.S. market correlation); and (iii) assigning equal weights to all stocks selected for inclusion. At each rebalance for an underlying index, all stocks in the relevant universe are ranked by weighted-average scores from highest to lowest. The lowest ranked stocks included in the index at time of rebalance are removed from the index until a turnover threshold of 20% by weight has been reached. For each stock removed, it is replaced with the highest ranking stock not already included in the index.

Fidelity World Factor Leaders IndexSM 0.5% AR is exclusively licensed to Transamerica for use with this Policy. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

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EXCHANGE TRADED FUNDS (ETFS)

The Indexes described in this section are ETFs. Additional information about each ETF is available on the SEC’s website at www.sec.gov and copies of that information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file number for each ETF is provided below. Please note that such information is not prepared by us and may be intended for shareholders of the ETFs. You will not be a shareholder of an ETF by investing in an Index Account Option that is linked to the performance of an ETF. You may also request additional information about each ETF from our Administrative Office or your financial intermediary.

iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (NYSE Arca: IWM) (SEC file number 333-92935) seeks to track the investment results of the Russell 2000® Index, an index composed of small-capitalization U.S. equities. The Russell 2000® Index measures the performance of the small capitalization sector of the U.S. equity market, as defined by FTSE Russell.

iShares® U.S. Technology ETF

The iShares® U.S. Technology ETF (NYSE Arca: IYW) (SEC file number 333-92935) seeks to track the investment results of the Russell 1000 Technology RIC 22.5/45 Capped Index, which is composed large-, and mid -capitalization U.S. companies. The Russell 1000 Technology RIC22.5/45 Capped Index is designed to measure the performance of U.S. companies in the technology sector.

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iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (NYSE Arca: EEM) (SEC file number 033-97598) seeks to track the investment results of the MSCI Emerging Markets Index, which is composed of large- and mid-capitalization emerging market equities. The MSCI Emerging Markets Index is designed to measure equity market performance in the global emerging markets.

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iShares® MSCI USA ESG Select ETF

The iShares® MSCI USA ESG Select ETF (NYSE Arca: SUSA) (SEC file number 333-92935) seeks to track the investment results of the MSCI USA Extended ESG Select Index, an index composed of U.S. companies that have positive environmental, social, and governance (“ESG”) characteristics as identified by the index provider. The index includes large- and mid-capitalization companies. The MSCI USA Extended ESG Select Index is designed to maximize exposure to favorable ESG characteristics, while exhibiting risk and return characteristics similar to the broader MSCI USA Index.

While the iShares® MSCI USA ESG Select ETF seeks to track the performance of a market index comprised of companies with ESG characteristics, amounts you invest in an Index Account Option linked to the iShares® MSCI USA ESG Select ETF are NOT invested in companies with ESG characteristics. The assets in the Company’s general account and the Separate Account are not invested in any companies for their ESG characteristics.

AVAILABLE ALLOCATION ACCOUNTS

FIXED ACCOUNT OPTION

The table below shows the Fixed Account Option that we currently offer. We may offer other Fixed Account Options in the future.

FIXED ACCOUNT OPTION CURRENTLY AVAILABLE FOR INVESTMENT

Crediting Period	Guaranteed Minimum Effective Annual Interest Rate
1-Year	0.25%

AVAILABLE INDEX ACCOUNT OPTIONS

We currently offer two categories of Index Account Options: “Basic Index Account Options” and “Enhanced Index Account Options.” The available Basic Index Account Options and Enhanced Index Account Options are set forth in this section.

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We reserve the right to add and remove Index Account Options as available investment options. We guarantee that we will always offer at least one Basic Index Account Option for investment, but not any particular Basic Index Account Option. We may not offer any Enhanced Index Account Options for investment in the future. You may not be able to invest in a particular Index Account Option in the future, even if it was previously made available to you. Index Account Options will only be added or removed through an amendment to this prospectus

Among the available Index Account Options, we currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”

There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all, or that an Index Account Option with a Credit Advantage Growth Opportunity Type will outperform an Index Account Option without a Credit Advantage Growth Opportunity Type. The additional fee will increase any losses or decrease any gains.

Basic Index Account Options

The table below lists the Basic Index Account Options that we currently offer and includes the following information for each Basic Index Account Option:

•	The Index. See THE INDEXES for information about the various Indexes.

•	The Crediting Period.

•	The Downside Protection Type and related rate.

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The Growth Opportunity Type. The current rates for the Growth Opportunity Types are not shown in the table below because we may declare new rates for new Crediting Periods. You may obtain the current rates for new Crediting Periods online at www.transamerica.com/ or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING YOUR INVESTMENT OPTIONS.

•	For any Basic Index Account Option with a Credit Advantage Growth Opportunity Type, the guaranteed maximum annualized Credit Advantage Fee.

•	The guaranteed limit(s) on the rate(s) for the Growth Opportunity Type, to which we are subject when we declare new rates for new Crediting Periods.

BASIC INDEX ACCOUNT OPTIONS CURRENTLY AVAILABLE FOR INVESTMENT

Index	Crediting Period	Downside Protection Type and Rate	Growth Opportunity Type	Credit Advantage Fee (annualized)	Guaranteed Limit(s) on Rate(s) For Growth Opportunity Type
S&P 500® Index	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%
Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%
iShares® Russell 2000 ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%
iShares® U.S. Technology ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%
iShares® MSCI Emerging Markets ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%
iShares® MSCI USA ESG Select ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 1.50%

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S&P 500® Index	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%
iShares® Russell 2000 ETF	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%
iShares® U.S. Technology ETF	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%
iShares® MSCI Emerging Markets ETF	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%
iShares® MSCI USA ESG Select ETF	1-Year	Buffer Buffer Rate: 10%	Cap+ Accelerator (Credit Advantage)	1.25%	Cap Rate: No lower than 1.00% Cap+ Accelerator Rate: Not to exceed Cap Rate by more than 20.00%
S&P 500® Index	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%
Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%
iShares® Russell 2000 ETF	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%
iShares® U.S. Technology ETF	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%
iShares® MSCI Emerging Markets ETF	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%
iShares® MSCI USA ESG Select ETF	1-Year	Floor Floor Rate: -10%	Cap	N/A	Cap Rate: No lower than 1.50%
S&P 500® Index	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® MSCI Emerging Markets ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® MSCI USA ESG Select ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
S&P 500® Index	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® MSCI Emerging Markets ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%

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iShares® MSCI USA ESG Select ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
S&P 500® Index	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® MSCI Emerging Markets ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® MSCI USA ESG Select ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Growth Opportunity Participation Rate: No lower than 15%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Growth Opportunity Participation Rate: No lower than 15%
S&P 500® Index	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%

Growth Opportunity Types: Calculating Gain Using the Available Growth Opportunity Types

At the end of the Crediting Period for a Basic Index Account Option, if the Index Change is positive or zero, we use the applicable Growth Opportunity Type to calculate your gain, if any. Each Basic Index Account Option has only one Growth Opportunity Type.

A Growth Opportunity Type may limit your participation in positive Index performance, limiting the upside potential of your investment.

1.	Cap

For a Basic Index Account Option with a Cap as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate using the Cap as follows:

•	If the Index Change is positive and less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change is positive and exceeds the Cap Rate, your Index Credit Rate will equal the Cap Rate.

•	If the Index Change is zero, your Index Credit Rate will equal zero.

Under this Growth Opportunity Type, you will not participate in any Index performance beyond the Cap Rate. The Cap Rate limits the upside potential of your investment. The Cap is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Cap Rate for that Crediting Period would be less if measured on an annual basis.

For each Index Account Option with Cap as its Growth Opportunity Type, we may declare a new Cap Rate for new Crediting Periods, subject to the guaranteed minimum Cap Rate for that Index Account Option. We reserve the right to declare no Cap Rate for a new Crediting Period. There will be no limit on gains during a new Crediting Period if we declared no Cap Rate.

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The illustration below includes two examples of how we calculate the Index Credit Rate at the end of a Crediting Period using a Cap. Both examples assume a Cap Rate of 10%.

•	In the first example, the Index Change is +5%, which does not exceed the Cap Rate, so your Index Credit Rate would be +5%.

•	In the second example, the Index Change is +15%, which exceeds the Cap Rate, so your Index Credit Rate would be +10%.

Credit Advantage Cap. We calculate the Index Credit Rate the same way regardless of whether a Cap is designated as “Credit Advantage.” When an Index Account Option has a Credit Advantage Cap, we will declare a Cap Rate that is higher than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

2.	Cap+ Accelerator

For a Basic Index Account Option with Cap+ Accelerator as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate using Cap+ Accelerator as follows:

•	If the Index Change is less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change exceeds the Cap Rate but does not exceed the Cap+ Accelerator Rate, your Index Credit Rate will equal the Cap Rate.

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If the Index Change exceeds both the Cap Rate and the Cap+ Accelerator Rate, your Index Credit Rate will equal the Cap Rate plus a percentage equal to the excess Index Change over the Cap+ Accelerator Rate.

•	If the Index Change is zero, your Index Credit Rate will equal zero.

While Cap+ Accelerator potentially presents more upside potential compared to the Cap Growth Opportunity Type by allowing you to potentially participate in Index performance that exceeds the Cap Rate, this Growth Opportunity Type also limits the upside potential of your investment because you will not participate in any Index performance between the Cap Rate and the Cap+ Accelerator Rate. Cap+ Accelerator is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Cap Rate and Cap+ Accelerator Rate for that Crediting Period would be less if measured on an annual basis.

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For each Index Account Option with Cap+ Accelerator as its Growth Opportunity Type, we may declare a new Cap Rate and Cap+ Accelerator Rate for new Crediting Periods, subject to the guaranteed minimum Cap Rate and the guaranteed maximum difference between the Cap+ Accelerator Rate and Cap Rate for that Index Account Option. We reserve the right to declare no Cap Rate and Cap+ Accelerator Rate for a new Crediting Period. There will be no limit on gains during a new Crediting Period if we declared no Cap Rate and Cap+ Accelerator Rate.

The illustration below includes three examples of how we calculate the Index Credit Rate at the end of the Crediting Period using Cap+ Accelerator. Each example assumes a Cap Rate of 7% and a Cap+ Accelerator Rate of 10%.

•	In the first example, the Index Change is +5%, which does not exceed the Cap Rate, so your Index Credit Rate would be +5%.

•	In the second example, the Index Change is +10%, which exceeds the Cap Rate but does not exceed the Cap+ Accelerator Rate, so your Index Credit Rate would be +7%.

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In the third example, the Index Change is +15%, which exceeds the Cap Rate and the Cap+ Accelerator Rate. Your Index Credit Rate would be +12%, which is the sum of the Cap Rate (7%) and the Index Change in excess of the Cap+ Accelerator Rate (5%).

Credit Advantage Cap+ Accelerator. We calculate the Index Credit Rate the same way regardless of whether Cap+ Accelerator is designated as “Credit Advantage.” When an Index Account Option has Credit Advantage Cap+ Accelerator, we will declare a Cap Rate and/or Cap+ Accelerator Rate that is more favorable to you than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

3.	Participation

Currently, all Index Account Options with Participation are designated as “Credit Advantage,” which means that an additional charge applies to all Index Account Options with Participation as its Growth Opportunity Type. We will declare a Growth Opportunity Participation Rate that is higher than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

For a Basic Index Account Option with Participation as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate by multiplying the Index Change by the Growth Opportunity Participation Rate.

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Participation is not subject to a specific cap on gains, but you instead participate in a percentage of the positive Index Performance, which may limit the upside potential of your investment.

•	A Growth Opportunity Participation Rate equal to 100% means that you will fully participate in positive Index performance.

•	A Growth Opportunity Participation Rate less than 100% means that you will not fully participate in positive Index performance.

•	We may declare Growth Opportunity Participation Rates greater than 100%, which would have the effect of increasing your gains relative to the Index Change.

If the Growth Opportunity Participation Rate is less than 100%, you will not fully participate in positive Index performance, limiting the upside potential of your investment.

For each Index Account Option with Participation as its Growth Opportunity Type, we may declare a new Growth Opportunity Participation Rate for new Crediting Periods, subject to the guaranteed minimum Growth Opportunity Participation Rate for that Index Account Option.

The illustration below includes three examples of how we calculate the Index Credit Rate at the end of the Crediting Period using Participation. Each example assumes an Index Change of +10% with different Growth Opportunity Participation Rates. The examples show, using the same Index Change, how differences in the Growth Opportunity Participation Rate can impact your Index Credit Rate.

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In the first example, the Index Change is 10% and the Growth Opportunity Participation Rate is 80%, so your Index Credit Rate would be +8% (i.e., 10% x 80% = 8%). Here, the Growth Opportunity Type had the effect of decreasing your gains relative to the Index Change.

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In the second example, the Index Change is 10% and the Growth Opportunity Participation Rate is 100%, so your Index Credit Rate would be +10% (i.e., 10% x 100% = 10%). Here, the Growth Opportunity Type had no effect on your gains relative to the Index Change.

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In the third example, the Index Change is 10% and the Growth Opportunity Participation Rate is 120%, so your Index Credit Rate would be +12% (i.e., 10% x 120% = 12%). Here, the Growth Opportunity Type had the effect of increasing your gains relative to the Index Change.

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Downside Protection Types: Calculating Loss Using The Available Downside Protection Types

At the end of the Crediting Period for a Basic Index Account Option, if the Index Change is negative, we use the applicable Downside Protection Type to calculate your loss (if any). Each Basic Index Account Option has only one Downside Protection Type.

A Downside Protection Type may not fully protect you from loss. Your losses could be significant.

1.	Buffer

The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, it is possible that you could lose 90% of your investment as a result of negative Index performance. Unlike with a Floor, however, a Buffer absorbs the impact of negative Index performance before negative Index performance impacts your investment.

For a Basic Index Account Option with a Buffer as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease if the Index Change goes beyond the Buffer Rate.

We calculate your Index Credit Rate using the Buffer as follows:

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If the Index Change is below the Buffer Rate, your Index Credit Rate will equal 0%. Under these circumstances, the Buffer would provide complete protection from loss related to the negative Index performance.

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If the Index Change goes beyond the Buffer Rate, your Index Credit Rate will be a percentage equal to the excess Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance.

The Buffer provides limited downside protection. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant. The Buffer is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Buffer for that Crediting Period is the total Buffer for the life of the Crediting Period.

The illustration below includes three examples of how the Buffer applies when the Index Change is negative. Each example assumes a Buffer Rate of 10%.

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In the first example, the Index Change is -5%, which does not go beyond the Buffer Rate, so the Buffer would completely protect you from loss related to the negative Index performance. Your Index Credit Rate would be 0%.

•

In the second example, the Index Change is -15%, which goes beyond the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -5%.

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In the third example, the Index Change is -25%, which goes beyond the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -15%.

2.	Floor

The Floor Rate is the maximum amount of negative Index Change that may be charged to an Owner. For instance, assuming a Floor Rate of -10%, it is possible that you could lose up to 10% of your investment as a result of negative Index performance. Unlike with a Buffer, however, your investment is impacted by negative Index performance before negative Index performance is absorbed by the Floor.

For a Basic Index Account Option with a Floor as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease, but your losses due to negative Index performance will not be greater than the Floor Rate.

We calculate your Index Credit Rate using the Floor as follows:

•	If the Index Change does not go beyond the Floor Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change goes beyond the Floor Rate, your Index Credit Rate will equal the Floor Rate.

The Floor provides limited downside protection. You assume the risk of loss for negative Index performance down to the Floor Rate. Your losses could be significant depending on the Floor Rate. In cases where a Crediting Period is more than one year, the Floor for that Crediting Period is the total Floor for the life of the Crediting Period.

The illustration below includes three examples of how the Floor applies when the Index Change is negative. Each example assumes a Floor Rate of -10%.

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In the first example, the Index Change is -5%, which does not go beyond the Floor based on the Floor Rate (-10%), so the Floor would not provide any protection from loss related to the negative Index performance. Your Index Credit Rate would be -5%.

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In the second example, the Index Change is -10%, which does not go beyond the Floor based on the Floor Rate (-10%), so the Floor would not provide any protection from loss related to the negative Index performance. Your Index Credit Rate would be -10%.

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In the third example, the Index Change is -25%, which goes beyond the Floor based on the Floor Rate (-10%), so the Floor would provide limited protection from loss related to the negative Index performance. Your Index Credit Rate would be -10%.

Enhanced Index Account Options

The table below lists the Enhanced Index Account Options that we currently offer. Currently, we are only offering one type of Enhanced Index Account Option: “Best Entry.” We reserve the right to offer different types of Enhanced Index Accounts in the future. We may not always offer Best Entry options.

The table below includes the following information for each Best Entry option:

•	The Index. See THE INDEXES for information about the various Indexes.

•	The Crediting Period.

•	The Downside Protection Type and related rate (all Best Entry options have Buffer).

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The Growth Opportunity Type (all Best Entry options have Cap). The current Cap Rates are not shown in the table below because we may declare new Cap Rates for new Crediting Periods. You may always obtain the current rates for new Crediting Periods online at www.transamerica.com/ or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING YOUR INVESTMENT OPTIONS.

•	For any Best Entry option with a Credit Advantage Cap, the guaranteed maximum annualized Credit Advantage Fee.

•	The guaranteed limit on the Cap Rate, to which we are subject when we declare a new Cap Rate for new Crediting Periods.

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Terms related to the Initial Index Value reset feature. Each Best Entry option includes an Initial Index Value reset feature that may help you increase gains or decrease losses, as explained after the table below.

	BEST ENTRY OPTIONS CURRENTLY AVAILABLE FOR INVESTMENT

Index	Crediting Period	Downside Protection Type and Rate	Growth Opportunity Type	Credit Advantage Fee (annualized)	Guaranteed Limit on Rate For Growth Opportunity Type	Initial Index Value Reset Feature
						Observation Frequency	Number of Observation Days	Best Entry Reset Threshold / Best Entry Reset Maximum
S&P 500® Index	1-Year	Buffer Buffer Rate 10%	Cap	N/A	1.00%	Monthly	1	-5% /-10%
Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate 10%	Cap	N/A	1.00%	Monthly	1	-5% / -10%
S&P 500® Index	1-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	1.75%	Monthly	1	-5% / -20%

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Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	1.75%	Monthly	1	-5% / -20%
S&P 500® Index	2-Year	Buffer Buffer Rate 10%	Cap	N/A	2.00%	Monthly	2	-5% / -10%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate 10%	Cap	N/A	2.00%	Monthly	2	-5% / -10%
S&P 500® Index	2-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	3.50%	Monthly	2	-5% / -20%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	3.50%	Monthly	2	-5% / -20%
S&P 500® Index	6-Year	Buffer Buffer Rate 10%	Cap	N/A	8.00%	Monthly	6	-5% / -10%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate 10%	Cap	N/A	8.00%	Monthly	6	-5% / -10%
S&P 500® Index	6-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	12.00%	Monthly	6	-5% / -20%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	12.00%	Monthly	6	-5% / -20%

Explanation of Best Entry

When you invest in any Index Account Option, we measure your gains and losses based on your Initial Index Value. If there is a market downturn after your Crediting Period starts, your gains could be less and your losses could be greater at the end of the Crediting Period. Best Entry, on a limited basis, can help reduce this risk through its Initial Index Value reset feature, as described further below.

Each Best Entry option has a Cap and Buffer. We will calculate gains and losses for a Best Entry option the same way as a Basic Index Account Option with Cap (if the Index Change is positive or zero) or Buffer (if the Index Change is negative). There is only one difference between Best Entry and a Basic Index Account Option with Cap and Buffer:

•	Under a Basic Index Account Option with Cap and Buffer, the Initial Index Value is always the Index Value on the Crediting Period start date.

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Under a Best Entry option, the Initial Index Value may automatically reset from the Index Value on the Crediting Period start date to a lower Index Value that occurred after the Crediting Period began. If the Initial Index Value resets, the lower Initial Index Value will be reflected in the Index Change used to calculate gains or losses. As explained further below, resetting to a lower Initial Index Value will serve to potentially increase your gains or decrease your losses.

Best Entry’s Initial Index Value reset feature is based on the following design elements:(i) an Observation Frequency (currently, we only offer a “monthly” frequency); (ii) one or more Observation Days; (iii) a Best Entry Reset Threshold; and (iv) a Best Entry Reset Maximum.

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How the Initial Index Value reset feature works:

•	The Index Value on the first day of the Crediting Period is the starting Initial Index Value.

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The Initial Index Value may reset only on an “Observation Day.” The number of Observation Days represents the number of automatic reset opportunities for the Initial Index Value. The opportunities to reset are limited, as follows:

•	Best Entry options with a 1-year Crediting Period have 1 Observation Day, i.e., one day on which the Initial Index Value is eligible to reset.

•	Best Entry options with a 2-year Crediting Period have 2 Observation Days, i.e., two days on which the Initial Index Value is eligible to reset.

•	Best Entry options with a 6-year Crediting Period have 6 Observation Days, i.e., six days on which the Initial Index Value is eligible to reset.

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An Observation Day will correspond to the same calendar day on which the Crediting Period began and is determined based on the Observation Frequency. Currently, we only offer “monthly” Observation Frequencies. This means:

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For a Best Entry option with 1 Observation Day, there is one month between the Crediting Period start date and the single Observation Day. For example: if the Crediting Period start date is January 1, 2022 and the number of Observation Days is 1, the sole Observation Day will be February 1, 2022.

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For a Best Entry option with 2 or 6 Observation Days, there is one month (i) between the Crediting Period start date and the first Observation Day and (ii) between Observation Days. For example: if the Crediting Period start date is January 1, 2022 and the number of Observation Days is 2, the two Observation Days would be February 1 and March 1, 2022. If the number of Observation Days were instead 6, the six Observation Days would be February 1, March 1, April 1, May 1, June 1, and July 1, 2022.

•	On an Observation Day, the Initial Index Value will automatically reset if both:

(i)	The value of the Index has decreased by at least a certain percentage (the “Best Entry Reset Threshold”) compared to the Index Value on the first day of the Crediting Period; and

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(ii)	The Index Value on that Observation Day is lower than the current Initial Index Value (taking into account any prior reset that has occurred since the beginning of the Crediting Period).

See “Example – General Illustration of Best Entry” below for examples of this automatic reset calculation.

•	In no event will the Initial Index Value be reset to a higher Index Value.

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In no event will the Initial Index Value reset below a certain Index Value called the “Best Entry Reset Minimum Value.” The Best Entry Reset Minimum Value is derived by multiplying the Index Value on the Crediting Period start date by a percentage called the “Best Entry Reset Maximum.” No future resets are allowed if the Initial Index Value has been reset to the Best Entry Reset Maximum. See “Example – Illustration of Best Entry Reset Maximum” below for an example of the Best Entry Reset Maximum.

•	The Initial Index Value, as reset, if applicable, will be used to calculate the Index Change at the end of the Crediting Period.

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The Initial Index Value reset feature may affect Interim Values prior to the end of the Crediting Period. If the Initial Index Value does not reset, Interim Values will be unaffected by the reset feature. Each time the Initial Index Value resets, future Interim Values will be calculated using the reset Initial Index Value. A reset of the Initial Index Value will never result in lower Interim Values than if the Initial Index Value had not reset.

While Best Entry may help you increase your gains or decrease your losses, it is subject to the same risks associated with the Cap Growth Opportunity Type and the Buffer Downside Protection Type.

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You will not participate in any positive Index performance above the Cap Rate. If your Initial Index Value has reset, you may be more likely to realize gains at the end of the Crediting Period than if the Initial Index Value had not been reset, but the upside potential of your investment continues to be limited by the same Cap Rate.

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The Buffer provides only limited downside protection. If your Initial Index Value has reset, you may be less likely to realize loss at the end of the Crediting Period than if the Initial Index Value had not been reset, but you still assume the risk of loss for negative Index performance beyond the same Buffer Rate. Your losses could be significant.

In addition, on any calendar day that is not an Observation Day, which represent the overwhelming number of days in a Best Entry option Crediting Period, the Initial Index Value will not be eligible for reset, regardless of how badly the Index performs.

Example – General Illustration of Best Entry. To help you understand the Initial Index Value reset feature, consider the following example. Assume you select a Best Entry option for which the following applies:

•	Crediting Period: 6 Years

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•	Number of Observation Days: 6

•	Observation Frequency: Monthly

•	Best Entry Reset Threshold: -5%

•	Best Entry Reset Maximum: -20%

•	Cap Rate: 20%

•	Buffer Rate: 10%

Now assume that the value of the Index on day 1 of the Crediting Period is 1000. Based on these assumptions, your Initial Index Value will either (a) remain at 1000 or (b) reset to the lowest Index Value observed on any Observation Day provided that at least one observed Index Value is equal to or lower than 950 (i.e., 1000 – (1000 x 5%) = 950). However, in no event can the Initial Index Value be reset below the Best Entry Reset Minimum Value of 800 (i.e., 1000 x (1 + -20%) = 800).

Remember that if the Initial Index Value resets at least once, it will never reset to a higher Index Value.

The illustration below reflects how the Index hypothetically performed between the Crediting Period start date and the last Observation Day.

The following table describes whether or not the Initial Index Value reset on the Observation Days.

Observation Day	Index Value	Initial Index Value			Explanation
		Immediately Before Reset Opportunity	Immediately After Reset Opportunity	Did a Reset Occur?
1	965	1000	1000	No	The Index Value on the Observation Day (965) was not at least 5% lower than the starting Index Value (1000).
2	950	1000	950	Yes	The Index Value on the Observation Day (950) was at least 5% lower than the starting Index Value (1000), and there were no prior resets to consider.
3	958	950	950	No	The Index Value on the Observation Day (958) was not at least 5% lower than the starting Index Value (1000), nor was it lower than the Initial Index Value immediately prior to the reset opportunity (950).
4	935	950	935	Yes	The Index Value on the Observation Day (935) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (950).

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5	930	935	930	Yes	The Index Value on the Observation Day (930) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (935).
6	945	930	930	No	The Index Value on the Observation Day (932) was at least 5% lower than the starting Index Value (1000), but was not lower than the Initial Index Value immediately prior to the reset opportunity (930).

Note that the lowest Index Value in this example was 925, but the Initial Index Value did not reset to 925. The Initial Index Value was not reset to 925 because that Index Value did not occur on an Observation Day.

Also note that because the lowest Index Value on any Observation Day wasn’t lower than the Best Entry Reset Minimum Value of 800, the Buffer Reset Maximum did not affect any Initial Index Value resets.

At the end of the Crediting Period in this example, the Index Change will be positive if the Final Index Value is greater than 930, zero if the Final Index Value is 930, or negative if the Final Index Value is lower than 930. Without the Initial Index Value reset feature in this example, the Index Change would have been positive if the Final Index Value were greater than 1000, zero if the Final Index Value were equal to 1000, or negative if the Final Index Value were lower than 1000.

To show how the Initial Index Value reset feature could help increase gains and decrease losses in this example, the following table reflects hypothetical Index Changes and Index Credit Rates based on an Initial Index Value of 1000 (reflecting no reset) versus an Initial Index Value of 930 (reflecting the reset), using assumed Final Index Values, the assumed Cap Rate (20%), and the assumed Buffer Rate (10%). You should note that depending on the Final Index Value, the Initial Index Value reset feature may or may not increase gains or decrease losses, even when a reset occurs.

Final Index Value	Initial Index Value = 1000 (Reflects No Reset)			Initial Index Value = 930 (Reflects Reset)			Impact of Initial Index Value Reset on Gains or Losses
	Index Change	Index Credit Rate		Index Change	Index Credit Rate
1200	+20%	+20%		+29%	+20	%(1)	None
1150	+15%	+15%		+23.7%	+20	%(1)	Increased Gains
1100	+10%	+10%		+18.3%	+18.3%		Increased Gains
1000	0%	0%		+7.5%	+7.5%		Increased Gains
900	-10%	0	%(2)	-3.2%	0	%(2)	None
800	-20%	-10	%(3)	-14%	-4	%(3)	Decreased Losses

(1)	Index Credit Rate equals the Cap Rate because the Index Change exceeds the Cap Rate.
(2)	Index Credit Rate equals 0% because the negative Index Change does not go beyond the Buffer Rate.
(3)	Index Credit Rate equals the negative Index Change in excess of the Buffer Rate.

Example – Illustration of Best Entry Reset Maximum. To help you understand how the Best Entry Reset Maximum works, consider the following example. Once again, assume you select a Best Entry option for which the following applies:

•	Crediting Period: 6 Years

•	Number of Observation Days: 6

•	Observation Frequency: Monthly

•	Best Entry Reset Threshold: -5%

•	Best Entry Reset Maximum: -20%

•	Cap Rate: 20%

•	Buffer Rate: 10%

Again, assume that the value of the Index on day 1 of the Crediting Period is 1000. Based on these assumptions, your Initial Index Value will either (a) remain at 1000 or (b) reset to the lowest Index Value on any Observation Day, provided that at least one observed Index Value is equal to or lower than 950 (i.e., 1000 – (1000 x 5%) = 950).

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However, in no event can the Initial Index Value be reset below the Best Entry Reset Minimum Value of 800 (i.e., 1000 x (1 + -20%) = 800).

The illustration below reflects how the Index hypothetically performed on between the Crediting Period start date and the last Observation Day.

The following table describes whether or not the Initial Index Value reset on the Observation Days.

Observation Day	Index Value	Initial Index Value			Explanation
		Immediately Before Reset Opportunity	Immediately After Reset Opportunity	Did a Reset Occur?
1	965	1000	1000	No	The Index Value on the Observation Day (965) was not at least 5% lower than the starting Index Value (1000).
2	900	1000	900	Yes	The Index Value on the Observation Day (900) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (1000).
3	850	900	850	Yes	The Index Value on the Observation Day (850) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (900).
4	780	850	800	Yes	The Index Value on the Observation Day (780) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (850). However, because the Initial Index Value cannot reset below the Best Entry Reset Minimum Value (800), the Initial Index Value was reset to 800 rather than 780.
5	760	800	800	No	No resets allowed after the Initial Index Value has been reset to the Best Entry Reset Minimum Value.
6	765	800	800	No	No resets allowed after the Initial Index Value has been reset to the Best Entry Reset Minimum Value.

Because the Initial Index Value reset to the Best Entry Reset Minimum Value (800) on the 4th Observation Day, no resets were allowed on the 5th and 6th Observation Days, even though the Index Values on those Observation Days were lower than the current Initial Index Value of 800. At the end of the Crediting Period in this example, the Index Change will be positive if the Final Index Value is greater than 800, zero if the Final Index Value is 800, or negative if the Final Index Value is lower than 800.

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SELECTING YOUR INVESTMENT OPTIONS

WE RESERVE THE RIGHT TO ADD AND REMOVE ALLOCATION ACCOUNTS AS AVAILABLE INVESTMENT OPTIONS. ALLOCATION ACCOUNTS WILL ONLY BE ADDED OR REMOVED THROUGH AN AMENDMENT TO THIS PROSPECTUS.

WE ALSO RESERVE THE RIGHT TO MAKE DIFFERENT ALLOCATION ACCOUNTS AVAILABLE FOR INVESTMENT IN CONNECTION WITH ONLY NEW PREMIUM PAYMENTS (INITIAL OR ADDITIONAL PREMIUM PAYMENTS) AS OPPOSED TO REINVESTMENTS AND TRANSFERS AT THE END OF A CREDITING PERIOD (OR THE NEXT ALLOCATION ANNIVERSARY AFTER YOU EXERCISE PERFORMANCE LOCK). ANY ALLOCATION ACCOUNT THAT IS CURRENTLY AVAILABLE FOR INVESTMENT MAY NOT BE AVAILABLE FOR INVESTMENT IN THE FUTURE.

IF WE REMOVE AN ALLOCATION ACCOUNT, IT WILL BE CLOSED SUCH THAT NO NEW PREMIUMS, REINVESTMENTS, OR TRANSFERS WILL BE ALLOWED INTO THAT ALLOCATION ACCOUNT. IF YOU ARE CURRENTLY INVESTED IN AN ALLOCATION ACCOUNT AND IT IS REMOVED, YOU MAY REMAIN IN THAT ALLOCATION ACCOUNT UNTIL THE END OF THE CREDITING PERIOD.

WE GUARANTEE THAT WE WILL ALWAYS OFFER AT LEAST ONE BASIC INDEX ACCOUNT OPTION. WE DO NOT GUARANTEE THAT WE WILL ALWAYS OFFER AN ENHANCED INDEX ACCOUNT OPTION OR A FIXED ACCOUNT OPTION. WE WILL OFFER THE FIXED ACCOUNT OPTION (WITH A 1-YEAR CREDITING PERIOD) FOR AT LEAST AS LONG AS IT SERVES AS THE DEFAULT OPTION.

IF YOU ARE NOT COMFORTABLE WITH THE RISK THAT WE MAY NOT OFFER ALLOCATION ACCOUNTS IN THE FUTURE THAT ARE ATTRACTIVE TO YOU BASED ON YOUR PERSONAL PREFERENCES, RISK TOLERANCES, OR TIME HORIZON, OR WITH THE RISK THAT WE MAY OFFER ONLY A SINGLE INDEX ACCOUNT OPTION IN THE FUTURE, THIS POLICY IS NOT APPROPRIATE FOR YOU. YOU MAY SURRENDER YOUR POLICY (TAKE A FULL WITHDRAWAL) IF THERE ARE NO ALLOCATIONS ACCOUNTS THAT YOU WISH TO SELECT, BUT THE SURRENDER MAY BE SUBJECT TO SURRENDER CHARGES, WILL BE BASED ON AN INTERIM VALUE IF TAKEN BEFORE THE END OF A CREDITING PERIOD FOR AN INDEX ACCOUNT OPTION, MAY BE SUBJECT TO TAXES (INCLUDING A 10% FEDERAL PENALTY TAX IF TAKEN BEFORE AGE 59 1⁄2), AND YOUR POLICY WILL TERMINATE.

When you are purchasing the Policy, coming to the end of a Crediting Period, making an additional premium payment, or coming to the next Allocation Anniversary after you exercise Performance Lock for an Index Account Option, you will have an opportunity to select from among the available Allocation Accounts for investment.

The Fixed Account and Index Account Options that are currently available for investment are listed in tables under AVAILABLE ALLOCATION ACCOUNTS. Those tables do not include the current annual interest rate for the Fixed Account Option or the current rates for the Index Account Options’ Growth Opportunity Types (together, “current upside rates”) because we may declare new current upside rates for new Crediting Periods, subject to the guaranteed limits set forth in those tables. The current upside rates determine the Allocation Accounts’ potential for gain. Therefore, it is important that you obtain and carefully review the current upside rates when selecting your investment options.

The following provides additional information about what to expect when selecting your investment options:

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New Purchasers. If you are a new purchaser of the Policy, the current upside rates in effect on the date that you sign the Policy application will apply to the premium accompanying your Policy application. We will also apply those same rates to any more premium we receive within 14 calendar days of your signature date (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover). Any premium we receive after that date will be considered an additional premium payment, and the current upside rates in effect at the time of receipt will apply. See “Additional Premium Payments” below.

For example, if you sign the Policy application on January 30, the current upside rates as of that date will apply to the premium accompanying your Policy application. In addition, if we receive any more premium from you on or before February 13 (March 31 if the Policy is funded through an exchange, transfer, or rollover), the same rates will apply to that premium, even if the rates we are offering have otherwise changed since January 30. Any premium we receive after February 13 (or March 31 if the Policy is funded through an exchange, transfer, or rollover) will be considered to be an additional premium payment and different rates may apply.

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Current upside rates will be provided to your financial intermediary and are always available online at www.transamerica.com/[ ]. We publish new rates at least 14 calendar days before they take effect. The rates applicable to your initial premium payment will be stated in the confirmation of your purchase.

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Additional Premium Payments. When making an additional premium payment, you should obtain the current upside rates online at www.transamerica.com/[    ] or by contacting our Administrative Office or your financial intermediary.

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If you make an additional premium payment and it is accompanied by allocation instructions, we will allocate the premium payment to the Allocation Account(s) you selected based on those instructions. The allocation instructions accompanying your additional premium payment will not replace your standing allocation instructions unless you specifically instruct us otherwise.

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If you make an additional premium payment and it is not accompanied by allocation instructions, we will process the additional premium payment based on your standing allocation instructions. If those standing allocation instructions are not in good order because they instruct us to allocate the premium payment (or a portion thereof) to an unavailable Allocation Account, we will process the additional premium payment as follows:

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For each Allocation Account in your standing allocation instructions, if that Allocation Account is available for investment, we will allocate the applicable percentage of your premium payment to that Allocation Account in accordance with your standing allocation instructions.

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For each Allocation Account in your standing allocation instructions, if that Allocation Account is not available for investment, we will attempt to contact you and your financial intermediary to request new instructions with respect to the applicable portion of your premium payment. We will make multiple attempts over a 30-day period. During this 30-day period, the applicable portion of your premium payment will be held in the Fixed Holding Account. If we do not receive new instructions in good order within 30 days, we will allocate that portion of your premium payment to the Default Option.

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End of a Crediting Period. If you are coming to the end of a Crediting Period, we will send you a Renewal Letter (which will include current upside rates) at least 21 days before the end of the Crediting Period. We must receive your instructions at least one Business Day before the end of the Crediting Period. In the absence of instructions, your Policy Value in the expiring Allocation Account will be automatically reinvested in the same Allocation Account for another Crediting Period. If the expiring Allocation Account is no longer available for investment, your Policy Value in the expiring Allocation Account will be transferred to the Default Option.

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Next Allocation Anniversary After Exercising Performance Lock. If you exercised Performance Lock for an Index Account Option, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but

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it cannot remain in the Performance Lock Account. You must submit instructions to us at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, the amount held in the Performance Lock Account will be transferred to the Default Option. We will send you a Renewal Letter (which will include current upside rates) at least 21 days before the next Allocation Anniversary, provided that you exercised Performance Lock no later than 21 days of the next Allocation Anniversary. If you exercised Performance Lock within 21 days of the next Allocation Anniversary, you will not receive a Renewal Letter. You should obtain the current upside rates online at www.transamerica.com/[    ] or by contacting our Administrative Office or your financial intermediary. Please note that we will not permit you to have more than 97 ongoing Crediting Periods at once.

ABILITY TO TRANSFER BETWEEN ALLOCATION ACCOUNTS

You may transfer Policy Value between Allocation Accounts only at certain times. You are permitted to transfer Policy Value from an Allocation Account in which you are currently invested only at the end of that Allocation Account’s Crediting Period as described above. Policy Value transferred into an Allocation Account cannot be applied to an ongoing Crediting Period. This means that when you transfer Policy Value between Allocation Accounts, the transfer will start a new Crediting Period for the Allocation Account receiving the transfer.

CREDITING PERIODS EXTENDING BEYOND THE LATEST ANNUITY COMMENCEMENT DATE

When allocating an additional premium or Policy Value at the end of a Crediting Period among the investment options that are generally available for investment, you may not invest in any Allocation Account that has a Crediting Period that extends beyond the last available Annuity Commencement Date. If there is no eligible Allocation Account, only the Default Option will be available to you for investment.

DEFAULT OPTION

Under certain circumstances as described in this prospectus, your premium payment or Policy Value will be automatically allocated to the Fixed Account Option, which is currently the Default Option. We reserve the right to change the Default Option (including to an Index Account Option), but will not change the Default Option without first amending this prospectus.

Once a premium payment or Policy Value has been allocated to the Fixed Account Option by default, your investment in the Fixed Account Option is subject to the same terms and conditions as any other investment in the Fixed Account Option. You may not transfer Policy Value invested in the Fixed Account Option until the end of the Crediting Period. You may withdraw amounts invested in the Fixed Account Option at any time; however, you will be subject to applicable surrender charges and income taxes (including a 10% federal penalty tax if taken before age 59 1⁄2).

In each circumstance where Policy Value may be automatically allocated to the Default Option, we reserve the right to designate in an amendment to this prospectus a different Allocation Account to receive that Policy Value in lieu of the Default Option. We will not exercise this right without first amending this prospectus. For example, if we

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remove an Allocation Account from the Policy but add a new Allocation Account with substantially similar features, we may specify in an amendment to this prospectus that the new Allocation Account will replace the removed Allocation Account in Owners’ standing allocation instructions for additional premium payments, or that Policy Value will be automatically reinvested in the new Allocation Account rather than the Default Option at the end of a Crediting Period (or on the next Allocation Anniversary if Performance Lock has been exercised) in the absence of instructions.

ACCESS TO YOUR MONEY

During the accumulation phase, you have access to the money in your Policy by taking a withdrawal or Surrender. You may also take automatic withdrawals by electing the systematic payout option. You may also authorize your financial professional to deduct advisory fees directly from the Policy via advisory fee withdrawals.

Remember:

•	A Surrender will terminate the Policy and all its benefits, including the death benefit.

•	Charges may be deducted when you take a withdrawal or Surrender, including surrender charges. These charges may be significant. See FEES AND CHARGES.

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A withdrawal or Surrender taken before the end of a Crediting Period for an Index Account Option will be processed based on an Interim Value for that Index Account Option, which may reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. There could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender is higher than at the beginning of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES.

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A withdrawal taken before the end of a Crediting Period for an Index Account Option will result in a negative adjustment to your Index Base for that Index Account Option, which may reduce your gains or contribute to losses at the end of the Crediting Period and will reduce Interim Values for the remainder of the Crediting Period. A negative adjustment to your Index Base may be greater than the amount withdrawn. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE.

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Income taxes, federal tax penalties, and certain restrictions may apply to a withdrawal or Surrender. A withdrawal or Surrender may be taxable, and if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax. See TAX INFORMATION – Taxation of Surrenders and Withdrawals.

•	Any withdrawal you take will reduce the Policy Value (because you are taking money out of your Policy) and the amount of the death benefit, including the guaranteed minimum death benefit

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(perhaps significantly) if the GMDB rider has been elected. The guaranteed minimum death benefit will be reduced in the same proportion that the gross withdrawal reduces your Policy Value, and this reduction may be more than the dollar amount withdrawn. See POLICY VALUE AND CASH VALUE and DEATH BENEFIT.

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Advisory fee withdrawals will reduce your Policy Value and will be subject to the same risks and consequences of withdrawals, including applicable surrender charges, Interim Values, negative adjustments, and taxes (including a 10% federal penalty tax if taken before age 59 1⁄2) and reductions to the death benefit. If the Policy is a tax-qualified Policy issued as an IRA or in connection with certain tax-qualified retirement plans, we will not treat advisory fee withdrawals as taxable distributions from the Policy. However, regardless of how Transamerica treats advisory fee withdrawals for tax reporting purposes, federal and/or state taxing authorities could determine that advisory fee withdrawals should be treated as taxable withdrawals from your Policy, in which case the amount of the advisory fees deducted from your Policy could be subject to income tax, and a 10% federal penalty tax could apply if the advisory fee withdrawal was taken before you attained age 59 1⁄2. See ADVISORY FEE WITHDRAWALS below.

•

Automatic withdrawals under the systematic payout option, including minimum required distributions, and regular advisory fee withdrawals will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Values, negative adjustments, and income taxes and tax penalties and reductions to the death benefit. See SYSTEMATIC PAYOUT OPTION below.

You should fully understand the risks associated with any withdrawal or Surrender before you purchase the Policy and before you decide to take a withdrawal or Surrender. You should consult with your financial and tax professionals before you take a withdrawal or Surrender.

During the income phase, you will receive annuity payments under the fixed income option you select. You may not take any withdrawals or Surrender the Policy. The Policy has no cash value during the income phase.

SURRENDERS AND WITHDRAWALS

During the accumulation phase, you may withdraw all (Surrender) or a portion (withdrawal) of your Policy’s cash value. Your cash value is equal to the Policy Value less any surrender charges, if applicable. If you request a Surrender, you will receive the Policy’s cash value. If your cash value is lower than the Minimum Required Cash Value upon Surrender, you will receive the Minimum Required Cash Value.

If you request a withdrawal, the minimum withdrawal is $500, with the exception of systematic payouts and required minimum distributions. When requesting a withdrawal:

•

You may instruct us that the withdrawal is to be taken from one or more of your Index Account Options, your Fixed Account Option, and/or the Performance Lock Account. You cannot instruct us to take a withdrawal from the Fixed Holding Account until all of your Allocation Accounts and the Performance Lock Account have been exhausted of value.

•

In the absence of instructions, the withdrawal will be taken from each Account in proportion to the portion of Policy Value in each Account, excluding the Fixed Holding Account until all other Accounts have been exhausted of value.

•

If you have multiple ongoing Crediting Periods for the same Allocation Account, any withdrawal from that Allocation Account will always be taken pro-rata from all of the Crediting Periods. You could instruct us not to take the withdrawal from that Allocation Account, but you could not instruct us to take the withdrawal from only one or some of those Crediting Periods.

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•

If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock. However, any withdrawal from the Performance Lock Account will always be taken pro-rata from those distinct amounts. You could instruct us not to take the withdrawal from the Performance Lock Account, but you could not instruct us to take the withdrawal from amounts only attributable to a specific exercise of Performance Lock.

We must receive your withdrawal or Surrender request, in good order, before the Annuity Commencement Date. Withdrawals and Surrenders will normally be effective as of the end of the Business Day the request is received in good order. If we receive a request before the end of a Crediting Period, and the request does not specify a withdrawal or Surrender date, we will process the withdrawal or Surrender as of the date received, which could be before the end of the Crediting Period. We encourage you to specify a withdrawal or Surrender date with your request when you intend to take a withdrawal or Surrender at the end of a Crediting Period.

Payment of withdrawal or Surrender proceeds will generally occur within seven days from the date we receive in good order all required information. See OTHER INFORMATION – Timing of Payments for information about when payments may be deferred.

GROSS AND NET WITHDRAWALS

You may request withdrawals in either a gross or a net amount. In the absence of instructions, the withdrawal will be taken on a gross basis. The gross withdrawal is the total amount which will be deducted from your Policy Value as a result of the withdrawal, including any applicable surrender charges and any other fees and charges, while the net withdrawal is the amount you actually receive (exclusive of any tax withholdings). The gross withdrawal may be more than your requested withdrawal amount, if requested on a net basis, depending on whether surrender charges and any other fees and charges apply at the time of the withdrawal.

The gross withdrawal equals the net withdrawal plus the surrender charge and any other fees and charges on the excess withdrawal amount.

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The excess withdrawal amount is the portion of the requested withdrawal or Surrender that is subject to surrender charges (that is, the portion which is in excess of the surrender charge-free portion). For example, if the requested withdrawal or Surrender amount is $1,000, and the surrender charge-free amount is $200, then the excess withdrawal that is subject to surrender charge would be $800.

•

If you request that the withdrawal be taken on a gross basis, you may not receive the withdrawal amount requested. Any surrender charges and any other fees and charges that apply to the withdrawal will be deducted from the amount you receive rather than your Policy Value. As such, your Policy Value will be reduced by the withdrawal amount you requested, but you may receive less than that amount.

Assuming you request a gross withdrawal of $5,000, with no surrender charge-free amount and a 7% surrender charge, your Policy Value will be reduced by $5,000 and you will receive a net amount equal to $4,650 (i.e., $5,000 – ($5,000 x 7%) = $4,650).

•

If you request that the withdrawal be taken on a net basis, you will receive the withdrawal amount requested (exclusive of any tax withholdings). However, any fees and charges that apply at the time of the withdrawal, including surrender charges, will also be deducted from your Policy Value. As such, your Policy Value may be reduced by an amount greater than the amount you receive.

Assuming you request a net withdrawal of $5,000, with no surrender charge-free amount and a 7% surrender charge, your Policy Value will be reduced by $5,376.64 (i.e., $5,000 / (1 – 7%) = $5,376.34) and you will receive a net amount equal to $5,000.

SURRENDER CHARGE WAIVERS

This section describes the surrender charge waivers that are available under the Policy. Please note that any amounts withdrawn or Surrendered under any of these surrender charge waivers will count against the surrender charge-free amount for a Policy Year.

Withdrawals taken under a surrender charge waiver are still subject to the same risks as any other withdrawals, including the risks listed at the beginning of this section (except surrender charges) and described further in the cross-referenced sections.

Required Minimum Distributions

For tax-qualified plans and policies, withdrawals taken to satisfy required minimum distribution requirements under Section 401(a)(9) of the Internal Revenue Code (IRC) are available with no surrender charges. The amount available from this Policy with respect to the required minimum distribution is based solely on this Policy.

Any amount requested in excess of the IRC required minimum distribution will have the appropriate surrender charges applied, unless the excess distribution qualifies as surrender charge free under any additional options provided (e.g., the surrender charge-free amount).

Nursing Care and Terminal Condition Waiver

No surrender charges will apply if you take a withdrawal ($1,000 minimum), under certain circumstances, because you or your spouse has been:

•	Confined in a hospital or nursing facility for 30 days in a row after the Policy Date; or

•	Diagnosed with a terminal condition after the Policy Date (usually a life expectancy of 12 months or less).

For a waiver due to a condition related to confinement in a hospital or nursing facility, we must receive each withdrawal request (and proof of eligibility with each request) no later than 90 days following the date that confinement has ceased, unless it can be shown that it was not reasonably possible to provide the notice and proof within the above time period and that the notice and proof were given as soon as reasonably possible. However, in no event shall the notice and proof be provided later than one year following the date that confinement has ceased.

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For a waiver related to a terminal condition, proof of eligibility is required only with the initial withdrawal request and must be furnished by the attending physician. We must receive a new request for each withdrawal under this waiver. Each withdrawal request must be received no later than one year following diagnosis of the terminal condition.

You may exercise this benefit at any time during the accumulation phase. This benefit is also available to the Annuitant or Annuitant’s spouse if the Owner is not a natural person. There is no restriction on the maximum amount you may withdraw under this benefit. There is no charge for this benefit.

This benefit is not intended to provide long-term care or nursing home insurance. This benefit is not available if the Owner or Owner’s spouse (Annuitant or Annuitant’s spouse, if the Owner is a non-natural person) has been admitted to a hospital on the Policy Date or already resides in a nursing facility on the Policy Date.

The Nursing Care and Terminal Condition Waiver may vary for certain Policies and may not be available for all Policies, in all states, or at all times. See OTHER INFORMATION – State and Other Variations.

Unemployment Waiver

No surrender charges will apply if you take a withdrawal ($1,000 minimum), under certain circumstances, after you or your spouse become unemployed due to:

•	Involuntary termination of employment; or

•	Involuntary lay off.

In order to qualify, you (or your spouse, whichever is applicable) must have been:

•	Employed full time for at least two years prior to becoming unemployed;

•	Employed full time on the Policy Date;

•	Unemployed for at least 60 days in a row at the time of withdrawal;

•	Must have a minimum cash value at the time of withdrawal of $5,000; and

•	You (or your spouse) must be receiving unemployment benefits.

You must provide written proof from your state’s Department of Labor, which verifies that you qualify for and are receiving unemployment benefits at the time of withdrawal. The determination letter must be received by us no later than 90 days following the date of the withdrawal request.

You may use this benefit at any time during the accumulation phase and for so long as you meet the criteria specified above. This benefit is also available to the Annuitant or Annuitant’s spouse if the Owner is not a natural person. There is no restriction on the maximum amount you may withdraw under this benefit. There is no charge for this benefit.

The Unemployment Waiver may vary for certain Policies and may not be available for all Policies, in all states, or at all times. See OTHER INFORMATION – State and Other Variations.

ADVISORY FEE WITHDRAWALS

If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may request that your financial professional or financial professional’s firm be permitted to request withdrawals from the Policy for the purpose of paying your investment advisory fees. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. There is no additional charge for this service.

In order to setup advisory fee withdrawals, you must complete our form specifically designed for this authorization. Once we receive this form in good order and we approve it, your financial professional or your financial professional’s firm will be able to receive investment advisory fees directly from your Policy through withdrawals. To inquire about setting up advisory fee withdrawals, contact us at our Administrative Office.

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You may cancel advisory fee withdrawals at any time. We reserve the right to cancel advisory fee withdrawals at any time upon notice to you. There is no limit on the amount of cash value that may be withdrawn for investment advisory fees.

Your financial professional acts on your behalf, not ours. We are not party to any agreement between you and your financial professional, nor are we responsible for your financial professional’s actions. We do not verify that deductions for investment advisory fees align with the terms of your agreement with your financial professional. We do not set your investment advisory fee or receive any part of it. Any deductions for investment advisory fees you pay is in addition to this Policy’s fees and expenses.

SYSTEMATIC PAYOUT OPTION

You can select at any time during the accumulation phase to receive regular withdrawals from your Policy by using the systematic payout option.

Systematic withdrawals can be taken monthly, quarterly, semi-annually, or annually. Each withdrawal must be at least $50. Monthly and quarterly systematic withdrawals must generally be taken by electronic funds transfer directly to your checking or savings account. There is no charge for this benefit.

You may stop systematic withdrawals at any time with a 30 day Written Notice sent to our Administrative Office.

INVOLUNTARY CASHOUT

If your Policy Value is below $2,000, and there have been no premium payments made to the Policy within the last two Policy Years, we reserve the right to terminate the Policy and pay the Policy Value (an “Involuntary Cashout”). If the Policy Value is lower than the Minimum Required Cash Value, you will receive the Minimum Required Cash Value.

If you elected the optional Guaranteed Minimum Death Benefit (GMDB) rider, we will not invoke the Involuntary Cashout provision if the GMDB rider is in-force and has a death benefit amount of $2,000 or greater. If the Involuntary Cashout provision is invoked when the death benefit amount under the GMDB rider is less than $2,000, we will pay the greater of the amount described in the paragraph immediately above or the death benefit amount.

SIGNATURE GUARANTEE

As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

•	Any withdrawal or Surrender over $250,000 unless it is a custodial owned annuity;

•	Any non-electronic disbursement request made on or within 15 days of a change to the address of record for the Owner’s account;

•	Any electronic fund transfer instruction changes on or within 15 days of an address change;

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•

Any withdrawal or Surrender when we have been directed to send proceeds to a different personal address from the address of record for that Owner. PLEASE NOTE: This requirement will not apply to requests made in connection with exchanges of one annuity for another with the same Owner in a “tax-free exchange”;

•	Any withdrawal or Surrender when we do not have an originating or guaranteed signature on file unless it is a custodial owned annuity; or

•	Any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at (800) 525-6205.

You can obtain a Medallion signature guarantee from more than 7,000 financial institutions across the United States and Canada that participate in a Medallion signature guarantee program. The best source of a Medallion signature guarantee is a bank, savings and loan association, brokerage firm, or credit union with which you do business. A notary public cannot provide a Medallion signature guarantee. Notarization will not substitute for a Medallion signature guarantee.

DEATH BENEFIT

The Policy includes a death benefit that will become payable to the named beneficiary or beneficiaries under certain circumstances as described further below. The Policy comes with a standard death benefit for no additional charge, or for an additional charge, you may elect the optional Guaranteed Minimum Death Benefit (GMDB) rider when you purchase the Policy.

The death benefit may become payable during the accumulation phase. The death benefit will differ depending on whether the deceased is the Owner and/or Annuitant.

Death of person who is both the Annuitant and an Owner:

•	Standard Death Benefit (No Additional Charge): The death benefit will equal the Policy Value.

•

Optional Death Benefit – GMDB Rider (Additional Charge): The death benefit will equal either (a) the guaranteed minimum death benefit under the rider or (b) the Policy Value, whichever is greater. Because the GMDB rider includes a guaranteed minimum death benefit that could be greater than Policy Value, the GMDB rider may increase the amount payable compared to the standard death benefit.

The GMDB rider is designed to provide a minimum death benefit, not necessarily an enhanced death benefit. If you elect the GMDB rider, and the Policy Value is greater than the guaranteed minimum death benefit at the time that the death benefit becomes payable, the death benefit under the GMDB rider will be the Policy Value, same as the standard death benefit, in which case you will have paid an additional fee for an optional feature that provided no financial benefit.

Death of person who is an Owner but not the Annuitant:

•	Standard Death Benefit (No Additional Charge). The death benefit will be the Policy’s cash value.

Upon death during the accumulation phase of an Owner who is not also the Annuitant, there is only one death benefit. The death benefit will be the Policy’s cash value. If you elected the GMDB rider, the rider’s guaranteed minimum death benefit will not apply. You will have paid an additional fee for an optional feature that provided no financial benefit.

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In all cases, if the death benefit amount is lower than the minimum we are required to pay under applicable law, we will pay the greater amount required by applicable law.

See below THE DEATH BENEFIT AMOUNT for more information about how the death benefit is calculated, and GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER for more information about the optional death benefit rider. See also FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE earlier in this prospectus for information about the additional fee associated with the GMDB rider.

All death benefit guarantees are subject to our financial strength and claims-paying ability.

State variations may apply to the death benefit under your Policy. See OTHER INFORMATION – State and Other Variations.

No death benefit will be payable on or after the Annuity Commencement Date. Please note that the Annuity Commencement Date is the date that the Policy enters the income phase. The Annuity Commencement Date will never be later than the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law). In the event of a death on or after the Annuity Commencement Date, the amount payable will depend on the fixed income option selected for the income phase.

We will determine the amount of (if any) and process the death benefit proceeds payable on a Policy, upon receipt at our Administrative Office of satisfactory proof of death, written directions regarding how to process the death benefit, and any other documents, forms, and information that we need (collectively referred to as “due proof of death”). For Policies with multiple beneficiaries, we will process the death benefit when the first beneficiary provides us with due proof of their share of the death benefit. We will not pay any remaining beneficiary their share until we receive due proof of death from that beneficiary. Such beneficiaries continue to bear the investment risk of the Policy until they submit due proof of death. The death benefit proceeds remain invested in accordance with the allocations made by the Owner, and otherwise in accordance with the terms of the Policy and as described in this prospectus, until the beneficiary has provided us with due proof of death and all death benefit proceeds have been paid. Due proof of death must be received in good order to avoid a delay in processing the death benefit claim. See OTHER INFORMATION – Sending Forms and Transaction Requests in Good Order.

Please note, we may be required to remit the death benefit proceeds to a state prior to receiving due proof of death. See OTHER INFORMATION – Abandoned or Unclaimed Property. We reserve the right to independently verify the status of any life relevant to the Policy, including verifying when or if an Owner or the Annuitant has died.

Payment of death benefit proceeds will generally occur within seven days from the date we receive due proof of death. See OTHER INFORMATION – Timing of Payments for information about when payments may be deferred.

BENEFICIARIES

You may designate a beneficiary or beneficiaries to receive amounts payable upon your death. The beneficiary designation will remain in effect until changed. You may change the designated beneficiary by sending us Written Notice. The beneficiary designation (or beneficiary change) will take effect upon the date you sign it. The beneficiary’s consent to such change is not required unless the beneficiary was irrevocably designated or law requires consent. If an irrevocable beneficiary dies, the Owner may then designate a new beneficiary. We will not be liable for any payment made before the Written Notice is received at our Administrative Office.

If there is more than one beneficiary at any level (primary or contingent), and you failed to specify their interest, they will share equally.

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GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

If available, you may elect the Guaranteed Minimum Death Benefit (GMDB) rider when you purchase the Policy. There will be an additional charge for this rider. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE. After the Policy is issued, you cannot elect this rider (in certain circumstances, you can re-elect the rider after the Policy is issued).

This benefit is not available if the Annuitant is age 81 or older on the date you sign the application. The rider may vary for certain Policies and may not be available for all Policies, in all states, at all times or through all financial intermediaries. See OTHER INFORMATION – State and Other Variations. Once you elect a death benefit and your Policy is issued, your death benefit cannot be changed and you will not be impacted if we decide to stop offering the rider.

If elected, the GMDB rider provides for a guaranteed minimum death benefit upon the death during the accumulation phase of a person who is both the Annuitant and an Owner. The guaranteed minimum death benefit will equal 100% of the Policy Value as of the rider effective date. Thereafter, over the life of the rider, the guaranteed minimum death benefit will increase dollar for dollar for subsequent premium payments, and will be proportionately reduced by any adjusted withdrawals (as described further below).

Upon the death during the accumulation phase of a person who is both the Annuitant and an Owner, if the GMDB rider has been elected, the death benefit will equal either (a) the guaranteed minimum death benefit under the rider or (b) the Policy Value, whichever is greater. Because the GMDB rider includes a guaranteed minimum death benefit that could be greater than Policy Value, the GMDB rider may increase the amount payable compared to the standard death benefit. However, if the Policy Value is greater than the guaranteed minimum death benefit at the time that the death benefit becomes payable, the death benefit under the GMDB rider will be the Policy Value, same as the standard death benefit, in which case you will have paid an additional fee for an optional feature that provided no financial benefit.

When you take a withdrawal, your guaranteed minimum death benefit will be proportionately reduced by an amount called the “adjusted withdrawal.” The adjusted withdrawal reduces your guaranteed minimum death benefit in the same proportion that the gross withdrawal reduces your Policy Value.

The adjusted withdrawal may be more than the dollar amount of your withdrawal request. This will be the case if the guaranteed minimum death benefit exceeds the Policy Value at the time of withdrawal. If you have a qualified Policy, minimum required distributions rules may require you to request a withdrawal.

The formula used to calculate the adjusted withdrawal amount is AW = DP x (GW/PV) where:

AW	= Adjusted withdrawal
DP	= Greater of PV or GMDB
GW	= Gross withdrawal
PV	= Policy Value prior to the withdrawal
GMDB	= Guaranteed minimum death benefit prior to the withdrawal

We have included a detailed explanation of this adjustment with examples in APPENDIX C – REDUCTION TO GUARANTEED MINIMUM DEATH BENEFIT FOR WITHDRAWALS UNDER GMDB RIDER.

The GMDB rider (and the GMDB rider fee) will terminate upon the earliest of:

•	The Annuity Commencement Date;

•	Upon the death of the Annuitant

•	Upon the death of the Owner

•	Surrender of the Policy; or

•	Other termination of the Policy.

Under limited circumstances, the GMDB rider may be re-elected after termination. See BENEFICIARY CONTINUATION – Re-Election of GMDB Rider Upon Continuation.

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You cannot choose to terminate the GMDB rider unless you Surrender the Policy.

THE DEATH BENEFIT AMOUNT

Death of Owner Before the Annuity Commencement Date

A.	Death of person who is both the Annuitant and an Owner

The death benefit becomes payable if:

•	You are both the Annuitant and the Owner (or joint Owner) of the Policy; and

•	You die before the Annuity Commencement Date.

Under these circumstances, the death benefit will equal the greatest of:

1.

Policy Value (Standard or Optional Death Benefit). The Policy Value (which will already reflect any applicable fluctuations of the Interim Value) on the date we receive due proof of death and an election of method of settlement.

or

2.

Guaranteed Minimum Death Benefit (Optional Death Benefit Only). If the Guaranteed Minimum Death Benefit (GMDB) rider has been elected, the guaranteed minimum death benefit on the date of death (plus any additional premium payments received, less any gross withdrawals, after the date of death to the date of payment of death proceeds on a dollar for dollar basis). See GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER above for information about how the guaranteed minimum death benefit is calculated.

In all cases, if the death benefit is lower than the Minimum Required Cash Value, the death benefit will be the Minimum Required Cash Value.

If an Owner is not also the Annuitant, in the event of simultaneous deaths of the Owner and the Annuitant, the death proceeds equal the amount described in this subsection.

B.	Death of person who is an Owner but not the Annuitant

The death benefit becomes payable if:

•	You are the Owner (or joint Owner) of the Policy but not also the Annuitant; and

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•	You die before the Annuity Commencement Date.

Under these circumstances, the death benefit will equal the Policy’s cash value.

For purposes of this section, if the Owner is not an individual, then the death of the Annuitant will be treated as the death of the Owner who is also the Annuitant, as described under “A. Death of person who is both the Annuitant and an Owner” above.

Interim Value

If the Policy is invested in an Index Account Option, and the Policy Value or cash value death benefit becomes payable before the end of the Crediting Period, the amount payable from that Index Account Option will be calculated based on the Interim Value of that Index Account Option. Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for the death benefit.

Distribution Rules

When a death benefit becomes payable upon the death of an Owner, the death benefit will be paid in accordance with the following rules:

1.	If an individual Owner is alive at the time of the decedent’s death, payment will be made to that surviving Owner; otherwise

2.	If a primary beneficiary is alive at the time of the decedent’s death, payment will be made to the primary beneficiary; otherwise

3.

If a primary beneficiary dies before the decedent and there are additional living primary beneficiaries, the deceased primary beneficiary’s interest will be shared proportionately with all living primary beneficiaries; otherwise

4.	If all primary beneficiaries die before the decedent’s death, payment will be made to the living contingent beneficiary(ies), if any; otherwise

5.

If a contingent beneficiary dies before the decedent and there are additional living contingent beneficiaries, the deceased contingent beneficiary’s interest will be shared proportionately with all living contingent beneficiaries; otherwise

6.	In the event no primary or contingent beneficiaries have been named and/or all have died before the decedent, payment will be made to the decedent’s estate.

If a primary or contingent beneficiary dies after the decedent’s death, but prior to death proceeds being payable to the beneficiary, payment will be made to the beneficiary’s estate.

Please note, in accordance with the rules above, if there is a surviving Owner when a death benefit becomes payable, the surviving Owner will receive the death benefit (i.e., the surviving Owner takes the place of any beneficiary designation).

The person receiving the death benefit may choose to receive the death benefit as a lump sum, as annuity payments, or as otherwise permitted by the Company in accordance with applicable law. The beneficiary may be able to continue the Policy in his or her own name if the beneficiary is the Owner’s surviving spouse, as described below. Distribution requirements may apply upon the death of any Owner. See TAX INFORMATION for a more detailed discussion of the distribution requirements that apply under the Policy in accordance with the Internal Revenue Code.

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Death of Annuitant Who is Not an Owner Before the Annuity Commencement Date

If the Annuitant dies before the Annuity Commencement Date, the Annuitant is not the Owner, and the Owner is a natural person:

•	The Owner shall become the Annuitant or, in the case of joint Owners where neither is the deceased Annuitant, the younger Owner shall become the Annuitant; and

•	The Policy Value will be adjusted to equal the greatest of:

1.	The Policy Value on the date we receive due proof of death and an election of method of settlement; or

2.

If the Guaranteed Minimum Death Benefit (GMDB) rider has been elected, the guaranteed minimum death benefit on the date of death (plus any additional premium payments received, less any gross withdrawals, after the date of death on a dollar for dollar basis). See GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER above for information about how the guaranteed minimum death benefit is calculated.

In addition to the applicable amount above, we will increase the adjustment by any additional amount necessary to satisfy Minimum Required Cash Value requirements.

This is a one-time only Policy Value adjustment applied at the time the Owner becomes the Annuitant.

If the GMDB rider was previously elected, the rider will terminate at the time of due proof of death. The GMDB rider may be re-elected by the Owner within 30 days of our receipt of due proof of death provided that the rider’s age eligibility requirements are satisfied and we are still offering the rider. The GMDB rider fee percentages in effect at the time we receive your re-election request in good order would apply upon re-election. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE. If the GMDB rider is re-elected, the Policy Value used to determine the initial guaranteed minimum death benefit under the re-elected rider will be the Policy Value at time of re-election. If re-elected at time of continuation, this would be the Policy Value immediately following the one-time adjustment described above.

At the time of the one-time adjustment described above, the Policy Value invested in any Allocation Account will remain invested in that Allocation Account in accordance with the general terms of the Policy as described in this prospectus. Any Policy Value added to the Policy as a result of the adjustment will be held in the Fixed Holding Account pending our receipt of new allocation instructions. If we receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be allocated in accordance with those instructions on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first, and the Crediting Period(s) will begin on that day. If we do not receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be automatically allocated to the Default Option.

After the adjustment, the Policy’s death benefit may then become payable at a later date prior to the Annuity Commencement Date as set forth under Death of Owner Before the Annuity Commencement Date above.

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Death After the Annuity Commencement Date

The amount payable, if any, on or after the Annuity Commencement Date depends on the fixed income option selected. However, in all cases if an Owner dies on or after the Annuity Commencement Date, any remaining interest in the Policy will continue to be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner’s death. In addition, please carefully note the following:

IF:

•	You are not the Annuitant; and

•	You die on or after the Annuity Commencement Date; and

•	The entire guaranteed amount in the Policy has not been paid;

THEN:

•	The remaining portion of such guaranteed amount in the Policy will continue to be distributed at least as rapidly as under the method of distribution being used as of the date of your death.

IF:

•	You are the Owner and Annuitant; and

•	You die after the Annuity Commencement Date; and

•	The fixed income option you selected did not have or no longer has a guaranteed period.

THEN:

•	No additional payments will be made.

BENEFICIARY CONTINUATION

Spousal Continuation

Spousal continuation provisions may be exercised upon the death of the Owner/Annuitant (when the same person) or death of the Owner (when the Owner and Annuitant are not the same person) during the accumulation phase. In such circumstances, the spousal beneficiary may elect to continue the Policy in his or her own name as the new Owner and Annuitant. The Policy Value will be adjusted to an amount equal to the death benefit amount payable to the spousal beneficiary determined upon such election and receipt of due proof of death.

The terms and conditions of the Policy that applied prior to the decedent’s death will continue to apply, with certain exceptions described in the Policy. For purposes of the death benefit on the continued Policy, the death benefit is calculated in the same manner as it was prior to continuation on the date the spouse continues the Policy. However, see Re-Election of GMDB Rider Upon Continuation below.

See TAX INFORMATION – Same Sex Relationships for more information concerning spousal continuation involving same sex spouses.

For these purposes, if the sole primary beneficiary of the Policy is a revocable grantor trust, and the spouse of the decedent is the sole grantor, trustee, and beneficiary of the trust, and the trust is using the spouse of the decedent’s social security number at the time of claim, she or he shall be treated as the decedent’s spouse. In those circumstances, the decedent spouse will be treated as the beneficiary of the Policy for purposes of applying the spousal continuation provisions of the Policy.

For these purposes, if the Owner is an individual retirement account within the meaning of IRC sections 408 or 408A and if the Annuitant’s spouse is the sole primary beneficiary of the Annuitant’s interest in such account, the Annuitant’s spouse will be treated as the beneficiary of the Policy for purposes of applying the spousal continuation provisions of the Policy.

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If the Policy is continued, all current surrender charges at the time of continuation will be waived. Any premium payments received after the time of continuation will be subject to any applicable surrender charges.

Non-Spouse Beneficiary Continuation

Non-spouse beneficiary continuation provisions may be exercised upon the death of the Annuitant when the Owner and Annuitant are the same person. For a beneficiary who elects to receive the death benefit in a form other than a lump sum (for example, a 5-year delay or a non-qualified stretch), the Policy Value will be adjusted to equal the death benefit payable to that beneficiary determined upon such election and receipt of due proof of death. See TAX INFORMATION for a more detailed discussion of the distribution options and requirements that apply under the Policy in accordance with the Internal Revenue Code.

The terms and conditions of the Policy that applied prior to the Owner’s death will continue to apply, with certain exceptions described in the Policy. For purposes of the death benefit on the continued Policy, the death benefit is calculated in the same manner as it was prior to continuation on the date the beneficiary continues the Policy. However, see Re-Election of GMDB Rider Upon Continuation below.

Current surrender charges will be waived. However, any premium payments received after the beneficiary elects their form of distribution (for example a 5-year delay or non-qualified stretch) will be subject to any applicable surrender charges.

Investments in Allocation Accounts Upon Continuation

At the time that the Policy is continued, the Policy Value invested in any Allocation Account will remain invested in that Allocation Account in accordance with the general terms of the Policy as described in this prospectus. Any death benefit in excess of the Policy Value will be held in the Fixed Holding Account pending our receipt of new allocation instructions. If we receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be allocated in accordance with those instructions on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first, and the Crediting Period(s) will begin on that day. If we do not receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be automatically allocated to the Default Option.

If a Crediting Period for an Allocation Account ends while the death claim is pending, Policy Value invested in that Allocation Account will be automatically reinvested in the same Allocation Account based on the applicable rates for the new Crediting Period, provided that the same Allocation Account is available for investment. If the same Allocation Account is not available for investment, the Policy Value will be automatically transferred to the Fixed Holding Account until the death claim can be processed. Once the death claim is processed, we must receive new allocation instructions for that Policy Value within 30 days of continuation or it will be automatically allocated to the Default Option, as described above.

Re-Election of GMDB Rider Upon Continuation

If a Policy has a GMDB rider when the death benefit becomes payable or a one-time adjustment to the Policy Value as described in this section occurs, the rider will terminate upon our receipt of due proof of death of the decedent.

When the Policy is continued by a surviving spouse upon payment of a death benefit, the surviving spouse may re-elect the GMDB rider under the Policy, if the rider is available at that time. The initial guaranteed minimum death benefit under the re-elected rider will be the Policy Value at time of re-election. If re-elected at time of continuation, this would be the Policy Value immediately following the one-time adjustment described above. A non-spouse beneficiary who continues the Policy upon payment of the death benefit cannot re-elect the GMDB rider.

Upon the death of an Annuitant who is not an Owner, the surviving Owner may re-elect the GMDB rider under the Policy following the one-time adjustment to Policy Value, if the rider is available at that time. The initial guaranteed minimum death benefit under the re-elected rider will be the Policy Value at time of re-election. If re-elected at time of continuation, this would be the Policy Value immediately following the one-time adjustment described above.

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Re-election is available only if the Annuitant has not reached the age of 81 at the time of the re-election.

If you re-elect the optional GMDB rider, you will be subject to an additional fee. The fee (if any) depends on the Annuitant’s age at the time your re-election request is received in good order. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE.

ANNUITY PAYMENTS (INCOME PHASE)

Upon the Annuity Commencement Date, your annuity switches from the accumulation phase to the income phase. You may use the Policy Value, or the Minimum Required Cash Value, if greater, on the Annuity Commencement Date to purchase one or more fixed income options. The annuity payments will be made to the Payee(s).

You can generally change the Annuity Commencement Date by giving us 30 days’ Written Notice. Unless required by state law this date cannot be earlier than the third Policy Anniversary. The latest Annuity Commencement Date generally cannot be later than the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law).

Before the Annuity Commencement Date, if the Annuitant is alive, you may choose a fixed income option or change your election. Once proceeds become payable and a fixed income option has been selected, we will issue a supplementary contract to reflect the terms of the selected option. The contract will name the Payee(s) and will describe the payment schedule.

Your Policy may not be “partially” annuitized. For example, you may not apply a portion of your Policy Value to a fixed income option while keeping the remainder of your Policy Value in the accumulation phase.

Risk of Annuitizing Prior to the End of a Crediting Period

The Policy allows annuitization at times that may not correspond to the end of a Crediting Period. If the Policy is annuitized before the end of a Crediting Period for an Index Account Option, the amount from that Index Account Option being annuitized will be calculated based on an Interim Value. As discussed under VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES, an Interim Value could reflect significantly less gain or more loss than would be applied at the end of the Crediting Period. As such, there could be significantly less money available to you for annuitization, potentially reducing the value of your income stream during the income phase.

If your Policy is annuitized when you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the amount annuitized will be based on an Interim Value for some or all of your Index Account Options. As such, for as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no date that you can select for annuitizing that will not result in the application of at least one Interim Value.

Fixed Income Options

The Policy provides several fixed income options that are described below. Each fixed income option provides for fixed annuity payments, meaning that the amount of each payment will be set on the Annuity Commencement Date and will not change.

The amount payable under a fixed income option is determined based on the amount applied to a fixed income option and the minimum guaranteed interest rate tables and mortality tables included in your Policy. Payments at the time of their commencement will not be less than those that would be provided by the application of the Policy proceeds to purchase a single premium immediate annuity policy at purchase rates offered by the Company at the time to the same class of Annuitants.

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You must decide if you want your annuity payments to be guaranteed for the Annuitant’s lifetime, a period certain, or a combination thereof. Generally, annuity payments will be lower if you combine a period certain or guaranteed amount with a lifetime guarantee (e.g., Life with 10 Years Period Certain, or Guaranteed Return of Policy Proceeds). Likewise, annuity payments will also generally be lower the longer the period certain (because you are guaranteed payments for a longer time).

Payments will be made at 1, 3, 6, or 12 month intervals. We reserve the right to avoid making payments of less than $20.00. Certain income options may not be available or may be limited for qualified plans and qualified policies in order to ensure compliance with the Internal Revenue Code. If the proceeds are less than $2,000, we reserve the right to pay them out as a lump sum instead of applying them to a fixed income option. We may require proof of age before making annuity payments.

A charge for premium taxes may be made when annuity payments begin.

The fixed income options currently available are explained below. You may choose any combination of these fixed income options. Certain fixed income options may not be available or may be limited for qualified plans and qualified policies in order to ensure compliance with the Internal Revenue Code.

Income for a Specified Period. We will make level annuity payments only for a fixed period that you choose. Payments must not be for less than 120 months and should not exceed the Annuitant’s life expectancy. In the event of the death of the person receiving payments prior to the end of the fixed period elected, payments will be continued to that person’s beneficiary. No funds will remain at the end of the period.

If your Policy is a qualified Policy, this annuity payment option may not satisfy minimum required distribution rules. Consult a financial professional before electing this option.

Income of a Specified Amount. Payments are made for any specified amount until the amount applied to this option, with interest, is exhausted. Payments must not be for less than 120 months and should not exceed the Annuitant’s life expectancy. This will be a series of level annuity payments followed by a smaller final annuity payment. In the event of the death of the person receiving payments prior to the time Policy proceeds with interest are exhausted, payments will be continued to that person’s beneficiary.

If your Policy is a qualified Policy, this annuity payment option may not satisfy minimum required distribution rules. Consult a financial professional before electing this option.

Life Income. You may choose between:

•

Life Only – Payments will be made only during the Annuitant’s lifetime. The last annuity payment will be the payment immediately before the Annuitant’s death. If you choose this option and the Annuitant dies before the due date of the first annuity payment, no payments will be made.

This option is not available if the Annuitant has an adjusted age greater than 85 as of the Annuity Commencement Date.

•	Life with 10 Years Period Certain – Payments will be made for the longer of the Annuitant’s lifetime or ten years.

•

Guaranteed Return of Policy Proceeds – Payments will be made for the longer of the Annuitant’s lifetime or until the total dollar amount of payments made to you equals the amount applied to this option.

Joint and Survivor Annuity. You may choose:

•

Life Only – Payments are made during the joint lifetime of the Annuitant and a joint Annuitant of your selection. Annuity payments will be made as long as either person is living. If you choose this option and both joint Annuitants die before the due date of the first annuity payment, no payments will be made.

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This option is not available if an Annuitant has an adjusted age greater than 85 as of the Annuity Commencement Date.

•	Life with 10 Years Period Certain – Payments will be made for the longer of the lifetime of the Annuitant and joint Annuitant or ten years.

Other fixed income options may be arranged by agreement with us. Some fixed income options may not be available for all Policies or all ages, or we may limit certain fixed income options to ensure they comply with the applicable tax law provisions.

NOTE CAREFULLY

IF:

•	You choose Life Income with No Period Certain or a Joint and Survivor Annuity with No Period Certain; and

•	The Annuitant dies (or both joint Annuitants die) before the due date of the second (third, fourth, etc.) annuity;

THEN:

•	We may make only one (two, three, etc.) annuity payments.

IF:

•	You choose Income for a Specified Period, Life Income – Life with 10 Years Certain, Life Income – Guaranteed Return of Policy Proceeds, or Income of a Specified Amount; and

•	The person receiving annuity payments dies prior to the end of the guaranteed period;

THEN:

•	The remaining guaranteed annuity payments will be continued to a new Payee, or their present value may be paid in a single sum.

We will not pay interest on amounts represented by uncashed annuity payment checks if the postal or other delivery service is unable to deliver checks to the Payee’s address of record. The person receiving annuity payments is responsible for keeping us informed of his/her current address.

You must annuitize your Policy no later than the latest Annuity Commencement Date. If you do not elect a fixed income option by the latest Annuity Commencement Date, the default fixed income option will be Life with 10 Years Certain unless we agree to another method of payment.

Please note, all benefits (including guaranteed minimum death benefits) terminate upon annuitization. The only benefits that remain include the guarantees provided under the terms of the applicable fixed income option.

TAX INFORMATION

NOTE: We have prepared the following information on federal taxes as a general discussion of the subject. It is not not exhaustive, does not purport to cover all situations, and is not intended as tax advice to any taxpayer. The federal tax consequences discussed herein reflect our understanding of current law, and the law may change. No representation is made regarding the likelihood of continuation of the present federal tax law or of the current interpretations by the Internal Revenue Service (“IRS”). The discussion briefly references federal estate, gift and generation-skipping transfer taxes, but principally discusses federal income taxes. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under the Policy. You should consult your own financial professional about your own circumstances. The Company makes no guarantee regarding any tax treatment — federal, state, or local — of any Policy or of any transaction involving a Policy.

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Introduction

Deferred annuity policies are a way of setting aside money for future needs like retirement. Congress recognized how important saving for retirement is and provided special rules in the Internal Revenue Code (the “Code”) for annuities. Simply stated, these rules generally provide that individuals will not be taxed on the earnings, if any, on the money held in an annuity policy until withdrawn. This is referred to as tax deferral. When a non-natural person (e.g., corporation or certain trusts) owns a nonqualified policy, the policy will generally not be treated as an annuity for tax purposes. Thus, the Owner must generally include in income any increase in the Policy Value over the investment in the policy during each taxable year.

There are different rules as to how you will be taxed depending on how you take the money out and the type of Policy- qualified or nonqualified.

If you purchase the Policy as an individual retirement annuity (“IRA”) or as a part of a 403(b) plan, 457 plan, a pension plan, a profit sharing plan (including a 401(k) plan), or certain other employer sponsored retirement programs, Your Policy is referred to as a qualified Policy. There is no additional tax deferral benefit derived from placing qualified funds into a deferred annuity. Features other than tax deferral should be considered in the purchase of a qualified Policy. There are limits on the amount of contributions you can make annually to a qualified Policy. Other restrictions may apply including terms of the plan in which you participate. To the extent there is a conflict between a plan’s provisions and a Policy’s provisions, the plan’s provisions will control.

If you purchase the Policy other than as part of any arrangement described in the preceding paragraph, the Policy is referred to as a nonqualified Policy.

You will generally not be taxed on increases in the value of your Policy, whether qualified or nonqualified, until a distribution occurs (e.g., as a surrender, withdrawal, or as annuity payments). However, you may be subject to current taxation if you assign or pledge or enter into an agreement to assign or pledge any portion of the Policy. you may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. All amounts received from the Policy that are includible in income are taxed at ordinary income rates; no amounts received from the Policy are taxable at the lower rates applicable to capital gains.

The IRS has not reviewed the Policy for qualification as an IRA or otherwise, and has not addressed in a ruling of general applicability whether the death benefit options and riders available, with the Policy, if any, comport with IRA qualification requirements.

Tax Status of a Nonqualified Policy

Distribution Requirements. The Code requires that nonqualified policies contain specific provisions for distribution of Policy proceeds upon the death of any Owner. In order to be treated as an annuity policy for federal income tax purposes, the Code requires that such policies provide that if any Owner dies on or after the annuity starting date and before the entire interest in the policy has been distributed, the remaining portion must be distributed at least as rapidly as under the method in effect on such Owner’s death. If any Owner dies before the annuity starting date, the entire interest in the policy must generally be distributed (1) within 5 years after such Owner’s date of death or (2) to (or for the benefit of) a designated beneficiary, over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) and such distributions must begin not later than 1 year after the date of the Owner’s death (also known as a “stretch” payout). The designated beneficiary must be an individual. The applicable payments are calculated using the Single Life Expectancy Table set forth in Treasury Regulations § 1.401(a)(9)-9, A-1. However, if upon such Owner’s death the Owner’s surviving spouse is the designated beneficiary of the policy, then the policy may be continued with the surviving spouse as the new Owner. If any Owner is a non-natural person, then for purposes of these distribution requirements, the primary Annuitant shall be treated as an Owner and any death or change of such primary Annuitant shall be treated as the death of an Owner.

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The nonqualified policies contain provisions intended to comply with these requirements of the Code. No regulations interpreting these requirements of the Code have yet been issued and thus no assurance can be given that the provisions contained in the policies satisfy all such Code requirements. The provisions contained in the policies will be reviewed and modified if necessary to assure that they comply with the Code requirements when clarified by regulation or otherwise.

Recharacterization. In some circumstances, the IRS and courts have recharacterized variable annuity policies by treating the policyholder, for federal income tax purposes, as owning the separate account assets on which the policy is based. The IRS guidance in this area has focused on whether the policyholder has excessive control over the separate account assets. Such control may exist if the policyholder can allocate amounts under the policy to purchase specific assets within the separate account that also are available outside of the policy. In addition, the IRS and courts considered whether the variable annuity holder’s position is substantially identical to what it would have been if the holder had purchased the separate account assets directly, rather than having purchased a variable annuity policy. Similar federal income tax principles also can operate to recharacterize an arrangement for income tax purposes in certain circumstances, such as if the substance of the arrangement differs from its form. If the authorities on policyholder control or similar tax principles apply, the tax-deferred status of the policy may be adversely affected. For example, the owner of the policy could be taxed annually on the income and gains attributable to the assets that determine the policy values and benefits.

We do not believe that these authorities or tax principles should apply to this Policy. Although we hold certain amounts attributable to the Policy in our Separate Account, you do not share in the investment performance of any assets in the Separate Account. Rather, our obligations under the Policy are independent of the investment performance of the Separate Account. In addition, allocations under the Policy to the Index Account Options are distinguishable from a direct investment in the assets comprising the corresponding indexes, including any exchange-traded fund that we choose as an index. However, there is no IRS guidance or other authority directly addressing whether or how the rules summarized above may apply to the Policy. We reserve the right to amend this Policy, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain the Policy’s tax status or to conform the Policy to any applicable changes in the tax qualification requirements. Concerned Owners should consult their own financial professionals regarding the tax matter discussed above.

Non-Natural Persons. Pursuant to Section 72(u) of the Code, a nonqualified Policy held by a taxpayer other than a natural person generally will not be treated as an annuity policy under the Code; accordingly, an Owner who is not a natural person will recognize as ordinary income for a taxable year the excess, if any, of the Policy Value over the “investment in the contract”. There are some exceptions to this rule and a prospective purchaser of the Policy that is not a natural person should discuss these rules with a competent financial professional.

Annuity Commencement Date. If the Policy’s Annuity Commencement Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, e.g., past age 95, it is possible that the Policy would not be treated as an annuity for federal income tax purposes. In that event, any increases in the Policy Value could be currently includable in the Owner’s income.

The remainder of the discussion in this TAX INFORMATION section assumes that the Policy qualifies as an annuity policy for federal income tax purposes.

Taxation of a Nonqualified Policy in General

Code Section 72 governs taxation of annuities in general. We believe that an Owner who is an individual will not be taxed on increases in the value of a Policy until such amounts are surrendered or distributed. For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the Policy Value as collateral for a loan generally will be treated as a distribution of such portion. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. The taxable portion of a distribution is taxable as ordinary income.

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Different Individual Owner and Annuitant

If the Owner and Annuitant on the Policy are different, there may be negative tax consequences and uncertainty regarding how federal income tax rules apply to the Policy. You should consult your legal counsel or financial professional if you are considering designating a different individual as the Annuitant on your Policy to determine the potential tax ramifications of such a designation.

Annuity Starting Date

This section makes reference to the annuity starting date as defined in Section 72 of the Code and the applicable regulations. Generally, the definition of annuity starting date will correspond with the definition of Annuity Commencement Date used in your Policy and the dates will be the same. If there is a conflict between the definitions, we will interpret and apply the definitions in order to ensure your Policy maintains its status as an annuity policy for federal income tax purposes. You may wish to consult a financial professional for more information on when this issue may arise.

Taxation of Annuity Payments

Although the tax consequences may vary depending on the Annuity Payment Option you select, in general, for nonqualified and certain qualified policies, only a portion of the annuity payments you receive will be includable in your gross income.

In general, the excludable portion of each annuity payment you receive will be determined by dividing the “investment in the policy” on the annuity starting date by the total expected return under the Policy (determined under Treasury regulations) for the term of the payments. This is the percentage of each annuity payment that is excludable.

The remainder of each annuity payment is includable in gross income. Once the “investment in the policy” has been fully recovered, the full amount of any additional annuity payments is includable in gross income and taxed as ordinary income. The “investment in the policy” is generally equal to the premiums you pay for the Policy with after-tax money, reduced by any amounts you have previously received from the Policy that are excludable from gross income. If you select more than one Annuity Payment Option, special rules govern the allocation of the Policy’s entire “investment in the policy” to each such option, for purposes of determining the excludable amount of each payment received under that option and the tax treatment of other distributions from the Policy thereafter. You should consult a competent financial professional as to the potential tax effects of allocating less than the full Policy Value to any particular Annuity Payment Option.

If, after the annuity starting date, annuity payments stop because an Annuitant died, the excess (if any) of the “investment in the policy” as of the annuity starting date over the aggregate amount of annuity payments received that was excluded from gross income may be allowable as a tax deduction. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.

Taxation of Surrenders and Withdrawals - Nonqualified Policies

When you surrender your Policy, you are generally taxed on the amount that your surrender proceeds exceeds the “investment in the policy”. The “investment in the policy” is generally equal to the premiums you pay for the Policy with after-tax money, reduced by any amounts you have previously received from the Policy that are excludable from gross income. Withdrawals are generally treated first as taxable income to the extent of the excess in the Policy Value over the “investment in the policy.” Distributions taken under the systematic payout option are treated for tax purposes as withdrawals, not annuity payments. In general, loans, pledges, and collateral assignments as security for a loan are taxed in the same manner as withdrawals and surrenders. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. All taxable amounts received under a Policy are subject to tax at ordinary income tax rates rather than capital gains tax rates.

The Code also provides that amounts received from the Policy that are includible in gross income (including the taxable portion of some annuity payments) may be subject to a penalty tax. The amount of the penalty tax is equal to

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10% of the amount that is includable in income. Some withdrawals and other amounts will be exempt from the penalty tax. Amounts received that are not subject to the penalty tax include, among others, any amounts: (1) paid on or after the taxpayer reaches age 59 1⁄2; (2) paid on or after the Owner (or where the Owner is a non-natural person, the primary Annuitant) dies; (3) attributable to the taxpayer becoming disabled (as that term is defined in the Code); (4) paid in a series of substantially equal periodic payments made annually (or more frequently) over the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer’s designated beneficiary; (5) paid under an immediate annuity (as defined in the Code); or (6) allocable to “investment in the policy” made prior to August 14, 1982. Regarding the disability exception, because we cannot verify that an individual is disabled, we will report such withdrawals to the IRS as early withdrawals with no known exception from the penalty tax.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. In addition, there is some uncertainty regarding whether and how certain of the exceptions apply in the case of a Policy issued to a non-natural person, such as a trust. You may wish to consult a financial professional for more information regarding the imposition of the penalty tax.

Aggregation

All nonqualified deferred annuity policies that are issued by us (or our affiliates) to the same Owner (policyholder) during the same calendar year are treated as one annuity for purposes of determining the amount includable in the Owner’s income when a taxable distribution (other than annuity payments) occurs. The effects of such aggregation are not always clear; however, it could affect the amount of a withdrawal, a surrender, or an annuity payment that is taxable and the amount that might be subject to the 10% penalty tax described above. If you are considering purchasing multiple policies from us (or our affiliates) during the same calendar year, You may wish to consult with your financial professional regarding how aggregation will apply to your policies.

Special Rules for Advisory Fee Payments

In some cases, we may permit fees to be paid from the Policy directly to a professional investment adviser that you have retained to provide advice to you regarding the Policy. We will treat such advisory fee payments as an expense of the Policy and not a taxable distribution from the Policy if the Policy is a qualified Policy issued as an IRA or in connection with certain tax-qualified retirement plans. Regardless of how Transamerica treats the payment of such advisory fees for tax reporting purposes, federal and/or state taxing authorities could determine that the advisory fees should be treated as taxable withdrawals from your Policy, in which case the amount of the advisory fees deducted from your Policy could be included in your gross income for state and federal income tax purposes and a 10% penalty tax could apply if the advisory fees were deducted from your Policy Value before you attained age 59 1⁄2.

Tax-Free Exchanges of Nonqualified Policies

We may issue the nonqualified Policy in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your “investment in the policy” immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional premium payment made as part of the exchange. If you exchange part of another annuity contract and the exchange is tax free, your “investment in the policy” immediately after the exchange will generally be increased by a pro rata portion of the “investment in the policy” that you exchanged. In either case, your Policy Value immediately after the exchange may exceed your “investment in the policy.” That excess may be includable in income should amounts subsequently be withdrawn or distributed from the Policy (e.g., as a withdrawal, surrender, annuity income payment or death benefit).

If you exchange part of an existing contract for the Policy, and within 180 days of the exchange you received a payment other than certain annuity payments (e.g., you take a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, some or all of the amount exchanged into the Policy could be includible in your income and subject to a 10% penalty tax.

You should consult your financial professional in connection with an exchange of all or part of an annuity contract for the Policy, especially if you may take a withdrawal from either contract within 180 days after the exchange.

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Medicare Tax

Distributions from nonqualified annuity policies are considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals, trusts, and estates whose income exceeds certain threshold amounts. We are required to report distributions taken from nonqualified annuity policies as being potentially subject to this tax. While distributions from qualified policies are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare tax thresholds have been met. As such, distributions from your qualified Policy could cause your other investment income to be subject to the tax. Please consult a financial professional for more information.

Same Sex Relationships

Same sex couples have the right to marry in all states. The parties to each marriage that is valid under the law of any state will each be treated as a spouse as defined in this Policy. Individuals in other arrangements, such as civil unions, registered domestic partnerships, or other similar arrangements, that are treated as a valid marriage under the applicable state law, will each be treated as a spouse as defined in this Policy for state law purposes. However, individuals in such other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as spouses as defined in this Policy for federal tax purposes. Therefore, exercise of the spousal continuation provisions of this Policy or any riders by individuals who do not meet the definition of “spouse” may have adverse tax consequences and/or may not be permissible. Please consult a financial professional for more information on this subject.

Taxation of Death Benefit Proceeds

Amounts may be distributed from the Policy because of your death or the death of the Annuitant. Generally, such amounts should be includable in the income of the recipient: (1) if distributed in a lump sum, these amounts are taxed in the same manner as a surrender; (2) if distributed via withdrawals, these amounts are taxed in the same manner as withdrawals; or (3) if distributed under an Annuity Payment Option, these amounts are taxed as annuity payments.

Transfers, Assignments or Exchanges of Policies

A transfer of ownership or assignment of a Policy, the designation of an Annuitant or payee or other beneficiary who is not also the Owner, the exchange of a Policy and certain other transactions, or a change of Annuitant other than the Owner, may result in certain income or gift tax consequences to the Owner that are beyond the scope of this discussion. An Owner contemplating any such transaction or designation should contact a competent financial professional with respect to the potential tax effects.

Charges

It is possible that the IRS may take a position that fees for certain optional death benefits are deemed to be taxable distributions to you. In particular, the IRS may treat fees associated with certain optional benefits as a taxable withdrawal, which might also be subject to a tax penalty if the withdrawal occurs prior to age 59 1⁄2. Although we do not believe that the fees associated with any optional benefit provided under the Policy should be treated as taxable withdrawals, the tax rules associated with these benefits are unclear, and we advise that you consult your financial professional prior to selecting any optional benefit under the Policy.

Federal Estate, Gift and Generation-Skipping Transfer Taxes

The estate and gift tax unified credit basic exclusion amount is $10,000,000, subject to inflation adjustments (using the C-CPI-U), for taxable years beginning after December 31, 2017, and before January 1, 2026. The maximum rate is 40%.

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The uncertainty as to how the current law might be modified in the future underscores the importance of seeking guidance from a competent professional to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

Federal Estate Taxes. While no attempt is being made to discuss the Federal estate tax implications of the Policy in detail, a purchaser should keep in mind that the value of an annuity policy owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity policy, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning professional for more information.

Generation-Skipping Transfer Tax. Under certain circumstances, the Code may impose a “generation skipping transfer tax” when all or part of an annuity policy is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner or to a person that is more than 37 1⁄2 years younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Policy, or from any applicable payment, and pay it directly to the IRS.

Qualified Policies

The Policy is designed for use with several types of tax-qualified individual and employee-sponsored retirement plans which are briefly described below. The tax rules applicable to participants and beneficiaries in tax-qualified retirement plans vary according to the type of plan and the terms and conditions of the plan. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from contributions in excess of specified limits, distributions prior to age 59 1⁄2 (subject to certain exceptions), distributions that do not conform to specified commencement and minimum distribution rules, and in other specified circumstances. The distribution rules under Section 72(s) of the Code do not apply to annuities provided under a plan described in Sections 401(a), 403(a), 403(b), 408 or 408A of the Code, but other similar rules may. Some retirement plans are subject to distribution and other requirements that are not incorporated into the policies or our Policy administration procedures. Owners, employers, participants, and beneficiaries are responsible for determining that contributions, distributions, and other transactions with respect to the policies comply with applicable law.

Traditional Individual Retirement Annuities (IRAs). In order to qualify as a traditional individual retirement annuity under Section 408(b) of the Code, a Policy must satisfy certain conditions: (i) the Owner must be the Annuitant; (ii) the Policy generally is not transferable by the Owner, e.g., the Owner may not designate a new Owner, designate a contingent Owner or assign the Policy as collateral security; (iii) subject to special rules, the total premium payments for any calendar year may not exceed the amount specified in the Code for the year, except in the case of nontaxable transfer or a rollover amount or contribution under Section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or 457(e)(16) of the Code; (iv) annuity payments or withdrawals according to the requirements in the IRS regulations (minimum required distributions) must begin no later than April 1 of the calendar year following the calendar year in which the Annuitant attains age 72 (or age 70 1⁄2 if the Annuitant attained 70 1⁄2 before 1/1/2020); (v) an Annuity Payment Option with a period certain that will guarantee annuity payments beyond the life expectancy of the Annuitant and the beneficiary may not be selected; (vi) certain payments of death benefits must be made in the event the Annuitant dies prior to the distribution of the Policy Value; (vii) the entire interest of the Owner is non-forfeitable; and (viii) the premiums must not be fixed. Policies intended to qualify as traditional individual retirement annuities under Section 408(b) of the Code contain such provisions. Amounts in the individual retirement annuity (other than nondeductible contributions) generally are taxed only when distributed from the annuity. Distributions prior to age 59 1⁄2 are subject to a 10% penalty tax (unless certain exceptions apply).

SIMPLE and SEP IRAs are types of IRAs that allow employers to contribute to IRAs on behalf of their employees. SIMPLE IRAs permit certain small employers to establish SIMPLE plans as provided by Section 408(p) of the Code, under which employees may elect to defer to a SIMPLE IRA a specified percentage of compensation. The sponsoring employer is required to make matching or non-elective contributions on behalf of employees. Distributions from SIMPLE IRAs generally are subject to the same rules that apply to IRA distributions. Subject to certain exceptions, distributions prior to age 59 1⁄2 are subject to a 10 percent penalty tax, which is increased to 25 percent if the distribution occurs within the first two years after the commencement of the employee’s participation in the plan. SEP IRAs permit employers to make contributions to IRAs on behalf of their employees, up to a

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specified dollar amount for the year and subject to certain eligibility requirements as provided by Section 408(k) of the Code. Distributions from SEP IRAs are subject to the same rules that apply to IRA distributions and are taxed as ordinary income.

The IRS has not reviewed this Policy for qualification as a traditional IRA, SIMPLE IRA or SEP IRA, and has not addressed in a ruling of general applicability whether any death benefits available under the Policy comport with qualification requirements.

Roth Individual Retirement Annuities (Roth IRA). The Roth IRA, under Section 408A of the Code, contains many of the same provisions as a traditional IRA. However, there are some differences. First, the contributions are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA, a traditional IRA or other allowed qualified plan. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax. The ability to make cash contributions to Roth IRAs is available to individuals with earned income and whose modified adjusted gross income is under a specified dollar amount for the year. Subject to special rules, the amount per individual that may be contributed to all IRAs (Roth and traditional) is an amount specified in the Code for the year. Secondly, the distributions are taxed differently. The Roth IRA offers tax-free distributions when taken 5 tax years after the first contribution to any Roth IRA of the individual and taken after one of the following: attaining age 59 1⁄2, to pay for qualified first time home buyer expenses (lifetime maximum of $10,000), or due to death or disability. All other distributions are subject to income tax when taken from earnings and may be subject to a penalty tax unless an exception applies. Please note that specific tax ordering rules apply to Roth IRA distributions. Unlike the traditional IRA, there are no minimum required distributions during the Owner’s lifetime; however, minimum required distributions at death are generally the same as for traditional IRAs.

The IRS has not reviewed this Policy for qualification as a Roth IRA or otherwise, and has not addressed in a ruling of general applicability whether any death benefits available under the Policy comport with qualification requirements.

Section 403(b) Plans. Under Section 403(b) of the Code, payments made by public school systems and certain tax exempt organizations to purchase policies for their employees are generally excludable from the gross income of the employee, subject to certain limitations. However, such payments may be subject to Federal Insurance Contributions Act (FICA or Social Security) taxes. The Policy includes a death benefit that in some cases may exceed the greater of the premium payments or the Policy Value. Additionally, in accordance with the requirements of the Code, Section 403(b) annuities generally may not permit distribution of (i) elective contributions made in years beginning after December 31, 1988, and (ii) earnings on those contributions, and (iii) earnings on amounts attributed to elective contributions held as of the end of the last year beginning before January 1, 1989, unless certain events have occurred. Specifically, distributions of such amounts will be allowed only upon the death of the employee, on or after attainment of age 59 1⁄2, severance from employment, disability, or financial hardship, except that income attributable to elective contributions may not be distributed in the case of hardship. For policies issued after 2008, amounts attributable to non-elective contributions may be subject to distribution restrictions specified in the employer’s Section 403(b) plan. Employers using the Policy in connection with Section 403(b) plans may wish to consult with their financial professional.

Pursuant to tax regulations, we generally are required to confirm, with your 403(b) plan sponsor or otherwise, that surrenders, loans or transfers you request from a 403(b) Policy comply with applicable tax requirements before we process your request. We will defer such payments you request until all information required under the tax law has been received. By requesting a surrender or transfer, you consent to the sharing of confidential information about you, the Policy, and transactions under the Policy and any other 403(b) policies or accounts you have under the 403(b) plan among us, your employer or plan sponsor, any plan administrator or record keeper, and other product providers.

Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit employers to establish various types of retirement plans for employees and self-employed individuals to establish qualified plans for themselves and their employees. Such retirement plans may permit the purchase of the policies to accumulate retirement savings. Adverse tax consequences to the plan, the participant or both may result if the Policy is assigned or transferred to any individual as a means to provide benefit payments. Contributions to and distributions from such plans are limited by the Code and may be subject to penalties.

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Deferred Compensation Plans. Section 457(b) of the Code, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans established and maintained by state and local governments (and their agencies and instrumentalities) and tax exempt organizations. Under such plans a participant may be able to specify the form of investment in which his or her participation will be made. For non-governmental Section 457(b) plans, all such investments, however, are typically owned by, and are subject to, the claims of the general creditors of the sponsoring employer. Depending on the terms of the particular plan, a non-government employer may be entitled to draw on deferred amounts for purposes unrelated to its Section 457(b) plan obligations. In general, all amounts received under a non-governmental Section 457 plan are taxable in the year paid (or in the year paid or made available in the case of a non-governmental 457(b) plan). Distributions from non-governmental 457(b) plans are subject to federal income tax withholding as wages, distributions from governmental 457(b) plans are subject to withholding as “eligible rollover distributions” as described in the section entitled “Withholding.” below. Contributions to and distributions from such plans are limited by the Code and may be subject to penalties. Deferred compensation plans of governments and tax-exempt entities that do not meet the requirements of Section 457(b) are taxed under Section 457(f), which means compensation deferred under the plan is included in gross income in the first year in which the compensation is not subject to substantial risk of forfeiture.

Ineligible Owners-Qualified

We currently will not issue new policies to/or for the following plans: 403(a), 403(b), 412(i)/412(e)(3), 419, 457 (we will in certain limited circumstances accept 457(f) plans), employee stock ownership plans, Keogh/H.R.-10 plans and any other types of plans at our sole discretion.

Taxation of Surrenders and Withdrawals - Qualified Policies

In the case of a withdrawal under a qualified Policy (other than from a deferred compensation plan under Section 457 of the Code), a pro rata portion of the amount you receive is taxable, generally based on the ratio of your “investment in the policy” to your total account balance or accrued benefit under the retirement plan. Your “investment in the policy” generally equals the amount of any non-deductible premium payments made by you or on your behalf. If you do not have any non-deductible premium payments, your investment in the contract will be treated as zero.

In addition, a penalty tax may be assessed on amounts surrendered from the Policy prior to the date you reach age 59 1⁄2, unless you meet one of the exceptions to this rule which are similar to the penalty exceptions for distributions from nonqualified policies discussed above. However, the exceptions applicable for qualified policies differ in some respects from those provided to nonqualified policies. You may wish to consult a financial professional for more information regarding the application of these exceptions to your circumstances. You may also be required to begin taking minimum distributions from the Policy by a certain date. The terms of the plan may limit the rights otherwise available to you under the Policy.

Qualified Plan Required Distributions

For qualified plans under Section 401(a), 403(a), 403(b), and 457, the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the Owner (or plan participant) (i) reaches age 72 (or 70 1⁄2 if he/she attained 70 1⁄2 prior to 1/1/2020) or (ii) retires, and must be made in a specified form or manner. If a participant is a “5 percent Owner” (as defined in the Code), or in the case of an IRA (other than a Roth IRA which is not subject to the lifetime required minimum distribution rules), distributions generally must begin no later than April 1 of the year following the calendar year in which the Owner (or plan participant) reaches age 72 (or 70 1⁄2 if he/she attained 70 1⁄2 prior to 1/1/2020). The actuarial present value of death benefit options and riders elected may need to be taken into account in calculating required minimum distributions. Please consult with your financial professional to learn more about an optional living or death benefit prior to purchase.

When you pass away, if you have not named an individual beneficiary (for example, you named your estate as beneficiary or didn’t name a beneficiary at all) then generally the entire remaining balance of your qualified plan must be distributed by the end of the 5th year following your death (and if required distributions began prior to your

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death then the remaining balance also must be distributed at least as rapidly as it was during your life).    If you named an individual designated beneficiary or beneficiaries, then they must withdraw the entire account by the 10th calendar year following the year of your death. If you named an “eligible designated beneficiary” or beneficiaries, they may take their distributions over the beneficiary’s life or a period not extending beyond their life expectancy. An eligible designated beneficiary includes your surviving spouse, your minor child, a disabled individual, a chronically ill individual, or an individual who is not more than 10 years younger than you. Certain trusts created for the exclusive benefit of disabled or chronically ill beneficiaries are included. your minor child must still take remaining distributions within 10 years once they reach age 18. Additionally, your surviving spouse beneficiary my delay commencement of distributions until the later of the end of the year that you would have attained age 72, or the surviving spouse’s required beginning date. Additionally, if your surviving spouse is the sole beneficiary, he/she may be able to continue the Policy as his or her own following your death, if applicable tax rules permit.

The minimum distribution rules are complex and uncertain in certain respects. Each Owner is responsible for requesting distributions under the Policy that satisfy applicable tax rules. We do not attempt to provide more than general information about the use of the Policy with the various types of retirement plans. Purchasers of policies for use with any retirement plan should consult their legal counsel and financial professional regarding the suitability of the Policy.

The Code generally requires that interest in a qualified Policy be non-forfeitable.

You should consult your legal counsel or financial professional if you are considering purchasing an enhanced death benefit or other optional rider, or if you are considering purchasing a Policy for use with any qualified retirement plan or arrangement.

Withholding

The portion of any distribution under a Policy that is includable in gross income will be subject to federal income tax withholding unless the recipient of such distribution elects not to have federal income tax withheld. Election forms will be provided at the time distributions are requested or taken. The amount of withholding varies according to the type of distribution. The withholding rates applicable to the taxable portion of periodic payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. For qualified policies taxable, “eligible rollover distributions” from Section 401(a) plans, Section 403(a) annuities, Section 403(b) tax-sheltered annuities, and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution from such a plan, other than specified distributions such as distributions required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as beneficiary or alternate payee) chooses a “direct rollover” from the plan to a tax-qualified plan, IRA, Roth IRA or 403(b) tax-sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.

In some cases, we may be required to withhold federal income taxes from amounts that are transferred from your Policy to a state’s unclaimed property fund. The amount transferred also may be subject to federal income tax reporting.

Annuity Purchases by Residents of Puerto Rico

The IRS has announced that income received by residents of Puerto Rico under life insurance or annuity policies issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States federal income tax.

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Annuity Policies Purchased by Non-resident Aliens and Foreign Corporations

The discussion above provided general information (but not tax advice) regarding U.S. federal income tax consequences to annuity Owners that are U.S. persons. Taxable distributions made to Owners who are not U.S. persons will generally be subject to U.S. federal income tax withholding at a 30% rate, unless a lower treaty rate applies. In addition, distributions may be subject to state and/or municipal taxes and taxes that may be imposed by the Owner’s country of citizenship or residence. Prospective foreign Owners are advised to consult with a qualified financial professional regarding U.S., state, and foreign taxation for any annuity policy purchase.

Foreign Account Tax Compliance Act (“FATCA”)

If the payee of a distribution from the Policy is a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Code as amended by the Foreign Account Tax Compliance Act (“FATCA”), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial Owner of the Policy or the distribution. The rules relating to FATCA are complex, and a financial professional should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Policy.

Possible Tax Law Changes

Although the likelihood and nature of legislative or regulatory changes is uncertain, there is always the possibility that the tax treatment of the Policy could change by legislation, regulation, or otherwise. You should consult a financial professional with respect to legal or regulatory developments and their effect on the Policy.

We have the right to modify the Policy to meet the requirements of any applicable laws or regulations, including legislative changes that could otherwise diminish the favorable tax treatment that annuity Owners currently receive.

DISTRIBUTION

Distribution and Principal Underwriting Agreement. We have entered into a principal underwriting agreement with our affiliate, Transamerica Capital, Inc. (TCI), for the distribution and sale of the Policies. We pay commissions to TCI, which are passed through to selling firms. (See below). We also pay TCI an “override” that is a percentage of total commissions paid on sales of our Policies which is not passed through to the selling firms and we may reimburse TCI for certain expenses it incurs in order to pay for the distribution of the Policies. TCI may market the Policies through bank-affiliated firms, national brokerage firms, regional and independent broker-dealers and independent financial planners.

Compensation to Broker-Dealers Selling the Policies. The Policies are offered to the public through broker-dealers (“selling firms”) that are licensed under the federal securities laws; the selling firm and/or its affiliates are also licensed under state insurance laws. The selling firms have entered into written selling agreements with us and with TCI as principal underwriter for the Policies. We pay commissions through TCI to the selling firms for their sales of the Policies.

The selling firms are paid commissions for the promotion and sale of the Policies according to one or more schedules. The amount and timing of commissions may vary depending on the selling agreement and the share purchased, but the commission range is from 0.25% up to 7.2% of premium payments (additional amounts may be paid as overrides to wholesalers) and from 0% up to 1.5% of policy value.

To the extent permitted by Financial Industry Regulatory Authority (FINRA) rules, the Company and TCI may pay (or allow other broker-dealers to provide) promotional incentives or payments in the form of cash or non-cash compensation or reimbursement to some, but not all, selling firms and their sales representatives. These arrangements are described further below.

The sales representative who sells you the Policy typically receives a portion of the compensation we (and our affiliates) pay to the selling firms, depending on the agreement between the selling firm and its representative and

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the firm’s internal compensation program. These programs may include other types of cash and non-cash compensation and other benefits. Ask your sales representative for further information about the compensation your sales representative, and the selling firm that employs your sales representative, may receive in connection with your purchase of a Policy. Also inquire about any compensation arrangements that we and our affiliates may have with the selling firm, including the conflicts of interests that such arrangements may create.

You should be aware that a selling firm or its sales representatives may receive different compensation or incentives for selling one product over another. In some cases, these differences may create an incentive for the selling firm or its sales representatives to recommend or sell the Policy to you. You may wish to take such incentives into account when considering and evaluating any recommendation relating to the Policies.

Special Compensation Paid to Affiliated Firms. We and/or our affiliates provide paid-in capital to TCI and we or our affiliates may pay all or a portion of the cost of TCI’s operating and other expenses, including costs for facilities, legal and accounting services, and other internal administrative functions. We and/or our affiliates also provide TCI with a percentage of total commissions paid on sales of our Policies and provide TCI with capital payments that are not contingent on sales.

TCI’s registered representatives and supervisors may receive non-cash compensation, such as attendance at conferences, seminars and trips (such as travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items, payments, loans, loan forgiveness, or loan guarantees.

Additional Compensation That We, TCI and/or Our Affiliates Pay to Selected Selling Firms. TCI, in connection with the sales of the Policies, may pay certain selling firms additional cash amounts in order to receive enhanced marketing services and increased access to their sales representatives. In exchange for providing TCI with access to their distribution network, such selling firms may receive additional compensation or reimbursement for, among other things, the hiring and training of sales personnel, marketing, sponsoring of conferences, meetings, seminars, events, and/or other services they provide to us and our affiliates. To the extent permitted by applicable law, We, TCI and other parties may provide the selling firms with occasional gifts, meals, tickets or other non-cash compensation as an incentive to sell the Policies. These special compensation arrangements are not offered to all selling firms and the terms of such arrangements may differ among selling firms.

No specific charge is assessed directly to owners of the Policy to cover commissions, non-cash compensation, and other incentives or payments described above. We do intend to recoup commissions and other sales expenses and incentives we pay, however, through fees and charges deducted under the Policy and other corporate revenue.

OTHER INFORMATION

Sending Forms and Transaction Requests in Good Order

We cannot process your requests for transactions relating to the Policy until they are received in good order. “Good order” means the actual receipt of the instructions relating to the requested transaction in writing (or, when appropriate, by telephone or electronically), along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes, to the extent applicable to the transaction: your completed application; the Policy number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the accounts affected by the requested transaction; the dated signatures of all Owners (exactly as registered on the Policy) if necessary; social security number or taxpayer I.D.; and any other information or supporting documentation that we may require, including any spousal or joint Owner’s consents. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

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“Received” or receipt in good order generally means that everything necessary must be received by us, at our Administrative Office specified in the Glossary. We reserve the right to reject electronic transactions that do not meet our requirements.

Telephone and Electronic Transactions

Currently, certain transactions may be made by telephone or other electronic means acceptable to us upon our receipt of the appropriate authorization. We may discontinue this option at any time. To access information and perform transactions electronically, we require you to create an account with a username and password, and to maintain a valid e-mail address.

We will not be liable for following instructions communicated by telephone or electronically we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions we receive are genuine. Our procedures require you to provide information to verify your identity when you call us and we will record conversations with you. We may also require written confirmation of the request. When someone contacts our Administrative Office and follows our procedures, we will assume you are authorizing us to act upon those instructions. For electronic transactions through the internet, you will need to provide your username and password. You are responsible for keeping your password confidential and must notify us of any loss, theft or unauthorized use of your password.

Please note that the telephone and/or electronic device transactions may not always be available. Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your financial representative(’s), can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. If the volume of transactions is unusually high, we might not have anyone available, or lines available, to take your transaction. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Administrative Office.

We reserve the right to revoke your telephone and other electronic transaction privileges at any time without revoking all Owners’ privileges.

State and Other Variations

The following section describes modifications to this prospectus required by one or more state insurance departments as of the date of this prospectus. Unless otherwise noted, variations apply to all forms of Policies we issue. References to certain state’s variations do not imply that we actually offer Policies in each such state. These variations are subject to change without notice and additional variations may be imposed as specific states approve new riders. The Company will amend this prospectus upon notification of any additional variations received from one or more state insurance departments.

Arizona. Owners age 65 and above have a 30 day right to cancel for non-replacement policies.

California. The Policy may be canceled by returning the policy form. A refund will be paid within 30 days from the date notice of cancellation was received and refund will include any fees or charges. Owners age 60 or above have a 30 day right to cancel period. Owners age 60 or above also have the option to elect immediate investment in investment options of their choice, and receive Policy Value if they cancel; or, they may allocate the initial premium payment to the Fixed Holding Account for 35 calendar days at the end of which the Policy Value is moved to the investment options of their choice, and they would receive return of premium if they cancel. No Nursing Care and Terminal Condition Waiver.

Connecticut. During the right to cancel period, prior to delivery of the policy form, the Owner will receive return of premium.

Delaware. Right to cancel period for replacement policy is 20 days and we will return premium.

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Florida. Owners have a 21 day right to cancel period. The Annuity Commencement Date is not allowed until after the first policy anniversary. If the Company defers payments or transfers from the Policy, the interest rate will be the Moody’s Corporate Bond Yield Average – Monthly Average Corporate as of the date the request or claim is received. Time limit on legal action, no such action may be brought more than five years after we received proof of entitlement to policy benefits or the time within proof of entitlement is required to be given. The service charge will be deducted from the Policy Value’s earnings, if available.

Georgia. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and return of Policy Value for replacement policies.

Hawaii. The right to cancel will be 10 days for return of premium for non-replacement policies.

Idaho. Right to cancel period for a replacement policy is 20 days. When permitted by law, we may defer (with prior authorization from the Commissioner) payment of any withdrawals or Surrender proceeds from the Policy for up to 6 months from the date we receive your request.

Louisiana. Right to cancel period for non-replacement policy is 10 days.

Massachusetts. No Nursing Care and Terminal Condition Waiver.

Maryland. The Annuity Commencement Date cannot be later than the Policy Anniversary on or following the day in which the Annuitant attains age 99.

Minnesota. The right to cancel will be 30 days for return of premium for replacement policies.

Missouri. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies. Right to cancel period for replacement policy is 20 days.

Montana. Income Options use only unisex tables.

North Dakota. Right to cancel period for non-replacement policy is 20 days.

Nebraska. Right to cancel period for non-replacement policy is 10 day return of premium.

New Hampshire. The right to cancel will be return of premium for non-replacement policies.

New Mexico. The right to cancel will be return of premium for non-replacement policies.

Nevada. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies.

Oklahoma. Right to cancel period for replacement policy is 20 days. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies.

Pennsylvania. Right to cancel period for internal replacement policy is 45 days.

Rhode Island. Right to cancel period for non-replacement policy is 20 days and return of premium.

South Carolina. Right to cancel period for non-replacement policy is 10 days.

Tennessee. Right to cancel period for replacement policy is 20 days. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies.

Texas. Right to cancel period for non-replacement policy is 20 days and return of premium

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Utah. Right to cancel period for non-replacement policy is 20 days. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies. No Unemployment Waiver.

Washington. Right to cancel period for replacement policy is 20 days and return of premium.

West Virginia. The right to cancel will be return of premium for non-replacement policies.

At this time, there are no other material Policy variations (e.g., financial intermediary variations) other than the state variations described above.

Timing of Payments

Payment of any amount due from the Policy for a Surrender, withdrawal, or death proceeds will generally occur within seven days from the date we receive in good order all required information. We may defer payments or transfers from the Policy if:

•	The New York Stock Exchange is closed other than for usual weekends or holidays or trading on the Exchange is otherwise restricted;

•	An emergency exists as defined by the Securities and Exchange Commission (SEC) or the SEC requires that trading be restricted; or

•	The SEC permits a delay for the protection of Owners.

When permitted by law, we may defer payment of any withdrawals or Surrender proceeds from the Policy for up to 6 months from the date we receive your request. If the Owner or Annuitant dies after the request is received, but before the request is processed, the request will be processed before the death proceeds are determined. Interest may be paid on any amount deferred for 30 days or more, based on the Index Account Option(s) selected. For amounts allocated to the Fixed Account and Fixed Holding Account and the Performance Lock Account, the interest rate will be the guaranteed minimum effective annual interest rate specified by the Policy, unless otherwise required by law. If we delay payment of any transactions as noted above, we will disclose to you the specified date on which the above transactions will be effective and the reason for the delay.

We may defer payment of any amount until your premium payment check has cleared your bank.

Legal Proceedings

We, like other life insurance companies, are subject to regulatory and legal proceedings in the ordinary course of our business. Such legal and regulatory matters include proceedings specific to us and other proceedings generally applicable to business practices in the industry in which we operate. In some lawsuits and regulatory proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation or regulatory proceeding cannot be predicted with certainty, at the present time, we believe that there are no pending or threatened proceedings or lawsuits that are likely to have a material adverse impact on Transamerica Capital, Inc.’s ability to perform under its principal underwriting agreement or on our ability to meet our obligations under the Policy.

Minimum Required Cash Value

Benefits available under this Policy, including any paid up annuity values, cash values, or death benefits, will not be less than the minimum benefits required by applicable state law. Minimum benefits will be increased to reflect any guaranteed additional amounts credited to the Policy and will be decreased by prior withdrawals.

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The Minimum Required Cash Value is the amount prescribed by applicable state non-forfeiture law, and is the minimum amount required to be paid to you on Surrender. The Minimum Required Cash Value is equal to the sum of:

(1)

87.5% of premiums and transfers to the Fixed Account and Fixed Holding Account and the Performance Lock Account, less prior requested withdrawals and transfers from the Fixed Account and Fixed Holding Account and the Performance Lock Account, less a $50 deduction at the beginning of each Policy Year, all accumulated at the minimum non-forfeiture interest rate applicable to your Policy; and

(2)	The Index Account portion of the Policy Value less the surrender charge attributable to the Index Account.

Adjustments for Index Splits

Adjustments may be made to Index Values so that any Index performance calculations are not affected by an Index stock or other split (a multiplying or dividing of an Index’s share count that affects the Index’s price).

Separate Account

Amounts under the Policy that are not held in the Fixed Account Option or the Fixed Holding Account or the Performance Lock Account are held in an unregistered Separate Account of the Company. We have exclusive and absolute ownership and control of the assets of the Separate Account and the assets of the Separate Account are subject to liabilities arising out of other business the Company may conduct. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are owned by the Company. The obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company.

We will maintain in the Separate Account assets with an aggregate value at least equal to the reserves and other contract liabilities of the Separate Account. If the aggregate value of Separate Account assets should fall below such amount, the Company will transfer assets into the Separate Account so that the value of the Separate Account’s assets is at least equal to such amount. Assets supporting reserves for annuity benefits under such contracts, in the course of payment, shall not be maintained in the Separate Account.

The Separate Account was established under Iowa law and is not registered under the Investment Company Act of 1940.

Exemption from Exchange Act Reporting

We are relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, we do not file periodic and current reports that we would be otherwise required to file pursuant to Section 15(d) of the 1934 Act.

Anti-Money Laundering

Federal laws designed to counter terrorism and prevent money laundering by criminals might in certain circumstances require us to reject a premium payment and/or “freeze” an Owner’s account. If these laws apply in a particular situation, we would not be allowed to pay any request for withdrawals or death benefits, make transfers, or continue making annuity payments absent instructions from the appropriate federal regulator. We may also be required to provide information about you and your Policy to government agencies or departments.

Contract Terms

The entire contract between you and the Company consists of the Policy and any applications, endorsements, or riders. No change to the contract is valid unless made in writing by us and approved by one of our authorized officers.

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Regulatory Modifications to Policy

We reserve the right to amend the Policy, including any riders or endorsements, as necessary to comply with specific direction provided by our state or federal regulators, through change of law, rule, regulation, bulletin, regulatory directives or agreements. The Policy is intended to qualify as an annuity contract for federal income tax purposes. The provisions of the Policy are to be interpreted to maintain such qualification, notwithstanding any other provisions to the contrary. To maintain such tax qualification, we reserve the right to amend the Policy, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain such tax qualification or to conform the Policy to any applicable changes in the tax qualification requirements. Any such amendment will be filed with and approved by the appropriate regulatory authorities prior to use. We will send you a copy in the event of any such amendment. If you refuse such an amendment, you must provide Written Notice to us, and your refusal may result in adverse tax consequences.

Certain Offers

We may pay you more than your then current Policy Value for your voluntary participation in certain promotional offerings. We will notify you of the terms of any such programs.

Age or Sex Corrections and Evidence of Survival

We may require proof of the Annuitant’s or Owner’s age and/or sex before any payments associated with the Policy are made, including annuity payments. If the age and/or sex of the Annuitant or Owner is incorrectly stated, we will base any such payment on the Annuitant’s or Owner’s correct age and/or sex, if applicable. If required by law to ignore differences in the sex of the Annuitant, annuity payments will be determined using the unisex factors. Any underpayment made by us will be paid with the next payment. Any overpayment by us will be deducted from future payments. Any underpayment or overpayment will include annual interest at a rate of 1% per year, from the date of the underpayment or overpayment to the date of the adjustment. We have the right to reasonably require satisfactory evidence that a person is alive if a payment is based on that person being alive.

Rights of Ownership

You, as Owner of the Policy, exercise all rights under the Policy. For example, subject to limitations, you can assign this Policy with our consent, Surrender the Policy to us, amend or modify the Policy with our consent, receive annuity payments or name a Payee to receive the payments, and exercise every other right and benefit contained in the Policy. The use of these rights may be subject to the consent of any assignee or irrevocable beneficiary, and of the spouse in a community or marital property state. Unless we have been notified of a community or marital property interest in this Policy, we will rely on our good faith belief that no such interest exists and will assume no responsibility for inquiry. We reserve the right to refuse our consent on a non-discriminatory basis with respect to any action under the Policy that requires our consent.

Change of Ownership

You can change the Owner of this Policy from yourself to a new Owner with our consent. We reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to qualify for the exemption from 1934 Act reporting under Rule 12h-7. You must send Written Notice, to our Administrative Office, which contains all necessary information to make the change. Any Owner change made, unless otherwise specified by the Owner, shall take effect on the date the notification is signed by the Owner, when received in good order, subject to any payments made or actions taken by us prior to receipt of the notification and subject to our consent. No change will apply to any payment we made before the Written Notice was received. We may require that the change be endorsed in the Policy. Changing the Owner does not change the beneficiary or the Annuitant. A change of ownership may result in adverse tax consequences.

Change of Annuitant

Once this Policy is issued, generally, the Annuitant cannot be changed. In certain circumstances the Annuitant can be changed, such as when the Policy is transferred pursuant to a divorce or when a Policy is continued by a surviving spouse.

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Assignment

This Policy may be assigned with our consent. To extent permitted by state law, we reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to qualify for the exemption from 1934 Act reporting under Rule 12h-7. You must send written requests, to our Administrative Office, which contains all necessary information to make the change. Any assignment made, unless otherwise specified by the Owner, shall take effect on the date the notification is signed by the Owner, when received in good order, subject to any payments made or actions taken by us prior to receipt of the notification and subject to our prior approval. We assume no responsibility for the validity of any assignment. Any claim made under an assignment shall be subject to proof of interest and the extent of the assignment. Assignment of this Policy may result in adverse tax consequences.

Abandoned or Unclaimed Property

Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity, life, and other insurance policies) under various circumstances. In addition to the state unclaimed property laws, we may be required to escheat property pursuant to regulatory demand, finding, agreement, or settlement. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for Owners, the Annuitant, beneficiaries, Payees, and other relevant parties. Such updates should be communicated in a form and manner satisfactory to us.

Reports to Owners

We will give you a report at least once each Policy Year. This report will show any information required by law or regulation and will be mailed to your last known address as shown in our records or otherwise provided to you according to your preferences. The information provided will be as of a date not more than four months prior to the date of the mailing. We will provide copies of the report available to you upon written or oral request at no additional cost.

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TRANSAMERICA LIFE INSURANCE COMPANY MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

TRANSAMERICA LIFE INSURANCE COMPANY

BUSINESS

Overview

Transamerica Life Insurance Company (TLIC or the Company) is an Iowa stock life insurance company 100% owned by Commonwealth General Corporation (CGC), a Delaware domiciled company. CGC is an indirect, wholly owned subsidiary of Aegon N.V., a holding company organized under the laws of The Netherlands.

The Company sells individual life insurance, including index universal life, whole life, term life, and final expense life. It also sells a range of variable and fixed annuities. In addition, the Company offers supplemental health insurance, life insurance, group annuity contracts and stable value solutions. In December of 2020, the Company, in conjunction with its parent company and affiliates, announced intentions to focus on growth in specific products such as small and mid-sized Retirement plans and Life insurance policies. Additionally, the announcement also included turning attention away from Long-Term Care (LTC) products, interest-rate sensitive annuity products, and Fixed Annuities.

The Company is licensed in 49 states and the District of Columbia, Guam, Puerto Rico and US Virgin Islands. Sales of the Company’s products are primarily through a network of independent agents and broker-dealers, affiliated agencies, and financial institutions.

Effective December 31, 2020, Pine Falls Re, Inc., a Vermont domiciled insurance captive subsidiary which engaged in the business of reinsuring certain secondary guarantee universal life risks from TLIC, merged into TLIC.

Effective October 1, 2020 Transamerica Premier Life Insurance Company (TPLIC) was merged into TLIC. The effect of the merger to policyholders was minimal. All client benefits, as well as policy and certificate features (including the policy numbers), remain the same.

Effective October 1, 2020, MLIC Re I, Inc., a Vermont domiciled insurance captive subsidiary which engaged in the business of reinsuring certain industrial, ordinary and universal in-force life insurance business from TPLIC, merged into TLIC.

Effective July 1, 2019, Transamerica Advisors Life Insurance Company (TALIC), an Arkansas-domiciled Corporation, was merged into the Company. The Company was the surviving corporation. All client benefits, as well as policy and certificate features (including the policy numbers), remain the same.

Marketing and Distribution

The Company sells its products through a diverse wholesale and retail distribution network, including affiliated agencies as well as unaffiliated independent broker-dealers, financial institutions, wire-houses, regional firms, pension plan administrators, life insurance agents and specialists, registered investment advisors, producer groups and independent marketing organizations.

Reinsurance

The Company follows the industry practice of reinsuring with other companies, both affiliated and non-affiliated, a portion of its business in order to reduce net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.

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Management continually evaluates the collectability of outstanding reinsurance. During the period covered in the included financial statements, management established an allowance for claims reserves related to an unaffiliated reinsurer, Scottish Re Group (SRUS), in receivership. The allowance established at year-end 2020 was $78 million. This determination was made based on the facts and circumstances of the legal proceedings surrounding SRUS financial condition and its ability to pay the Company outstanding and unpaid claims.

See Note 8 to the 2020 audited statutory financial statements, included in this prospectus, for a description of the Company’s reinsurance contracts.

Ratings

Ratings with respect to claims-paying ability and financial strength are one factor utilized in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.

Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2020, TLIC has a financial strength rating of “A” (Excellent) from A.M. Best Company, Inc. (“A.M. Best”) and its claims-paying ability/ financial strength is rated “A1” (Good) by Moody’s Investors Service, Inc. (“Moody’s”) and “A+” (Strong) by Standard & Poor’s Rating Services (“S&P”).

Competition

The US marketplace is highly competitive. Our competitors include other large insurance carriers marketing individual non-participating whole life, endowment and term contracts, structured settlements, pension products and reinsurance as well as single fixed and flexible premium annuity products, guaranteed interest contracts (GICs), synthetic GICs and funding agreements, in addition to group life, universal life, credit life, and individual and specialty health coverages. We also face competition from technology-driven and digitally-enabled start-ups, fintechs and insurtechs. With respect to insurance carriers, some have higher financial strength ratings and/or larger market share than Transamerica.

Regulation

Regulation at State Level

TLIC is domiciled and licensed in the State of Iowa as a life insurance Company. The financial statements of the Company are presented on the basis of accounting practices prescribed and permitted by the Iowa Insurance Division (IID). The IID recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company for determining its solvency under Iowa Insurance Law. The National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual (AP&P Manual or NAIC SAP) has been adopted as a component of prescribed or permitted practices by the State of Iowa.

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State insurance authorities have broad administrative powers with respect to various aspects of the insurance business including: licensing to transact business; licensing agents; admittance of assets to statutory surplus; regulating premium rates for certain insurance products; approving policy forms; regulating unfair trade and claims practices; establishing reserve requirements and solvency standards; fixing maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; regulating the type, amounts and valuations of investments permitted; regulating reinsurance transactions, including the role of captive reinsurances, and other matters.

The NAIC is an organization, whose mandate is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the AP&P Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the AP&P Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of TLIC.

Annual and Quarterly Reports and Statutory Examinations

Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, in accordance with accounting practices and procedures prescribed or permitted by these state insurance departments, and accounts are subject to examination by such regulators at any time.

In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations.

As part of their routine regulatory oversight process, state insurance departments periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC.

The latest coordinated examination of TLIC for the five-year periods ending December 31, 2019 was completed on June 30, 2020 with no exceptions noted in the examiners report.

Market Conduct

State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. TLIC continually monitors sales, marketing and advertising practices and related activities of agents and personnel and provides continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.

Statutory Surplus

As a licensed insurer, TLIC, is subject to the supervision of the regulators of each state in which it is licensed, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that TLIC may write due to an inability to meet the levels of statutory surplus required by the regulators.

Risk-Based Capital

TLIC is subject to the Risk Based Capital (RBC) requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics

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of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy.

An insurance company’s state of domicile imposes minimum RBC requirements that were developed by the NAIC. The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of a company’s regulatory total adjusted capital to its authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The company action level (CAL) RBC ratio for the Company decreased to 410% at December 31, 2020, from 462% at December 31, 2019. Regulatory action against a company may be initiated when this ratio falls below 200%. The Company considers its surplus position more than adequate to handle severe adverse experience based upon industry standards and its own risk analysis. At December 31, 2020 year end for the periods presented, the Company meets the minimum RBC requirements.

Regulation of Investments

The Company is subject to the laws and regulations of the State of Iowa that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity and common stocks. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments are in compliance, in all material respects, with such laws and regulations as of December 31, 2020.

Derivatives Regulation

The Company’s derivatives use is subject to statutory and regulatory requirements of the State of Iowa, the Company’s domiciliary state, which requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives’ use plan meets the requirements of Iowa.

Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter (“OTC”) derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. TLIC is subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties. These initial margin requirements may require the Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the initial margin requirements; potentially resulting in a reduction of investment income. Furthermore, U.S. and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.

Tax Matters

Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts retirement plans may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.

The new administration made campaign promises to increase tax rates on individuals making in excess of $400,000, increase the corporate tax rate, and enhance the value and availability of retirement products. The enactment of these proposals could increase the market for tax deferred insurance and retirement products while also potentially decreasing their after-tax profitability to insurers. The Company continues to monitor any new tax law and regulatory changes to determine potential impacts on its business and the resulting impact in its financials.

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HUMAN CAPITAL

Human Capital Resources Objectives

The Company’s success is highly dependent on human capital. The well-being of our employees is a key priority, and we strive to promote a dynamic and welcoming workplace that promotes inclusive diversity and equity, fosters collaboration and encourages employees to bring their best ideas to work every day. As of December 31, 2020, the Company had approximately 5,900 employees of which 99% were classified as full time, and 1% were classified as part time. In addition, the following provides additional breakdowns or the workforce in several categories:

Exempt – Salaried Employees: 65%

Non-exempt – Hourly Employees: 35%

Female: 53%

Male: 47%

For 2020, the voluntary annualized attrition rate was 9%.

The Company’s human capital management focuses on the following priorities:

Inclusion & Diversity

The Company believes that its rich culture of inclusion and diversity enables it to create, develop and fully leverage the strengths of its workforce to exceed customer expectations and meet its growth objectives. Current key initiatives include employee experience, Employee Resource Groups (“ERG”), learning and development, and talent acquisition, The Company places a high value on inclusion, engaging employees in distinct ERG programs led by employees with diverse backgrounds, experiences or characteristics who share a common interest in professional development, improving corporate culture and delivering sustained business results. The Company maintains its ERG’s across a variety of affinities, such as: Black Professionals for Change, the Women’s Impact Network, our Multicultural Network, and Transamerica Proud dedicated to LGBTQ+ and allies. The Company sponsors these groups with a dedicated Inclusion & Diversity team, to serve as a source of inclusion and to support the acquisition of diverse talent internally and externally. Each ERG has an executive sponsor and is guided by their own ERG charter.

The Company has implemented several measures that focus on ensuring accountabilities exist for making progress in diversity. For example, the CEO and other senior leaders have diversity and inclusion objectives embedded in their annual personal performance goals. The Company also commits to having a diverse talent pipeline by partnering with its business units to recruit diverse talent across all leadership and skill areas. The Company trains its recruiting workforce in diversity sourcing strategies and partners with external organizations that develop and supply diverse talent. As of December 31, 2020, approximately 53% of the Company’s workforce was female while 45% of the Company’s employees in managerial roles were female. In addition, 43% of the Company’s management board were female.

Employee Development and Training

The Company continues to emphasize employee development and training. To empower employees to contribute to their full potential, we provide a range of development programs and opportunities, and resources employee’s need to be successful. The Transamerica Learn Center platform, launched in 2020, supplements our talent development strategies. It is an online portal that enables employees to access instructor-led classroom or virtual courses and self-directed web-based courses. We believe these behavioral expectations are integrated into the way we assess and select talent, manage performance, and develop our people. We are committed to identifying and developing the talents of our next

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generation leaders. We have a robust talent and succession planning process and have established specialized programs to support the development of our talent pipeline for critical roles in general management, finance, technology and other key areas. On an annual basis, we conduct an Organization Talent Review with our Chief Executive Officer and all segment, business unit, and function leaders focusing on leadership and key talent, and the succession for our most critical roles.

Compensation Programs and Employee Benefits

The main objective of the Company’s compensation program is to provide a compensation package that will attract, retain, motivate and reward employees in each location in which the Company does business. We do this by linking changes in compensation to overall Company performance, as well as each individual’s contribution and impact to the Company’s success. The emphasis on overall Company performance is intended to align the employee’s financial interests with the interests of shareholders and other stakeholders. The Company seeks fairness in total compensation with reference to external benchmarking, internal comparisons and the relationship between management and non-management remuneration. In addition to competitive base salaries, the Company accomplishes this compensation objective through its short-term incentive plan, which generally includes all levels of employees, and long-term incentive plan for more senior executives which provides a stock-based award with multiple year vesting requirements for retention purposes.

The Company is committed to providing comprehensive benefit options and it is our intention to offer benefits that will allow our employees and their families to live healthier and more secure lives. Some examples of the Company’s wide-ranging benefits offered are: Medical insurance, prescription drug benefits, dental insurance, vision insurance, life insurance, disability insurance, health savings accounts, flexible spending accounts, a 401(k) plan with company match and a cash balance pension plan, as of which are subsidized (or entirely paid) by the Company. In addition, there is also a complete voluntary set of benefit offerings so employees may decide what other benefits meet their particular situation.

Employee Engagement

To ensure we provide a rich experience for our employees, we measure organizational culture andengagement to build on the competencies that are important for our future success. Weengage independent third parties to conduct cultural and employee engagement surveys. Theseinclude corporate culture assessments, as well as real-time feedback on employee engagement and well-being focused on physical, emotional, social and financial health.

Tenure/Promotion/Turnover

We continually monitor employee turnover rates, both regionally and, as our success depends upon retaining our highly trained professional human capital resources, we believe the combination of competitive compensation and career growth and development opportunities have helped increase employee tenure and reduce voluntary turnover. The average tenure of our employees is approximately 9 years and approximately 24% of our employees have been employed by us for more than 15 years, and approximately 16% of our employees have been employed by us for more than 20 years.

Recruitment

The Company works diligently to attract the best talent from a diverse range of sources in order to meet the current and future demands of our business. We have established relationships with universities, professional associations, and industry groups to proactively attract talent. The Company has a strong employee value proposition that leverages our unique culture, collaborative working environment and shared sense of purpose to attract talent to our Company. We empower them to find new and better ways of doing things and the scale of our business means that careers can develop in exciting and unexpected directions. In 2020, we hired 673 new employees at our Company.

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AVAILABLE INFORMATION

Information about the Company is available at www.transamerica.com.

The Securities and Exchange Commission (SEC) maintains an internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Company does not file reports with the SEC in reliance on an exemption from such reporting requirements as set forth in Rule 12h-7 under the Securities Exchange Act of 1934.

PROPERTY

The Company’s principal executive offices are located at 4333 Edgewood Road, NE, Cedar Rapids, IA 52499. The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to the Impact of Economic and Financial Market Conditions on Our Business

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, and equity prices that may have a material adverse effect on our results of operations, financial condition and liquidity.

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, market volatility, performance of the global economy in general, the performance of the specific obligors included in our portfolio. Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, changes in market perceptions of credit worthiness, governmental monetary policies and political conditions, and other factors outside of our control.

Our exposure to interest rate risk relates primarily to market price and cash flow variability associated with changes in interest rates. A rise in interest rates will decrease the net unrealized gain position of our investment portfolio. Tax planning strategies can also be adversely affected by a rise in interest rates by limiting the ability to recognize tax benefits associated with operating and capital loss carryforwards. Conversely, due to the long-term nature of some of our liabilities, sustained declines in interest rates may subject us to reinvestment risk, increased hedging costs, spread compression and capital volatility. For example, during periods of low or declining interest rates the yield on new investments will be lower than that on existing investments, thus lowering the average yield that we earn on our investment portfolio. In addition, there may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.

The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contract holders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.

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Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.

The exposure to credit spreads primarily relates to market price and cash flow variability and reinvestment risk associated with changes in credit spreads. If issuer credit spreads widen or increase significantly over an extended period of time, it would likely result in additional other-than-temporary impairments and increases in the net unrealized loss position in our investment portfolio. If credit spreads tighten significantly, net investment income associated with new purchases of fixed maturities may be reduced. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread (“OCS”). OCS is the impact to the fair value measurement of certain liabilities that takes into account the risk that an obligation will not be fulfilled. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may result in significant period-to-period changes due to market volatility, which could have a material effect on our results of operations or financial condition.

The exposure to equity risks primarily relates to the potential for lower earnings associated with our equity-based separate accounts and investment advisory business, where fee income is earned based upon account values. The significant fluctuations and volatility in equity markets over the last several years have significantly impacted the account values and related fee income during those years. In addition, certain of our products offer guaranteed benefits that increase our potential benefit exposure and statutory capital exposure if equity markets decline. Sustained declines in equity markets may result in the need to devote significant additional capital to support these products. Conversely, a period of large positive equity returns can have an adverse effect on company liquidity due to required variation margin posting on cleared derivatives used to hedge the exposure to down equity markets associated with these guaranteed benefits. Investments in our general account also include some equity exposure via private equity positions and other alternative asset classes which may be highly correlated with equity markets.

We also invest in commercial mortgage loans, commercial mortgage-backed securities (“CMBS”) and real estate investment trusts (“REITs”). The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, and interest rate fluctuations, as well as the creditworthiness of obligors.

The Company uses derivative instruments to manage exposures and mitigate risks. Our estimates and assumptions made in connection with our use of any derivatives may fail to reflect or correspond to our actual exposure. Our derivative investments may also be insufficient to hedge the risks in relation to our obligations. Counterparty defaults could have a material adverse effect on our financial condition and results of operations. In addition, ratings downgrades or financial difficulties of derivative counterparties may require us to utilize additional capital with respect to the affected businesses.

The Company maintains an Asset Valuation Reserve (“AVR”) as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an Interest Maintenance Reserve (“IMR”) as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 and to the audited statutory financial statements of this prospectus for additional information regarding the Company’s use of an AVR and IMR.

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Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results and these conditions may not improve in the near future.

At times throughout the past few years, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.

General economic conditions could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contract-holder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.

Changes in market interest rates may adversely affect our financial results

The profitability of many of our products depends in part on earning interest; therefore, interest rate fluctuations could negatively affect our financial results. Some of our fixed products have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our “spread” or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts. Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our financial results.

In periods of increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher interest crediting rates. We therefore may have to accept a lower spread and thus lower profitability and greater loss of existing contracts and related assets. In periods of declining interest rates, we have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments than available previously. Moreover, borrowers may prepay fixed income securities in our general account in order to borrow at lower market rates, which exacerbates this risk. As we are entitled to reset the interest rates on our fixed rate annuities only at limited, pre-established intervals, and since many of our policies have guaranteed minimum interest crediting rates, our spreads could decrease and potentially become negative.

In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as policyholders seek products with perceived higher returns. This process may lead to cash outflows of our existing block of business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. A sudden demand among policyholders to change product types or withdraw funds could lead us to sell assets at a loss to meet funding demands. Some of our separate account products include material guarantees where the cost of providing those guarantees are dependent on interest rate levels.

A large-scale pandemic or epidemic (such as COVID-19), natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.

A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to

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commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.

The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.

We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business. The economic conditions and uncertainties during the pandemic have at times negatively impacted our net income, revenue, and assets under management and our investment portfolio. To date, we do not believe that these economic conditions and uncertainties have materially impacted our overall financial condition.

The extent to which the pandemic will impact our business and operations in the future will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic. Pandemic-related developments that could negatively impact our financial condition may include (but are not necessarily limited to): (i) changes in market conditions related to market volatility, reduced liquidity, changes in interest rates, economic shutdowns or slowdowns, government regulations, and counterparty defaults; (ii) voluntary or government mandated hardship assistance that we provide to our customers in the form of, e.g., grace periods for failure to make timely payments; (iii) reductions in new sales of our financial products or reductions in fees collected by us, or increases in withdrawals, cancellations, or defaults with respect to our customers’ existing financial products; (iv) limitations on our access to sources of capital and our ability to obtain reinsurance. In addition to the risks listed above, to the extent that the pandemic impacts our business, it may also have the effect of heightening the other risks described in this section of the prospectus.

Potential changes to the manner in which the London Inter-bank Offered Rate (“LIBOR”) is determined and the potential for the replacement or discontinuation of LIBOR as a benchmark interest rate may affect the Company’s cost of capital and net investment income.

LIBOR is an interest rate benchmark which underpins hundreds of trillions of dollars of financial contracts around the world; it is available in five currencies and a range of tenors. On July 27, 2017, the U.K. Financial Conduct Authority announced that it will no longer persuade or compel LIBOR panel banks to submit LIBOR quotes after 2021. It remains unclear if, how and in what form, LIBOR may continue to exist after that date. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (constituted of major derivative market participants and their regulators), has begun publishing a Secured Overnight Funding Rate (“SOFR”) which is intended to replace U.S. dollar LIBOR, and SOFR-based investment products have been issued in the U.S. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Markets are slowly developing in response to these new rates and questions around liquidity in these rates and how to appropriately adjust these rates to eliminate any economic value transfer at the time of transition remain a significant concern for the Company and others in the marketplace. The effect of any changes or reforms to LIBOR or discontinuation of LIBOR on new or existing financial instruments to which the Company has exposure or the activities in the Company’s businesses will vary depending on a variety of factors. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on certain derivatives and floating rate securities the Company holds, and any other assets, liabilities, models, assumptions, and the cost of capital, as well as contractual rights and obligations, whose value is tied to LIBOR. The value or profitability of these products and instruments may be adversely affected.

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Some of the Company’s investments are relatively illiquid.

The Company holds certain investments that may lack liquidity, such as publicly and privately placed corporate bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests. If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both. The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments. The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.

Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.

Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.

A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected from an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.

The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact its results of operations or financial position.

The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.

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The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted by the Iowa Department of Insurance (“IID”).

See Note 5 to the audited statutory financial statements, included in this prospectus, for a discussion of the Company’s fair value categories and valuation methodologies

Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.

The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.

Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.

The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.

TLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, TLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.

Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a

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company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.

Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s variable annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s variable annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization.

Risks Related to the Legal and Regulatory Environment of the Insurance Industry

Changes in state laws and federal laws regarding fiduciary/best interest standards may affect the Company’s operations and profitability.

The sales of the Company’s insurance products are subject to strict regulation. In February 2020, the National Association of Insurance Commissioners (NAIC) adopted a model rule requiring a “best interest” standard of care in connection with sales of fixed, indexed and variable annuities. Approximately half the state insurance regulators have adopted the NAIC model or their own regulations addressing the standards of care. Some states have adopted laws that differ from the NAIC’s model rule but impose similar obligations.

The SEC has adopted rules related to the standard of care owed by a broker-dealer to its customer (“Regulation BI”) and the creation of Form CRS, which rules went into effect in June 2020. Additionally, in connection with the Department of Labor’s (“DOL”) release of new prohibited transaction exemption (PTE 2020-02) in December 2020, the DOL issued interpretative guidance that changes a long-standing interpretation of what constitutes “investment advice” under the Employee Retirement Income Security Act of 1974 (“ERISA”). This new interpretation of when investment advice is provided with respect to retirement plans and Individual Retirement Account (“IRAs”) will result in many financial professionals and financial institutions becoming investment advice fiduciaries under ERISA.

These state and federal regulations could increase our overall compliance costs to insurance agencies, broker-dealers, investment advisers and other financial institutions that sell the Company’s products. In

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addition, these new standards of care may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims. To the extent that some or all of the firms that sell the Company’s products face heightened regulatory scrutiny, additional regulatory compliance obligations and additional litigation risks, firms may choose to change their business or service models to avoid the regulations or could de-emphasize the sale of the annuity and insurance products that the Company issues, which could affect the Company’s business, results of operations and financial condition.

Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.

The Company’s insurance entities are required to comply with the Statutory Accounting Principles (“SAP”) established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are currently subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The NAIC has adopted revised accreditation standards to become effective Jan. 1, 2020 relating to life insurance reserves and the accounting for such reserves. [The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company’s insurance entities.]

The NAIC’s Accounting Practices and Procedures Manual (AP&P Manual) provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices.

The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the IID. The IID recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company for determining its solvency under Iowa Insurance Law. The AP&P Manual has been adopted as a component of prescribed or permitted practices by the State of Iowa.

The State of Iowa has adopted a prescribed accounting practice that differs from that found in the AP&P Manual related to the reported value of the assets supporting the Company’s guaranteed separate accounts. As prescribed by Iowa Administrative Code 508A.1.4, the Company is entitled to value the assets of the guaranteed separate account at amortized cost, whereas the assets would be required to be reported at fair value under Statement of Statutory Accounting Principles (SSAP) No. 56, Separate Accounts, of the NAIC AP&P. There is no impact to the Company’s income or surplus as a result of utilizing this prescribed practice.

During 2019, the Company was able to release a permitted practice through the early adoption of SSAP No. 108. The Company elected early adoption of SSAP No. 108, Derivatives Hedging Variable Annuities Guarantees (SSAP 108) effective July 1, 2019. The early adoption allowed for transition from and release of a similar permitted practice in place with the IID since October 1, 2016 (the Permitted Practice). The Company received approval from the IID on September 4, 2019, enabling the Company to issue third quarter 2019 reporting under the SSAP 108 standard.

However, the Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of

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regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.

The Company’s insurance entities are subject to extensive regulation.

The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business as well as to federal oversight in some aspects of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. The Company could be adversely affected by, among other things, changes in state law relating to marketing, privacy, acquisitions, payment of dividends, reinsurance, the form and content of insurance policies (including pricing), licensing, regulation of premium rates, premium tax increases, rating and underwriting restrictions and limitations, asset and reserve valuation requirements, enterprise risk management, surplus requirements, limitations on investments, accounting standards and Risk Based Capital (“RBC”) requirements. Also, applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or restructuring of insurance companies, and certain states require insurers to participate in various types of guaranty associations or other similar arrangements for impaired or insolvent insurance companies. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. Changes in regulations, or in the interpretation or application of existing laws or regulations, may adversely impact pricing, capital requirements, reserve adequacy, or exposure to litigation and could increase the costs of regulatory compliance. The Company cannot predict the effect that any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.

From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies and may impose changes in the future that put further regulatory burdens on insurers and, thus, could have an adverse effect on TLIC’s results of operations and financial condition. Changes are often implemented in order to benefit policyholders to the detriment of insurers.

At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employee benefits regulation, age, sex and disability-based discrimination, financial services regulation, and federal taxation, can significantly affect the insurance business.

State regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. It is not possible to predict the future impact of changing regulation on the Company’s financial condition or results of operations. The Company cannot predict whether any of the proposals will ultimately become laws, regulations or other requirements applicable to its business.

In addition to the risks described herein, any shutdown of the U.S. federal government could significantly impact the non-emergency operations of the Company’s federal regulators. As a result, a shutdown may also affect the timeline for product filings requiring a federal regulator’s approval.

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The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.

The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.

Litigation or regulatory actions could have a material adverse impact on the Company.

Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or TLIC employees.

The amount of statutory capital that the Company and its insurance subsidiaries have and the amount of statutory capital they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.

The Company is a licensed insurance entity. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations (“NRSROs”) may also implement changes to their internal models, which differ from the NAIC RBC model, that have the effect of increasing or decreasing the amount of statutory capital that the Company must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s RBC ratio.

In December 2017, President Trump signed into law H.R.1, commonly referred to as the Tax Cuts and Jobs Act. Following the reduction in the federal corporate income tax rate pursuant to the Tax Cuts and Jobs Act, the NAIC adopted revisions to certain factors used to calculate life RBC. These revisions to the NAIC’s life RBC calculation have resulted in increases in RBC requirements impacting the RBC ratio of the Company. The NAIC is also studying RBC revisions for bonds, real estate, and longevity risk, but the Company is currently unable to project the impact of any potential regulatory changes resulting from such proposals.

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Changes in tax laws could adversely affect the Product.

Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products. In addition, Congress has considered proposals to further limit the tax benefits of retirement accounts. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of these products could be adversely affected.

Legislation that increases the taxation on insurance products; for example, limiting the amount of inside buildup subject to tax deferral could make the Company’s products less competitive.

Changes to regulations under the Employee Retirement Income Security Act of 1974 (“ERISA”) could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.

The prohibited transaction rules of ERISA and the Internal Revenue Code (“IRC”) generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account (“IRAs”) owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, that vary according to the investment recommendation chosen. Although the DOL issued final regulations which provide limited relief from these investment advice restrictions, the investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates.

In addition, the DOL has issued a number of regulations that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See “The Company’s insurance entities are subject to extensive regulation” for further information on the impact of regulations issued by the DOL.

Other Risks Related to Our Business

The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.

Financial strength and claims-paying ability ratings, which various Nationally Recognized Statistical Rating Organizations (NRSROs) publish as indicators of an insurance company’s ability to meet contract holder and policyholder obligations, are important to maintaining public confidence, competitive position and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in TLIC financial strength ratings could have an adverse effect on the Company’s financial condition and certain of its results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting the Company’s relationships with its sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting the Company’s ability to obtain reinsurance at reasonable prices or at all.

Additionally, various NRSROs also publish credit ratings for TLIC. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for TLIC and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt, and requiring the posting of collateral.

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Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.

The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.

The Aegon Enterprise Risk Management (ERM) framework and associated policies are adopted by all Transamerica Insurance entities, including the Company. As an insurance group, Aegon manages risk for the benefit of its customers and other stakeholders. As a result, Aegon is exposed to a range of underwriting, operational, and financial risks. Aegon’s risk management and internal control systems are designed to ensure that these risks are managed effectively and efficiently in a way that is aligned with Aegon’s strategy.

Aegon’s Enterprise Risk Management framework is designed and applied to identify and manage potential risks that may affect Aegon and the Company. This means identifying and managing individual and aggregate risks within Aegon’s tolerance in order to provide reasonable assurance regarding the achievement of Aegon’s objectives.

For the Company, risk management involves:

1.	Understanding the risks that the Company faces;

2.	Maintaining a company-wide framework through which the risk-return trade-off associated with these risks can be assessed;

3.	Maintaining risk tolerances and supporting policies to limit exposure to a particular risk or combination of risks; and

4.	Monitoring risk exposures and actively maintaining oversight of the Company’s overall risk and solvency positions.

By setting certain predefined tolerances and adhering to policies that limit the overall risk to which the Company is exposed, the Company is able to accept risk with the knowledge of potential returns and losses.

The Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change, new products are developed, new business strategies implemented, or the markets in which the Company operates evolve, new or additional risks may emerge that are not adequately covered by the current ERM framework. These additional risks and uncertainties not currently known to the Company may adversely affect its business, results of operations, or financial condition.

The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.

The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business, and thus the Company’s business success is dependent on maintaining the effectiveness of existing technology systems and on continuing to develop and enhance technology systems that support its business

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processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete, or may be replaced, or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio, including with respect to the technology portfolio of its recently acquired businesses, or if the costs of doing so are higher than it expects, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.

The Company faces a risk of non-availability and increased cost of reinsurance.

Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.

A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.

In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personally identifiable information, customer financial and health information, and proprietary business information (collectively referred to herein as “Sensitive Information”). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber attacks perpetrated by organized crime groups, “activists,” or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Such events may expose the Company to civil and criminal liability or regulatory action, harm its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. The Company offers no guarantees that it will be able to implement information security measures to prevent all breaches of information security.

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Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.

Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business. We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business and operations. We do not believe that our administration of our insurance contracts has been disrupted in a significant manner, even as many of our employees and the employees of our third-party service providers continue to work remotely.

The Company may be subject to intellectual property risk.

The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.

The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.

LEGAL PROCEEDINGS

Refer to Note 15 in the audited statutory financial statements for a discussion of legal proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

[                ]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE

Forward-Looking Information

The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this prospectus,

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words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” “will,” “shall,” “could,” “may” and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:

(a)	Fluctuations in the results of operations or financial condition;

(b)	actual claims losses exceeding reserves for claims;

(c)

difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;

(d)	the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;

(e)	changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board (“FASB”), SEC, NAIC or other standard-setting bodies;

(f)	the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;

(g)

heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;

(h)

adverse state and federal legislation and regulation, including, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the DOL under ERISA, in particular proposed rule-making with respect to fiduciary obligations, rule-making adopted by regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act, including SEC comprehensive rulemaking and guidance regarding standards of conduct for broker dealers and investment advisers;

(i)	the inability to mitigate the capital impact associated with statutory reserving and capital requirements;

(j)	failure to maintain or expand distribution channels;

(k)	possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;

(l)	loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information;

(m)	changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other

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expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;

(n)	outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;

(o)	competitive, regulatory or tax changes that affect the cost of, or demand for, products;

(p)	fluctuations in RBC levels

(q)	settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;

(r)

deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;

(s)	adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;

(t)	the availability, pricing and effectiveness of reinsurance;

(u)	the effectiveness of policies and procedures for managing risk;

(v)	interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

(w)

adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;

(x)	the inability to protect intellectual property and defend against claims of infringement;

(y)	realized losses with respect to impairments of assets in the investment portfolio of the Company;

(z)	exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;

(aa)	statutory reserve requirements associated with term and universal life insurance policies and principles-based reserving requirements;

(ab)	lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and

(ac)	defaults on commercial mortgages and volatility in their performance.

The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law.

Overview

The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2020. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes within the financial statement section of this document.

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Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Insurance Division (IID), which practices differ from accounting principles generally accepted in the United States of America (GAAP).

The IID recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the Iowa Insurance Law. The NAIC Accounting Practices and Procedures Manual (NAIC SAP or AP&P Manual) has been adopted as a component of prescribed practices by the State of Iowa. Prescribed statutory accounting practices include state laws and regulations. Permitted statutory accounting practices encompass accounting practices that are not prescribed. See the audited financials for a summary of the accounting practices permitted and prescribed by the IID and reflected in the Company’s financial statements.

Revenues and Expenses

The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, retirement plans and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related policies. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company’s products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Net investment income includes earnings on investments supporting life, health, and annuity and retirement plans, all net of related investment expenses.

Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.

The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products.

Profitability

The Company’s profitability largely depends on its ability to effectively price, underwrite and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates and policyholder behavior on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.

In particular, the Company’s profitability is driven by premiums and considerations for life, health, annuity and retirement plan products, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and considerations for life, health, annuity contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder

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accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.

In addition, life, health and annuity profits are significantly impacted by mortality and morbidity experience. Asset impairments and the tax position of the Company also impact profitability.

Fair Value Measurements

See Note 4 and Note 5 to the audited statutory financial statements for details regarding the Company’s policies for fair value measurements of assets and liabilities.

Credit Risk Associated with Derivatives

See Note 2 to the audited statutory financial statements for details regarding the Company’s evaluation of credit risk associated with derivatives.

Significant Accounting Estimates and Significant Accounting Policies

The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include legal and regulatory reserves, certain investment and derivative valuations, future policy benefits and claims, provision for income taxes and valuation of deferred tax assets. Actual results could differ significantly from those estimates.

Significant accounting estimates include Policy Reserves and Claims reserves. The aggregate policy reserves for life insurance policies are based upon required supporting tables prescribed by the NAIC. The reserves are calculated using interest rates ranging from 2.00 to 6.50 percent and are computed principally on the Net Level Premium Valuation and the Commissioner’s Reserve Valuation Method. Reserves for universal life policies are based on account balances adjusted for the Commissioner’s Reserve Valuation Method or Actuarial Guideline XXXVIII. Effective July 1, 2017, term life insurance follows Valuation Manual section 20 (VM-20) reserve requirements. During Q2 2020, the Company implemented an assumption update to increase its mortality rates by 2% to more accurately reflect experience on life blocks of business, resulting in additional reserve balances.

In support of presentation of prior-year restated balances for the mergers executed in 2020, the IID issued a no objection letter for the Company to present historical permitted practices issued by the Captive Insurance Division of the Vermont Department of Financial Regulation to PFRe and MLIC Re. The prior permitted practices allowed the captives to include as an admitted asset the value of letters of credit serving as collateral for reinsurance credit taken by affiliates in connection with reinsurance agreements. These historical permitted practices were included on a merged entity basis of the Company for periods prior to the effective date of the mergers. The letter of credit, totaling $1.87 billion at December 31, 2019 is for the benefit of TLIC and TPLIC. The permitted practice terminated upon the merger of PFRe and MLIC Re into the Company and has no impact to the Company at December 31, 2020.

Effective December 31, 2019, the Company adopted a new accounting policy governing how Variable Annuity reserves are calculated, based on the requirements outlined in VM-21 2020 NAIC Valuation Manual: Requirements for Principle-Based Reserves for Variable Annuities (VM-21). The adoption had a material impact to the reserve calculation for the Variable Annuities line of business, resulted in an increase to the VM-21 reserve of $1.218 billion.

Accident and health policy reserves are equal to the greater of the gross unearned premiums or any required mid-terminal reserves plus net unearned premiums and the present value of amounts not yet due on both reported and unreported claims. Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the balance sheets date. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.

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Significant accounting policies over investment reporting includes Bonds valuation and the usage of Derivatives. Investments in bonds, except those to which the Securities Valuation Office (SVO) of the NAIC has ascribed a NAIC designation of 6, are reported at amortized cost using the interest method. Bonds ascribed a NAIC designation of 6 are reported at the lower of amortized cost or fair value with unrealized gains and losses reported in changes in capital and surplus. Derivative instruments are subject to market risk, which is the possibility that future changes in market prices may make the instruments less valuable. The Company uses derivatives as hedges, consequently, when the value of the hedged asset or liability changes, the value of the hedging derivative is expected to move in the opposite direction. Market risk is a consideration when changes in the value of the derivative and the hedged item do not completely offset (correlation or basis risk) which is mitigated by active measuring and monitoring by the Company.

In 2019, the NAIC revised the AVR Factors (basic contribution, reserve objective and maximum reserve) to be consistent with the risk-based capital (RBC) after-tax factors, which were amended in 2018 as a result of federal tax reform. The AVR factor changes were effective for year-end 2019, and were recorded as a Change in Valuation basis direct to surplus of the Company. As of December 31, 2019, the factor changes decreased Capital and Surplus by $183 million.

Note 2 to the audited statutory financial statements, included in this prospectus, provide a summary of significant accounting policies. Refer to Note 3 to the audited financial statements discusses in more detail the accounting adoption of VM-21.

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Results of Operations

2020 Compared to 2019

The following table summarizes the Company’s results of operations for the years ended:

	Year Ended December 31
		(dollars in millions)
	2020	2019	$Change	% Change
Revenues
Premiums and other considerations	$16,722.7	$15,707.9	$1,014.8	6.1%
Net investment income	$3,360.6	$2,764.9	$595.7	17.7%
Commissions and expense allowances on reinsurance ceded	$660.8	$469.8	$191.0	28.9%
Reserve adjustment on reinsurance ceded	$(273.1)	$(128.2)	$(144.9)	53.1%
Consideration received on reinsurance recapture and novations	$2,957.7	$15.5	$2,942.2	99.5%
Fee revenue and other income	$2,096.0	$2,149.9	$(53.9)	-2.6%

Total revenue	$25,524.7	$20,979.8	$4,545.0	17.8%

Benefits and expenses
Death benefits	$2,863.1	$2,358.0	$505.0	17.6%
Annuity benefits	$1,528.0	$1,492.0	$36.0	2.4%
Accident and health benefits	$1,119.8	$1,112.5	$7.3	0.7%
Surrender benefits	$15,351.8	$16,301.3	$(949.5)	-6.2%
Other benefits	$234.1	$229.9	$4.2	1.8%
Net increase (decrease) in reserves	$4,985.5	$(1,329.3)	$6,314.8	126.7%
Commissions	$1,435.0	$1,480.6	$(45.6)	-3.2%
Net transfers to (from) separate accounts	$(4,850.0)	$(5,129.7)	$279.7	-5.8%
IMR adjustment due to reinsurance	$—	$—	$—	0.0%
General insurance expenses and other	$1,780.2	$1,253.8	$526.4	29.6%

Total benefits and expenses	$24,447.5	$17,769.2	$6,678.4	27.3%

Gain (loss) from operations before dividends and federal income taxes	$1,077.2	$3,210.6	$(2,133.4)	-198.1%

Dividends to policyholders	$10.2	$10.3	$(0.1)	-0.8%

Gain (loss) from operations before federal income taxes	$1,067.0	$3,200.4	$(2,133.4)	-199.9%
Federal income tax (benefit) expense	$(108.8)	$(39.1)	$(69.7)	64.0%

Net gain (loss) from operations	$1,175.8	$3,239.5	$(2,063.7)	-175.5%
Net realized capital gains (losses), after tax and amounts transferred to interest maintenance reserve	$112.7	$468.6	$(355.9)	-315.7%

Net income (loss)	$1,288.5	$3,708.1	$(2,419.6)	-187.8%

Premiums and other considerations increased $1,014.8 million year over year. Retirement plan premiums increased $2,451.6 million attributable to increases in net fixed deposits and separate account deposits and transfers in 2020. In addition, increases in sales drove Fixed annuity (FA) premiums to increase $118.1 million in 2020.These increases were offset due to sales decline in the variable annuities block of $917.7 million in 2020 aligning with the strategic decision to exit several variable annuity product offerings. Life premiums also decreased $636.0 million due to one-time reinsurance transactions executed in 2020.

Net investment income increased $595.7 million year over year. The increase was primarily driven by a $650.0 million acquisition of hedge equity option positions, as well as a $116.0 million dividend paid from Transamerica Realty Investment Properties, LLC (TRIP) as part of the Transamerica Pyramid Properties, LLC (TPP) sale that closed during Q4 of 2020. This increase was partially offset by a decrease in affiliated common stock income of $100.0 million, as well as a $45.1 million decrease in income from short-term bonds driven by interest rate reductions in early 2020.

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Consideration received on reinsurance transactions increased $2,942.2 million year over year. This was primarily driven by the recapture of life business from affiliated entities of $2,640.4. Additionally, $310.0 million of the increase related to the recapture of the long-term care business previously reinsured with Senior Health Insurance Company of Pennsylvania (SHIP).

Death benefits increased $505.0 million year over year. This was primarily driven by an increase of $307.3 million across the life business in 2020 due to increase in both the volume and severity of claims as well as unclaimed property. In addition, COVID-19 death claims drove $213.1 million of the increase in 2020.

Surrender benefits and withdrawals decreased $949.5 million year over year. This was primarily driven by a decline in annuity withdrawals of $726.5 million due to lower decrement rates experienced in 2020. In addition, lower surrender experience and terminated policies during 2019 on life business contributed $134.0 million of the decrease in 2020.

Net increase (decrease) in reserves increased $6,314.8 million year over year. This was primarily due to reserve impacts from the implementation of valuation manual 21 (VM-21) which resulted in 2020 reserves exceeding 2019 reserves by 3,094.7. In addition, annuity reserves increased $325.2 million driven by higher persistency due to the low interest rate environment in 2020. A reinsurance recapture in 2020 also increased life reserves by $2,124.0 million. Additionally, separate accounts deposits for Retirement Plans increased reserves by $1,587.9 in 2020. These were partially offset by an intercompany merger in 2020 decreased Actuarial Guideline (AG) 38 reserves in the amount of $917.0 million.

General insurance expenses and other increased $526.4 million year over year. This increase was primarily driven by incremental litigation accruals of $167.2 million, an increase in letter of credit (LOC) release fees of $92.0 million related to intercompany mergers, as well the establishment of a $147.6 million payable resulting from the recapture agreement related to the long-term care business formerly reinsured with SHIP in 2020

Net realized gains decreased by $355.9 million year over year. The primary drivers of this decrease from 2019 to 2020 were a reduction in gains from derivatives of $126.6 million, driven by losses on the macro hedge positions on the variable annuity business, as well as a $191.6 million decrease driven by a capital loss reported as a hedge reserve offset. This hedge reserve offset represents the amount of derivative gain/loss in excess of natural market offsets recognized on associated liabilities which are deferred under SSAP 108.

Liquidity and Capital Resources

The Company actively manages our liquidity in light of changing market, economic, and business conditions.

Liquid Assets

Liquid assets primarily include our investment portfolio. The Company’s investment strategies are intended to provide adequate funds to pay benefits without forced sales of investments. Products that have liabilities with longer durations, such as certain life insurance policies and structured settlement annuities, are matched with investments which have similar estimated lives such as long-term fixed maturities, commercial mortgage loans, and marketable equity securities. Shorter-term liabilities are matched with shorter-term fixed maturities. In addition, sufficient levels of highly liquid, high quality assets are held to fund anticipated operating expenses, surrenders, and withdrawals.

The Company defines liquid assets to include cash, cash equivalents, short-term investments, publicly traded and highly-marketable fixed-income securities, such as US Treasuries which could be easily sold or pledged to meet obligations in prolonged stress periods. As of December 31, 2020 and 2019, the Company had liquid assets of $1.832 billion and $2.442 billion, respectively. The portion of total liquid assets consisting of cash and cash equivalents was $1.330 billion and $1.871 billion, respectively.

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Liquidity Requirements

The Company’s liquidity requirements primarily relate to obligations associated with insurance policies and investment contracts, operating expenses, the payment of dividends, and the payment of income taxes and the payment for derivative settlement, margin, and collateral calls. Obligations associated with insurance policies and investment contracts include the payment of benefits, as well as cash payments made in connection with policy and contract surrenders and withdrawals. Historically, the Company has used cash flows from operations and invested assets to fund liquidity requirements. As of December 31, 2020 these contractual obligations expected to be paid out in less than 1 year are $1.139 billion, in 1-3 years are $1.440 billion, and in 3-5 years are $1.075 billion. Payment amounts reflect the Company’s estimate of undiscounted cash flows related to these obligations and commitments.

In managing the liquidity of insurance operations, the Company considers the risk of policyholder and contract holder withdrawals of funds occurring earlier than assumed when selecting assets to support these contractual obligations. Surrender charges, market value adjustments (MVAs), and other contract provisions are used to mitigate the extent, timing, and profitability impact of such withdrawals. Certain policy lapses and surrenders occur in the normal course of business. If interest rates rise significantly, the Company will likely experience an increase in lapses.

Due to the sale of variable annuity products and other market sensitivity products, the use of asset derivatives and derivatives (e.g. Interest rate swaps) to bridge the gap between the cash asset and liability duration could lead to liquidity demands through derivative settlement, variation margin, and collateral calls. Both initial liquidity usage cost and contingent liquidity cost on equity and interest rate market movement are taken into pricing consideration. The Company expects the anticipated fee income to offset some of the liquidity demand.

The Company’s asset-liability management process takes into account the expected cash flows on investments and expected policyholder payments, required derivative settlement, margin and collateral calls due to market volatility, as well as the specific nature and risk profile of the liabilities. The Company also considers attributes of the various categories of liquid assets, for example, type of asset and credit quality, in evaluating the adequacy of insurance operations’ liquidity under a variety of stress scenarios. Other than internal sources of funds, the Company also maintains multiple borrowing facilities, such as a repurchase program, a securities lending program, and when deemed appropriate, uncommitted Federal Home Loan Bank (FHLB) advances as well as credit-linked facilities (CRLFs).

Capital Resources

Our principal sources of capital are insurance premiums and annuity considerations, net investment income, and proceeds from the maturity and sale of investments. The primary uses of these funds are investing activities, payments of policyholder benefits, commissions and operating expenses, and contract maturities, withdrawals, and surrenders. The payment of dividends and other distributions to CGC is subject to insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require regulatory approval.

The NAIC establishes risk-based capital (RBC) standards for life insurance companies. If an insurer’s RBC falls below specified levels, the insurer will be subject to different degrees of regulatory action depending upon the level of deficiency. As of December 31, 2020 and 2019, our RBC ratio was well above regulatory action levels as described in the Regulation section. The Company maintains a strong capital position in light of its risks and that it is well positioned to meet policyholder and other obligations.

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Off-Balance Sheet Arrangements

The Company has entered into and maintains off-balance sheet arrangements that could have a potential impact on future contractual obligations and liquidity of the Company. The significant off-balance sheet arrangements include Synthetic Guaranteed Investment Contracts (GICs) and contractual guarantees.

A synthetic GIC is an off-balance sheet fee-based product sold primarily to tax qualified plans. The plan sponsor retains ownership and control of the related plan assets. The Company provides book value benefit responsiveness in the event that qualified plan benefit requests exceed plan cash flows. In certain contracts, the Company agrees to make advances to meet benefit payment needs and earns a market interest rate on these advances. The periodically adjusted contract-crediting rate is the means by which investment and benefit responsive experience is passed through to participants. In return for the book value benefit responsive guarantee, the Company receives a premium that varies based on such elements as benefit responsive exposure and contract size. The Company underwrites the plans for the possibility of having to make benefit payments and also must agree to the investment guidelines to ensure appropriate credit quality and cash flow. Funding requirements to date have been minimal and management does not currently anticipate any future material funding requirements that would have a material impact on reported financial results.

The Company has provided guarantees for the performance of affiliates or subsidiaries that are involved in the guaranteed sale of investments in low-income housing tax credit partnerships. The nature of the obligation is to provide third party investors with a minimum guaranteed annual and cumulative return on their contributed capital which is based on tax credits and tax losses generated from the low income housing tax credit partnerships. Guarantee payments arise if low income housing tax credit partnerships experience unexpected significant decreases in tax credits and tax losses or there are compliance issues with the partnerships. A significant portion of the remaining term of the guarantees is between 13-18 years. In the event the Company is required to make a payment under this guarantee, the payment would be reflected in the Company’s financial statements as a decrease in net investment income. The current assessment of risk of making payments under these guarantees is remote.

EXECUTIVE COMPENSATION

This section describes the Company’s executive compensation program, as well as all compensation awarded to, earned by, or paid to our Chief Executive Officer, our Chief Financial Officer, and our three other most highly paid executive officers for the time periods indicated. These individuals are collectively referred to as the “Named Executive Officers” or “NEOs.”

Compensation Discussion and Analysis

All executive officers who provide services to Transamerica Life Insurance Company (“TLIC”) are employees of affiliates of Transamerica Corporation (for purposes of this executive compensation section, “Transamerica”) and are paid by TLIC. The description of the compensation plans and compensation-related information presented in this Compensation Discussion and Analysis is related to Transamerica. The compensation tables thereafter contain the compensation paid by TLIC or its subsidiaries to the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for Transamerica executives are designed with the goal of providing compensation that is fair, reasonable, and competitive. The programs are intended to enable Transamerica to attract and retain highly-qualified executives, provide a well-balanced and performance-related compensation package for executives, ensure that the interest of the executives are aligned with

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Transamerica’s business strategy and risk tolerance as well as the objectives, values and long-term interests of Transamerica, and enhance the transparency and simplicity of the executives’ compensation, consistent with the principle of “pay for performance”.

Review of the policy

Transamerica believes that the best way to accomplish alignment of compensation plans with the interest of Transamerica is to link pay directly to individual and company-wide performance. When performance exceeds expectations, pay levels are targeted to be competitive. When performance falls below expectations, pay levels are targeted below the competitive median. Benefit programs are designed to provide competitive levels of protection and financial security and are not based on performance.

Transamerica benchmarks each job as part of an annual compensation survey process, including a custom peer survey prepared by an external consultant for executives. After evaluation with the consultant, Human Resources will prepare a recommendation to Transamerica senior management to review before providing to the Transamerica Compensation Committee of the Board of Directors (“Compensation Committee”) for review and approval. The Compensation Committee has complete authority for all pay elements related to the executive officers.

[As of [                ], the members of the Compensation Committee included [                ]]

Ensuring pay remains competitive

Transamerica regularly compares its level of executive compensation with those at other, comparable companies. Companies included in the peer group have been chosen according to the following criteria:

•	Industry (preferably life insurance)

•	Size (companies with similar assets, revenues, and market capitalization)

•	Geographic scope (preferably companies operating globally)

•	Location (companies based in United States)

Components of Total Compensation

Transamerica’s executive compensation and benefits package consists of fixed compensation (i.e., salary), variable (i.e., performance based) compensation and retirement and other benefits. Each component is designed to achieve a specific purpose and contribute to a total package that is competitive, appropriately performance-based, and valued by Transamerica’s executives.

Transamerica has a general Separation Pay Plan for most employees but for executive officers, a post-termination agreement may be arranged, subject to certain limits such as one-time fixed compensation plus any earned, but unvested, variable compensation.

Fixed compensation

Fixed compensation is determined based on competitive pay practices and is aligned with the individual’s relative role and responsibilities. Fixed compensation may be in the form of base salary or fixed shares.

Variable compensation

Variable compensation consists of Short-term Incentive Compensation and Long-term Incentive Compensation. Short-term incentive compensation is paid in cash. Payment is made once the financial results for the financial year in question have been reviewed and approved by Transamerica’s board. Generally, employees eligible for an award under the Short-term Incentive Compensation Plan must be actively employed at the time of payment in order to become vested in an award for a performance year, except in the event of retirement (age 55 with at least 10 years of service), approved under Transamerica’s long term disability plan, experience a job elimination, or die during the performance year.

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Long-term incentive compensation is paid in shares of the parent company, Aegon N.V. At the beginning of each one–year performance period, conditional shares at target performance are made available. The number of conditional target shares are calculated using the fair value of one Aegon N.V. share at the beginning of that financial year. This fair value is equal to the average price on the New York and Euronext Amsterdam stock exchanges for the period December 15 through January 15. Actual shares earned will be determined once the results as compared to the pre-agreed performance targets are calculated, provided the executive remains in continuous employment. At the end of the one-year performance period, the actual shares are earned, but not yet vested. The vesting period is three or four years depending on the plan the executive participates in. Participants must be actively employed at the time awards become vested and payable, except that recipients may become eligible for awards upon retirement, job elimination, death, disability or in the event of a divestiture impacting a significant portion of a specified business.

Variable compensation is based on both a combination of Aegon, Aegon Americas, and individual performance. This performance is determined using a mix of financial and non-financial indicators. Examples of financial indicators include such customary measures as earnings & return on capital while non-financial indicators may include such measures as service levels and progress on enterprise key projects. Transamerica believes these indicators provide an accurate and reliable reflection of company and individual performance. Performance of the financial and non-financial indicators are assessed by Transamerica’s Compensation Committee and validated by Aegon and Aegon America’s finance and risk departments. The financial and non-financial indicators create a pool which then may be further allocated based on individual performance. The maximum variable compensation an executive officer may earn is 150% of target.

Retirement and other benefit plans

Transamerica provides company-sponsored retirement and other benefit plans to executives. The retirement and other benefit plans provided to executives of Transamerica are consistent with that which is provided for all employees of affiliates of Transamerica.

The Transamerica Pension Plan (“Pension Plan”) is a tax-qualified defined benefit plan intended to provide for an employee’s financial security in retirement. Eligible employees of an affiliate of Transamerica who have completed six months of service and are age 18 or older are eligible to participate in the plan. Participants become fully vested in the Pension Plan after the completion of three years of vesting service. Transamerica funds the Pension Plan and invests the assets in a trust for the sole purpose of providing retirement benefits to participants and beneficiaries of the Pension Plan.

The Transamerica Employee Excess Retirement Plan (“EERP”) is a non-qualified plan that covers all eligible employees for whom benefits are restricted by the Internal Revenue Code due to earnings restrictions, up to a specified level of earnings. Otherwise, eligibility and vesting provisions are consistent with those as provided in the Pension Plan.

The Pension Plan and EERP provide benefits in the form of a cash balance pay credit of between 3% and 8% of eligible earnings depending on the participant’s age and service and the participant earns an interest credit on their benefit annually. Distributions may be provided in multiple life annuity options or a lump sum. Some participants may be grandfathered in previous defined benefit formulas depending on prior plan provisions.

The Transamerica 401(k) Retirement Savings Plan (“401k Plan”) is a tax-qualified defined contribution plan intended to provide a supplement for an employee’s financial security in retirement. Eligible employees of an affiliate of Transamerica are immediately eligible to participate in the 401k Plan. Eligible participants may elect to contribute to the 401k Plan and Transamerica will match contributions at a rate of 100% of the first 3% of eligible compensation deferred to the 401k Plan. Contributions are invested in a variety of investment options available under the plan, as directed by the participant. Vesting in employer matching contributions and earnings or losses on those contributions occurs on a pro-rata basis over a period of four years.

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The Transamerica Non-Qualified Deferred Compensation Plan (“NQDC Plan”) is a non-qualified plan that provides for deferral of compensation, subject to plan limitations. Eligible employees must be considered key management employees identified on an annual basis. Eligible participants may elect to contribute to the plan up to a certain level of eligible earnings and Transamerica will match contributions up to a certain level at a rate of 100% of the first 3% of eligible compensation deferred to the NQDC Plan (but no greater than 100% of the first 3% of eligible compensation deferred under the 401k Plan and NQDC Plan combined). Contributions are invested in a variety of investment options available under the plan, as directed by the participant. Vesting in employer contributions and earnings or losses on those contributions occurs immediately.

Other compensation and benefit plans

Transamerica provides a competitive benefits package in addition to retirement plans (such as medical, dental, disability, life insurance and other benefits).

Compensation Committee Interlocks and Insider Participation

[No reportable interlocking relationship existed between our Compensation Committee or our board of directors and any other entity during the fiscal year ended December 31, 2021.]

Named Executive Officers

•	[ ]

•	[ ]

•	[ ]

Summary Compensation Table

[The following table presents compensation earned by the Company’s NEOs during 2019, 2018, and 2017. Principal positions reflect those held as of December 31, 2019.

Name
Principal Position	Year	Salary ($) (1)	Fixed Shares ($) (2)	Cash Bonus ($) (3)	Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total Compensation ($)
NAME	2017	x,xxx,xxx	$—	xxx,xxx	x,xxx,xxx	x,xxx	x,xxx,xxx
NAME	2018	x,xxx,xxx	xxx,xxx	xxx,xxx	xxx,xxx	xxx	x,xxx,xxx
NAME	2019	x,xxx,xxx	xxx,xxx	x,xxx,xxx	xxx,xxx	x,xxx	x,xxx,xxx
TITLE
NAME	2017	xxx,xxx	$—	xxx,xxx	xxx,xxx	$—	x,xxx,xxx
NAME	2018	xxx,xxx	$—	xxx,xxx	xxx,xxx	xxx,xxx	x,xxx,xxx
NAME	2019	xxx,xxx		xxx,xxx	xxx,xxx	xx,xxx	x,xxx,xxx
TITLE

Transamerica Structured Index AdvantageSM Annuity	160

NAME	2017	xxx,xxx	$—	xxx,xxx	$—	xxx,xxx	xxx,xxx
NAME	2018	xxx,xxx	xxx,xxx	xxx,xxx	xxx,xxx	x,xxx	x,xxx,xxx
NAME	2019	xxx,xxx	xxx,xxx	xxx,xxx	xxx,xxx	xx,xxx	x,xxx,xxx
TITLE
NAME	2017	xxx,xxx	$—	xxx,xxx	xxx,xxx	xxx	x,xxx,xxx
NAME	2018	xxx,xxx	$—	xxx,xxx	xxx,xxx	x,xxx	x,xxx,xxx
NAME	2019	xxx,xxx	$—	xxx,xxx	xxx,xxx	xxx	x,xxx,xxx
TITLE
NAME	2017	xxx,xxx	$—	xxx,xxx	xx,xxx	x,xxx	xxx,xxx
NAME	2018	xxx,xxx	xxx,xxx	xxx,xxx	$—	xxx,xxx	x,xxx,xxx
NAME	2019	xxx,xxx	xxx,xxx	xxx,xxx	xxx,xxx	xx,xxx	x,xxx,xxx
TITLE

-1	Represents the amount earned in base salary each fiscal year (cash only and does NOT include fixed shares).
-2	Represents the intended dollar value of the fixed shares the employee would receive at the beginning of the plan year. Actual values vary by share price and would not vest for 3 years.
-3	Represents the cash amounts paid from either the Transamerica Bonus Plan, Identified Staff Plan or the MRT Plan.
-4	Represents any share equity which vested (and became taxable to the employee) during each fiscal year.
-5	Represents all other taxable compensation received by the employee for each fiscal year such as other cash payments, perquisites, etc.

Name
Principal Position	Year	Salary ($) (1)	Fixed Shares ($) (2)	Cash Bonus ($) (3)	Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total Compensation ($)
NAME	2017	x,xxx,xxx	$—	xxx,xxx	x,xxx,xxx	x,xxx	x,xxx,xxx
NAME	2018	x,xxx,xxx	xxx,xxx	xxx,xxx	xxx,xxx	xxx	x,xxx,xxx
NAME	2019	x,xxx,xxx	xxx,xxx	x,xxx,xxx	xxx,xxx	x,xxx	x,xxx,xxx
TITLE
NAME	2017	xxx,xxx	$—	xxx,xxx	xxx,xxx	$—	x,xxx,xxx
NAME	2018	xxx,xxx	$—	xxx,xxx	xxx,xxx	xxx,xxx	x,xxx,xxx
NAME	2019	xxx,xxx		xxx,xxx	xxx,xxx	xx,xxx	x,xxx,xxx
TITLE
NAME	2017	xxx,xxx	$—	xxx,xxx	$—	xxx,xxx	xxx,xxx
NAME	2018	xxx,xxx	xxx,xxx	xxx,xxx	xxx,xxx	x,xxx	x,xxx,xxx
NAME	2019	xxx,xxx	xxx,xxx	xxx,xxx	xxx,xxx	xx,xxx	x,xxx,xxx
TITLE
NAME	2017	xxx,xxx	$—	xxx,xxx	xxx,xxx	xxx	x,xxx,xxx
NAME	2018	xxx,xxx	$—	xxx,xxx	xxx,xxx	x,xxx	x,xxx,xxx
NAME	2019	xxx,xxx	$—	xxx,xxx	xxx,xxx	xxx	x,xxx,xxx
TITLE
NAME	2017	xxx,xxx	$—	xxx,xxx	xx,xxx	x,xxx	xxx,xxx
NAME	2018	xxx,xxx	xxx,xxx	xxx,xxx	$—	xxx,xxx	x,xxx,xxx
NAME	2019	xxx,xxx	xxx,xxx	xxx,xxx	xxx,xxx	xx,xxx	x,xxx,xxx
TITLE

Transamerica Structured Index AdvantageSM Annuity	161

[Grants of Plan-Based Awards]

The following table summarizes the estimated payouts under the grants made to the NEOs in 2019 under our equity or incentive plans.

Name
Type of Award	Threshold ($)	Target ($)	Maximum ($)
NAME
Fixed Shares	xxx,xxx	xxx,xxx	xxx,xxx
MRT Shares	xxx,xxx	x,xxx,xxx	x,xxx,xxx
NAME
Fixed Shares	xx,xxx	xx,xxx	xx,xxx
MRT Shares	xxx,xxx	xxx,xxx	xxx,xxx
NAME
Fixed Shares	xxx,xxx	xxx,xxx	xxx,xxx
MRT Shares	xxx,xxx	x,xxx,xxx	x,xxx,xxx
NAME
Fixed Shares	$—	$—	$—
MRT Shares	xxx,xxx	xxx,xxx	xxx,xxx
NAME
Fixed Shares	xxx,xxx	xxx,xxx	xxx,xxx
MRT Shares	xxx,xxx	x,xxx,xxx	x,xxx,xxx

Name
Type of Award	Threshold ($)	Target ($)	Maximum ($)
NAME
Fixed Shares	xxx,xxx	xxx,xxx	xxx,xxx
MRT Shares	xxx,xxx	x,xxx,xxx	x,xxx,xxx
NAME
Fixed Shares	xx,xxx	xx,xxx	xx,xxx
MRT Shares	xxx,xxx	xxx,xxx	xxx,xxx
NAME
Fixed Shares	xxx,xxx	xxx,xxx	xxx,xxx
MRT Shares	xxx,xxx	x,xxx,xxx	x,xxx,xxx
NAME
Fixed Shares	$—	$—	$—
MRT Shares	xxx,xxx	xxx,xxx	xxx,xxx
NAME
Fixed Shares	xxx,xxx	xxx,xxx	xxx,xxx
MRT Shares	xxx,xxx	x,xxx,xxx	x,xxx,xxx

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[Outstanding Equity Awards at Fiscal Year End]

[                 ]

[Option Exercises and Stock Vested]

[                 ]

[Pension Benefits]

[                 ]

[Nonqualified Deferred Compensation]

[                 ]

Potential Payments Upon Termination or Change in Control

The following table shows the potential payments that would have been made to the NEOs, assuming that employment with the Company was terminated on December 31, 2019.

Name
Type of Event	Cash Severance ($) (1)	2019 Non-Equity Incentive Plans ($) (2)	2019 Equity Incentive Plans ($) (3)	Total ($)
NAME	x,xxx,xxx	x,xxx,xxx	x,xxx,xxx	x,xxx,xxx
NAME	xxx,xxx	xxx,xxx	x,xxx,xxx	x,xxx,xxx
NAME	xxx,xxx	xxx,xxx	x,xxx,xxx	x,xxx,xxx
NAME	xxx,xxx	xxx,xxx	x,xxx,xxx	x,xxx,xxx
NAME	xxx,xxx	xxx,xxx	x,xxx,xxx	x,xxx,xxx

Transamerica Structured Index AdvantageSM Annuity	163

-1	Amount is equal to annual base (cash) salary plus 2019 fixed share amount as of 12/31/2019
-2	Equal to MRT cash bonus at target for 2019 plan year (no performance results applied)
-3

All earned but unvested shares as of 12/31/2019 valued at year-end share price of $4.53 for plan years 2018 and prior. Also includes 2019 MRT Plan year share values at target (no performance results applied). All unvested Fixed Shares are included.

]

Director Compensation

[                 ]

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The Company is a wholly-owned subsidiary of Commonwealth General Corporation (CGC). None of the Company’s directors or executive officers beneficially owns shares of the Company’s common stock. There are no anticipated changes in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedures

Related party transactions may include those transactions that involve any transaction or series of transactions in which the Company or a subsidiary is a participant, involving an amount in excess of $120,000, and involving a related party who has a direct or indirect material interest. Under SEC rules, a related party is a director, executive officer, beneficial owner of more than 5% of our common stock or immediate family member of any of the foregoing.

The Company maintains a Code of Conduct (the “Code”) and Business Conduct Policy and Procedures (the “Policy”) that obligate directors, officers, and employees to promote at all times the best interests of the Company. The Policy provides that business should be “conducted honestly with integrity and transparency, in accordance with the Code of Conduct, the Corporation’s policies and procedures, and the letter and spirit of the law.” A conflict of interest may arise if competing professional or personal

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obligations or financial interests prevent directors, officers, and employees from carrying out their duties in an open and even-handed manner. All transactions involving legal entities and related parties must be reported in accordance with the Code of Conduct and the Business Conduct Policy and Procedures.

The Company has not entered into a reportable related party transaction based on the SEC definition outlined above during the past fiscal year.

Relationships and Related Party Transactions Involving its Affiliates

The Company, along with its parent company, has established approval and escalation thresholds for certain business transactions by various risk or management committees and/or boards, and this includes transactions with related parties. If a transaction involving the Company and a related party meets those thresholds, it must be approved by the applicable committees and/or boards prior to execution. Any significant transactions within Transamerica will go through the governance channels of the organization. This can include risk committees, the Americas Management Board, and/or the board of directors of the Company.

The Company has entered into agreements with affiliates and subsidiaries as a part of its ongoing operations whereby material transactions occur on a recurring basis according to the terms of the agreement(s). These agreements, which are in writing, include cost sharing, tax sharing, investment management, real estate management, reinsurance, and administrative services. Any agreement that utilizes allocation methodology to allocate expenses to related parties is performed in accordance with Statements of Statutory Accounting Principles (SSAP) Number 70, Allocation of Expenses. See note 13 in the audited financial statements for further discussion of related party transactions.

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TRANSAMERICA LIFE INSURANCE COMPANY AND FINANCIAL STATEMENTS

Transamerica Structured Index AdvantageSM Annuity	166

F I N A N C I A L   S T A T E M E N T S  –  S T A T U T O R Y   B A S I S

A N D   S U P P L E M E N T A R Y   I N F O R M A T I O N

Transamerica Life Insurance Company

Years Ended December 31, 2020, 2019 and 2018

Transamerica Life Insurance Company

Financial Statements – Statutory Basis

and Supplementary Information

Years Ended December 31, 2020, 2019 and 2018

Notes to Financial Statements – Statutory Basis

Report of Independent Auditors

To the Board of Directors of

Transamerica Life Insurance Company

We have audited the accompanying statutory-basis financial statements of Transamerica Life Insurance Company (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, of changes in capital and surplus, and of cash flow for each of the three years in the period ended December 31, 2020, including the related notes and schedules of supplementary insurance information and reinsurance for each of the three years in the period ended December 31, 2020 and summary of investments - other than investments in related parties as of December 31, 2020 listed in the accompanying index (collectively referred to as the “financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Iowa Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP, One North Wacker, Chicago, IL 60606

T: (312)298-2000, F: (312)298 2001, www.pwc.com/us

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2020 and 2019 or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2020.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division described in Note 2.

Emphasis of Matters

As discussed in Note 1 to the financial statements, the financial statements give retroactive effect to the mergers of Transamerica Premier Life Insurance Company and MLIC Re I, Inc. into the Company on October 1, 2020, and the merger of Pine Falls Re, Inc. into the Company on December 31, 2020, in transactions accounted for as statutory mergers. Our opinion is not modified with respect to these matters.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 14, 2021

Transamerica Life Insurance Company

Balance Sheets – Statutory Basis

(Dollars in Millions)

	December 31

	2020	2019
Admitted assets
Cash, cash equivalents and short-term investments	$1,832	$2,442
Bonds	50,444	43,976
Preferred stocks	105	117
Common stocks	3,556	3,376
Mortgage loans on real estate	9,015	7,834
Real estate	56	239
Policy loans	2,037	2,062
Securities lending reinvested collateral assets	2,115	2,004
Derivatives	2,973	1,743
Other invested assets	3,222	3,170
Total cash and invested assets	75,355	66,963

Accrued investment income	697	637
Premiums deferred and uncollected	240	438
Net deferred income tax asset	812	742
Variable annuity reserve hedge offset deferral	–	195
Letter of credit	–	1,870
Other assets	1,344	1,022
Separate account assets	121,820	112,229
Total admitted assets	$200,268	$184,096

Liabilities and capital and surplus
Aggregate reserves for policies and contracts	$50,966	$45,865
Policy and contract claim reserves	1,257	943
Liability for deposit-type contracts	946	948
Other policyholders’ funds	32	32
Transfers from separate accounts due or accrued	(823)	(925)
Funds held under reinsurance treaties	3,889	3,994
Asset valuation reserve	1,198	1,267
Interest maintenance reserve	1,389	1,356
Derivatives	3,493	1,933
Payable for collateral under securities loaned and other transactions	2,755	2,691
Borrowed money	3,486	2,709
Variable annuity reserve hedge offset deferral	145	–
Other liabilities	1,605	1,703
Separate account liabilities	121,820	112,229
Total liabilities	192,158	174,745
Total capital and surplus	8,110	9,351
Total liabilities and capital and surplus	$200,268	$184,096

See accompanying notes.

Transamerica Life Insurance Company

Statements of Operations – Statutory Basis

(Dollars in Millions)

	Year Ended December 31
	2020	2019	2018
Revenues
Premiums and other considerations	$16,723	$15,708	$14,597
Net investment income	3,361	2,765	2,744
Commissions and expense allowances on reinsurance ceded	661	470	785
Reserve adjustment on reinsurance ceded	(273)	(128)	(155)
Consideration received on reinsurance recapture and novations	2,958	15	183
Fee revenue and other income	2,096	2,150	2,338
Total revenue	25,526	20,980	20,492

Benefits and expenses
Death benefits	2,863	2,358	2,380
Annuity benefits	1,528	1,492	1,442
Accident and health benefits	1,120	1,112	1,124
Surrender benefits	15,352	16,301	15,853
Other benefits	234	230	224
Net increase (decrease) in reserves	4,985	(1,329)	991
Commissions	1,435	1,481	1,600
Net transfers to (from) separate accounts	(4,850)	(5,130)	(4,407)
IMR adjustment due to reinsurance	–	–	(13)
General insurance expenses and other	1,780	1,254	1,615
Total benefits and expenses	24,447	17,769	20,809
Gain (loss) from operations before dividends and federal income taxes	1,079	3,211	(317)
Dividends to policyholders	10	10	7
Gain (loss) from operations before federal income taxes	1,069	3,201	(324)
Federal income tax (benefit) expense	(109)	(39)	(36)
Net gain (loss) from operations	1,178	3,240	(288)
Net realized capital gains (losses), after tax and amounts transferred to interest maintenance reserve	113	469	(786)
Net income (loss)	$1,291	$3,709	$(1,074)

See accompanying notes.

Transamerica Life Insurance Company

Statements of Changes in Capital and Surplus – Statutory Basis

(Dollars in Millions)

Balance at January 1, 2018	Common Stock	Preferred Stock	Treasury Stock	Surplus Notes	Paid-in Surplus	Special Surplus Funds	Unassigned Surplus	Total Capital and Surplus
As originally presented	$7	$1	$(58)	$150	$3,473	$90	$3,689	7,352
Merger of TPLIC, MLIC Re and PFRe	–	–	–	160	1,246	4	896	2,306
Balance at January 1, 2018	7	1	(58)	310	4,719	94	4,585	9,658
Net income (loss)	–	–	–	–	–	–	(1,074)	(1,074)
Change in net unrealized capital gains/losses, net of taxes	–	–	–	–	–	145	1,182	1,327
Change in net deferred income tax asset	–	–	–	–	–	–	168	168
Change in nonadmitted assets	–	–	–	–	–	–	63	63
Change in reserve on account of change in valuation basis	–	–	–	–	–	–	(7)	(7)
Change in asset valuation reserve	–	–	–	–	–	–	(12)	(12)
Change in surplus as a result of reinsurance	–	–	–	–	–	–	33	33
Change in letter of credit	–	–	–	–	–	–	(82)	(82)
Dividends to stockholders	–	–	–	–	–	–	(624)	(624)
Return of capital	–	–	–	–	(559)	–	–	(559)
Other changes - net	–	(1)	–	–	3	(7)	(1)	(6)
Balance at December 31, 2018	$7	$–	$(58)	$310	$4,163	$232	$4,231	$8,885
Net income (loss)	–	–	–	–	–	–	3,709	3,709
Change in net unrealized capital gains/losses, net of taxes	–	–	–	–	–	(37)	(239)	(276)
Change in net deferred income tax asset	–	–	–	–	–	–	(160)	(160)
Change in nonadmitted assets	–	–	–	–	–	–	124	124
Change in reserve on account of change in valuation basis	–	–	–	–	–	–	(1,218)	(1,218)
Change in asset valuation reserve	–	–	–	–	–	–	(252)	(252)
Change in surplus as a result of reinsurance	–	–	–	–	–	–	(143)	(143)
Change in surplus notes	–	–	–	(250)	–	–	–	(250)
Change in treasury stock	–	–	58	–	–	–	–	58
Change in letter of credit	–	–	–	–	–	–	(160)	(160)
Dividends to stockholders	–	–	–	–	–	–	(733)	(733)
Return of capital	–	–	–	–	(308)	–	–	(308)
Other changes - net	–	–	–	–	2	2	71	75
Balance at December 31, 2019	$7	$–	$–	$60	$3,857	$197	$5,230	$9,351

Continued on next page.

Transamerica Life Insurance Company

Statements of Changes in Capital and Surplus – Statutory Basis

(Dollars in Millions)

	Common Stock	Preferred Stock	Treasury Stock	Surplus Notes	Paid-in Surplus	Special Surplus Funds	Unassigned Surplus	Total Capital and Surplus

Balance at December 31, 2019	$7	$–	$–	$60	$3,857	$197	$5,230	$9,351
Net income (loss)	–	–	–	–	–	–	1,291	1,291
Change in net unrealized capital gains/losses, net of tax	–	–	–	–	–	(342)	216	(126)
Change in net deferred income tax asset	–	–	–	–	–	–	(126)	(126)
Change in nonadmitted assets	–	–	–	–	–	–	201	201
Change in reserve on account of change in valuation basis	–	–	–	–	–	–	14	14
Change in asset valuation reserve	–	–	–	–	–	–	69	69
Change in surplus as a result of reinsurance	–	–	–	–	–	–	(51)	(51)
Change in surplus notes	–	–	–	(60)	–	–	–	(60)
Change in letter of credit	–	–	–	–	–	–	(1,870)	(1,870)
Capital contribution	–	–	–	–	700	–	–	700
Dividends to stockholders	–	–	–	–	–	–	(1,200)	(1,200)
Other changes - net	–	–	–	–	5	–	(88)	(83)
Balance at December 31, 2020	$7	$–	$–	$–	$4,562	$(145)	$3,686	$8,110

See accompanying notes.

Transamerica Life Insurance Company

Statements of Cash Flow – Statutory Basis

(Dollars in Millions)

	Year Ended December 31

	2020	2019	2018
Operating activities
Premiums and annuity considerations	$16,785	$15,551	$14,618
Net investment income	2,758	2,931	2,843
Other income	2,311	2,379	2,999
Benefit and loss related payments	(20,629)	(21,328)	(20,885)
Net transfers from separate accounts	4,958	5,282	4,688
Commissions and operating expenses	(3,002)	(2,842)	(2,957)
Dividends paid to policyholders	(7)	(7)	(7)
Federal income taxes (paid) received	37	(166)	(64)
Net cash provided by (used in) operating activities	3,211	1,800	1,235

Investing activities
Proceeds from investments sold, matured or repaid	$12,107	$19,902	$13,389
Costs of investments acquired	(16,438)	(18,351)	(12,543)
Net change in policy loans	25	15	37
Net cost of investments acquired	(16,413)	(18,336)	(12,506)
Net cash provided by (used in) investing activities	$(4,306)	$1,566	$883

Financing and miscellaneous activities
Repayment of surplus notes	$(60)	$(250)	$–
Capital and paid in surplus received (returned)	705	(248)	(407)
Dividends to stockholders	(1,200)	(725)	(564)
Net deposits (withdrawals) on deposit-type contracts	(34)	(667)	(331)
Net change in borrowed money	783	(1,621)	(1,340)
Net change in funds held under reinsurance treaties	(105)	261	279
Net change in payable for collateral under securities lending and other transactions	65	(1,084)	49
Other cash (applied) provided	331	162	(20)
Net cash provided by (used in) financing and miscellaneous activities	485	(4,172)	(2,334)

Net increase (decrease) in cash, cash equivalents and short-term investments	(610)	(806)	(216)

Cash, cash equivalents and short-term investments:
Beginning of year	2,442	3,248	3,464
End of year	$1,832	$2,442	$3,248

See accompanying notes.

Transamerica Life Insurance Company

Statements of Cash Flow (supplemental) – Statutory Basis

(Dollars in Millions)

	Year Ended December 31
Supplemental disclosures of cash flow information	2020	2019	2018

Non-cash activities during the year not included in the Statutory Statements of Cash Flows:
Transfer of bonds, mortgage loans and interest related to affiliated reinsurance recapture	$2,121	$–	$–
Release of funds withheld related to affiliated reinsurance recaptures	500	–	–
Increase of funds withheld related to affiliated reinsurance agreement	(76)	–	–
Receipt of assets related to nonaffiliated reinsurance recapture	310	–	–
Stock cancellations	–	58	–
Non-cash dividend received from subsidiary	–	11	30
Non-cash dividend to parent company	–	–	60
Investments received for insured securities losses	–	–	47
Other	–	(9)	12

See accompanying notes.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

December  31, 2020

1. Organization and Nature of Business

Transamerica Life Insurance Company (the Company) is a stock life insurance company owned by Commonwealth General Corporation (CGC). CGC is an indirect, wholly-owned subsidiary of Aegon N.V., a holding company organized under the laws of The Netherlands.

On October 1, 2020, the Company completed mergers with Transamerica Premier Life Insurance Company (TPLIC), an Iowa-domiciled affiliate and MLIC Re I, Inc. (MLIC Re), a Vermont-domiciled subsidiary. On December 31, 2020, the Company completed a merger with Pine Falls Re, Inc. (PFRe), a Vermont-domiciled subsidiary. Also, on July 1, 2019, the Company completed a merger with Transamerica Advisors Life Insurance Company (TALIC), an Arkansas-domiciled affiliate.

The mergers were accounted for in accordance with the Statement of Statutory Accounting Principles (SSAP) No. 68, Business Combinations and Goodwill, as statutory mergers. As such, financial statements for periods prior to the mergers were combined and the recorded assets, liabilities and surplus of TPLIC, MLIC Re, PFRe and TALIC on a US statutory basis were carried forward to the merged company. The common capital stock of TPLIC, MLIC Re, PFRe and TALIC was deemed cancelled by operation of law under the Plans of Merger. Each share of the Company’s capital stock issued and outstanding immediately before the mergers continues to represent one share of the capital stock. The business the Company previously assumed from TPLIC and TALIC and the business previously ceded from the Company to TPLIC, MLIC Re and PFRe is no longer reflected as assumed and ceded risks in the restated merged financials.

Summarized financial information for the Company (which includes TALIC), TPLIC, MLIC Re and PFRe presented separately for periods prior to the merger is as follows.

	Year Ended December 31, 2019
	Company	TPLIC	MLIC Re	PFRe	Eliminations	Merged Totals

Total assets	$130,223	$52,517	$1,120	$1,507	$(1,271)	$184,096
Total liabilities	123,695	50,216	779	1,326	(1,271)	174,745
Capital and surplus	6,528	2,301	341	181	–	9,351
Total revenue	16,142	4,634	211	29	(36)	20,980
Total benefits and expenses	13,157	4,251	150	61	150	17,769
Net income (loss)	3,294	572	61	(32)	(186)	3,709

	Year Ended December 31, 2018
	Company	TPLIC	MLIC Re	PFRe	Eliminations	Merged Totals

Total revenue	$15,437	$4,873	$230	$29	$(77)	$20,492
Total benefits and expenses	16,204	4,233	183	71	118	20,809
Net income (loss)	(1,424)	536	47	(38)	(195)	(1,074)

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Nature of Business

The Company sells individual life insurance, including index universal life, whole life, term life, and final expense life. It also sells a range of variable and fixed annuities. In addition, the Company offers supplemental health insurance, long-term care insurance, life insurance, group annuity contracts and stable value solutions. The Company is licensed in 49 states and the District of Columbia, Guam, Puerto Rico and US Virgin Islands. Sales of the Company’s products are primarily through a network of independent agents and broker-dealers, affiliated agencies, and financial institutions.

2. Basis of Presentation and Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Insurance Division (IID), which practices differ from accounting principles generally accepted in the United States of America (GAAP).

The IID recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the Iowa Insurance Law. The National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual (NAIC SAP) has been adopted as a component of prescribed practices by the State of Iowa. Prescribed statutory accounting practices include state laws and regulations. Permitted statutory accounting practices encompass accounting practices that are not prescribed.

The following is a summary of the accounting practices permitted and prescribed by the IID and reflected in the Company’s financial statements which differs from NAIC SAP:

The State of Iowa has adopted a prescribed accounting practice that differs from that found in the NAIC SAP related to the reported value of the assets supporting the Company’s guaranteed separate accounts. As prescribed by Iowa Administrative Code 508A.1.4, the Commissioner found that the Company is entitled to value the assets of the guaranteed separate account at amortized cost, whereas the assets would be required to be reported at fair value under SSAP No. 56, Separate Accounts, of the NAIC SAP. There is no impact to the Company’s income or surplus as a result of utilizing this prescribed practice.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

A reconciliation of the Company’s net income (loss) and capital and surplus between NAIC SAP and practices prescribed and permitted by the State of Iowa is shown below:

	SSAP#	F/S Page	F/S Line	2020	2019	2018
Net income (loss), State of Iowa basis State prescribed practices that are an increase(decrease) from NAIC SAP:	XXX	XXX	XXX	$1,291	$3,709	$(1,074)
Separate account asset valuation	56	NA	NA	–	–	–

State permitted practices that are an increase(decrease) from NAIC SAP:
None				–	–	–
Net income (loss), NAIC SAP	XXX	XXX	XXX	$1,291	$3,709	$(1,074)

Statutory surplus, state of Iowa basis State prescribed practices that are an increase(decrease) from NAIC SAP:	XXX	XXX	XXX	$8,110	$9,351	$8,885
Separate account asset valuation	56	NA	NA	–	–	–

State permitted practices that are an increase(decrease) from NAIC SAP:
Letter of credit	4	Balance Sheet	Letter of credit	–	(1,870)	(2,030)
Hedge reserve offset deferral	86	Balance Sheet; Statement of Changes in Capital and Surplus	Variable annuity reserve hedge offset deferral Special surplus funds - Change in net unrealized capital gains/ losses	–	–	(232)
Statutory surplus, NAIC SAP	XXX	XXX	XXX	$8,110	$7,481	$6,623

The IID issued a no objection letter in the current year for the Company to present historical permitted practices that differ from that found in the NAIC SAP related to the admission of letters of credit as admitted assets and as an element of capital surplus. Prior to merging with the Company, MLIC Re and PFRe, with the explicit permission of the Deputy Commissioner of the Captive Insurance Division of the Vermont Department of Financial Regulation, included as admitted assets the value of letters of credit serving as collateral for reinsurance credit taken by affiliates in connection with reinsurance agreements. These historical permitted practices were included on a merged entity basis for periods prior to the effective date of the mergers. The letters of credit were for the benefit of the Company and TPLIC. The permitted practice terminated upon the merger of MLIC Re and PFRe into the Company and had no impact at December 31, 2020.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company elected early adoption of SSAP No. 108, Derivatives Hedging Variable Annuities Guarantees (SSAP 108) effective July 1, 2019. The early adoption allowed for transition from and release of a similar permitted practice in place with the IID since October 1, 2016 (the Permitted Practice). The Company received approval from the IID on September 4, 2019.

Use of Estimates

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The effects of the following variances from GAAP on the accompanying statutory-basis financial statements have not been determined by the Company, but are presumed to be material. Significant accounting policies and variances from GAAP are as follows:

Investments

Investments in bonds, except those to which the Securities Valuation Office (SVO) of the NAIC has ascribed a NAIC designation of 6, are reported at amortized cost using the interest method. Bonds containing call provisions, except make-whole call provisions, are amortized to the call or maturity value/date which produces the lowest asset value, often referred to as yield-to-worst method. Bonds ascribed a NAIC designation of 6 are reported at the lower of amortized cost or fair value with unrealized gains and losses reported in changes in capital and surplus. Prepayment penalty or acceleration fees received in the event a bond is liquidated prior to its scheduled termination date are reported as investment income.

Hybrid securities, as defined by the NAIC, are securities designed with characteristics of both debt and equity and provide protection to the issuer’s senior note holders. These securities meet the definition of a bond, in accordance with SSAP No. 26R, Bonds, and therefore, are reported at amortized cost or fair value based upon their NAIC rating.

For GAAP, such fixed maturity investments would be designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity fixed investments would be reported at amortized cost, and the remaining fixed maturity investments would be reported at fair value with unrealized holding gains and losses reported in earnings for those designated as trading and as a separate component of other comprehensive income (OCI) for those designated as available-for-sale.

Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method, including anticipated prepayments, except for those with an initial NAIC designation of 6, which are valued at the lower of amortized cost or fair value. These securities are adjusted for the effects of changes in prepayment assumptions on the related accretion of discount or amortization of premium using either the retrospective or prospective methods. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. For statutory reporting, the

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

retrospective adjustment method is used to value all such securities, except principal-only and interest-only securities, which are valued using the prospective method.

For GAAP, all securities purchased or retained that represent beneficial interests in securitized assets, other than high credit quality securities, are adjusted using the prospective method when there is a change in estimated future cash flows. If high credit quality securities are adjusted, the retrospective method is used.

The Company closely monitors below investment grade holdings and investment grade issuers where the Company has concerns to determine if an other-than-temporary impairment (OTTI) has occurred. The Company also regularly monitors industry sectors. The Company considers relevant facts and circumstances in evaluating whether the impairment is other-than-temporary including: (1) the probability of the Company collecting all amounts due according to the contractual terms of the security in effect at the date of acquisition; (2) the Company’s decision to sell a security prior to its maturity at an amount below its carrying amount; and (3) the Company’s ability to hold a structured security for a period of time to allow for recovery of the value to its carrying amount. Additionally, financial condition, near term prospects of the issuer and nationally recognized credit rating changes are monitored. Non-structured securities in unrealized loss positions that are considered other-than-temporary are written down to fair value. The Company will record a charge to the statements of operations for the amount of the impairment.

For structured securities, cash flow trends and underlying levels of collateral are monitored. An OTTI is considered to have occurred if the fair value of the structured security is less than its amortized cost basis and the entity intends to sell the security or the entity does not have the intent and ability to hold the security for a period of time sufficient to recover the amortized cost basis. An OTTI is also considered to have occurred if the discounted estimated future cash flows are less than the amortized cost basis of the security and the security is in an unrealized loss position. Structured securities considered other-than-temporarily impaired are written down to discounted estimated cash flows if the impairment is the result of cash flow analysis. If the Company has an intent to sell or lack of ability to hold a structured security, it is written down to fair value. The Company will record a charge to the statements of operations for the amount of the impairments.

For GAAP, if it is determined that a decline in fair value is other-than-temporary and the entity intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current period credit loss, the OTTI is recognized in earnings equal to the entire difference between the amortized cost basis and its fair value at the impairment date. If the entity does not intend to sell the security or the entity will likely not be required to sell the security before recovery, the OTTI should be separated into a) the amount representing the credit loss, which is recognized in earnings, and b) the amount related to all other factors, which is recognized in OCI, net of applicable taxes.

Investments in both affiliated and unaffiliated preferred stocks in good standing (those with NAIC designations RP1 to RP3 and P1 to P3), are reported at cost or amortized cost, depending on the characteristics of the securities. Investments in both affiliated and unaffiliated preferred stocks not in good standing (those with NAIC designations RP4 to RP6 and P4 to P6), are

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

reported at the lower of cost, amortized cost, or fair value, depending on the characteristics of the securities. The related net unrealized capital gains and losses for all NAIC designations are reported in changes in capital and surplus.

Common stocks of affiliated noninsurance subsidiaries are reported based on underlying audited GAAP equity. The net change in the subsidiaries’ equity is included in net unrealized capital gains or losses and are reported in changes in capital and surplus.

Common stocks of unaffiliated companies, which include shares of mutual funds, are reported at fair value and the related net unrealized capital gains or losses are reported in changes in capital and surplus.

The Company owns stock issued by the Federal Home Loan Bank (FHLB), which is only redeemable at par, and its fair value is presumed to be par, unless other-than-temporarily impaired.

If the Company determines that a decline in the fair value of a common stock or a preferred stock is other-than-temporary, the Company writes it down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss in the statements of operations. The Company considers the following factors in determining whether a decline in value is other-than-temporary: (a) the financial condition and prospects of the issuer; (b) whether or not the Company has made a decision to sell the investment; and (c) the length of time and extent to which the value has been below cost.

Mortgage loans are reported at unpaid principal balances, less an allowance for impairment. A mortgage loan is considered to be impaired when it is probable that the Company will be unable to collect all principal and interest amounts due according to the contractual terms of the mortgage agreement. When management determines the impairment is other-than-temporary, the mortgage loan is written down to realizable value and a realized loss is recognized. Prepayment penalty or acceleration fees received in the event a loan is liquidated prior to its scheduled termination date are reported as investment income.

Valuation allowances are established for mortgage loans, if necessary, based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

The initial valuation allowance and subsequent changes in the allowance for mortgage loans are charged or credited directly to unassigned surplus as part of the change in asset valuation reserve (AVR), rather than being included as a component of earnings as would be required under GAAP.

Land is reported at cost. Real estate occupied by the Company is reported at depreciated cost net of encumbrances. Real estate held for the production of income is reported at depreciated cost net of related obligations. Real estate the Company classifies as held for sale is measured at lower of carrying amount or fair value less cost to sell. Depreciation is calculated on a straight-line basis

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

over the estimated useful lives of the properties. The Company recognizes an impairment loss if the Company determines that the carrying amount of the real estate is not recoverable and exceeds its fair value. The Company deems that the carrying amount of the asset is not recoverable if the carrying amount exceeds the sum of undiscounted cash flows expected to result from the use and disposition. The impairment loss is measured as the amount by which the asset’s carrying value exceeds its fair value.

Investments in real estate are reported net of related obligations rather than on a gross basis as for GAAP. Real estate owned and occupied by the Company is included in investments rather than reported as an operating asset as under GAAP, and investment income and operating expenses for statutory reporting include rent for the Company’s occupancy of those properties. Changes between depreciated cost and admitted amounts are credited or charged directly to unassigned surplus rather than to income as would be required under GAAP.

The Company has interests in joint ventures and limited partnerships. The Company carries these investments based on its interest in the underlying GAAP equity of the investee.

For a decline in the fair value of an investment in a joint venture or limited partnership which is determined to be other-than-temporary, the Company writes it down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss in the statements of operations. The Company considers an impairment to have occurred if it is probable that the Company will be unable to recover the carrying amount of the investment or if there is evidence indicating inability of the investee to sustain earnings which would justify the carrying amount of the investment.

Investments in Low Income Housing Tax Credit (LIHTC) properties are valued at amortized cost. Tax credits are recognized in operations in the tax reporting year in which the tax credit is utilized by the Company. The carrying value is amortized over the life of the investment. Amortization is calculated as a ratio of the current year tax credits and tax benefits compared to the total expected tax credits and tax benefits over the life of the investment.

Cash equivalents are short-term highly liquid investments with original maturities of three months or less (principally stated at amortized cost) or money market mutual funds which are reported at fair value.

Short-term investments include investments with remaining maturities of one year or less at the time of acquisition and are principally stated at amortized cost.

Policy loans are reported at unpaid principal balances.

Realized capital gains and losses are determined using the specific identification method and are recorded net of related federal income taxes. Changes in admitted asset carrying amounts of bonds, mortgage loans, common and preferred stocks are credited or charged directly to unassigned surplus.

Interest income is recognized on an accrual basis. The Company does not accrue income on bonds in default, mortgage loans on real estate in default and/or foreclosure or which are

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

delinquent more than twelve months, or real estate where rent is in arrears for more than three months. Income is also not accrued when collection is uncertain. Due and accrued amounts determined to be uncollectible are written off through the statements of operations.

Valuation Reserves

Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments, primarily bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals into net investment income over the remaining period to maturity of the bond or mortgage loan based on groupings of individual securities sold in five year bands. The net deferral is reported as the interest maintenance reserve (IMR) in the accompanying balance sheets. Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pre-tax basis in the period that the assets giving rise to the gains or losses are sold.

The AVR provides a valuation allowance for invested assets. The AVR is determined by an NAIC prescribed formula with changes reflected directly in unassigned surplus; AVR is not recognized for GAAP.

In 2019, the NAIC revised the AVR Factors (basic contribution, reserve objective and maximum reserve) to be consistent with the risk-based capital (RBC) after-tax factors, which were amended in 2018 as a result of federal tax reform. The AVR factor changes are effective for year-end 2019. As of December 31, 2019, the factor changes decreased capital and surplus by $183. The changes were recorded to the Change in Asset Valuation Reserve line of the Statements of Changes in Capital and Surplus.

Derivative Instruments

Overview: The Company may use various derivative instruments (options, caps, floors, swaps, forwards, and futures) to manage risks related to its ongoing business operations. On the transaction date of the derivative instrument, the Company designates the derivative as either (A) hedging (fair value, foreign currency fair value, cash flow, foreign currency cash flow, forecasted transactions, or net investment in a foreign operation), (B) replication, (C) income generation, or (D) held for other investment/risk management activities, which do not qualify for hedge accounting under SSAP No. 86 - Derivatives.

(A)

Derivative instruments used in hedging transactions that meet the criteria of an effective hedge are valued and reported in a manner that is consistent with the hedged asset or liability (amortized cost or fair value). Embedded derivatives are not accounted for separately from the host contract. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value, and the changes in the fair value are recorded in unassigned surplus as unrealized gains and losses. Under GAAP, the effective and ineffective portions of a single hedge are accounted for separately, and the change in fair value for cash flow hedges is credited or charged directly to a separate component of OCI rather than to income as required for fair value hedges, and an embedded derivative within a contract

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

that is not clearly and closely related to the economic characteristics and the risk of the host contract is accounted for separately from the host contract and valued and reported at fair value.

(B)

Derivative instruments are also used in replication (synthetic asset) transactions. A replication transaction is a derivative transaction entered into in conjunction with a cash instrument to reproduce the investment characteristics of an otherwise permissible investment. In these transactions, the derivative is accounted for in a manner consistent with the cash instrument and replicated asset. For GAAP, the derivative is reported at fair value, with the changes in fair value reported in income.

(C)

Derivative instruments used in income generation relationships are accounted for on a basis that is consistent with the associated covered asset or underlying interest to which the derivative relates (amortized cost or fair value).

(D)	Derivative instruments held for other investment/risk management activities are measured at fair value with value adjustments recorded in unassigned surplus.

Derivative instruments are subject to market risk, which is the possibility that future changes in market prices may make the instruments less valuable. The Company uses derivatives as hedges, consequently, when the value of the hedged asset or liability changes, the value of the hedging derivative is expected to move in the opposite direction. Market risk is a consideration when changes in the value of the derivative and the hedged item do not completely offset (correlation or basis risk) which is mitigated by active measuring and monitoring.

The Company is exposed to credit-related losses in the event of non-performance by counterparties to derivative instruments, but it does not expect any counterparties to fail to meet their obligations given their high credit rating of ‘BBB’ or better. The credit exposure of interest rate swaps and currency swaps is represented by the fair value of contracts, aggregated at a counterparty level, with a positive fair value at the reporting date. The Company has entered into collateral agreements with certain counterparties wherein the counterparty is required to post assets on the Company’s behalf. The posted amount is equal to the difference between the net positive fair value of the contracts and an agreed upon threshold that is based on the credit rating of the counterparty. Inversely, if the net fair value of all contracts with this counterparty is negative, then the Company is required to post assets instead.

Instruments:

Interest rate swaps are used in the overall asset/liability management process to modify the interest rate characteristics of the underlying asset or liability. These interest rate swaps generally provide for the exchange of the difference between fixed and floating rate amounts based on an underlying notional amount. Typically, no cash is exchanged at the outset of the swap contract and a single net payment is exchanged each due date. Swaps that meet hedge accounting rules are carried in a manner consistent with the hedged item, generally at amortized cost, on the financial statements. If the swap is terminated prior to maturity, proceeds equal to the fair value of the contract are exchanged. These gains and losses may be included in IMR or AVR if the underlying

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

instrument receives that treatment. Swaps not meeting hedge accounting rules are carried at fair value with fair value adjustments recorded in unassigned surplus.

Cross currency swaps are utilized to mitigate risks when the Company holds foreign denominated assets or liabilities; therefore, converting the asset or liability to a U.S. dollar denominated security. These cross currency swap agreements involve the exchange of two principal amounts in two different currencies at the prevailing currency rate at contract inception. During the life of the swap, the counterparties exchange fixed or floating rate interest payments in the swapped currencies. At maturity, the principal amounts are again swapped at a pre-determined rate of exchange. Each asset or liability is hedged individually where the terms of the swap must meet the terms of the hedged instrument. For swaps qualifying for hedge accounting, the premium or discount is amortized into income over the life of the contract and the foreign currency translation adjustment is recorded as unrealized gain/loss in capital and surplus. Swaps not meeting hedge accounting rules are carried at fair value with fair value adjustments recorded in capital and surplus. If a swap is terminated prior to maturity, proceeds are exchanged equal to the fair value of the contract. These gains and losses may be included in IMR or AVR if the hedged instrument receives that treatment.

Total return swaps are used in the asset/liability management process to mitigate the market risk on minimum guarantee insurance contracts linked to an index. These total return swaps generally provide for the exchange of the difference between fixed leg (tied to the Standard & Poor’s (S&P) or other global market financial index) and floating leg (tied to the London Interbank Offered Rate (LIBOR)) amounts based on an underlying notional amount (also tied to the underlying index). Typically, no cash is exchanged at the outset of the swap contract and a single net payment is exchanged each due date. Swaps that meet hedge accounting rules are carried in a manner consistent with the hedged item, generally at amortized cost, in the financial statements. If the swap is terminated prior to maturity, proceeds are exchanged equal to the fair value of the contract. These gains and losses may be included in IMR or AVR if the underlying instrument receives that treatment. Swaps not meeting hedge accounting rules are carried at fair value with fair value adjustments recorded in capital and surplus.

Variance swaps are used in the asset/liability management process to mitigate the gamma risk created when the Company has issued minimum guarantee insurance contracts linked to an index. These variance swaps are similar to volatility options where the underlying index provides for the market value movements. Variance swaps do not accrue interest. Typically, no cash is exchanged at the outset of initiating the variance swap, and a single receipt or payment occurs at the maturity or termination of the contract. Variance swaps that meet hedge accounting rules are carried in a manner consistent with the hedged item, generally at amortized cost, on the financial statements. If terminated prior to maturity, proceeds are exchanged equal to the fair value of the contract. These gains and losses may be included in IMR or AVR if the underlying instrument receives that treatment. Swaps not meeting hedge accounting rules are carried at fair value with fair value adjustments recorded in capital and surplus.

Bond forwards are used to hedge the interest rate risk that future liability claims increase as rates decrease, leading to higher guarantee values. Bond return swaps are also used to hedge interest rate risk of the underlying liability by exchanging performance and interest of a treasury asset for a funding level plus spread.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Futures contracts are used to hedge the liability risk when the Company issues products providing the customer a return based on various global market indices. Futures are marked to market on a daily basis whereby a cash payment is made or received by the Company. These payments are recognized as realized gains or losses in the financial statements.

The Company issues products providing the customer a return based on the various global equity market indices. The Company uses options to hedge the liability option risk associated with these products. Options are marked to fair value in the balance sheets and fair value adjustments are recorded as capital and surplus in the financial statements. These gains and losses may be included in IMR or AVR if the underlying instrument receives that treatment.

Caps are used in the asset/liability management process to mitigate the interest rate risk created due to a rapidly rising interest rate environment. The caps are similar to options where the underlying interest rate index provides for the market value movements. The caps do not accrue interest until the interest rate environment exceeds the caps strike rate. Cash is exchanged at the onset, and a single receipt or payment occurs at the maturity or termination of the contract. Caps that meet hedge accounting rules are carried in a manner consistent with the hedged item, generally at amortized cost, on the financial statements. If terminated prior to maturity, proceeds are exchanged equal to the fair value of the contract. These gains and losses may be included in IMR or AVR if the underlying instrument receives that treatment. Caps that do not meet hedge accounting rules are carried at fair value with fair value adjustments recorded in unassigned surplus.

The Company uses zero cost collars to hedge the interest rate risk associated with rising short term interest rates, whereby the exposure would otherwise adversely impact the Company’s capital generation. The collar position(s) help range bound the floating rate by combining a cap and floor position.

The Company may sell products with expected benefit payments extending beyond investment assets currently available in the market. Because assets will have to be purchased in the future to fund future liability cash flows, the Company is exposed to the risk of future investments made at lower yields than what is assumed at the time of pricing. Forward-starting interest rate swaps are utilized to lock-in the current forward rate. The accrual of income begins at the forward date, rather than at the inception date. These forward-starting swaps meet hedge accounting rules and are carried at cost in the financial statements. Gains and losses realized upon termination of the forward-starting swap are deferred and used to adjust the basis of the asset purchased in the hedged forecasted period. The basis adjustment is then amortized into income as a yield adjustment to the asset over its life.

The Company issues fixed liabilities that have a guaranteed minimum crediting rate. The Company uses receiver swaptions, whereby the swaption is designed to generate cash flows to offset lower yields on assets during a low interest rate environment. The Company pays a single premium at the beginning of the contract and is amortized throughout the life of the swaption. These swaptions are marked to fair value in the balance sheets and the fair value adjustment is recorded in unassigned surplus. These gains and losses may be included in IMR or AVR if the underlying instrument receives that treatment.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company replicates investment grade corporate bonds or sovereign debt by combining a highly rated security as a cash component with a written credit default swap which, in effect, converts the high quality asset into an investment grade corporate asset or a sovereign debt. The benefits of using the swap market to replicate credit include possible enhanced relative values as well as ease of executing larger transactions in a shortened time frame. Generally, a premium is received by the Company on a periodic basis and recognized in investment income. In the event the representative issuer defaults on its debt obligation referenced in the contract, a payment equal to the notional amount of the contract will be made by the Company and recognized as a capital loss.

Securities Lending Assets and Liabilities

The Company loans securities to third parties under agent-managed securities lending programs accounted for as secured borrowings. Cash collateral received which may be sold or repledged by the Company is reflected as a one-line entry on the balance sheets (securities lending reinvested collateral assets) and a corresponding liability is established to record the obligation to return the cash collateral. Non-cash collateral received which may not be sold or repledged is not recorded on the Company’s balance sheets. Under GAAP, the reinvested collateral is included within invested assets (i.e. it is not one-line reported).

Repurchase Agreements

For dollar repurchase agreements accounted for as secured borrowings, the Company receives cash collateral in an amount at least equal to the fair value of the securities transferred by the Company in the transaction as of the transaction date. The securities transferred are not removed from the balance sheets, and the cash received as collateral is invested as needed or used for general corporate purposes of the Company. A liability is established to record the obligation to return the cash collateral and included in borrowed money on the balance sheets.

Offsetting of Assets and Liabilities

Financial assets and liabilities are offset in the balance sheets when the Company has a legally enforceable right to offset and has the intention to settle the asset and liability on a net basis.

Other Assets and Other Liabilities

Other assets consist primarily of cash surrender value of company owned life insurance, reinsurance receivable, general insurance accounts receivable and current federal income tax recoverable.

Other liabilities consist primarily of amounts withheld by the Company, accrued expenses, reinsurance payable, payable for securities, and municipal repurchase agreements. Municipal repurchase agreements are investment contracts issued to municipalities that pay either a fixed or floating rate of interest on the guaranteed deposit balance. The floating interest rate is based on a market index. The related liabilities are equal to the policyholder deposit and accumulated

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

interest. These municipal repurchase agreements require a minimum of 95% of the fair value of the securities transferred to be maintained as collateral.

Separate Accounts

The majority of separate accounts held by the Company, primarily for individual policyholders as well as for group pension plans, do not have any minimum guarantees, and the investment risks associated with fair value changes are borne by the policyholder. The assets in the accounts, carried at estimated fair value, consist of underlying mutual fund shares, common stocks, long-term bonds and short-term investments.

Certain other separate accounts held by the Company provide a minimum guaranteed return of 3% of the average investment balance to policyholders. The assets consist of long-term bonds and short-term investments which are carried at amortized cost.

Certain other non-indexed guaranteed separate accounts represent funds invested by the Company for the benefit of the contract holders who are guaranteed certain returns as specified in the contracts. Separate account asset performance different than the guaranteed requirements is either transferred to or received from the general account and reported in the statements of operations. Non-indexed guaranteed separate account assets and liabilities are carried at fair value. These guarantees are included in the general account due to the nature of the guaranteed return.

Assets held in trust for purchases of variable life, variable universal life, variable annuity, and modified guaranteed annuity contracts and the Company’s corresponding obligation to the contract owners are shown separately in the balance sheets. The assets in the separate accounts are valued at fair value.

Income and gains and losses with respect to the assets in the separate accounts accrue to the benefit of the contract owners and, accordingly, the operations of the separate accounts are not included in the accompanying financial statements. The investment risks associated with fair value changes of the separate accounts are borne entirely by the policyholders except in cases where minimum guarantees exist.

Income and gains and losses with respect to the assets in the separate accounts supporting modified guaranteed annuity contracts are included in the statements of operations as a component of net transfers from separate accounts.

Surplus funds transferred from the general account to the separate accounts, commonly referred to as seed money, and earnings accumulated on seed money are reported as surplus in the separate accounts until transferred or repatriated to the general account. The transfer of such funds between the separate account and the general account is reported as surplus contributed or withdrawn during the year.

Aggregate Reserves for Policies and Contracts

Life, annuity and accident and health benefit reserves are calculated by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed cash value, or the amount required by law. For direct business issued after October 1964, the Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium for periods beyond the month of death. For policies assumed during 1992 from former affiliates, Monumental General Insurance Company and Monumental Life Insurance Group, Inc., and for all business from company mergers occurring in 1998, the Company waives deduction of deferred fractional premium upon death of the insured and returns any portion of the final premium paid beyond the month of death. For fixed premium life insurance business resulting from company mergers occurring in 2004 and 2007, the Company waives deduction of deferred fractional premiums upon death of the insured and refunds portions of premiums unearned after the date of death. Where appropriate, the Company holds a non-deduction and/or refund reserve. The reserve for these benefits is computed using aggregate methods. The reserves are equal to the greater of the cash surrender value and the legally computed reserve.

For GAAP, policy reserves are calculated based on estimated expected experience or actual account balances.

Surrender values are not promised in excess of the legally computed reserves. For annual premium variable life insurance there is an extra premium charged to the policyholder before the premium is transferred to the Separate Accounts. An additional reserve for this policy is held in the General Account that is a multiple of the reserve that would otherwise be held. For interest sensitive whole life, the reserves held in the General Account are equal to the cash surrender value.

In accordance with SSAP No. 51R, Life Contracts, and No. 54R, Individual and Group Accident and Health Contracts, the Company reports the amount of insurance, if any, for which the gross premiums are less than the net premiums according to the valuation standards and any related premium deficiency reserve established. Anticipated investment income is included as a factor in the health contract premium deficiency calculation.

Policy and Contract Claim Reserves

Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the balance sheets date. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.

Deposit-Type Contracts

Deposit-type contracts do not incorporate risk from the death or disability of policyholders. These types of contracts may include guaranteed investment contracts (GICs), funding agreements and other annuity contracts. Deposits and withdrawals on these contracts are recorded as a direct increase or decrease, respectively, to the liability balance and are not reported as premiums,

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

benefits or changes in reserves in the statements of operations. Interest on these policies is reflected in other benefits.

Premiums and Annuity Considerations

Revenues for life and annuity policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received. Benefits incurred represent surrenders and death benefits paid and the change in policy reserves. Under GAAP, for universal life policies, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent interest credited to the account values and the excess of benefits paid over the policy account value. Under GAAP, for all annuity policies without significant mortality risk, premiums received and benefits paid would be recorded directly to the reserve liability using deposit accounting.

Policyholder Dividends

Policyholder dividends are recognized when declared rather than over the term of the related policies as would be required under GAAP.

Reinsurance

Coinsurance premiums, commissions, expense reimbursements and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies and the terms of the reinsurance contracts. Gains associated with reinsurance of in force blocks of business are included in unassigned surplus and amortized into income as earnings emerge on the reinsured block of business. Premiums ceded and recoverable losses have been reported as a reduction of premium income and benefits, respectively. Policy liabilities and accruals are reported in the accompanying financial statements net of reinsurance ceded.

Any reinsurance amounts deemed to be uncollectible have been written off through a charge to operations. In addition, a liability for reinsurance balances would be established for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability are credited or charged directly to unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings.

Losses associated with an indemnity reinsurance transaction are reported within income when incurred rather than being deferred and amortized over the remaining life of the underlying reinsured contracts as would be required under GAAP.

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as would be required under GAAP.

Commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Under GAAP, for certain reinsurance agreements whereby assets are retained by the ceding insurer (such as funds withheld or modified coinsurance) and a return is paid based on the performance of underlying investments, the assets and liabilities for these reinsurance arrangements must be adjusted to reflect the fair value of the invested assets. The NAIC SAP does not contain a similar requirement.

Deferred Income Taxes

The Company computes deferred income taxes in accordance with SSAP No. 101, Income Taxes. Unlike GAAP, SSAP No. 101 does not consider state income taxes in the measurement of deferred taxes. SSAP No. 101 also requires additional testing to measure gross deferred tax assets. The additional testing limits gross deferred tax asset admission to 1) the amount of federal income taxes paid in prior years recoverable through hypothetical loss carrybacks of existing temporary differences expected to reverse during a timeframe corresponding with the Internal Revenue Service tax loss carryback provisions, not to exceed three years, plus 2) the amount of remaining gross deferred tax assets expected to be realized within three years limited to an amount that is no greater than 15% of current period’s adjusted statutory capital and surplus, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering character (i.e. ordinary versus capital) and reversal patterns. The Company’s reported deferred tax asset or liability is the sum of gross deferred tax assets admitted through this three-part test plus the sum of all deferred tax liabilities.

Policy Acquisition Costs

The costs of acquiring and renewing business are expensed when incurred. Under GAAP, incremental costs directly related to the successful acquisition of insurance and investment contracts are deferred. For traditional life insurance and certain long-duration accident and health insurance, to the extent recoverable from future policy revenues, acquisition costs are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, deferred policy acquisition costs are amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality and expense margins.

Value of Business Acquired

Under GAAP, value of business acquired (VOBA) is an intangible asset resulting from a business combination that represents the excess of book value over the estimated fair value of acquired insurance, annuity, and investment-type contracts in-force at the acquisition date. The estimated fair value of the acquired liabilities is based on projections, by each block of business, of future contracts and contract changes, premiums, mortality and morbidity, separate account performance, surrenders, operation expenses, investment returns, nonperformance risk adjustment and other factors. VOBA is not recognized under the NAIC SAP.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Subsidiaries and Affiliated Companies

Investments in subsidiaries, controlled and affiliated companies (SCA) are stated in accordance with the Purposes and Procedures Manual of the NAIC SVO, as well as SSAP No. 97 – Investments in Subsidiary, Controlled and Affiliated Entities.

The accounts and operations of the Company’s subsidiaries are not consolidated with the accounts and operations of the Company as would be required under GAAP. Dividends or distributions received from an investee are recognized in investment income when declared to the extent that they are not in excess of the undistributed accumulated earnings attributable to an investee. Changes in investments in SCA’s are recorded as a change to the carrying value of the investment with a corresponding amount recorded directly to unrealized gain/loss (capital and surplus).

Surplus Notes

Surplus notes are reported as surplus rather than as liabilities as would be required under GAAP.

Nonadmitted Assets

Certain assets designated as “nonadmitted”, primarily net deferred tax assets and other assets not specifically identified as an admitted asset within the NAIC SAP, are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheets to the extent that they are not impaired.

Statements of Cash Flow

Cash, cash equivalents and short-term investments in the statements of cash flow represent cash balances and investments with initial maturities of one year or less and money market mutual funds. Under GAAP, the corresponding caption of cash and cash equivalents includes cash balances and investments with initial maturities of three months or less.

3. Accounting Changes and Correction of Error

The Company’s policy is to disclose as recent accounting pronouncements the adopted accounting guidance with a current year effective date that has been classified by the NAIC as a substantive change, as well as items classified as nonsubstantive changes that have had a material impact on the financial position or results of operations of the Company.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Recent Accounting Pronouncements

Effective June 30, 2020, the NAIC adopted revisions to SSAP No. 105, Working Capital Finance Investments, and the corresponding Issue Paper No. 163, Working Capital Finance Investments. The revisions provided substantive updates to the Working Capital Finance Investments (WCFI) Program requirements in SSAP No. 105. The adoption of this guidance did not impact the financial position or results of operations of the Company as the Company does not invest in WCFI.

Effective January 1, 2020, the NAIC adopted revisions to SSAP No. 22, Leases, and the corresponding Issue Paper No. 161, Leases, to incorporate various concepts from U.S. GAAP guidance in Accounting Standards Update (ASU) 2016-02, Leases, into statutory accounting. The revised guidance retains the operating lease concept for statutory accounting, clarifies the application of statutory accounting guidance for leases in certain areas (e.g., sale-leaseback transactions), and identifies the types of assets allowed for lease and sale-leaseback treatment. The adoption of this guidance did not impact the financial position or results of operations of the Company.

Change in Valuation Basis

As of December 31, 2019, the Company received IID approval on an approach for adoption of the NAIC 2020 VM-21 and related Risk Based Capital C3P2 changes documented in the VM- 21 2020 NAIC Valuation Manual: Requirements for Principle-Based Reserves for Variable Annuities. The Company elected to early adopt the VM-21 requirements for variable annuities effective December 31, 2019. The approved transition approach did not result in an adjustment to the Company’s historical statutory reporting or existing balances at the time of transition. The Company reported the increase to the VM-21 reserve of $1,218 as of December 31, 2019. As of the date of transition, the Company was fully compliant with the provisions of VM-21 and remains compliant as of December 31, 2020.

Correction of Error

During 2020, management identified and corrected an error in the Company’s prior year statutory Actuarial Guideline (AG) 38 8C cash flow testing reserves. The error resulted in an understatement of aggregate reserves for life contracts of $116 net of tax at December 31, 2019 which was reflected in Other changes - net in the Statement of Changes in Capital and Surplus.

Reclassifications

Certain amounts in prior year financial statement balances and footnote disclosures have been reclassified to conform to the current year presentation.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

4. Fair Values of Financial Instruments

The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Determination of fair value

The fair values of financial instruments are determined by management after taking into consideration several sources of data. When available, the Company uses quoted market prices in active markets to determine the fair value of its investments. The Company’s valuation policy utilizes a pricing hierarchy which dictates that publicly available prices are initially sought from indices and third-party pricing services. In the event that pricing is not available from these sources, those securities are submitted to brokers to obtain quotes. Lastly, securities are priced using internal cash flow modeling techniques. These valuation methodologies commonly use reported trades, bids, offers, issuer spreads, benchmark yields, estimated prepayment speeds, and/or estimated cash flows.

To understand the valuation methodologies used by third-party pricing services, the Company reviews and monitors their applicable methodology documents. Any changes to their methodologies are noted and reviewed for reasonableness. In addition, the Company performs in-depth reviews of prices received from third-party pricing services on a sample basis. The objective for such reviews is to demonstrate the Company can corroborate detailed information such as assumptions, inputs and methodologies used in pricing individual securities against documented pricing methodologies. Only third-party pricing services and brokers with a substantial presence in the market and with appropriate experience and expertise are used.

Each month, the Company performs an analysis of the information obtained from indices, third-party services, and brokers to ensure the information is reasonable and produces a reasonable estimate of fair value. The Company considers both qualitative and quantitative factors as part of this analysis, including but not limited to, recent transactional activity for similar securities, review of pricing statistics and trends, and consideration of recent relevant market events. Other controls and procedures over pricing received from indices, third-party pricing services, or brokers include validation checks such as exception reports which highlight significant price changes, stale prices or un-priced securities.

Fair value hierarchy

The Company’s financial assets and liabilities carried at fair value are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1), and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Level 1 -	Unadjusted quoted prices for identical assets or liabilities in active markets accessible at the measurement date.

Level 2 -

Quoted prices in markets that are not active or inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 inputs include the following:

a)	Quoted prices for similar assets or liabilities in active markets
b)	Quoted prices for identical or similar assets or liabilities in non-active markets
c)	Inputs other than quoted market prices that are observable
d)	Inputs that are derived principally from or corroborated by observable market data through correlation or other means

Level 3 -

Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect the Company’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash Equivalents and Short-Term Investments: The carrying amounts reported in the accompanying balance sheets for these financial instruments is either reported at fair value or amortized cost (which approximates fair value). Cash is not included in the below tables.

Short-Term Notes Receivable from Affiliates: The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair value.

Bonds and Stocks: The NAIC allows insurance companies to report the fair value determined by the SVO or to determine the fair value by using a permitted valuation method. The fair values of bonds and stocks are reported or determined using the following pricing sources: indices, third-party pricing services, brokers, external fund managers and internal models.

Fair values for fixed maturity securities (including redeemable preferred stock) actively traded are determined from third-party pricing services, which are determined as discussed above in the description of Level 1 and Level 2 values within the fair value hierarchy. For fixed maturity securities (including redeemable preferred stock) not actively traded, fair values are estimated using values obtained from third-party pricing services, or are based on non-binding broker quotes or internal models. In the case of private placements, fair values are estimated by discounting the expected future cash flows using current market rates applicable to the coupon rate, credit and maturity of the investments.

Mortgage Loans on Real Estate: The fair values for mortgage loans on real estate are estimated utilizing discounted cash flow analyses, using interest rates reflective of current market conditions and the risk characteristics of the loans.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Real Estate: Real estate held for sale is typically valued utilizing independent external appraisers in conjunction with reviews by qualified internal appraisers. Valuations are primarily based on active market prices, adjusted for any difference in the nature, location or condition of the specific property. If such information is not available, other valuation methods are applied, considering the value that the property’s net earning power will support, the value indicated by recent sales of comparable properties and the current cost of reproducing or replacing the property.

Other Invested Assets: The fair values for other invested assets, which include investments in surplus notes issued by other insurance companies and fixed or variable rate investments with underlying characteristics of bonds were determined primarily by using indices, third-party pricing services and internal models.

Derivative Financial Instruments: The fair value of futures and forwards are based upon the latest quoted market price and spot rates at the balance sheets date. The estimated fair values of equity and interest rate options (calls, puts, caps) are based upon the latest quoted market price at the balance sheets date. The estimated fair values of swaps, including equity, interest rate and currency swaps, are based on pricing models or formulas using current assumptions. The estimated fair values of credit default swaps are based upon active market data, including interest rate quotes, credit spreads, and recovery rates, which are then used to calculate probabilities of default for the fair value calculation. The Company accounts for derivatives that receive and pass hedge accounting in the same manner as the underlying hedged instrument. If that instrument is held at amortized cost, then the derivative is also held at amortized cost.

Policy Loans: The book value of policy loans is considered to approximate the fair value of the loan, which is stated at unpaid principal balance.

Securities Lending Reinvested Collateral: The cash collateral from securities lending is reinvested in various short-term and long-term debt instruments. The fair values of these investments are determined using the methods described above under Cash Equivalents and Short-Term Investments and Bonds and Stocks.

Separate Account Assets and Annuity Liabilities: The fair value of separate account assets are based on quoted market prices when available. When not available, they are primarily valued either using third-party pricing services or are valued in the same manner as the general account assets as further described in this note. However, some separate account assets are valued using non-binding broker quotes, which cannot be corroborated by other market observable data, or internal modeling which utilizes input that are not market observable. The fair value of separate account annuity liabilities is based on the account value for separate accounts business without guarantees. For separate accounts with guarantees, fair value is based on discounted cash flows.

Investment Contract Liabilities: Fair value for the Company’s liabilities under investment contracts, which include deferred annuities and GICs, are estimated using discounted cash flow calculations. For those liabilities that are short in duration, carrying amount approximates fair value. For investment contracts with no defined maturity, fair value is estimated to be the present surrender value.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Deposit–Type Contracts: The carrying amounts of deposit–type contracts reported in the accompanying balance sheets approximate their fair values. These are included in the Investment Contract Liabilities.

Fair values for the Company’s insurance contracts other than investment–type contracts (including separate account universal life liabilities) are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company’s overall management of interest rate risk, such that the Company’s exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

The Company accounts for its investments in affiliated common stock in accordance with SSAP No. 97, as such, they are not included in the following disclosures.

The following tables set forth a comparison of the estimated fair values and carrying amounts of the Company’s financial instruments, including those not measured at fair value in the balance sheets, as of December 31, 2020 and 2019, respectively:

	December 31, 2020
	Aggregate Fair Value	Admitted Value	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Admitted assets
Cash equivalents and short–term investments, other than affiliates	$1,522	$1,522	$1,030	$492	$–	$–	$–
Short–term notes receivable from affiliates	149	149	–	149	–	–	–
Bonds	60,092	50,444	10,161	49,535	396	–	–
Preferred stocks, other than affiliates	109	105	–	109	–	–	–
Common stocks, other than affiliates	180	180	20	–	160	–	–
Mortgage loans on real estate	9,792	9,015	–	–	9,792	–	–
Other invested assets	555	474	–	534	21	–	–
Derivative assets:
Options	278	278	–	278	–	–	–
Interest rate swaps	2,544	2,531	–	2,544	–	–	–
Currency swaps	21	8	–	21	–	–	–
Credit default swaps	67	49	–	67	–	–	–
Equity swaps	88	88	–	88	–	–	–
Interest rate futures	10	10	10	–	–	–	–
Equity futures	9	9	9	–	–	–	–
Derivative assets total	3,017	2,973	19	2,998	–	–	–
Policy loans	2,037	2,037	–	2,037	–	–	–
Securities lending reinvested collateral	1,893	1,893	–	1,893	–	–	–
Separate account assets	119,784	119,677	112,719	7,065	–	–	–

Liabilities
Investment contract liabilities	17,556	15,294	–	257	17,299	–	–
Derivative liabilities:
Options	165	165	–	165	–	–	–
Interest rate swaps	2,853	2,806	–	2,853	–	–	–
Currency swaps	30	31	–	30	–	–	–
Credit default swaps	–	14	–	–	–	–	–
Equity swaps	472	472	–	472	–	–	–
Interest rate futures	1	1	1	–	–	–	–
Equity futures	4	4	4	–	–	–	–
Derivative liabilities total	3,525	3,493	5	3,520	–	–	–
Dollar repurchase agreements	967	967	–	967	–	–	–
Payable for securities lending	2,115	2,115	–	2,115	–	–	–
Payable for derivative cash collateral	640	640	–	640	–	–	–
Separate account liabilities	109,407	109,407	1	109,354	52	–	–

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	December 31, 2019
	Aggregate Fair Value	Admitted Value	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Admitted assets
Cash equivalents and short–term investments, other than affiliates	$1,949	$1,949	$1,504	$445	$–	$–	$–
Short–term notes receivable from affiliates	343	343	–	343	–	–	–
Bonds	49,377	43,976	7,355	41,373	649	–	–
Preferred stocks, other than affiliates	114	117	–	111	3	–	–
Common stocks, other than affiliates	140	140	12	–	128	–	–
Mortgage loans on real estate	8,259	7,834	–	–	8,259	–	–
Other invested assets	461	398	–	441	20	–	–
Derivative assets:
Options	312	312	–	312	–	–	–
Interest rate swaps	1,375	1,372	–	1,375	–	–	–
Currency swaps	22	12	–	22	–	–	–
Credit default swaps	79	45	–	79	–	–	–
Equity futures	3	3	3	–	–	–	–
Derivative assets total	1,791	1,744	3	1,788	–	–	–
Policy loans	2,062	2,062	–	2,062	–	–	–
Securities lending reinvested collateral	1,588	1,588	–	1,588	–	–	–
Separate account assets	110,612	110,546	104,750	5,857	5	–	–

Liabilities
Investment contract liabilities	18,960	13,396	–	264	18,696	–	–
Derivative liabilities:
Options	152	152	–	152	–	–	–
Interest rate swaps	1,204	1,501	–	1,204	–	–	–
Currency swaps	19	19	–	19	–	–	–
Credit default swaps	(7)	15	–	(7)	–	–	–
Equity swaps	216	216	–	216	–	–	–
Interest rate futures	23	23	23	–	–	–	–
Equity futures	7	7	7	–	–	–	–
Derivative liabilities total	1,614	1,933	30	1,584	–	–	–
Dollar repurchase agreements	704	704	–	704	–	–	–
Payable for securities lending	2,004	2,004	–	2,004	–	–	–
Payable for derivative cash collateral	687	687	–	687	–	–	–
Separate account liabilities	101,194	101,195	3	101,144	47	–	–

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following tables provide information about the Company’s financial assets and liabilities measured at fair value as of December 31, 2020 and 2019:

	2020
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets:
Bonds
Industrial and miscellaneous	$–	$41	$7	$–	$48

Total bonds	–	41	7	–	48

Preferred stock
Industrial and miscellaneous	–	6	–	–	6

Total preferred stock	–	6	–	–	6

Common stock
Mutual funds	6	–	–	–	6
Industrial and miscellaneous	14	–	160	–	174

Total common stock	20	–	160	–	180

Cash equivalents and short–term
Money market mutual funds	1,029	–	–	–	1,029

Total cash equivalents and short–term	1,029	–	–	–	1,029

Derivative assets	18	2,894	–	–	2,912
Separate account assets	112,606	6,393	–	–	118,999

Total assets	$113,673	$9,334	$167	$–	$123,174

Liabilities:
Derivative liabilities	$5	$3,184	$–	$–	3,189
Separate account liabilities	1	–	–	–	1

Total liabilities	$6	$3,184	$–	$–	$3,190

	2019
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets:
Bonds
Industrial and miscellaneous	$–	$16	$7	$–	$23

Total bonds	–	16	7	–	23

Preferred stock
Industrial and miscellaneous	–	–	3	–	3

Total preferred stock	–	–	3	–	3

Common stock
Mutual funds	5	–	–	–	5
Industrial and miscellaneous	7	–	128	–	135

Total common stock	12	–	128	–	140

Cash equivalents and short–term
Money market mutual funds	1,504	–	–	–	1,504

Total cash equivalents and short–term	1,504	–	–	–	1,504

Derivative assets	3	1,680	–	–	1,683
Separate account assets	104,614	5,273	4	–	109,891

Total assets	$106,133	$6,969	$142	$–	$113,244

Liabilities:
Derivative liabilities	$30	$1,650	$–	$–	$1,680
Separate account liabilities	3	–	–	–	3

Total liabilities	$33	$1,650	$–	$–	$1,683

Bonds classified as Level 2 are valued using inputs from third party pricing services or broker quotes. Bonds classified as Level 3 are primarily those valued using non–binding broker quotes, which cannot be corroborated by other market observable data, or internal modeling which utilize significant inputs that are not market observable.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Preferred stock classified as Level 2 are valued using inputs from third party pricing services or broker quotes. Preferred stock classified as Level 3 are internally valued using significant unobservable inputs.

Common stock classified as Level 3 are comprised primarily of shares in the FHLB of Des Moines, which are valued at par as a proxy for fair value as a result of restrictions that allow redemptions only by FHLB.

Derivatives classified as Level 2 represent over-the-counter (OTC) contracts valued using pricing models based on the net present value of estimated future cash flows, directly observed prices from exchange-traded derivatives, other OTC trades, or external pricing services.

Separate account assets and liabilities are valued and classified in the same way as general account assets and liabilities (described above).

The following tables summarize the changes in assets classified as Level 3 for 2020 and 2019:

	Beginning Balance at January 1, 2020	Transfers in (Level 3)	Transfers out (Level 3)	Total Gains (Losses) Included in Net income (a)	Total Gains (Losses) Included in Surplus (b)

Bonds
Other	$7	$2	$–	$–	$(2)
Preferred stock	3	–	–	(17)	13
Common stock	128	–	2	(1)	16
Separate account assets	4	–	4	–	–

Total	$142	$2	$6	$(18)	$27

	Purchases	Issuances	Sales	Settlements	Ending Balance at December 31, 2020

Bonds
Other	$–	$–	$–	$–	$7
Preferred stock	2	–	–	1	–
Common stock	21	8	10	–	160
Separate account assets	1	-	-	1	-

Total	$24	$8	$10	$2	$167

(a) Recorded as a component of Net Realized Capital Gains (Losses) on Investments in the Statements of Operations

(b) Recorded as a component of Change in Net Unrealized Capital Gains (Losses) in the Statements of Changes in Capital and Surplus

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Beginning Balance at January 1, 2019	Transfers in (Level 3)	Transfers out (Level 3)	Total Gains (Losses) Included in Net income (a)	Total Gains (Losses) Included in Surplus (b)

Bonds
Other	$13	$–	$2	$–	$1
Preferred stock	10	–	–	–	(9)
Common stock	223	–	6	(6)	3
Separate account assets	4	1	1	–	(1)

Total	$250	$1	$9	$(6)	$(6)

	Purchases	Issuances	Sales	Settlements	Ending Balance at December 31, 2019

Bonds
Other	$–	$–	$–	$5	$7
Preferred stock	2	–	–	–	3
Common stock	6	8	100	–	128
Separate account assets	1	–	–	–	4

Total	$9	$8	$100	$5	$142

(a) Recorded as a component of Net Realized Capital Gains (Losses) on Investments in the Statements of Operations

(b) Recorded as a component of Change in Net Unrealized Capital Gains (Losses) in the Statements of Changes in Capital and Surplus

Transfers between fair value hierarchy levels are recognized at the beginning of the reporting period.

Nonrecurring fair value measurements

As indicated in Note 2, real estate held for sale is measured at the lower of carrying amount or fair value less cost to sell. As of December 31, 2020, the Company held no properties as held-for-sale, where fair value was less than its carrying value. As of December 31, 2020, the Company held four properties as held-for sale, where carrying amount of $10 was equal to fair value.

Fair value was determined by utilizing an external appraisal following the sales comparison approach. The fair value measurements are classified as Level 3 as the comparable sales and adjustments for the specific attributes of these properties are not market observable inputs.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

5. Investments

Bonds and Stocks

The carrying amounts and estimated fair value of investments in bonds and stocks are as follows:

	Book Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

December 31, 2020

Bonds:
United States Government and agencies	$7,279	$2,349	$7	$9,621
State, municipal and other government	2,214	310	8	2,516
Hybrid securities	360	83	6	437
Industrial and miscellaneous	33,784	6,355	48	40,091
Mortgage and other asset-backed securities	6,807	679	59	7,427

Total unaffiliated bonds	50,444	9,776	128	60,092
Unaffiliated preferred stocks	105	11	7	109

	$50,549	$9,787	$135	$60,201

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Unaffiliated common stocks	$136	$44	$–	$180

	Book Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

December 31, 2019

Bonds:
United States Government and agencies	$5,882	$1,023	$1	$6,904
State, municipal and other government	1,877	161	25	2,013
Hybrid securities	412	60	4	468
Industrial and miscellaneous	29,448	3,737	86	33,099
Mortgage and other asset-backed securities	6,357	558	22	6,893

Total unaffiliated bonds	43,976	5,539	138	49,377
Unaffiliated preferred stocks	117	5	8	114

	$44,093	$5,544	$146	$49,491

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Unaffiliated common stocks	$117	$23	$–	$140

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The carrying amount and estimated fair value of bonds at December 31, 2020, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	2020
December 31:	Carrying Value	Fair Value

Due in one year or less	$1,157	$1,176
Due after one year through five years	7,139	7,988
Due after five years through ten years	8,893	10,601
Due after ten years	26,448	32,900

	43,637	52,665
Mortgage and other asset-backed securities	6,807	7,427

	$50,444	$60,092

The estimated fair value of bonds, preferred stocks and common stocks with gross unrealized losses at December 31, 2020 and 2019 is as follows:

	2020
	Equal to or Greater than 12 Months		Less than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
United States Government and agencies	$–	$–	$248	$7
State, municipal and other government	39	6	89	2
Hybrid securities	20	5	10	1
Industrial and miscellaneous	160	15	836	33
Mortgage and other asset-backed securities	150	18	742	41

Total bonds	369	44	1,925	84

Preferred stocks-unaffiliated	22	6	16	1

	$391	$50	$1,941	$85

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	2019
	Equal to or Greater than 12 Months		Less than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses

United States Government and agencies	$1	$–	$22	$1
State, municipal and other government	55	12	329	13
Hybrid securities	45	4	3	–
Industrial and miscellaneous	615	62	798	24
Mortgage and other asset-backed securities	286	16	884	6

Total bonds	1,002	94	2,036	44

Preferred stocks-unaffiliated	49	8	5	–
Common stocks-unaffiliated	–	–	1	–

	$1,051	$102	$2,042	$44

During 2020, 2019, and 2018, respectively, there were $0, $7 and $99, of loan-backed or structured securities with a recognized OTTI due to intent to sell or lack of intent and ability to hold for a period of time to recover the amortized cost basis.

For loan-backed and structured securities with a recognized OTTI due to the Company’s cash flow analysis, in which the security is written down to estimated future cash flows discounted at the security’s effective yield, in 2020, 2019 and 2018 the Company recognized OTTI of $4, $6 and $10, respectively.

The following loan-backed and structured securities were held at December 31, 2020, for which an OTTI was recognized during the current reporting period:

CUSIP	Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date of Financial Statement Where Reported
36828QQK5	$1	$–	$1	$–	$–	3/31/2020
52108MDM2	4	3	1	4	4	3/31/2020
52108MDM2	3	1	2	1	3	9/30/2020

			$4

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The unrealized losses of loan-backed and structured securities where fair value is less than cost or amortized cost for which an OTTI has not been recognized in earnings as of December 31, 2020 and 2019 is as follows:

	2020		2019
	Losses 12 Months or More	Losses Less Than 12 Months	Losses 12 Months or More	Losses Less Than 12 Months

Year ended December 31:
The aggregate amount of unrealized losses	$18	$61	$15	$19
The aggregate related fair value of securities with unrealized losses	150	765	286	901

At December 31, 2020 and 2019, respectively, for bonds and preferred stocks that have been in a continuous loss position for greater than or equal to twelve months, the Company held 116 and 306 securities with a carrying amount of $441 and $1,154, and an unrealized loss of $50 and $102. Of this portfolio, 50.1% and 66.1% were investment grade with associated unrealized losses of $17 and $30, respectively.

At December 31, 2020 and 2019, respectively, for bonds and preferred stocks that have been in a continuous loss position for less than twelve months, the Company held 359 and 469 securities with a carrying amount of $2,026 and $2,085 and an unrealized loss of $85 and $44. Of this portfolio, 79.6% and 93.4% were investment grade with associated unrealized losses of $49 and $34, respectively.

At December 31, 2020 and 2019, there were no common stocks that have been in a continuous loss position for greater than or equal to twelve months.

At December 31, 2020 and 2019, respectively, for common stocks that have been in a continuous loss position for less than twelve months, the Company held 5 and 12 securities with a cost of $0 and $1 and no unrealized losses.

The following table provides the number of 5GI securities, aggregate book adjusted carrying value and aggregate fair value by investment type:

	Number of 5GI Securities	Book / Adjusted Carrying Value	Fair Value
December 31, 2020
Bond, amortized cost	2	$13	$13
Loan-backed and structured securities, amortized cost	4	10	6

Total	6	$23	$19

December 31, 2019
Bond, amortized cost	3	$24	$24
Loan-backed and structured securities, amortized cost	4	10	10
Preferred stock, amortized cost	1	3	3

Total	8	$37	$37

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The tables below present the Company’s gross and net receivable for securities and borrowed money financial statement line items that were subject to offsetting:

December 31, 2020	Gross Amount Recognized	Amount Offset	Net Amount Presented on Financial Statements

Assets:
Receivables for securities	$3	$–	$3

Liabilities:
Borrowed money	$967	$–	$967

December 31, 2019	Gross Amount Recognized	Amount Offset	Net Amount Presented on Financial Statements

Assets:
Receivables for securities	$120	$101	$19

Liabilities:
Borrowed money	$550	$101	$449

During 2020 and 2019, the Company sold, redeemed or otherwise disposed of 108 and 250 securities as a result of a callable feature which generated investment income of $25 and $19 as a result of a prepayment penalty and/or acceleration fee.

Proceeds from sales and other disposals of bonds and preferred stock and related gross realized capital gains and losses are reflected in the following table. The amounts exclude maturities and include transfers associated with reinsurance agreements.

	Year Ended December 31
	2020	2019	2018

Proceeds	$8,747	$16,076	$9,500

Gross realized gains	$232	$159	$111
Gross realized losses	(37)	(56)	(379)

Net realized capital gains (losses)	$195	$103	$(268)

The Company had gross realized losses, which relate to losses recognized on other-than-temporary declines in the fair value of bonds and preferred stocks, for the years ended December 31, 2020, 2019 and 2018 of $161, $39 and $36, respectively.

At December 31, 2020 and 2019, the Company had no investments in restructured securities.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Mortgage Loans

The credit quality of mortgage loans by type of property for the years ended December 31, 2020 and 2019 were as follows:

December 31, 2020
	Farm	Commercial	Total

AAA - AA	$7	$4,612	$4,619
A	41	3,491	3,532
BBB	5	767	772
BB	9	82	91

	$62	$8,952	$9,014

December 31, 2019
	Farm	Commercial	Total

AAA - AA	$11	$4,373	$4,384
A	41	3,068	3,109
BBB	6	317	323
BB	9	4	13
B	–	4	4

	$67	$7,766	$7,833

The above tables exclude residential mortgage loans.

The credit quality for commercial and farm mortgage loans was determined based on an internal credit rating model which assigns a letter rating to each mortgage loan in the portfolio as an indicator of the credit quality of the mortgage loan. The internal credit rating model was designed based on rating agency methodology, then modified for credit risk associated with the Company’s mortgage lending process, taking into account such factors as projected future cash flows, net operating income, and collateral value. The model produces a credit rating score and an associated letter rating which is intended to align with S&P ratings as closely as possible. Information supporting the credit risk rating process is updated at least annually.

During 2020, the Company issued mortgage loans with a maximum interest rate of 6.50% and a minimum interest rate of 2.92% for commercial loans. The maximum percentage of any one mortgage loan to the value of the underlying real estate originated or acquired during the year ending December 31, 2020 at the time of origination was 79%. During 2019, the Company issued mortgage loans with a maximum interest rate of 5.57% and a minimum interest rate of 3.50% for commercial loans. The maximum percentage of any one mortgage loan to the value of the underlying real estate originated or acquired during the year ending December 31, 2019 at the time of origination was 82%.

During 2020 and 2019, the Company did not reduce the interest rate on any outstanding mortgage loans.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The age analysis of mortgage loans and identification in which the Company is a participant or co-lender in a mortgage loan agreement is as follows for December 31, 2020 and 2019.

		Residential	Commercial
	Farm	All Other	All Other	Total

December 31, 2020
Recorded Investment (All)

Current	$62	$–	$8,846	$8,908
30-59 Days Past Due	–	1	–	1
180+ Days Past Due	–	–	106	106

Participant or Co-lender in
Mortgage Loan Agreement
Recorded Investment	$42	$–	$911	$953

		Residential	Commercial
	Farm	All Other	All Other	Total

December 31, 2019
Recorded Investment (All)

Current	$67	$–	$7,659	$7,726
30-59 Days Past Due	–	1	–	1
90-179 Days Past Due	–	–	4	4
180+ Days Past Due	–	–	103	103

Participant or Co-lender in
Mortgage Loan Agreement
Recorded Investment	$44	$–	$2,530	$2,574

At December 31, 2020 and 2019, respectively, multiple mortgage loans with a carrying value of $106 and $106 were non-income producing for the previous 180 days. There was no accrued interest related to these mortgage loans at December 31, 2020 and 2019. The Company has a mortgage or deed of trust on the property thereby creating a lien which gives it the right to take possession of the property (among other things) if the borrower fails to perform according to the terms of the loan documents. The Company requires all mortgaged properties to carry fire insurance equal to the value of the underlying property. At December 31, 2020 and 2019, there were no taxes, assessments and other amounts advanced and not included in the mortgage loan total.

At December 31, 2020 and 2019, the Company held no impaired loans with or without a related allowance for credit losses. There were no impaired mortgage loans held without an allowance for credit losses as of December 31, 2020 and 2019, respectively, that were subject to participant or co-lender mortgage loan agreement for which the Company is restricted from unilaterally foreclosing on the mortgage loans. The average recorded investment in impaired loans during 2020 and 2019 was $3 and $0, respectively.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following table provides a reconciliation of the beginning and ending balances for the allowance for credit losses on mortgage loans:

	Year Ended December 31
	2020	2019	2018

Balance at beginning of period	$–	$–	$27
Additions, net charged to operations	1	–	–
Recoveries in amounts previously charged off	(1)	–	(27)

Balance at end of period	$–	$–	$–

As of December 31, 2020 and 2019, the Company had no mortgage loans derecognized as a result of foreclosure.

The Company accrues interest income on impaired loans to the extent deemed collectible (delinquent less than 91 days) and the loan continues to perform under its original or restructured contractual terms. Interest income on nonperforming loans generally is recognized on a cash basis. For the years ended December 31, 2020, 2019 and 2018, respectively, the Company recognized $0, $0 and $1 of interest income on impaired loans. Interest income of $0, $0 and $1, respectively, was recognized on a cash basis for the years ended December 31, 2020, 2019 and 2018.

At December 31, 2020 and 2019, the Company held a mortgage loan loss reserve in the AVR of $116 and $105, respectively.

The Company’s mortgage loan portfolio is diversified by geographic region and specific collateral property type as follows:

Geographic Distribution				Property Type Distribution
	December 31			December 31
	2020	2019		2020	2019

Pacific	29%	25%	Apartment	48%	49%
South Atlantic	23	25	Office	17	13
Middle Atlantic	13	14	Retail	16	18
E. North Central	9	9	Industrial	14	15
W. South Central	9	8	Other	3	3
Mountain	7	7	Medical	1	1
W. North Central	6	8	Agricultural	1	1
E. South Central	3	3
New England	1	1

At December 31, 2020, 2019 and 2018, the Company had mortgage loans with a total net admitted asset value of $14, $21 and $23, respectively, which had been restructured in accordance with SSAP No. 36, Troubled Debt Restructuring. There were no realized losses during the years ended December 31, 2020, 2019 and 2018 related to such restructurings. At

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

December 31, 2020 and 2019, there were no commitments to lend additional funds to debtors owing receivables.

Real Estate

The fair value of property is determined based on an appraisal from a third-party appraiser, along with information obtained from discussions with internal asset managers and a listing broker regarding recent comparable sales data and other relevant property information. Impairment losses of $1, $5 and $26 were taken on real estate in 2020, 2019 and 2018, respectively, to write the book value down to the current fair value, and included in net realized capital gains (losses), within the Statements of Operations, for the year ended December 31, 2020.

As of December 31, 2020, there were eight properties classified as held for sale. As of December 31, 2019, there were five properties classified as held for sale. The Company is working with an external commercial real estate advisor firm to actively market the properties and negotiate with potential buyers. During 2020, one property classified as held for sale was disposed. During 2019, four properties classified as held for sale were disposed of resulting in a net realized gain of $26. These gains and losses were included in net realized capital gains (losses) within the Statements of Operations.

On October 28, 2020, the Company sold the Transamerica Pyramid Property located in San Francisco, CA, resulting in a realized gain of $255. As part of the sale transaction, the Company issued mortgage loans supporting the property at commercial rates in the amount of $427. The Company also disposed of other properties during 2020 and 2019 resulting in net realized gains of $3 and $9, respectively. These gains and losses were included in net realized capital gains (losses) within the Statements of Operations.

The carrying value of the Company’s real estate assets at December 31, 2020 and 2019 was as follows:

	2020	2019

Home office properties	$41	$46
Investment properties	–	187
Properties held for sale	15	6

	$56	$239

Accumulated depreciation on real estate at December 31, 2020 and 2019, was $24 and $106, respectively.

Other Invested Assets

The Company recorded impairments of $19, $5, and $3 throughout years 2020, 2019 and 2018, respectively. These impairments were primarily related to private equity funds. The impairments were taken because the decline in fair value of the funds were deemed to be other than temporary and a recovery in value from the remaining underlying investments in the funds were not anticipated. These write-downs are included in net realized capital gains (losses) within the Statements of Operations.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Tax Credits

At December 31, 2020, the Company had ownership interests in sixty-four LIHTC investments with a carrying value of $141. The remaining years of unexpired tax credits ranged from one to thirteen, and the properties were not subject to regulatory review. The length of time remaining for holding periods ranged from one to seventeen years. The amount of contingent equity commitments expected to be paid during the years 2021 to 2029 is $30. Tax credits recognized in 2020 were $119, and other tax benefits recognized in 2020 were $9. There were no impairment losses, write-downs or reclassifications during the year related to any of these credits.

At December 31, 2019, the Company had ownership interests in sixty-seven LIHTC investments with a carrying value of $103. The remaining years of unexpired tax credits ranged from one to twelve, and the properties were not subject to regulatory review. The length of time remaining for holding periods ranged from one to seventeen years. The amount of contingent equity commitments expected to be paid during the years 2020 to 2029 is $93. Tax credits recognized during 2019 was $94 and other benefits recognized in 2019 were $4. There were no impairment losses, write-downs or reclassifications during the year related to any of these credits.

The following tables provide the carrying value of transferable state tax credits gross of any related tax liabilities and total unused transferable tax credits by state and in total as of December 31, 2020 and 2019:

		December 31, 2020

Description of State Transferable and Non- transferable Tax Credits	State	Carrying Value	Unused Amount*

Low-Income Housing Tax Credits	MA	$1	$5
Economic Redevelopment and Growth Tax Credits	NJ	6	37

Total		$7	$42

		December 31, 2019

Description of State Transferable and Non- transferable Tax Credits	State	Carrying Value	Unused Amount

Low-Income Housing Tax Credits	MA	$3	$6
Economic Redevelopment and Growth Tax Credits	NJ	5	40

Total		$8	$46

*The unused amount reflects credits that the Company deems will be realizable in the period 2020-2030.

The Company did not have any non-transferable state tax credits.

The Company estimated the utilization of the remaining state transferable tax credits by projecting a future tax liability based on projected premium, tax rates and tax credits, and comparing the projected future tax liability to the availability of remaining state transferable tax credits. The Company had no impairment losses related to state transferable tax credits.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Derivatives

Amounts disclosed in this Derivatives section do not include derivatives utilized in the hedging of variable annuity guarantees in accordance with SSAP 108. Please see the subsequent section “Derivatives Hedging Variable Annuity Guarantees” for results associated with those derivatives.

The Company has entered into collateral agreements with certain counterparties wherein the counterparty is required to post assets (cash or securities) on the Company’s behalf in an amount equal to the difference between the net positive fair value of the contracts and an agreed upon threshold based on the credit rating of the counterparty. If the net fair value of all contracts with this counterparty is negative, then the Company is required to post similar assets (cash or securities). Fair value of derivative contracts, aggregated at a counterparty level at December 31, 2020 and 2019 was as follows:

	2020	2019

Fair value - positive	$976	$866
Fair value - negative	(1,557)	(763)

At December 31, 2020, 2019 and 2018, the Company has recorded unrealized gains (losses) of ($334), ($266) and $861, respectively, for the component of derivative instruments utilized for hedging purposes that did not qualify for hedge accounting. The Company did not recognize any unrealized gains or losses during 2020, 2019 and 2018 that represented the component of derivative instruments gain or loss that was excluded from the assessment of hedge effectiveness.

The maximum term over which the Company is hedging its exposure to the variability of future cash flows is approximately 23 years for forecasted hedge transactions. At December 31, 2020 and 2019, none of the Company’s cash flow hedges have been discontinued as it was probable that the original forecasted transactions would occur by the end of the originally specified time period documented at inception of the hedging relationship. As of December 31, 2020 and 2019, the Company has accumulated deferred gains in the amount of $1 and $4, respectively, related to the termination of swaps that were hedging forecasted transactions. It is expected that these gains will be used as basis adjustments on future asset purchases expected to transpire throughout 2021.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Summary of realized gains (losses) by derivative type for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Options:
Calls	$(805)	$(15)	$60
Puts	(299)	–	(27)
Collars	(62)	–	–
Total options	$(1,166)	$(15)	$33
Swaps:
Interest rate	$–	$95	$(300)
Credit	(6)	(3)	(17)
Total return	(851)	(621)	(210)
Total swaps	$(857)	$(529)	$(527)
Futures - net positions	480	752	(393)
Lehman settlements	–	–	1
Total realized gains (losses)	$(1,543)	$208	$(886)

The average estimated fair value of derivatives held for other than hedging purposes is presented in the following table for the years ended December 31, 2020 and 2019:

	Asset(1)		Liability(1)
	2020	2019	2020	2019
Derivative component of RSATs
Credit default swaps	$34	$75	$(6)	$(12)
Interest rate swaps	6	3	–	–

(1)	Asset and liability classification is based on the positive (asset) or negative (liability) book/adjusted carrying value of each derivative.

The estimated fair value of derivatives held for other than hedging purposes is presented in the following table for the years ended December 31, 2020 and 2019:

	Asset(1)		Liability(1)
	2020	2019	2020	2019
Derivative component of RSATs
Credit default swaps	$67	$79	$(10)	$(14)
Interest rate swaps	6	4	–	–
Total	$73	$83	$(10)	$(14)

(1)	Asset and liability classification is based on the positive (asset) or negative (liability) book/adjusted carrying value of each derivative.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The net realized gains (losses) on the derivatives held for other than hedging purposes is presented in the following table for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Derivative component of RSATs
Credit default swaps	$(6)	$(3)	$(7)
Interest rate swaps	–	–	(9)
Total	$(6)	$(3)	$(16)

As stated in Note 2, the Company replicates investment grade corporate bonds, sovereign debt, or commercial mortgage backed securities by writing credit default swaps. As a writer of credit swaps, the Company actively monitors the underlying asset, being careful to note any events (default or similar credit event) that would require the Company to perform on the credit swap. If such events would take place, a payment equal to the notional amount of the contract, less any potential recoveries as determined by the underlying agreement, will be made by the Company to the counterparty to the swap.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following tables present the estimated fair value, maximum amount of future payments and weighted average years to maturity of written credit default swaps at December 31, 2020 and 2019:

		2020
Rating Agency Designation of Referenced Credit Obligations (1)	NAIC Designation	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps	Weighted Average Years to Maturity (2)
AAA/AA/A	1

Single name credit default swaps (3)		$15	$779	3.4
Credit default swaps referencing indices		–	44	32.6

Subtotal		15	823	5.0

BBB	2
Single name credit default swaps (3)		36	1,870	3.5
Credit default swaps referencing indices		24	1,741	2.9

Subtotal		60	3,611	3.2

BB	3
Single name credit default swaps (3)		3	113	1.9

Subtotal		3	113	1.9

B	4
Single name credit default swaps (3)		(1)	50	2.2

Subtotal		(1)	50	2.2

Total		$77	$4,597	3.5

(1)

The rating agency designations are based on availability and the blending of the applicable ratings among Moody’s Investors Service (“Moody’s”), Standard and Poor’s Rating Services (“S&P”), and Fitch Ratings. If no rating is available from a rating agency, then an internally derived rating is used.

(2)	The weighted average years to maturity of the credit default swaps is calculated based on weighted average notional amounts.

(3)	Includes corporate, foreign government and state entities.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Rating Agency Designation of Referenced Credit Obligations (1)		2019
	NAIC Designation	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps	Weighted Average Years to Maturity (2)
AAA/AA/A	1

Single name credit default swaps (3)		$10	$714	1.8
Credit default swaps referencing indices		–	20	40.8

Subtotal		10	734	2.9

BBB	2
Single name credit default swaps (3)		51	2,342	1.9
Credit default swaps referencing indices		29	1,508	2.8

Subtotal		80	3,850	2.2

BB	3
Single name credit default swaps (3)		3	78	1.6

Subtotal		3	78	1.6

Total		$93	$4,662	2.3

(1)

The rating agency designations are based on availability and the blending of the applicable ratings among Moody’s Investors Service (“Moody’s”), Standard and Poor’s Rating Services (“S&P”), and Fitch Ratings. If no rating is available from a rating agency, then an internally derived rating is used.

(2)	The weighted average years to maturity of the credit default swaps is calculated based on weighted average notional amounts.

(3)	Includes corporate, foreign government and state entities.

The Company may enter into credit default swaps to purchase credit protection on certain of the referenced credit obligations in the table above. At December 31, 2020, there were not any potential future recoveries available to offset the $4,597 from the table above. At December 31, 2019, there were not any potential future recoveries available to offset the $4,662 from the table above.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

At December 31, 2020 and 2019, the Company’s outstanding derivative instruments, shown in notional or contract amounts and fair value, are summarized as follows:

	Contract or Notional Amount*		Fair Value

	2020	2019	2020	2019

Derivative assets:
Credit default swaps	$3,813	$3,303	$67	$79
Currency swaps	214	140	21	22
Equity futures	–	–	9	3
Equity swaps	969	209	88	–
Interest rate futures	–	–	10	–
Interest rate swaps	2,543	399	100	16
Options	9,449	21,197	278	312
Derivative liabilities:
Credit default swaps	1,218	1,734	–	(7)
Currency swaps	373	400	30	19
Equity futures	–	–	4	7
Equity swaps	8,158	4,902	472	216
Interest rate futures	–	–	1	1
Interest rate swaps	8,233	5,498	480	(58)
Options	(4,960)	(3,677)	165	152

*Futures are presented in contract format. Swaps and options are presented in notional format.

Derivatives Hedging Variable Annuity Guarantees

The hedged obligation consists of guaranteed benefits on variable annuity contracts and resembles a long dated put option where claim payment is made whenever account value is less than a guaranteed amount, adjusted for applicable fees. Changes in interest rates impact the present value of future product cash flows (discount rate) as well as the value of investments comprising the account value to be assessed against the guarantee. Under this VM-21 compliant clearly defined hedging strategy (CDHS), interest rate risk may be hedged by a duration matched portfolio of interest sensitive derivatives such as treasury bond forwards, treasury futures, interest rate swaps, interest rate swaptions or treasury future options. Retroactive to January 1, 2020, the Company re-designated the portfolio of contracts giving rise to the hedged item. The re-designation will more acutely reflect alignment between hedge performance and reserve valuations pertaining to the hedged item on a forward-looking basis. Also retroactive to January 1, 2020, the Company elected to immediately amortize the full $195 SSAP No. 108 asset balance associated with the former designated portfolio through net realized capital gains (losses) within the Statements of Operations. Total return on the designated portfolio of derivatives remains highly effective in covering the interest rate risk of the hedged obligation. Hedge effectiveness is measured in accordance with the requirements outlined under SSAP 108 and entails assessment of the total return on the designated portfolio of derivatives against changes in the fair value of the hedged obligation due to interest rate movements on a cumulative basis.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Scheduled amortization for SSAP 108 derivatives as of December 31, 2020 is as follows:

Amortization Year	Deferred Assets	Deferred Liabilities

2021	$(16)	$1
2022	(16)	1
2023	(16)	1
2024	(16)	1
2025	(16)	1
2026	(16)	1
2027	(16)	1
2028	(16)	1
2029	(16)	1
2030	(11)	1

Total	$(155)	$10

The following table is a reconciliation of the total deferred balance (net of tax) of SSAP 108 derivatives:

		Total Deferred Balance

1.	Balance at July 1, 2019	$190
2.	Amortization	19
3.	Deferred Recognition	(24)

4.	Balance at December 31, 2019 [1-(2+3)]	$195
5.	Amortization	191
6.	Deferred Recognition	149

7.	Balance at December 31, 2020 [4-(5+6)]	$(145)

The following tables provide information regarding SSAP 108 hedging instruments:

	2020	2019

Amortized cost	$1	$–
Fair value	(2)	74

December 31, 2020

	Net Investment Income	Realized Gain (Loss)	Unrealized Gain (Loss)	Total*

Derivative performance	$–	$1,819	$(80)	$1,739

SSAP 108 Adjustments
Portion of the derivative performance attributed to natural offset	37	(1,417)	(170)	(1,550)
Deferred	(37)	(402)	250	(189)

*Totals shown are pre-tax

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

December 31, 2019

	Net Investment Income	Realized Gain (Loss)	Unrealized Gain (Loss)	Total

Derivative performance	$24	$495	$(373)	$146

SSAP 108 Adjustments
Portion of the derivative performance attributed to natural offset	–	(184)	14	(170)
Deferred	(24)	(311)	359	24

	Year Ended December 31
	2020	2019

Prior year fair value of hedged item	$(1,395)	$(2,294)
Current year fair value of hedged item	(3,021)	(2,574)

Change in fair value attributable to interest rates	$(1,626)	$(280)

Portion of the fair value change attributed to the hedged risk	$(1,626)	$(232)

Restricted Assets

The following tables show the pledged or restricted assets as of December 31, 2020 and 2019, respectively:

	Gross Restricted (Admitted & Nonadmitted) 2020

Restricted Asset Category	Total General Account (G/A)	G/A Supporting Separate Account (S/A)	Total S/A Restricted Assets	S/A Assets Supporting G/A Activity	Total

Collateral held under security lending agreements	$2,115	$–	$–	$–	$2,115
Subject to repurchase agreements	200	–	–	–	200
Subject to dollar repurchase agreements	958	–	–	–	958
FHLB capital stock	111	–	–	–	111
On deposit with states	44	–	–	–	44
Pledged as collateral to FHLB (including assets backing funding agreements)	3,818	–	–	–	3,818
Pledged as collateral not captured in other categories	1,399	–	–	–	1,399
Other restricted assets	1,689	–	–	–	1,689

Total restricted assets	$10,334	$–	$–	$–	$10,334

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Gross (Admitted & Nonadmitted) Restricted				Percentage

Restricted Asset Category	Total From Prior Year (2019)	Increase/ (Decrease)	Total Nonadmitted Restricted	Total Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

Collateral held under security lending agreements	$2,004	$111	$–	$2,115	1.05%	1.06%
Subject to repurchase agreements	113	87	–	200	0.10%	0.10%
Subject to dollar repurchase agreements	805	153	–	958	0.48%	0.48%
FHLB capital stock	100	11	–	111	0.06%	0.06%
On deposit with states	48	(4)	–	44	0.02%	0.02%
Pledged as collateral to FHLB (including assets backing funding agreements)	3,089	729	–	3,818	1.90%	1.90%
Pledged as collateral not captured in other categories	986	413	–	1,399	0.70%	0.70%
Other restricted assets	1,582	107	–	1,689	0.84%	0.84%

Total restricted assets	$8,727	$1,607	$–	$10,334	5.15%	5.16%

The amounts reported as other restricted assets in the table above represent assets held in trust related to reinsurance.

The following tables show the pledged or restricted assets in other categories as of December 31, 2020 and 2019, respectively:

	Gross (Admitted & Nonadmitted) Restricted 2020

Description of Assets	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total

Derivatives	$1,376	$–	$–	$–	$1,376
Secured funding agreements	21	–	–	–	21
AMBAC	2	–	–	–	2

Total	$1,399	$–	$–	$–	$1,399

	Gross (Admitted & Nonadmitted) Restricted			Percentage

Description of Assets	Total From Prior Year (2019)	Increase/ (Decrease)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

Derivatives	$977	$399	$1,376	0.69%	0.69%
Secured funding agreements	6	15	21	0.01%	0.01%
AMBAC	2	–	2	0.00%	0.00%

Total	$985	$414	$1,399	0.70%	0.70%

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following tables show the collateral received and reflected as assets within the financial statements as of December 31, 2020 and 2019:

2020

Collateral Assets	Carrying Value	Fair Value	Total Assets (Admitted and Nonadmitted)	% of CV to Total Admitted Assets

Cash	$1,574	$1,574	2.00%	2.01%
Securities lending collateral assets	2,115	2,115	2.68	2.70
Other	33	33	0.04	0.04

Total collateral assets	$3,722	$3,722	4.72%	4.75%

	Amount	% of Liability to Total Liabilities
Recognized obligation to return collateral asset	$3,724	5.29%

2019
Collateral Assets	Carrying Value	Fair Value	Total Assets (Admitted and Nonadmitted)	% of CV to Total Admitted Assets
Cash	$1,354	$1,354	1.87%	1.89%
Securities lending collateral assets	2,004	2,004	2.77	2.79
Other	36	36	0.05	0.05

Total collateral assets	$3,394	$3,394	4.69%	4.73%

	Amount	% of Liability to Total Liabilities
Recognized obligation to return collateral asset	$3,397	5.44%

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Net Investment Income

Detail of net investment income is presented below:

	Year Ended December 31
	2020	2019	2018

Income:
Bonds	$2,025	$1,992	$2,066
Preferred stocks	9	8	10
Common stocks	57	235	164
Mortgage loans on real estate	378	346	309
Real estate	40	55	56
Policy loans	116	117	119
Cash, cash equivalents and short-term investments	24	80	53
Derivatives	606	42	59
Other invested assets	214	64	84

Gross investment income	3,469	2,939	2,920
Less: investment expenses	210	283	304

Net investment income before amortization of IMR	3,259	2,656	2,616
Amortization of IMR	102	109	128

Net investment income	$3,361	$2,765	$2,744

Realized Capital Gains (Losses)

Net realized capital gains (losses) on investments, including OTTI, are summarized below:

	Realized

	Year Ended December 31
	2020	2019	2018

Bonds	$53	$58	$(307)
Preferred stocks	(20)	2	2
Common stocks	(13)	25	(3)
Mortgage loans on real estate	(1)	–	(27)
Real estate	257	30	5
Cash, cash equivalents and short-term investments	(1)	–	–
Derivatives	249	519	(886)
Variable annuity reserve hedge offset	(192)	(160)	–
Other invested assets	43	95	137

Change in realized capital gains (losses), before taxes	375	569	(1,079)
Federal income tax effect	(128)	(52)	51
Transfer from (to) interest maintenance reserve	(134)	(48)	242

Net realized capital gains (losses) on investments	$113	$469	$(786)

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Unrealized Capital Gains (Losses)

The changes in net unrealized capital gains and losses on investments, including the changes in net unrealized foreign capital gains and losses were as follows:

	Change in Unrealized

	Year Ended December 31
	2020	2019	2018

Bonds	$53	$74	$43
Preferred stocks	9	(9)	(3)
Common stocks	22	5	1
Affiliated entities	182	467	187
Mortgage loans on real estate	–	–	27
Derivatives	(364)	(787)	1,088
Other invested assets	3	67	42

Change in unrealized capital gains (losses), before taxes	(95)	(183)	1,385
Taxes on unrealized capital gains (losses)	(31)	(93)	(58)

Change in unrealized capital gains (losses), net of tax	$(126)	$(276)	$1,327

6. Premium and Annuity Considerations Deferred and Uncollected

Deferred and uncollected life premium and annuity considerations, net of reinsurance, at December 31, 2020 and 2019 were as follows:

	2020		2019

	Gross	Net of Loading	Gross	Net of Loading

Life and annuity:
Ordinary first-year business	$1	$–	$9	$2
Ordinary renewal business	206	172	422	370
Group life direct business	23	13	24	14

	$230	$185	$455	$386

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

7. Policy and Contract Attributes

Insurance Liabilities

Policy reserves, deposit-type contracts and policy claims at December 31, 2020 and 2019 were as follows:

	Year Ended December 31
	2020	2019

Life insurance reserves	$25,805	$23,650
Annuity reserves and supplementary contracts with life contingencies	18,328	15,478
Accident and health reserves (including long term care)	6,833	6,737

Total policy reserves	$50,966	$45,865

Deposit-type contracts	946	948
Policy claims	1,257	943

Total policy reserves, deposit-type contracts and claim liabilities	$53,169	$47,756

Life Insurance Reserves

The aggregate policy reserves for life insurance policies are based upon the 1941, 1958, 1980, 2001 and 2017 Commissioner’s Standard Ordinary Mortality Tables, the 1912, 1941 and 1961 Standard Industrial Mortality Tables, the 1960 Commissioner’s Standard Group Mortality Table, the American Men, Actuaries and American Experience Mortality Tables. The reserves are calculated using interest rates ranging from 2.00 to 6.50 percent and are computed principally on the Net Level Premium Valuation and the Commissioner’s Reserve Valuation Method. Reserves for universal life policies are based on account balances adjusted for the Commissioner’s Reserve Valuation Method or Actuarial Guideline XXXVIII. Effective July 1, 2017, term insurance issued follows Valuation Manual section 20 (VM-20) reserve requirements.

Tabular interest, tabular less actual reserves released and tabular cost have been determined by formula.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium for periods beyond the date of death. Additional premiums are charged or additional mortality charges are assessed for policies issued on substandard lives according to underwriting classification. Generally, mean reserves are determined by computing the regular mean reserve for the plan at the true age and holding, in addition, one-half (1/2) of the extra premium charge for the year. Effective July 1, 2017, for substandard term insurance policies, per VM-20 requirements, the substandard rating is applied to the reserve mortality. For certain flexible premium and fixed premium universal life insurance products, reserves are calculated utilizing the Commissioner’s Reserve Valuation Method for universal life policies and recognizing any substandard ratings.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

As of December 31, 2020 and 2019, the Company had insurance in force aggregating $52,537 and $65,518, respectively, in which the gross premiums are less than the net premiums required by the valuation standards established by the IID. The Company established policy reserves of $1,586 and $1,936 to cover these deficiencies as of December 31, 2020 and 2019, respectively.

Participating life insurance policies were issued by the Company in prior years which entitle policyholders to a share in the earnings of the participating policies, provided that a dividend distribution, which is determined annually based on mortality and persistency experience of the participating policies, is authorized by the Company. Participating insurance constituted less than 0.05% of ordinary life insurance in force at December 31, 2020 and 2019.

Annuity Reserves and Supplementary Contracts Involving Life Contingencies

Deferred annuity reserves are calculated according to the Commissioner’s Annuity Reserve Valuation Method including excess interest reserves to cover situations where the future interest guarantees plus the decrease in surrender charges are in excess of the maximum valuation rates of interest.

Reserves for immediate annuities and supplementary contracts with and without life contingencies are equal to the present value of future payments assuming interest rates ranging from 1.00 to 11.75 percent and mortality rates, where appropriate, from a variety of tables.

Annuity reserves also include GICs and funding agreements classified as life-type contracts as defined in SSAP No. 50, Classifications of Insurance or Managed Care Contracts. These liabilities have annuitization options at guaranteed rates and consist of floating interest rate and fixed interest rate contracts. The contract reserves are carried at the greater of the account balance or the value as determined for an annuity with cash settlement option, on a change in fund basis, according to the Commissioner’s Annuity Reserve Valuation Method.

For variable annuities with guaranteed living benefits and variable annuities with minimum guaranteed death benefits the Company complies with VM-21. VM-21 specifies statutory reserve requirements for variable annuity contracts with benefit guarantees (VACARVM) and without benefit guarantees and related products. The VM-21 reserve calculation covers all variable annuity products. Examples of covered guaranteed benefits include guaranteed minimum accumulation benefits, return of premium death benefits, guaranteed minimum income benefits, guaranteed minimum withdrawal benefits and guaranteed payout annuity floors. The aggregate reserve for contracts falling within the scope of VM-21 is equal to the stochastic reserves plus the additional standard projection amount.

Both the stochastic reserves and the standard projection are determined as the conditional tail expectation (CTE)-70 of the scenario reserves. To determine the CTE-70 values, the Company used 1,000 of the pre-packaged scenarios developed by the American Academy of Actuaries (AAA) and Society of Actuaries. The stochastic reserves uses prudent estimate assumptions based on Company experience, while the standard projection uses the assumptions prescribed in VM-21 for determining the additional standard projection amount.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Accident and Health Liabilities

Accident and health policy reserves are equal to the greater of the gross unearned premiums or any required mid-terminal reserves plus net unearned premiums and the present value of amounts not yet due on both reported and unreported claims.

At December 31, 2020 and 2019, the Company had no premium deficiency reserve related to accident and health policies.

The Company’s primary method utilized to estimate premium adjustments for contracts subject to redetermination is to review experience periodically and to adjust premiums for differences between the experience anticipated at the time of redetermination and that underlying the original premiums. The Company has not limited its degree of discretion contractually; however, in some states it has agreed not to raise premiums in order to recoup past losses. The Company forgoes premium changes on existing policies at its option if the administrative cost and other business issues associated with the change outweigh the direct financial impact of the change. Also, the Company has extra-contractually guaranteed the current premium scale for certain policies.

For indeterminate premium products, a full schedule of current and anticipated premium rates is developed at the point of issue. Premium rate adjustments are considered when anticipated future experience foretells deviations from the original profit standards. The source of deviation (mortality, persistency, expense, etc.) is an important consideration in the re-rating decision as well as the potential effect of a rate change on the future experience of the existing block of business.

The Company does not write any accident and health business that is subject to the Affordable Care Act risk sharing provisions.

Liabilities for losses and loss/claim adjustment expenses for accident and health contracts are estimated using statistical claim development models to develop best estimates of liabilities for medical expense business and using tabular reserves employing mortality/morbidity tables and discount rates meeting minimum regulatory requirements for other business. Unpaid claims include amounts for losses and related adjustment expenses and are estimates of the ultimate net costs of all losses, reported and unreported. These estimates are subject to the impact of future changes in claim severity, frequency and other factors.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Activity in the liability for unpaid claims and related processing costs net of reinsurance is summarized as follows:

	Unpaid Claims Liability Beginning of Year	Claims Incurred	Claims Paid	Unpaid Claims Liability End of Year

Year ended December 31, 2020
2020	$–	$1,105	$410	$695
2019 and prior	2,009	(97)	612	1,300

	2,009	$1,008	$1,022	1,995

Active life reserve	$5,136			$5,342

Total accident and health reserves	$7,145			$7,337

	Unpaid Claims Liability Beginning of Year	Claims Incurred	Claims Paid	Unpaid Claims Liability End of Year

Year ended December 31, 2019
2019	$–	$1,142	$468	$674
2018 and prior	1,996	(16)	645	1,335

	1,996	$1,126	$1,113	2,009

Active life reserve	$5,023			$5,136

Total accident and health reserves	$7,019			$7,145

The change in the Company’s unpaid claims reserve was ($97) and ($16) for the years ended December 31, 2020 and 2019, respectively, for health claims that were incurred prior to those balance sheets dates. The change in 2020 was due to significantly better than expected experience primarily due to reduced medical claims and accidental deaths. The change in 2019 was in normal range.

Activity in the liability for unpaid claims adjustment expense is summarized as follows:

	Liability Beginning of Year	Incurred	Paid	Liability End of Year

Year ended December 31, 2020
2019	$–	$37	$22	$15
2018 and prior	44	(14)	2	28

	$44	$23	$24	$43

Year ended December 31, 2019
2018	$–	$33	$19	$14
2017 and prior	49	(15)	4	30

	$49	$18	$23	$44

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company decreased the claim adjustment expense provision for insured events of prior years during 2020.

Deposit-type Contracts

Tabular interest on funds not involving life contingencies has been determined primarily by formula.

The Company issues certain funding agreements with well-defined class-based annuity purchase rates defining either specific or maximum purchase rate guarantees. However, these funding agreements are not issued to or for the benefit of an identifiable individual or group of individuals. These contracts are classified as deposit-type contracts in accordance with SSAP No. 50.

Included in the liability for deposit-type contracts at December 31, 2020 and 2019 are approximately $12 and $11, respectively, of funding agreements issued to special purpose entities in conjunction with non-recourse medium-term note programs. Under these programs, the proceeds from each note series issuance are used to purchase a funding agreement from the Company which secures that particular series of notes. In general, the payment terms of the note series match the payment terms of the funding agreement that secures that series. Claims for the principal and interest for these funding agreements are afforded equal priority as other policyholders.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Withdrawal Characteristics of Annuity Reserves and Deposit Funds

A portion of the Company’s policy reserves and other policyholders’ funds (including separate account liabilities) relates to liabilities established on a variety of the Company’s annuity, deposit fund and life products. There may be certain restrictions placed upon the amount of funds that can be withdrawn without penalty. The amount of reserves on annuity and deposit fund products, by withdrawal characteristics, is summarized as follows:

	December 31
	2020

Individual Annuities:	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent

Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$466	$7	$–	$473	1%
At book value less surrender charge of 5% or more	1,411	–	–	1,411	2
At fair value	4	–	74,045	74,049	83

Total with adjustment or at fair value	1,881	7	74,045	75,933	86
At book value without adjustment (minimal or no charge or adjustment)	8,050	–	–	8,050	9
Not subject to discretionary withdrawal provision	3,943	–	497	4,440	5

Total individual annuity reserves	13,874	7	74,542	88,423	100%

Less reinsurance ceded	3,027	–	–	3,027

Net individual annuities reserves	$10,847	$7	$74,542	$85,396

	December 31
	2020

Group Annuities:	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent

Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$1,886	$23	$–	$1,909	4%
At book value less surrender charge of 5% or more	21	–	–	21	–
At fair value	–	–	34,723	34,723	82

Total with adjustment or at fair value	1,907	23	34,723	36,653	86
At book value without adjustment (minimal or no charge or adjustment)	4,066	–	–	4,066	9
Not subject to discretionary withdrawal provision	2,124	–	42	2,166	5

Total group annuities reserves	8,097	23	34,765	42,885	100%

Less reinsurance ceded	358	–	–	358

Net group annuities reserves	$7,739	$23	$34,765	$42,527

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	December 31
	2020

Deposit-type contracts (no life contingencies):	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent

Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$5	$–	$–	$5	1%

Total with adjustment or at fair value	5	–	–	5	1
At book value without adjustment (minimal or no charge or adjustment)	2	–	–	2	–
Not subject to discretionary withdrawal provision	691	52	18	761	99

Total deposit-type contracts	698	52	18	768	100%

Less reinsurance ceded	10	–	–	10

Net deposit-type contracts	$688	$52	$18	$758

Reconcililation to the Annual Statement:	Amount
Life & Accident & Health Annual Statement:
Exhibit 5, Annuities section, total (net)	$17,423
Exhibit 5, Supp contracts with life contingencies section, total (net)	906
Exhibit 7, Deposit-type contracts, net balance at the end of the current year after reinsurance	945

Subtotal	19,274
Separate Accounts Annual Statement:
Exhibit 3, Annuities section, total	108,841
Exhibit 3, Supp contracts with life contingencies section, total	496
Other contract deposit funds	70

Subtotal	109,407

Combined total	$128,681

	December 31
	2019

		Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent
	General
Individual Annuities:	Account

Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$549	$7	$–	$556	1%
At book value less surrender charge of 5% or more	910	–	–	910	1
At fair value	4	–	69,434	69,438	84

Total with adjustment or at fair value	1,463	7	69,434	70,904	86
At book value without adjustment (minimal or no charge or adjustment)	8,764	–	–	8,764	10
Not subject to discretionary withdrawal provision	2,820	–	399	3,219	4

Total individual annuity reserves	13,047	7	69,833	82,887	100%

Less reinsurance ceded	3,043	–	–	3,043

Net individual annuity reserves	$10,004	$7	$69,833	$79,844

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	December 31
	2019

Group Annuities:	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent

Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$1,108	$27	$–	$1,135	3%
At book value less surrender charge of 5% or more	–	–	–	–	–
At fair value	–	–	31,245	31,245	83

Total with adjustment or at fair value	1,108	27	31,245	32,380	86
At book value without adjustment (minimal or no charge or adjustment)	2,794	–	–	2,794	8
Not subject to discretionary withdrawal provision	2,219	–	38	2,257	6

Total group annuity reserves	6,121	27	31,283	37,431	100%

Less reinsurance ceded	377	–	–	377

Net group annuity reserves	$5,744	$27	$31,283	$37,054

	December 31
	2019

Deposit-type contracts (no life contingencies):	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent

Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$5	$–	$–	$5	1%

Total with adjustment or at fair value	5	–	–	5	1
At book value without adjustment (minimal or no charge or adjustment)	1	–	–	1	–
Not subject to discretionary withdrawal provision	697	49	12	758	99

Total deposit-type contracts	703	49	12	764	100%

Less reinsurance ceded	24	–	–	24

Net deposit-type contracts	$679	$49	$12	$740

Reconcililation to the Annual Statement:	Amount
Life & Accident & Health Annual Statement:
Exhibit 5, Annuities section, total (net)	$14,604
Exhibit 5, Supp contracts with life contingencies section, total (net)	875
Exhibit 7, Deposit-type contracts, net balance at the end of the current year after reinsurance	948

Subtotal	16,427
Separate Accounts Annual Statement:
Exhibit 3, Annuities section, total	100,752
Exhibit 3, Supp contracts with life contingencies section, total	398
Other contract deposit funds	61

Subtotal	101,211

Combined total	$117,638

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The amount of reserves on life products, by withdrawal characteristics, is summarized as follows:

	December 31
	2020

	General Account

	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$254	$254	$389
Universal life	9,936	9,515	11,720
Universal life with secondary guarantees	5,153	5,043	10,712
Indexed universal life with secondary guarantees	4,663	3,067	4,301
Other permanent cash value life insurance	4,573	4,573	7,046
Variable universal life	661	644	1,529
Not subject to discretionary withdrawal or no cash values
Term policies without cash value	–	–	8,349
Accidental death benefits	–	–	50
Disability- active lives	–	–	49
Disability- disabled lives	–	–	167
Miscellaneous reserves	–	–	1,921

Total (gross)	25,240	23,096	46,233
Reinsurance ceded	4,203	4,203	20,428

Total (net)	$21,037	$18,893	$25,805

	Separate Account - Guaranteed

	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$665	$665	$665

Total (gross)	665	665	665

Total (net)	$665	$665	$665

	Separate Account - Nonguaranteed

	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$8,292	$8,274	$9,689

Total (gross)	8,292	8,274	9,689

Total (net)	$8,292	$8,274	$9,689

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Reconcililation to the Annual Statement:	Amount
Life & Accident & Health Annual Statement:
Exhibit 5, Life insurance section, total (net)	$24,725
Exhibit 5, Accidental death benefits section total (net)	23
Exhibit 5, Disability - active lives section, total (net)	23
Exhibit 5, Disability - disabled lives section, total (net)	146
Exhibit 5, Miscellaneous reserves section, total (net)	888

Subtotal	25,805
Separate Accounts Annual Statement:
Exhibit 3, Life insurance section, total	10,354

Subtotal	10,354

Combined total	$36,159

	December 31
	2019

	General Account

	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$174	$223	$377
Universal life	10,143	9,684	13,611
Universal life with secondary guarantees	3,586	3,499	10,028
Indexed universal life with secondary guarantees	3,964	2,536	3,628
Other permanent cash value life insurance	4,099	5,050	7,638
Variable universal life	647	634	1,560
Not subject to discretionary withdrawal or no cash values
Term policies without cash value	–	–	8,445
Accidental death benefits	–	–	52
Disability- active lives	–	–	67
Disability- disabled lives	–	–	172
Miscellaneous reserves	–	–	2,889

Total (gross)	22,613	21,626	48,467
Reinsurance ceded	4,156	4,156	24,817

Total (net)	$18,457	$17,470	$23,650

	Separate Account - Guaranteed

	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$653	$653	$653

Total (gross)	653	653	653

Total (net)	$653	$653	$653

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Separate Account - Nonguaranteed

	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$7,408	$7,375	$8,705

Total (gross)	7,408	7,375	8,705

Total (net)	$7,408	$7,375	$8,705

Reconcililation to the Annual Statement:	Amount

Life & Accident & Health Annual Statement:
Exhibit 5, Life insurance section, total (net)	$21,934
Exhibit 5, Accidental death benefits section total (net)	24
Exhibit 5, Disability - active lives section, total (net)	40
Exhibit 5, Disability - disabled lives section, total (net)	154
Exhibit 5, Miscellaneous reserves section, total (net)	1,498

Subtotal	23,650
Separate Accounts Annual Statement:
Exhibit 3, Life insurance section, total	9,358

Subtotal	9,358

Combined total	$33,008

Separate Accounts

Certain separate and variable accounts held by the Company relate to individual variable life insurance policies. The benefits provided on the policies are determined by the performance and/or fair value of the investments held in the separate account. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. The assets of these separate accounts are carried at fair value. The life insurance policies typically provide a guaranteed minimum death benefit.

Certain separate accounts held by the Company represent funds which are administered for pension plans. The assets consist primarily of fixed maturities and equity securities and are carried at fair value. The Company provides a minimum guaranteed return to policyholders of certain separate accounts. Certain other separate accounts do not have any minimum guarantees and the investment risks associated with fair value changes are borne entirely by the policyholder.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Information regarding the separate accounts of the Company as of and for the years ended December 31, 2020, 2019 and 2018 is as follows:

	Guaranteed Indexed	Nonindexed Guarantee Less Than or Equal to 4%	Nonindexed Guarantee Greater Than 4%	Nonguaranteed Accounts Separate	Total

Premiums, deposits and other considerations for the year ended December 31, 2020	$–	$1	$12	$9,402	$9,415

Reserves for separate accounts as of December 31, 2020 with assets at:
Fair value	$–	$80	$2	$119,013	$119,095
Amortized cost	–	665	–	–	665

Total as of December 31, 2020	$–	$745	$2	$119,013	$119,760

Reserves for separate accounts by withdrawal characteristics as of December 31, 2020:
With fair value adjustment	$–	$30	–	$–	$30
At fair value	–	–	–	118,457	118,457
At book value without fair value adjustment and with current surrender charge of less than 5%	–	665	–	–	665

Subtotal	–	695	–	118,457	119,152
Not subject to discretionary withdrawal	–	50	2	556	608

Total separate account reserve liabilities at December 31, 2020	$–	$745	$2	$119,013	$119,760

	Guaranteed Indexed	Nonindexed Guarantee Less Than or Equal to 4%	Nonindexed Guarantee Greater Than 4%	Nonguaranteed Accounts Separate	Total

Premiums, deposits and other considerations for the year ended December 31, 2019	$–	$–	$12	$9,623	$9,635

Reserves for separate accounts as of December 31, 2019 with assets at:
Fair value	$–	$65	$18	$109,833	$109,916
Amortized cost	–	653	–	–	653

Total as of December 31, 2019	$–	$718	$18	$109,833	$110,569

Reserves for separate accounts by withdrawal characteristics as of December 31, 2019:
With fair value adjustment	$–	$35	$–	$–	$35
At fair value	–	–	–	109,384	109,384
At book value without fair value adjustment and with current surrender charge of less than 5%	–	653	–	–	653

Subtotal	–	688	–	109,384	110,072
Not subject to discretionary withdrawal	–	30	18	449	497

Total separate account reserve liabilities at December 31, 2019	$–	$718	$18	$109,833	$110,569

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Guaranteed Indexed	Nonindexed Guarantee Less Than or Equal to 4%	Nonindexed Guarantee Greater Than 4%	Nonguaranteed Accounts Separate	Total

Premiums, deposits and other considerations for the year ended December 31, 2018	$–	$–	$12	$9,855	$9,867

Reserves for separate accounts as of December 31, 2018 with assets at:
Fair value	$–	$67	$15	$97,484	$97,566
Amortized cost	–	647	–	–	647

Total as of December 31, 2018	$–	$714	$15	$97,484	$98,213

Reserves for separate accounts by withdrawal characteristics as of December 31, 2018:
With fair value adjustment	$–	$43	$–	$–	$43
At fair value	–	–	–	97,125	97,125
At book value without fair value adjustment and with current surrender charge of less than 5%	–	647	–	–	647

Subtotal	–	690	–	97,125	97,815
Not subject to discretionary withdrawal	–	24	15	359	398

Total separate account reserve liabilities at December 31, 2018	$–	$714	$15	$97,484	$98,213

A reconciliation of the amounts transferred to and from the Company’s separate accounts is presented below:

	Year Ended December 31

	2020	2019	2018

Transfer as reported in the summary of operations of the separate accounts statement:
Transfers to separate accounts	$9,484	$10,116	$10,219
Transfers from separate accounts	(14,305)	(15,216)	(14,591)

Net transfers from separate accounts	(4,821)	(5,100)	(4,372)
Miscellaneous reconciling adjustments	(29)	(30)	(35)

Net transfers as reported in the summary of operations of the life, accident and health annual statement	$(4,850)	$(5,130)	$(4,407)

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The legal insulation of separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account. At December 31, 2020 and 2019, the Company’s separate account statement included legally insulated assets of $121,803 and $112,206, respectively. The assets legally insulated from general account claims at December 31, 2020 and 2019 are attributed to the following products:

	2020	2019

Group annuities	$32,435	$29,613
Variable annuities	77,850	72,488
Fixed universal life	696	684
Variable universal life	9,257	8,034
Variable life	1,492	1,338
Modified separate accounts	50	27
Registered market value annuity product - SPL	12	13
WRL asset accumulator	11	9

Total separate account assets	$121,803	$112,206

At December 31, 2020 and 2019, the Company held separate account assets not legally insulated from the general account in the amount of $17 and $22, respectively, related to variable annuity products.

Some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account. To compensate the general account for the risk taken, the separate account paid risk charges of $565, $552, $550, $538, and $517, to the general account in 2020, 2019, 2018, 2017, and 2016, respectively. During the years ended December 31, 2020, 2019, 2018, 2017, and 2016 the general account of the Company had paid $75, $75, $69, $70, and $119 respectively, toward separate account guarantees.

At December 31, 2020 and 2019, the Company reported guaranteed separate account assets at amortized cost in the amount of $678 and $653, respectively, based upon the prescribed practice granted by the State of Iowa as described in Note 2. These assets had a fair value of $786 and $719 at December 31, 2020 and 2019, respectively, which would have resulted in an unrealized gain of $107 and $66, respectively, had these assets been reported at fair value.

The Company does not participate in securities lending transactions within the separate account.

8. Reinsurance

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. The Company reinsures portions of the risk on certain insurance policies which exceed its established limits, thereby providing a greater diversification of risk and minimizing exposure on larger risks. The Company remains contingently liable with respect to any insurance ceded, and this would become an actual liability in the event that the assuming insurance company became unable to meet its obligation under the reinsurance treaty.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Premiums earned reflect the following reinsurance amounts:

	Year Ended December 31
	2020	2019	2018

Direct premiums	$19,191	$17,922	$17,428
Reinsurance assumed - non affiliates	1,248	1,279	1,337
Reinsurance assumed - affiliates	2	215	243
Reinsurance ceded - non affiliates	(2,612)	(2,540)	(3,120)
Reinsurance ceded - affiliates	(1,106)	(1,168)	(1,291)

Net premiums earned	$16,723	$15,708	$14,597

The Company received reinsurance recoveries in the amount of $4,316, $4,468 and $4,266, during 2020, 2019 and 2018, respectively. At December 31, 2020 and 2019, estimated amounts recoverable from reinsurers that have been deducted from policy and contract claim reserves totaled $939 and $1,176. The aggregate reserves for policies and contracts were reduced for reserve credits for reinsurance ceded at December 31, 2020 and 2019 of $36,764 and $46,752, respectively, of which $13,916 and $15,156 were ceded to affiliates.

During 2020, 2019 and 2018, amortization of deferred gains associated with previously transacted reinsurance agreements was released into income in the amount of $274 ($179 after tax), $213 ($139 after tax) and $490 ($319 after tax), respectively.

On January 29, 2020, Senior Health Insurance Company of Pennsylvania (SHIP) was placed in rehabilitation by order of the Commonwealth Court of Pennsylvania. The Company worked with the Receiver on a proposal to recapture the business throughout 2020 and a proposal was approved on December 29, 2020. The agreement resulted in the Company recapturing all business previously ceded to SHIP and receiving $310 of assets held in trust while legal proceedings were underway. The assets in excess of the ultimate settlement of the liabilities will be returned to the receiver. The Company will also assume responsibility for administration of the business. No gain or loss was recognized as part of the recapture.

On June 30, 2020, the Company, Transamerica Pacific Re, Inc. (TPRe), and Transamerica Pacific Insurance Company (TPIC) entered into a novation agreement whereby the Company consented to TPIC’s assignment and transfer of its rights and obligations under the universal life coinsurance agreements to TPRe. The novation resulted in no gain or loss. Also on June 30, 2020, the Company recaptured certain universal life policy risks not associated with the secondary guarantee from TPRe for consideration of $2,124 equal to the statutory reserves recaptured resulting in no gain loss and amended and restated the universal life coinsurance agreements to cede only certain universal life secondary guarantee risks to TPRe.

Effective October 1, 2020, the Company recaptured several blocks of life insurance business from an affiliate, Ironwood Re Corp. The Company released funds withheld of $313 and recaptured policyholder reserves of $385 and claims reserves of $4. The transaction resulted in a pre-tax loss of $76 which has been included in the Statements of Operations. In addition, the Company released into income a previously deferred unamortized gain resulting from the original cessions

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

of this business to Ironwood in the amount of $125 with a corresponding charge to unassigned surplus.

Also effective October 1, 2020, an amendment was made to the military life reinsurance agreement with Ironwood Re Corp. to increase the cession percentage to 100%. As a result of this amendment, the Company ceded additional policyholder reserves of $201 and due premiums of $7 and provided net consideration of $76 which was retained as funds withheld by the Company. The transaction resulted in a pre-tax gain of $118 which was charged directly to unassigned surplus. Recognition of the surplus increase as income shall be reflected on a net of tax basis as earnings emerge from the business reinsured.

Effective October 1, 2020, the Company recaptured term insurance business from Ironwood Re Corp. The Company received consideration of $206 in the form of released funds withheld and a cash payment, recaptured $445 of policy holder and claim reserves and $2 of due premiums. The transaction resulted in a pre-tax loss of $237 which has been included in the Statements of Operations. In addition, the Company released into income a previously deferred unamortized gain resulting from the original cessions of this business to Ironwood in the amount of $106 with a corresponding charge to unassigned surplus.

Effective December 31, 2020, the Company ceded certain term insurance business to an unaffiliated entity. The Company paid cash consideration of $201, ceded $439 of reserves and $2 of due and deferred premium. The transaction resulted in a pre-tax gain of $236 which has been recorded directly to unassigned surplus. Recognition of the surplus increase as income shall be reflected on a net of tax basis as earnings emerge from the business reinsured.

Effective January 1, 2019, the Company recaptured term insurance business of a reinsurance treaty with an affiliate, LIICA Re II, Inc. The universal life with secondary guarantees remained reinsured under the treaty. The Company received cash of $15, recaptured $68 in policyholder reserves, and net due, deferred and advance premiums of $2. The transaction resulted in a pre-tax loss of $51, which has been included in the Statements of Operations. In addition, the Company released into income a previously deferred unamortized gain resulting from the original cession of this business to LIICA Re II in the amount of $14 with a corresponding charge to unassigned surplus.

Effective July 1, 2019, the Company recaptured indexed universal life and variable universal life insurance business from an affiliate, WFG Reinsurance Limited. The Company paid cash of $39, recaptured $2 in policyholder reserves, and policy loans of $1. The transaction resulted in a pre-tax loss of $40 which was partially offset by a commission expense allowance of $6 as unamortized amounts previously deferred to unassigned surplus related to the original inforce reinsurance transactions were released.

In January 2018, Scottish Re Group announced a sale and restructuring plan and commenced Chapter 11 (reorganization) procedures for some of its subsidiaries. In December 2018, the Delaware Department of Insurance began oversight procedures of Scottish Re (U.S.), Inc. (SRUS), with whom the Company is a counterparty for some of its reinsurance activities. SRUS was ordered into receivership for the purposes of rehabilitation on March 6, 2019. On May 16, 2019, the IID suspended the certificate of authority for SRUS but later clarified that reserve credit

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

could be taken on reinsurance agreements entered into prior to the revocation date if a recovery analysis could be illustrated. Now, with the continued delays of the reorganization legal proceedings and with no reliable financial information being provided by the receiver or SRUS, the Company has determined it is unable to support a favorable recovery analysis. Therefore, the Company did not take statutory reserve credit and established a loss contingency allowance for doubtful recoveries of billed and unbilled claims in its December 31, 2020 financial statements. The impact was a $182 charge reported in the Statements of Operations.

Effective June 29, 2018, the Company and Wilton Re U. S. Holdings, Inc. (Wilton Re) entered into an agreement as to the “Final Net Settlement Statements and Other Matters” (NSS) associated with the reinsurance agreement between the two companies that was effective April 1, 2017. This agreement related to the reinsurance of the payout annuity and BOLI/COLI business to Wilton Re. As a result of the mutual concessions between the parties, Wilton Re will pay the Company $66. In addition, the Company released a reinsurance receivable in the amount of $12 related to the initial proposed final NSS that was used for closing. The net pretax impact to capital and surplus of these adjustments was $55.

Effective June 29, 2018, the Company and Wilton Re agreed to Amendment No. 1 to the Reinsurance Agreement dated June 28, 2017. This amendment converted risks that were ceded on a modified coinsurance basis to a coinsurance basis by reducing the amount of reinsurance ceded in the NSS and reducing the modco reserves ceded. At the close of the original transaction, the Company offset the reserve ceded related to a modified separate account contract. Within the amendment to the Master Transaction Agreement, the Company agrees to pay Wilton Re an amount in cash equal to $95, which will be offset in full against an equivalent balance of other amounts due and payable to the Company, such that no cash or other assets shall be required to be transferred by the Parties.

Effective July 1, 2018, the Company entered into a reinsurance agreement to cede an in force block of term insurance business to SCOR Global Life Americas. The Company paid consideration of $260, ceded $675 in policyholder reserves, $28 in claim reserves, $8 in due premium (net of commissions), and $13 in interest maintenance reserves liability. The transaction resulted in a pre-tax gain of $448 which will be identified separately on the insurer’s statutory financial statement as a surplus item. Recognition of the surplus increase as income shall be reflected on a net of tax basis as earnings emerge from the business reinsured.

Effective October 1, 2018, the Company recaptured credit insurance business from an affiliate, Ironwood Re Corp. The Company released $2 in funds withheld liability and recaptured $2 of policyholder reserves. The transaction resulted in a pre-tax loss of $1 which has been included in the Statements of Operations. In addition, the Company released into income a previously deferred unamortized gain resulting from the original cession of this business to Ironwood in the amount of $1 ($1 after-tax) with a corresponding charge to unassigned surplus.

Effective October 1, 2018, the Company recaptured insurance business from an affiliate, Harbor View Re Corp. The Company paid cash of $1, released a funds withheld liability of $10 and assumed $10 of policyholder reserves and net due premiums and commissions of $1. The transaction resulted in a pre-tax loss of $1 which has been included in the Statements of Operations.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Effective July 1, 2018, the Company recaptured term insurance business from an affiliate, Stonebridge Reinsurance Company. The Company received cash of $137, recaptured $680 in policyholder reserves, $29 in claim reserves, net due premiums and commissions of $12 and $11 in interest maintenance reserve liability. The transaction resulted in a pre-tax loss of $571 which was included in the Statements of Operations. In addition, as a result of this transaction, amounts previously deferred to surplus under SSAP No. 61R, were released resulting in an increase to earnings, net of tax, of $184.

9. Income Taxes

The net deferred income tax asset at December 31, 2020 and 2019 and the change from the prior year are comprised of the following components:

	December 31, 2020
	Ordinary	Capital	Total

Gross Deferred Tax Assets	$1,923	$243	$2,166
Statutory Valuation Allowance Adjustment	–	–	–

Adjusted Gross Deferred Tax Assets	1,923	243	2,166
Deferred Tax Assets Nonadmitted	226	–	226

Subtotal (Net Deferred Tax Assets)	1,697	243	1,940
Deferred Tax Liabilities	698	430	1,128

Net Admitted Deferred Tax Assets (Liabilities)	$999	$(187)	$812

	December 31, 2019
	Ordinary	Capital	Total

Gross Deferred Tax Assets	$2,288	$133	$2,421
Statutory Valuation Allowance Adjustment	14	–	14

Adjusted Gross Deferred Tax Assets	2,274	133	2,407
Deferred Tax Assets Nonadmitted	427	–	427

Subtotal (Net Deferred Tax Assets)	1,847	133	1,980
Deferred Tax Liabilities	1,000	238	1,238

Net Admitted Deferred Tax Assets (Liabilities)	$847	$(105)	$742

		Change
	Ordinary	Capital	Total

Gross Deferred Tax Assets	$(365)	$110	$(255)
Statutory Valuation Allowance Adjustment	(14)	–	(14)

Adjusted Gross Deferred Tax Assets	(351)	110	(241)
Deferred Tax Assets Nonadmitted	(201)	–	(201)

Subtotal (Net Deferred Tax Assets)	(150)	110	(40)
Deferred Tax Liabilities	(302)	192	(110)

Net Admitted Deferred Tax Assets (Liabilities)	$152	$(82)	$70

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The main components of deferred income tax amounts are as follows:

	Year Ended December 31
	2020	2019	Change

Deferred Tax Assets:
Ordinary
Policyholder reserves	$824	$960	$(136)
Investments	227	403	(176)
Deferred acquisition costs	534	495	39
Policyholder dividends accrual	3	2	1
Fixed assets	–	7	(7)
Compensation and benefits accrual	34	20	14
Receivables - nonadmitted	32	32	–
Net operating loss carry-forward	–	44	(44)
Tax credit carry-forward	144	260	(116)
Contingent Experience Rate Refunds	32	1	31
Bad Debt Allowance	17	–	17
Litigation reserve	36	18	18
Other (including items <5% of total ordinary tax assets)	40	46	(6)

Subtotal	1,923	2,288	(365)

Statutory valuation allowance adjustment	–	14	(14)
Nonadmitted	226	427	(201)

Admitted ordinary deferred tax assets	1,697	1,847	(150)

Capital:
Investments	243	133	110

Subtotal	243	133	110
Statutory valuation allowance adjustment	–	–	–
Nonadmitted	–	–	–

Admitted capital deferred tax assets	243	133	110

Admitted deferred tax assets	$1,940	$1,980	$(40)

	Year Ended December 31
	2020	2019	Change

Deferred Tax Liabilities:
Ordinary
Investments	$467	$731	$(264)
Policyholder reserves	223	267	(44)
Other (including items <5% of total ordinary tax liabilities)	8	2	6

Subtotal	698	1,000	(302)
Capital
Investments	430	238	192

Subtotal	430	238	192

Deferred tax liabilities	1,128	1,238	(110)

Net admitted deferred tax assets (liabilities)	$812	$742	$70

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

As a result of the 2017 Tax Cuts and Jobs Act (TCJA), the Company’s tax reserve deductible temporary difference decreased by ($396). This change results in an offsetting $396 deductible taxable temporary difference that will be amortized into taxable income evenly over the eight years subsequent to 2017. The remaining amortizable balance is included within the Policyholder Reserves line items above.

At December 31, 2020, the Company released its valuation allowance against ordinary deferred tax assets of $14 related to Foreign Tax Credits. During the 2020 tax year, the Company fully utilized its foreign tax credit carryover resulting in no remaining carryover.

As discussed in Note 2, for the years ended December 31, 2020 and 2019, the Company admits deferred income tax assets pursuant to SSAP No. 101. The amount of admitted adjusted gross deferred income tax assets under each component of SSAP No. 101 is as follows:

			December 31, 2020
			Ordinary	Capital	Total

Admission Calculation Components SSAP No. 101
2(a)	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks		$–	$1	$1
2(b)	Adjusted Gross Deferred Tax Assets Expected to be Realized (Excluding The Amount of Deferred Tax Assets From 2(a) above) After Application of the Threshold Limitation (the Lesser of 2(b)1 and 2(b)2 below)		754	57	811
	1.	Adjusted Gross Deferred Tax Assets Expected to be Realized Following the Balance Sheet Date	754	57	811
	2.	Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	XXX	XXX	1,095
2(c)	Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From 2(a) and 2(b) above) Offset by Gross Deferred Tax Liabilities		943	185	1,128

2(d)	Deferred Tax Assets Admitted as the result of application of SSAP No. 101, Total (2(a) + 2(b) + 2(c))		$1,697	$243	$1,940

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

			December 31, 2019
			Ordinary	Capital	Total

Admission Calculation Components SSAP No. 101
2(a)	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks		$–	$11	$11
2(b)	Adjusted Gross Deferred Tax Assets Expected to be Realized (Excluding The Amount of Deferred Tax Assets From 2(a) above) After Application of the Threshold Limitation (the Lesser of 2(b)1 and 2(b)2 below)		813	32	845
	1.	Adjusted Gross Deferred Tax Assets Expected to be Realized Following the Balance Sheet Date	813	32	845
	2.	Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	XXX	XXX	1,291
2(c)	Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From 2(a) and 2(b) above) Offset by Gross Deferred Tax Liabilities		1,034	90	1,124

2(d)	Deferred Tax Assets Admitted as the result of application of SSAP No. 101, Total (2(a) + 2(b) + 2(c))		$1,847	$133	$1,980

			Ordinary	Change Capital	Total

Admission Calculation Components SSAP No. 101
2(a)	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks		$–	$(10)	$(10)
2(b)	Adjusted Gross Deferred Tax Assets Expected to be Realized (Excluding The Amount of Deferred Tax Assets From 2(a) above) After Application of the Threshold Limitation (the Lesser of 2(b)1 and 2(b)2 below)		(59)	25	(34)
	1.	Adjusted Gross Deferred Tax Assets Expected to be Realized Following the Balance Sheet Date	(59)	25	(34)
	2.	Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	XXX	XXX	(196)
2(c)	Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From 2(a) and 2(b) above) Offset by Gross Deferred Tax Liabilities		(91)	95	4

2(d)	Deferred Tax Assets Admitted as the result of application of SSAP No. 101, Total (2(a) + 2(b) + 2(c))		$(150)	$110	$(40)

	December 31
	2020	2019	Change

Ratio Percentage Used To Determine Recovery Period and Threshold Limitation Amount	735%	874%	-139%

Amount of Adjusted Capital and Surplus Used To Determine Recovery Period and Threshold Limitation in 2(b)2 Above	$7,298	$8,610	$(1,312)

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The impact of tax planning strategies at December 31, 2020 and 2019 was as follows:

	December 31, 2020
	Ordinary Percent	Capital Percent	Total Percent

Impact of Tax Planning Strategies:

(% of Total Adjusted Gross DTAs)	0%	0%	0%

(% of Total Net Admitted Adjusted Gross DTAs)	7%	0%	7%

	December 31, 2019
	Ordinary Percent	Capital Percent	Total Percent

Impact of Tax Planning Strategies:

(% of Total Adjusted Gross DTAs)	0%	0%	0%

(% of Total Net Admitted Adjusted Gross DTAs)	1%	0%	1%

The Company’s tax planning strategies do not include the use of reinsurance-related tax planning strategies.

Current income taxes incurred consist of the following major components:

	Year Ended December 31
	2020	2019	Change

Current Income Tax

Federal	$(109)	$(39)	$(70)
Subtotal	(109)	(39)	(70)
Federal income tax on net capital gains	128	52	76

Federal and foreign income taxes incurred	$19	$13	$6

	Year Ended December 31
	2019	2018	Change

Current Income Tax

Federal	$(39)	$(36)	$(3)

Subtotal	(39)	(36)	(3)
Federal income tax on net capital gains	52	(51)	103

Federal and foreign income taxes incurred	$13	$(87)	$100

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company’s current income tax incurred and change in deferred income tax differs from the amount obtained by applying the federal statutory rate to income before tax as follows:

	Year Ended December 31
	2020	2019	2018

Current income taxes incurred	$19	$13	$(87)

Change in deferred income taxes (without tax on unrealized gains and losses)	126	160	(168)

Total income tax reported	$145	$173	$(255)

Income before taxes	$1,444	$3,770	$(1,402)
Federal statutory tax rate	21.00%	21.00%	21.00%

Expected income tax expense (benefit) at statutory rate	$303	$792	$(294)

Increase (decrease) in actual tax reported resulting from:

Pre-tax income of disregarded subsidiaries	$17	$21	$11
Dividends received deduction	(59)	(90)	(77)
Tax-exempt income	(3)	(11)	(4)
Nondeductible expenses	6	5	6
Pre-tax items reported net of tax	(35)	(53)	(23)
Tax credits	(40)	(43)	(61)
Prior period tax return adjustment	(11)	15	(10)
Change in statutory valuation allowance	(14)	14	(2)
Change in uncertain tax positions	–	–	4
Deferred tax change on other items in surplus	(20)	(478)	211
Other	1	1	(16)

Total income tax reported	$145	$173	$(255)

The Company’s federal income tax return is consolidated with other included affiliated companies. Please see the listing of companies in Appendix A. The method of allocation between the companies is subject to a written tax allocation agreement. Under the terms of the tax allocation agreement, allocations are based on separate income tax return calculations. The Company is entitled to recoup federal income taxes paid in the event the future losses and credits reduce the greater of the Company’s separately computed income tax liability or the consolidated group’s income tax liability in the year generated. The Company is also entitled to recoup federal income taxes paid in the event the losses and credits reduce the greater of the Company’s separately computed income tax liability or the consolidated group’s income tax liability in any carryback or carryforward year when so applied. Intercompany income tax balances are settled within thirty days of payment to or filing with the Internal Revenue Service. A tax return has not been filed for 2020.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The amounts, origination dates and expiration dates of operating loss and tax credit carryforwards available for tax purposes:

Description	Amounts	Origination Dates	Expiration Dates

General Business Credit	$4	12/31/2012	12/31/2032
General Business Credit	17	12/31/2013	12/31/2033
General Business Credit	25	12/31/2014	12/31/2034
General Business Credit	56	12/31/2015	12/31/2035
General Business Credit	7	12/31/2016	12/31/2036
General Business Credit	10	12/31/2017	12/31/2037
General Business Credit	7	12/31/2018	12/31/2038
General Business Credit	8	12/31/2019	12/31/2039
General Business Credit	12	12/31/2020	12/31/2040

General Business Credit Total	$146

The following is income tax expense for current year and preceding years that is available for recoupment in the event of future losses:

Total

2018	$–
2019	$–
2020	$1

The total amount of the unrecognized tax benefits that if recognized, would affect the effective income tax rate:

Unrecognized Tax Benefits

Balance at January 1, 2019	$21
Tax positions taken during prior period	–

Balance at December 31, 2019	$21
Tax positions taken during prior period	–

Balance at December 31, 2020	$21

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company classifies interest and penalties related to income taxes as income tax expense. The amount of interest and penalties accrued on the balance sheets as income taxes includes the following:

	Interest	Penalties	Total payable (receivable)

Balance at January 1, 2018	$(3)	$–	$(3)
Interest expense (benefit)	4	–	4
Cash received (paid)	2	–	2

Balance at December 31, 2018	$3	$–	$3
Interest expense (benefit)	6	–	6

Balance at December 31, 2019	$9	$–	$9
Interest expense (benefit)	–	–	–
Penalties expense (benefit)	–	–	–
Cash received (paid)	–	–	–

Balance at December 31, 2020	$9	$–	$9

The Company has no federal income tax returns currently under examination. The Internal Revenue Service completed its examination for years 2009 through 2013 resulting in tax return adjustments for which an appeals conference was requested. Federal income tax returns filed in 2017 through 2019 remain open, subject to potential future examination. The Company believes that there are adequate defenses against or sufficient provisions established related to any open or contested tax positions.

10. Capital and Surplus

The Company has authorized 1,000,000 common stock shares at $10 per share par value of which 676,190 shares were issued and outstanding at December 31, 2020.

The Company has 42,500 Series A preferred shares authorized, of which 0 shares were issued and outstanding at December 31, 2020. The Company repurchased its Series A preferred shares for $58,000 on December 26, 2006 and previously reported 42,500 shares of Series A preferred stock outstanding at $10 par, carried as treasury stock. It was determined that these shares were cancelled by operation of law as they were not stipulated by the Board of Directors to be treasury shares at the time they were repurchased. The cancellation and removal of the preferred stock had no impact to capital and surplus of the Company. The Company also has 250,000 Series B preferred non-voting shares authorized at $10 per share par value, of which 0 shares were issued and outstanding at December 31, 2020.

The Company is subject to limitations, imposed by the State of Iowa, on the payment of dividends to its stockholders. Generally, dividends during any twelve-month period may not be paid, without prior regulatory approval, in excess of the greater of (a) 10 percent of the Company’s statutory surplus as of the preceding December 31, or (b) the Company’s statutory gain from operations before net realized capital gains (losses) on investments for the preceding year. Subject to the availability of unassigned surplus at the time of such dividend, the maximum payment which may be made in 2021, without the prior approval of insurance regulatory authorities, is $1,178.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

On December 7, 2020, the Company paid an ordinary common stock dividend of $500 to CGC.

On May 13, 2020, TPLIC paid a dividend to its parent company, CGC, in the amount of $700. CGC then contributed this amount to the Company. The dividend and contribution included $77 in cash and $623 in securities. This transaction occurred prior to the merger of TPLIC and the Company. This transaction had no overall impact to capital and surplus of the merged Company.

On December 20, 2019, the Company paid extraordinary common stock dividends of $725 to CGC.

On June 21, 2019, the Company paid a return of capital of $250 to CGC.

On February 1, 2019, the Company paid an ordinary common stock dividend of $8 to CGC.

Life and health insurance companies are subject to certain RBC requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life or health insurance company is to be determined based on various risk factors. At December 31, 2020, the Company meets the minimum RBC requirements.

The Company’s surplus notes were held by CGC and Transamerica Corporation (TA Corp). These notes were due 20 years from the date of issuance at an interest rate of 6% and were subordinate and junior in right of payment to all obligations and liabilities of the Company. In the event of liquidation of the Company, full payment of the surplus notes was to be made before the holders of common stock become entitled to any distribution of the remaining assets of the Company.

On June 22, 2020, the Company repaid in full its $60 surplus note with CGC. On December 20, 2019, the Company repaid in full its $57 surplus note with TA Corp and made a partial repayment of $43 on its surplus note with CGC. On June 21, 2019, the Company repaid $150 on its surplus note with TA Corp. The Company received approval from IID for each of these transactions as well as prior to making quarterly interest payments.

11. Securities Lending

The Company participates in an agent-managed securities lending program in which the Company primarily loans out US Treasuries and other bonds. The Company receives collateral equal to 102% of the fair value of the loaned government or other domestic securities as of the transaction date. If the fair value of the collateral is at any time less than 102% of the fair value of the loaned securities, the counterparty is mandated to deliver additional collateral, the fair value of which, together with the collateral already held in connection with the lending transaction, is at least equal to 102% of the fair value of the loaned government or other domestic securities. In the event the Company loans a foreign security and the denomination of the currency of the collateral is other than the denomination of the currency of the loaned foreign security, the Company receives and maintains collateral equal to 105% of the fair value of the loaned security.

At December 31, 2020 and 2019, respectively, securities with a fair value of $2,000 and $1,837 were on loan under securities lending agreements. At December 31, 2020 and 2019, the collateral

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

the Company received from securities lending activities was in the form of cash and on open terms. This cash collateral is reinvested and is not available for general corporate purposes. The reinvested cash collateral has a fair value of $2,115 and $2,004 at December 31, 2020 and 2019, respectively.

The contractual maturities of the securities lending collateral positions are as follows:

	Fair Value

	2020	2019

Open	$2,115	$2,004
Securities received	–	–

Total collateral received	$2,115	$2,004

The Company receives primarily cash collateral in an amount in excess of the fair value of the securities lent. The Company reinvests the cash collateral into higher yielding securities than the securities which the Company has lent to other entities under the arrangement.

The maturity dates of the reinvested securities lending collateral are as follows:

	2020		2019

	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Open	$215	$215	$70	$70
30 days or less	656	656	551	551
31 to 60 days	429	429	819	819
61 to 90 days	219	219	200	200
91 to 120 days	393	393	195	195
121 to 180 days	203	203	169	169

Total	2,115	2,115	2,004	2,004
Securities received	–	–	–	–

Total collateral reinvested	$2,115	$2,115	$2,004	$2,004

For securities lending, the Company’s source of cash used to return the cash collateral is dependent upon the liquidity of the current market conditions. Under current conditions, the Company has securities with a par value of $2,116 (fair value of $2,115) that are currently tradable securities that could be sold and used to pay for the $2,115 in collateral calls that could come due under a worst-case scenario.

12. Retirement and Compensation Plans

Defined Contribution Plans

The Company’s employees participate in a contributory defined contribution plan sponsored by TA Corp which is qualified under Section 401(k) of the Internal Revenue Code (IRC). Generally, employees of the Company who customarily work at least 20 hours per week and meet the other eligibility requirements are participants of the plan. Participants may elect to contribute up to 100% of eligible earnings, subject to government or other plan restrictions for certain key

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

employees. The Company will match an amount up to three percent of the participant’s eligible earnings. Participants may direct all of their contributions and plan balances to be invested in a variety of investment options. The plan is subject to the reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Benefits expense of $14, $14 and $15 was allocated to the Company for the years ended December 31, 2020, 2019 and 2018 respectively.

Defined Benefit Plans

The Company’s employees participate in a qualified defined benefit pension plan sponsored by TA Corp. Generally, employees of the Company who customarily work at least 20 hours per week and complete six months of continuous service and meet the other eligibility requirements are participants of the plan. The Company has no legal obligation for the plan. The benefits are based on years of service and the employee’s eligible compensation. The plan provides benefits based on a traditional final average formula or a cash balance formula. The plan is subject to the reporting and disclosure requirements of ERISA.

TA Corp sponsors supplemental retirement plans to provide the Company’s senior management with benefits in excess of normal pension benefits. The Company has no legal obligation for the plan. The plans are noncontributory and benefits are based on years of service and the employee’s eligible compensation. The plan provides benefits based on a traditional final average formula or cash balance formula. The plans are unfunded and nonqualified under the IRC.

The Company recognizes pension expense equal to its allocation from TA Corp. The pension expense related to both the qualified defined pension plan and the supplemental retirement plans is allocated among the participating companies based on International Accounting Standards 19 (IAS 19), Accounting for Employee Benefits, and based upon actuarial participant benefit calculations, which is within the guidelines of SSAP No. 102, Pensions. Pension expenses were $27, $28 and $27 for the years ended December 31, 2020, 2019 and 2018, respectively.

In addition to pension benefits, TA Corp sponsors unfunded plans that provide health care and life insurance benefits to retired Company employees meeting certain eligibility requirements. The Company has no legal obligation for the plan. Portions of the medical and dental plans are contributory. The expenses of the postretirement plans are allocated among the participating companies based on IAS 19 and based upon actuarial participant benefit calculations which is within the guidelines of SSAP No. 92, Postretirement Benefits Other Than Pensions. The Company’s allocation of postretirement expenses was $5, $6 and $6 for the years ended December 31, 2020, 2019 and 2018, respectively.

Other Plans

TA Corp has established deferred compensation plans for certain key employees of the Company. The Company’s allocation of expense for these plans for each of the years ended December 31, 2020, 2019 and 2018 was insignificant.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

13. Related Party Transactions

The Company shares certain officers, employees and general expenses with affiliated companies.

The Company is party to a shared services and cost sharing agreement among and between the Transamerica companies, under which various affiliated companies may perform specified administrative functions in connection with the operation of the Company, in consideration of reimbursement of actual costs of services rendered. Effective August 1, 2020, the Company, and an affiliate, TFLIC, entered into a Shared Services and Cost Sharing Agreement for both parties to provide accounting, administrative, and other advisory services in accordance with the agreement. The agreement, filed and approved by the IID, replaces prior agreements between the entities. The amount received by the Company as a result of being a party to these agreements was $703, $486 and $385 during 2020, 2019 and 2018, respectively. The amount paid as a result of being a party to these agreements was $698, $352 and $360 during 2020, 2019 and 2018, respectively. Fees charged between affiliates approximate their cost.

The Company is party to a Management and Administrative and Advisory agreement with AEGON USA Realty Advisors (AURA), LLC whereby AURA serves as the administrator and advisor for the Company’s mortgage loan operations. The Company paid $20, $5, and $6 for these services during 2020, 2019 and 2018, respectively.

The Company is party to an Investment Management Agreement with AEGON USA Investment Management (AUIM), LLC whereby AUIM acts as a discretionary investment manager for the Company. The Company paid $89, $97, and $99 for these services during 2020, 2019 and 2018, respectively.

The Company has an administration service agreement with TAM to provide administrative services to the Transamerica Series Trust. The Company received $149, $151 and $160 for these services during 2020, 2019 and 2018, respectively.

Transamerica Capital, Inc. provides wholesaling distribution services for the Company under a distribution agreement. The Company incurred expenses under this agreement of $43, $51 and $41 for the years ended December 31, 2020, 2019 and 2018, respectively.

Receivables from and payables to affiliates bear interest at the thirty-day commercial paper rate. During 2020, 2019 and 2018, the Company received (paid) net interest of $0, ($2) and ($1) from (to) affiliates, respectively. At December 31, 2020 and 2019, respectively, the Company reported net receivables (payables) from (to) affiliates of $191 and ($1). Terms of settlement require that these amounts are settled within 60 days.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

At December 31, 2020, the Company had short-term intercompany notes receivable of $149 as follows. In accordance with SSAP No. 25, Affiliates and Other Related Parties, these notes are reported as short-term investments.

Receivable from	Amount	Due By	Interest Rate

TA Corp	$5	August 3, 2021	0.10%
TA Corp	128	October 1, 2021	0.07%
TA Corp	10	November 24, 2021	0.09%
TA Corp	6	December 15, 2021	0.08%

At December 31, 2019, the Company had short-term intercompany notes receivable of $343.

Receivable from	Amount	Due By	Interest Rate

TA Corp	$78	September 4, 2020	2.04%
TA Corp	1	September 5, 2020	2.04%
TA Corp	43	September 19, 2020	2.04%
TA Corp	49	October 21, 2020	1.92%
TA Corp	9	December 18, 2020	1.61%
TA Corp	44	December 26, 2020	1.61%
TA Corp	25	December 29, 2020	1.61%
TA Corp	94	December 30, 2020	1.61%

On June 23, 2020, the Company provided $5 to TPRe in consideration for 5,000 shares of its stock becoming the sole shareholder of TPRe. The Company provided an additional capital contribution of $70 to TPRe on June 26, 2020.

The Company utilizes the look-through approach in valuing its investment in the following entities.

Book Adjusted
Carrying Value

Real Estate Alternatives Portfolio 2, LLC	$19
Real Estate Alternatives Portfolio 3, LLC	21
Real Estate Alternatives Portfolio 3A, Inc	6
Real Estate Alternatives Portfolio 4 HR, LLC	142
Real Estate Alternatives Portfolio 4 MR, LLC	9
Aegon Workforce Housing Fund 2, L.P.	218
Aegon Workforce Housing Fund 3, L.P.	18
Natural Resources Alternatives Portfolio I, LLC	280
Natural Resources Alternatives Portfolio II, LLC	16
Natural Resources Alternatives Portfolio 3, LLC	229
TA Private Equity Assets LLC	296
Zero Beta Fund, LLC	71

These entity’s financial statements are not audited and the Company has limited the value of its investment in these entities to the value contained in the audited financial statements of the underlying LP/LLC investments, including adjustments required by SSAP No. 97 entities and/or non-SCA SSAP No. 48, Joint Ventures, Partnerships and Limited Liability Companies, entities owned by these entities. All liabilities, commitments, contingencies, guarantees or obligations of

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

these entities which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these entities.

The following tables shows the disclosures for all SCA investments, except 8bi entities, and balance sheet value (admitted and nonadmitted) as of December 31, 2020 and 2019:

December 31, 2020
SCA Entity	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount

SSAP No. 97 8a Entities
None	–%	$–	$–	$–

Total SSAP No. 97 8a Entities	XXX	$–	$–	$–

SSAP No. 97 8b(ii) Entities
None	–%	$–	$–	$–

Total SSAP No. 97 8b(ii) Entities	XXX	$–	$–	$–

SSAP No. 97 8b(iii) Entities
AEGON Direct Marketing Services, Inc.	73%	$–	$–	$–
AEGON Financial Services Group, Inc.	100	–	–	–
Garnet Assurance Corporation	100	–	–	–
Garnet Assurance Corporation III	100	–	–	–
Intersecurities Insurance Agency, Inc.	100	–	–	–
Life Investors Alliance LLC	100	–	–	–
Real Estate Alternatives Portfolio 3A, Inc.	91	6	6	–
Transamerica Asset Management, Inc.	77	97	97	–
Transamerica Fund Services, Inc.	44	–	–	–

Total SSAP No. 97 8b(iii) Entities	XXX	$103	$103	$–

SSAP No. 97 8b(iv) Entities
Transamerica Life (Bermuda) Ltd.	94%	$1,462	$1,462	$–

Total SSAP No. 97 8b(iv) Entities	XXX	$1,462	$1,462	$–

Total SSAP No. 97 8b Entities (except 8bi entities)	XXX	$1,565	$1,565	$–

Aggregate Total	XXX	$1,565	$1,565	$–

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

December 31, 2019
SCA Entity	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount

SSAP No. 97 8a Entities
None	–%	$–	$–	$–

Total SSAP No. 97 8a Entities	XXX	$–	$–	$–

SSAP No. 97 8b(ii) Entities
None	–%	$–	$–	$–

Total SSAP No. 97 8b(ii) Entities	XXX	$–	$–	$–

SSAP No. 97 8b(iii) Entities
Real Estate Alternatives Portfolio 3A, Inc.	91%	$22	$22	$–
Garnet Assurance Corporation	100	–	–	–
Life Investors Alliance LLC	100	–	–	–
Asia Investment Holding Ltd.	100	–	–	–
AEGON Financial Services Group, Inc.	100	–	–	–
Garnet Assurance Corporation III	100	–	–	–
Intersecurities Insurance Agency, Inc.	100	–	–	–
Transamerica Asset Management, Inc.	77	90	90	–
Transamerica Fund Services, Inc.	44	–	–	–
World Financial Group Insurance Agency, Inc.	100	–	–	–
AEGON Direct Marketing Services, Inc.	73	–	–	–

Total SSAP No. 97 8b(iii) Entities	XXX	$112	$112	$–

SSAP No. 97 8b(iv) Entities
Transamerica Life (Bermuda) Ltd.	94%	$1,261	$1,261	$–

Total SSAP No. 97 8b(iv) Entities	XXX	$1,261	$1,261	$–

Total SSAP No. 97 8b Entities (except 8bi entities)	XXX	$1,373	$1,373	$–

Aggregate Total	XXX	$1,373	$1,373	$–

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following table shows the NAIC responses for the SCA filings (except 8bi entities):

December 31, 2020
SCA Entity	Type of NAIC Filing*	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Submission Required Y/N	Code**

SSAP No. 97 8a Entities
None			$–

Total SSAP No. 97 8a Entities	—	—	$–	—	—	—

SSAP No. 97 8b(ii) Entities
None			$–

Total SSAP No. 97 8b(ii) Entities	—	—	$–	—	—	—

SSAP No. 97 8b(iii) Entities
AEGON Direct Marketing Services, Inc.	NA		$–	–	–	I
AEGON Financial Services Group, Inc.	S2	12/21/2020	–	Y	N	I
Garnet Assurance Corporation	NA		–	–	–	I
Garnet Assurance Corporation III	NA		–	–	–	I
Intersecurities Insurance Agency, Inc.	NA		–	–	–	I
Life Investors Alliance LLC	NA		–	–	–	I
Real Estate Alternatives Portfolio 3A, Inc.	NA		21	–	–	I
Transamerica Asset Management, Inc.	S2	12/17/2020	91	Y	N	I
Transamerica Fund Services, Inc.	NA		–	–	–	I

Total SSAP No. 97 8b(iii) Entities	—	–	$112	—	–	—

SSAP No. 97 8b(iv) Entities
Transamerica Life (Bermuda) Ltd.	S2	2/18/2021	$941	Y	N	I

Total SSAP No. 97 8b(iv) Entities	—	—	$941	—	—	—

Total SSAP No. 97 8b Entities (except 8bi entities)	—	—	$1,053	—	—	—

Aggregate Total	—	—	$1,053	—	—	—

* S1 – Sub1, S2 – Sub2 or RDF – Resubmission of Disallowed Filing

** I – Immaterial or M – Material

(1) NAIC Valuation Amount is as of the Filing Date to the NAIC

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

December 31, 2019
SCA Entity	Type of NAIC Filing*	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Submission Required Y/N	Code**

SSAP No. 97 8a Entities
None			$–

Total SSAP No. 97 8a Entities	—	—	$–	—	—	—

SSAP No. 97 8b(ii) Entities
None			$–

Total SSAP No. 97 8b(ii) Entities	—	—	$–	—	—	—

SSAP No. 97 8b(iii) Entities
Real Estate Alternatives Portfolio 3A, Inc.	S2	10/31/2019	$35	Y	N	I
Garnet Assurance Corporation	NA		–	–	–	I
Life Investors Alliance LLC	NA		–	–	–	I
Asia Investment Holding Ltd.	NA		–	–	–	I
AEGON Financial Services Group, Inc.	NA		–	–	–	I
Garnet Assurance Corporation III	NA		–	–	–	I
Intersecurities Insurance Agency, Inc.	NA		–	–	–	I
Transamerica Asset Management, Inc.	S2	8/30/2019	67	Y	N	I
Transamerica Fund Services, Inc.	NA		–	–	–	I
World Financial Group Insurance Agency, Inc.	NA		–	–	–	I
AEGON Direct Marketing Services, Inc.	NA		–	–	–	I

Total SSAP No. 97 8b(iii) Entities	—	—	$102	—	—	—

SSAP No. 97 8b(iv) Entities
Transamerica Life (Bermuda) Ltd.	S2	1/21/2020	$609	Y	N	I

Total SSAP No. 97 8b(iv) Entities	—	—	$609	—	—	—

Total SSAP No. 97 8b Entities (except 8bi entities)	—	—	$711	—	—	—

Aggregate Total	—	—	$711	—	—	—

* S1 – Sub1, S2 – Sub2 or RDF – Resubmission of Disallowed Filing

** I – Immaterial or M – Material

(1)NAIC Valuation Amount is as of the Filing Date to the NAIC

The Company reports an investment in the following insurance SCAs for which the reported statutory equity reflects a departure from NAIC SAP. Each of the insurance SCAs listed in the table below reflects an admitted asset, equal to the value of the excess of loss reinsurance asset provided by an unaffiliated company, whereas this would not be an admitted asset recognized by SSAP No. 4, Assets and Non Admitted Assets.

LIICA Re II, Inc.	Excess of loss reinsurance asset
Transamerica Pacific Reinsurance, Inc. (TPRe)	Excess of loss reinsurance asset

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company has two Limited Purpose Subsidiaries (LPS) with prescribed practices whereby under Iowa Administrative Code 191-99.11(3), the LPS are entitled to admit the following assets that would not be admissible under the NAIC SAP:

TLIC Oakbrook Reinsurance, Inc. (TORI)	Credit linked note
TLIC Watertree Reinsurance, Inc. (TWRI)	Excess of loss reinsurance asset

The monetary effect on net income and surplus as a result of using an accounting practice that differed from NAIC SAP, the amount of the investment in the insurance SCA per reported statutory equity, and amount of the investment if the insurance SCA has completed statutory financial statements in accordance with the NAIC SAP. The SCAs are valued in the Company’s financial statements at zero in accordance with SSAP No. 97.

	Monetary Effect on NAIC SAP		Amount of Investment

SCA Entity (Investments in Insurance SCA Entities)	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Reported Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*

LIICA Re II**	$–	$(2,216)	$–	$–
Transamerica Pacific Reinsurance, Inc.**	–	(1,177)	–	–
TLIC Oakbrook Reinsurance, Inc.	–	(3,493)	1,292	–
TLIC Watertree Reinsurance, Inc.	–	(908)	519	–

* Per AP&P Manual (without permitted or prescribed practices)

** The SCA is valued at zero in the Company’s financial statements

Had the above SCA entities not been permitted to recognize the excess of loss reinsurance assets or the credit linked note as admitted assets in the financial statements, the risk-based capital would have been below the mandatory control level which would have triggered a regulatory event.

Information regarding the Company’s affiliated reinsurance transactions is available in Note 8. Reinsurance.

Information regarding the Company’s affiliated guarantees is available in Note 15. Commitments and Contingencies.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

14. Managing General Agents

The Company utilizes managing general agents (MGA) and third-party administrators (TPA) in its operation. Information regarding these entities for the years ended December 31, 2020, 2019 and 2018, respectively, is:

					Total Direct Premiums Written /
					Produced By

Name and Address of Managing General Agent or Third-Party Administrator	FEIN	Exclusive Contract	Types of Business Written	Types of Authority Granted	2020	December 31, 2019	2018

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	23-1945930	No	Deferred and income annuities	C, B, P, U	$247	$631	$784

Total					$247	$631	$784

C - Claims Payment

B - Binding Authority

P - Premium Collection

U - Underwriting

The premiums written in 2020, which represents less than 5% of surplus, declined due to the underlying business being closed to new sales in December 2019.

15. Commitments and Contingencies

At December 31, 2020 and 2019, the Company has mortgage loan commitments of $289 and $383, respectively.

The Company has contingent commitments of $893 and $1,190 as of December 31, 2020 and 2019, respectively, to provide additional funding for various joint ventures, partnerships, and limited liability companies, which includes LIHTC commitments of $30 and $93, respectively.

The Company leases office buildings and equipment under various non-cancelable operating lease agreements. Rental expense for the years 2020 and 2019 was $20 and $19, respectively.

Private placement commitments outstanding as of December 31, 2020 and 2019 were $115 and $155, respectively.

During 2019, the Company entered into an agreement with Aegon USA Realty Advisors, LLC to commit to purchase certain tax credit investments up to a maximum of $100,000. Under the terms of the agreement, the Company provides certain commitments to purchase tax credit investments that are part of tax credit funds in the event certain conditions are met. The Company did not acquire any tax credit investments during 2020 under this agreement. As of December 31, 2020, the commit to purchase amount is $23.

The Company sold $0 and $101 of “to-be-announced” (TBA) securities as of December 31, 2020 and 2019, respectively. The December 31, 2019 receivable related to these TBAs was reclassed accordingly.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company may pledge cash as collateral for derivative transactions. When cash is pledged as collateral, it is derecognized and a receivable is recorded to reflect the eventual return of that cash by the counterparty. The amount of cash collateral pledged by the Company as of December 31, 2020 and 2019, respectively, was $295 and $81.

At December 31, 2020 and 2019, securities in the amount of $61 and $47, respectively, were posted to the Company as collateral from derivative counterparties. The securities were not included on the Company’s balance sheets as the Company does not have the ability to sell or repledge the collateral.

The Company has provided back-stop guarantees for the performance of non-insurance affiliates or subsidiaries that are involved in the guaranteed sale of investments in low-income housing tax credit partnerships. The nature of the obligation is to provide third party investors with a minimum guaranteed annual and cumulative return on their contributed capital which is based on tax credits and tax losses generated from the low income housing tax credit partnerships. Guarantee payments arise if low income housing tax credit partnerships experience unexpected significant decreases in tax credits and tax losses or there are compliance issues with the partnerships. A significant portion of the remaining term of the guarantees is between 13-18 years. In the event the Company is required to make a payment under this guarantee, the payment would be reflected in the Company’s financial statements as a decrease in net investment income. No payments are required as of December 31, 2020. The current assessment of risk of making payments under these guarantees is remote.

As of January 20, 2020, the Company has been discharged of its guarantee to the Monetary Authority of Singapore (MAS) to provide adequate funds to make up for any liquidity shortfall in its wholly-owned foreign life insurance subsidiary, TLB (Singapore Branch), and ensure that TLB was able to continue to meet, pay and settle all present and future obligations. The Company was not required to provide funds prior to the discharge of the guarantee on January 20, 2020 because TLB maintained adequate liquidity to settle its obligations.

The Company has guaranteed to the Hong Kong Insurance Authority that it will provide the financial support to TLB for maintaining TLB’s solvency at all times so as to enable TLB to promptly meet its obligations and liabilities. If at any time the value of TLB’s assets do not exceed its liabilities by the prevailing acceptable level of solvency, the Company will increase the paid up share capital of TLB or provide financial assistance to TLB to maintain the acceptable level of solvency. An acceptable level of solvency is net assets at one hundred and fifty percent of the required margin of solvency as stipulated under the Insurance Companies (Margin of Solvency) Regulation. As of December 31, 2020, there is no payment or performance risk because TLB is able to meet its obligations and has assets in excess of its liabilities by the prevailing level of solvency as of this date.

The Company has guaranteed that TLB will (1) maintain tangible net worth of at least equal to the greater of 165% of Standard & Poor’s Risk-Based Capital and the minimum required by regulatory authorities in all jurisdictions in which TLB operates, (2) have, at all times, sufficient cash to pay all contractual obligations in a timely manner and (3) have a maximum operating leverage ratio of 20 times. The Company can terminate this agreement upon thirty days written

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

notice, but not until TLB attains a rating from Standard & Poor’s the same as without the support from this agreement, or the entire book of TLB business is transferred provided that it is transferred to an entity with a rating from S&P that is the same as or better than the Company’s then current rating or AA, whichever is lower. As of December 31, 2020, there is no payment or performance risk because TLB has adequate tangible net worth, sufficient cash to meet its obligations and an operating leverage ratio not in excess of 20 times as of this date.

The Company is not able to estimate the financial statement impact or the maximum potential amount of future payments it could be required to make under these two guarantees as they are considered to be unlimited under the provisions of SSAP No. 5R.

The Company has provided a guarantee to TLB’s (Singapore Branch) policyholders. If TLB fails to pay a valid claim solely by reason of it becoming insolvent as defined by Bermuda law, then the Company shall pay directly to the policy owner or named beneficiary the amount of the valid claim. At December 31, 2020 and 2019, TLB holds related statutory-basis policy and claim reserves of $2,315 and $2,335, respectively, which would be the maximum potential amount of future payments the Company could be required to make under this guarantee. In the event the Company is required to make a payment under this guarantee, the payment would be reflected in the Company’s financial statements as an increase to incurred claims. As of December 31, 2020, there is no payment or performance risk because TLB is not insolvent as of this date.

The Company has provided a guarantee to TLB’s (Hong Kong Branch) policyholders. If TLB fails to pay a valid claim solely by reason of it becoming insolvent as defined by Bermuda law, then the Company shall pay directly to the policy owner or named beneficiary the amount of the valid claim. At December 31, 2020 and 2019, TLB policies covered by this guarantee would have resulted in US statutory policy and claim reserves of $3,533 and $3,585, respectively, which would represent a fair measure of the maximum potential amount of future payments the Company under this guarantee based on the US statutory reserve requirements. TLB is a subsidiary of the Company and TLB has invested assets supporting these policies which mitigates this risk. In the event the Company is required to make a payment under this guarantee, the payment would be reflected in the Company’s financial statements as an increase to incurred claims. As of December 31, 2020, there is no payment or performance risk because TLB is not insolvent as of this date.

The Company did not recognize a liability for any of the TLB guarantees due to the adoption of SSAP No. 5R, as a liability is not required for guarantees to or on behalf of a wholly-owned subsidiary. Management monitors TLB’s financial condition, and there are no indications that TLB will become insolvent. As such, management feels the risk of payment under these guarantees on behalf of TLB is remote.

The Company is a party to a fee agreement with TLB whereby the Company continues to provide the guarantees with respect to TLB described in the paragraphs above. The Company received $1 and $1 under this agreement in 2020 and 2019, respectively.

The Company has provided guarantees for the obligations of noninsurance affiliates who have accepted assignments of structured settlement payment obligations from other insurers and purchase structured settlement insurance policies from subsidiaries of the Company that match

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

those obligations. The guarantees made by the Company are specific to each structured settlement contract and vary in date and duration of the obligation. These are numerous and are backed by the reserves established by the Company to represent the present value of the future payments for those contracts. The direct statutory reserve established at December 31, 2020 and 2019 for the total payout block is $5,124 and $5,279, respectively. As this reserve is already recorded on the balance sheets of the Company, there was no additional liability recorded due to the adoption of SSAP No. 5R.

The following table provides an aggregate compilation of guarantee obligations as of December 31, 2020 and 2019:

	December 31

	2020	2019

Aggregate maximum potential of future payments of all guarantees (undiscounted)	$5,848	$5,920

Current liability recognized in financial statements:
Noncontingent liabilities	–	–

Contingent liabilities	–	–

Ultimate financial statement impact if action required:
Incurred claims	5,848	5,920
Other	–	–

Total impact if action required	$5,848	$5,920

The Company is a member of the FHLB of Des Moines. Through its membership, the Company has conducted business activity (borrowings) with the FHLB. It is part of the Company’s strategy to utilize these funds for asset and liability management and spread lending purposes. The Company has determined the actual/estimated long-term maximum borrowing capacity as $5,793. The Company calculated this amount in accordance with the terms and conditions of agreement with FHLB of Des Moines.

At December 31, 2020 and 2019, the Company purchased/owned the following FHLB stock as part of the agreement:

	Year Ended December 31
	2020	2019

Membership Stock:
Class A	$–	$–
Class B	10	20
Activity Stock	101	80
Excess Stock	–	–

Total	$111	$100

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

At December 31, 2020 and 2019, Membership Stock (Class A and B) Eligible for Redemption and the anticipated timeframe for redemption was as follows:

	Less Than 6 Months	6 Months to Less Than 1 Year	1 to Less Than 3 Years	3 to 5 Years

December 31, 2020
Membership Stock
Class A	$–	$–	$–	$–
Class B	–	–	–	10

Total	$–	$–	$–	$10

	Less Than 6 Months	6 Months to Less Than 1 Year	1 to Less Than 3 Years	3 to 5 Years

December 31, 2019
Membership Stock
Class A	$–	$–	$–	$–
Class B	–	–	–	20

Total	$–	$–	$–	$20

At December 31, 2020 and 2019, the amount of collateral pledged and the maximum amount pledged to the FHLB was as follows:

	Fair Value	Carry Value

December 31, 2020
Total Collateral Pledged	$4,215	$3,818
Maximum Collateral Pledged	4,258	3,860

	Fair Value	Carry Value

December 31, 2019
Total Collateral Pledged	$3,263	$3,089
Maximum Collateral Pledged	5,818	5,813

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

At December 31, 2020 and 2019, the borrowings from the FHLB were as follows:

	December 31, 2020		December 31, 2019

		Funding		Funding
		Agreements		Agreements
	General	Reserves	General	Reserves
	Account	Established	Account	Established

Debt[1]	$2,515	$–	$1,995	$–
Funding agreements[2]	–	–	–	–
Other	–	–	–	–

Total	$2,515	$–	$1,995	$–

1 The maximum amount of borrowing during 2020 was $2,515

2 The maximum amount of borrowing during 2020 was $0

As of December 31, 2020, the weighted average interest rate on FHLB advances was 0.443% with a weighted average term of 2.3 years. As of December 31, 2019, the weighted average interest rate on FHLB advances was 2.146% with a weighted average term of 1.3 years.

At December 31, 2020, the borrowings from the FHLB were not subject to prepayment penalties.

The Company has issued synthetic GIC contracts to benefit plan sponsors totaling $56,004 and $52,230 as of December 31, 2020 and 2019, respectively. A synthetic GIC is an off-balance sheet fee-based product sold primarily to tax qualified plans, where the plan sponsor retains ownership and control of the related plan assets and the Company provides book value benefit responsiveness to qualified participant withdrawals, in the event withdrawals requested exceeds plan cash flows. In certain contracts, the Company agrees to make advances to meet benefit withdrawal needs and earns a market interest rate on these advances. A periodically adjusted contract-crediting rate is a means by which investment and benefit responsiveness experience is passed through to participants. In return for the book value benefit responsiveness guarantee, the Company receives a premium that varies based on such elements as benefit responsiveness exposure and contract size. The Company underwrites the plans for the possibility of having to make benefit payments and also must agree to the investment guidelines ensuring the appropriate credit quality and cash flow. Funding requirements to date have been minimal and management does not anticipate any future material funding requirements to have a material impact on the reported financial results. In compliance with statutory guidelines, no reserves were recorded at December 31, 2020.

The Company is party to legal proceedings involving a variety of issues incidental to its business, including class action lawsuits. Lawsuits may be brought in any federal or state court in the United States or in an arbitral forum. In addition, there continues to be significant federal and state regulatory activity relating to financial services companies. The Company’s legal proceedings are subject to many variables, and given their complexity and scope, outcomes cannot be predicted with certainty. Although legal proceedings sometimes includes substantial demands for compensatory and punitive damages, and injunctive relief, damages arising from such demands are typically not to be material to the Company’s financial position.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company has been named in class actions, as well as individual litigation, relating to increases in monthly deduction rates (MDR) on universal life products. The Company has settled two such class actions, one in January 2019 and one in April 2020. In connection with the first lawsuit, the Company continues to defend against a number of lawsuits initiated by opt out class members. The Company holds provisions totaling approximately $170 for these lawsuits as of December 31, 2020.

The Company is subject to insurance guaranty laws in the states in which it writes business. These laws provide for assessments against insurance companies for the benefit of policyholders and claimants in the event of insolvency of other insurance companies. Assessments are charged to operations when received by the Company, except where right of offset against other taxes paid is allowed by law. Amounts available for future offsets are recorded as an asset on the Company’s balance sheets. The future obligation for known insolvencies has been accrued based on the most recent information available from the National Organization of Life and Health Insurance Guaranty Associations. Potential future obligations for unknown insolvencies are not determinable by the Company and are not required to be accrued for financial reporting purposes. The Company has established a reserve of $9 and $10 and an offsetting premium tax benefit $7 and $8 at December 31, 2020 and 2019, respectively, for its estimated share of future guaranty fund assessments related to several major insurer insolvencies. The guaranty fund (benefit) expense was $3, $3 and $1, for the years ended December  31, 2020, 2019 and 2018, respectively.

16. Sales, Transfer, and Servicing of Financial Assets and Extinguishments of Liabilities

The Company is party to municipal repurchase agreements which were established via bilateral trades and accounted for as secured borrowings. For municipal repurchase agreements, the Company rigorously manages asset/liability risks via an integrated risk management framework. The Company’s liquidity position is monitored constantly, and factors heavily in the management of the asset portfolio. Projections comparing liquidity needs to available resources in both adverse and routine scenarios are refreshed monthly. The results of these projections on time horizons ranging from 16 months to 24 months are the basis for the near-term liquidity planning. This liquidity model excludes new business (non applicable for the spread business), renewals and other sources of cash and assumes all liabilities are paid off on the earliest dates required. Interest rate risk is carefully managed, in part through rigorously defined and monitored derivatives programs.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following tables provide information on the securities sold under the municipal repurchase agreements for four quarters of 2020 and 2019:

December 31, 2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Maximum Amount
BACV	XXX	XXX	XXX	$200
Fair Value	$167	$211	$232	$232

Ending Balance
BACV	XXX	XXX	XXX	$200
Fair Value	$167	$211	$232	$232

December 31, 2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Maximum Amount
BACV	XXX	XXX	XXX	$113
Fair Value	$219	$207	$232	$126

Ending Balance
BACV	XXX	XXX	XXX	$113
Fair Value	$171	$207	$232	$126

		2020			2019

	NAIC 1	NAIC 2	Total	NAIC 1	NAIC 2	Total

Bonds - BACV	$160	$40	$200	$112	$1	$113
Bonds - FV	190	42	232	125	1	126

These securities have maturity dates that range from 2021 to 2097.

The following table provides information on the cash collateral received and liability to return collateral under the municipal repurchase agreements for four quarters of 2020 and 2019:

December 31, 2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Maximum Amount
Cash	$131	$164	$182	$101

Ending Balance (1)
Cash	$131	$162	$79	$100

(1) The remaining collateral held was greater than 90 days from contractual maturity.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

December 31, 2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Maximum Amount
Cash	$126	$157	$174	$100

Ending Balance (1)
Cash	$126	$154	$78	$98

The Company enters into dollar repurchase agreements in which securities are delivered to the counterparty once adequate collateral has been received. At December 31, 2020 and 2019, the Company had dollar repurchase agreements outstanding in the amount of $969 and $706, respectively, which is included in borrowed money on the balance sheets. Those amounts include accrued interest of $2 and $2, at December 31, 2020 and 2019, respectively. At December 31, 2020, securities with a book value of $958 and a fair value of $972 were subject to dollar repurchase agreements. These securities have maturity dates that range from April 1, 2035 to January 1, 2051. At December 31, 2019, securities with a book value of $805 and a fair value of $807 were subject to dollar repurchase agreements. The Company does not have the legal right to recall or substitute the underlying assets prior to the transaction’s scheduled termination. Upon scheduled termination, the counterparty is obligated to return substantially similar assets.

The contractual maturities of the dollar repurchase agreement positions are as follows:

	Fair Value

	2020	2019

Open	$967	$704
Securities received	–	–

Total collateral received	$967	$704

In the course of the Company’s asset management, securities are sold and reacquired within 30 days of the sale date to enhance the Company’s yield on its investment portfolio. The details by NAIC designation 3 or below of securities sold during 2020 and reacquired within 30 days of the sale date are:

	Number of Transactions	Book Value of Securities Sold	Cost of Securities Repurchased	Gains (Losses)

Preferred stocks:
NAIC 4	1	$–	$–	$–

Common stocks	3	$–	$–	$–

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

17. Reconciliation to Statutory Statement

The following is a reconciliation of amounts previously reported to the Iowa Department of Financial Regulation in the 2020 Annual Statement, to those reported in the accompanying statutory-basis financial statements:

	December 31
	2020	2019

Balance Sheets
Total assets as reported in the Company’s Annual Statement	$200,268	$185,304
Decrease in other assets	–	(1,217)
Increase in net deferred income tax asset	–	9

Total assets as reported in the accompanying audited statutory basis balance sheet	$200,268	$184,096

Total liabilities as reported in the Company’s Annual Statement	$192,158	$175,914
Decrease in aggregate reserves for policies and contracts	–	(311)
Increase in policy and contract claim reserves	–	8
Decrease in funds held under reinsurance treaties	–	(742)
Decrease in other liabilities	–	(124)

Total liabilities as reported in the accompanying audited statutory basis balance sheet	$192,158	$174,745

Total capital and surplus as reported in the Company’s Annual Statement	$8,110	$9,390
Decrease in net income	–	(234)
Increase in change in net deferred income tax asset	–	9
Increase in change in surplus as a result of reinsurance	–	186

Total capital and surplus as reported in the accompanying audited statutory basis balance sheet	$8,110	$9,351

Statements of Operations
Statutory net income as reported in the Company’s Annual Statement	$1,291	$3,757
Increase in commissions and expense allowances on reinsurance ceded	(69)	–
Increase in reserve adjustment on reinsurance ceded	193	243
Decrease in fee revenue and other income	3	(104)
Increase in commissions	69	–
Increase in general insurance expenses and other	(196)	(140)
Decrease in premiums and other considerations	–	(653)
Decrease in surrender benefits	–	653
Increase in change in aggregate reserves	–	(41)
Decrease in federal income tax (benefit) expense	–	2
Increase in death benefits	–	(8)

Total net income as reported in the accompanying audited statutory basis statement of operations	$1,291	$3,709

The reconciling differences to the Annual Statement for current and prior year is primarily driven by elimination of affiliated activity for the merged entities in 2020. For additional detail on the impacts of the merger, please refer to Note 1. In addition, prior year reconciling differences also relate to adjustments for actuarial modeling and misclassifications within the Statements of Operations related to accounting for retirement plans.

Transamerica Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

18. Subsequent Events

The financial statements are adjusted to reflect events that occurred between the balance sheets date and the date when the financial statements are available to be issued, provided they give evidence of conditions that existed at the balance sheets date (Type I). Events that are indicative of conditions that arose after the balance sheets date are disclosed, but do not result in an adjustment of the financial statements themselves (Type II). The Company has not identified any Type I or Type II subsequent events for the year ended December 31, 2020 through April 14, 2021.

Transamerica Life Insurance Company

Appendix A – Listing of Affiliated Companies

Transamerica Corporation EIN: 42-1484983 AFFILIATIONS SCHEDULE YEAR ENDED DECEMBER 31, 2020
Entity Name	FEIN

Transamerica Corporation	42-1484983

AEGON Asset Management Services Inc	39-1884868

AEGON Direct Marketing Services Inc	42-1470697

AEGON Financial Services Group Inc	41-1479568

AEGON Institutional Markets Inc	61-1085329

AEGON Management Company	35-1113520

AEGON USA Real Estate Services Inc	61-1098396

AEGON USA Realty Advisors of CA	20-5023693

AUSA Properties Inc	27-1275705

Commonwealth General Corporation	51-0108922

Creditor Resources Inc	42-1079584

CRI Solutions Inc	52-1363611

Financial Planning Services Inc	23-2130174

Garnet Assurance Corporation	11-3674132

Garnet Assurance Corporation II	14-1893533

Garnet Assurance Corporation III	01-0947856

Intersecurities Ins Agency	42-1517005

Ironwood Re Corp	47-1703149

LIICA RE II	20-5927773

Massachusetts Fidelity Trust	42-0947998

MLIC RE I Inc	01-0930908

Money Services Inc	42-1079580

Monumental General Administrators Inc	52-1243288

Pearl Holdings Inc I	20-1063558

Pearl Holdings Inc II	20-1063571

Pine Falls Re Inc	26-1552330

Real Estate Alternatives Portfolio 3A Inc	20-1627078

River Ridge Insurance Company	20-0877184

Short Hills Management	42-1338496

Stonebridge Benefit Services Inc	75-2548428

TCF Asset Management Corp	84-0642550

TCFC Air Holdings Inc	32-0092333

TCFC Asset Holdings Inc	32-0092334

Transamerica Corporation EIN: 42-1484983 AFFILIATIONS SCHEDULE YEAR ENDED DECEMBER 31, 2020
Entity Name	FEIN

TLIC Oakbrook Reinsurance Inc.	47-1026613

TLIC Watertree Reinsurance, Inc.	81-3715574

Transamerica Accounts Holding Corp	36-4162154

Transamerica Affinity Services Inc	42-1523438

Transamerica Affordable Housing Inc	94-3252196

Transamerica Asset Management	59-3403585

Transamerica Capital Inc	95-3141953

Transamerica Casualty Insurance Company	31-4423946

Transamerica Commercial Finance Corp I	94-3054228

Transamerica Corporation (OREGON)	98-6021219

Transamerica Finance Corporation	95-1077235

Transamerica Financial Advisors	59-2476008

Transamerica Financial Life Insurance Company	36-6071399

Transamerica Fund Services Inc	59-3403587

Transamerica Home Loan	95-4390993

Transamerica International Re (Bermuda) Ltd	98-0199561

Transamerica Investors Securities Corp	13-3696753

Transamerica Life Insurance Company	39-0989781

Transamerica Pacific Insurance Co Ltd	94-3304740

Transamerica Pacific Re, Inc.	85-1028131

Transamerica Premier Life Insurance Company	52-0419790

Transamerica Resources Inc	52-1525601

Transamerica Stable Value Solutions Inc	27-0648897

Transamerica Vendor Financial Services Corporation	36-4134790

United Financial Services Inc	52-1263786

World Fin Group Ins Agency of Massachusetts Inc	04-3182849

World Financial Group Inc	42-1518386

World Financial Group Ins Agency of Hawaii Inc	99-0277127

World Financial Group Insurance Agency of WY Inc	42-1519076

World Financial Group Insurance Agency	95-3809372

Zahorik Company Inc	95-2775959

Zero Beta Fund LLC	26-1298094

Statutory-Basis Financial

Statement Schedules

Transamerica Life Insurance Company

Summary of Investments – Other Than

Investments in Related Parties

(Dollars in Millions)

December 31, 2020

SCHEDULE I

Type of Investment	Cost (1)	Fair Value	Amount at Which Shown in the Balance Sheet (2)
Fixed maturities
Bonds:
United States government and government agencies and authorities	$7,039	$9,657	$7,314
States, municipalities and political subdivisions	2,863	3,123	2,863
Foreign governments	485	544	485
Hybrid securities	576	658	576
All other corporate bonds	39,241	46,111	39,206
Preferred stocks	109	109	105

Total fixed maturities	50,313	60,202	50,549

Equity securities
Common stocks:
Industrial, miscellaneous and all other	136	180	180

Total equity securities	136	180	180

Mortgage loans on real estate	9,015		9,015
Real estate	56		56
Policy loans	2,037		2,037
Other long-term investments	1,496		1,496
Receivable for securities	3		3
Receivable for derivative cash collateral posted to counterparty	295		295
Securities lending	2,115		2,115
Cash, cash equivalents and short-term investments	1,683		1,683

Total investments	$67,149		$67,429

(1)	Equity securities are reported at original cost. Fixed maturities are reported at original cost reduced by repayments and adjusted for amortization of premiums and accrual of discounts.

(2)

United States government and corporate bonds of $48 are held at fair value rather than amortized cost due to having an NAIC 6 rating. Two preferred stock securities are held at fair value of $6 due to having an NAIC 4 and 6 ratings.

Transamerica Life Insurance Company

Supplementary Insurance Information

(Dollars in Millions)

SCHEDULE III

	Future Policy Benefits and Expenses	Unearned Premiums	Policy and Contract Liabilities	Premium Revenue	Net Investment Income*	Benefits, Claims Losses and Settlement Expenses	Other Operating Expenses*

Year ended December 31, 2020
Individual life	$24,275	$–	$685	$2,264	$1,460	$5,342	$1,388
Individual health	5,760	112	401	750	423	908	405
Group life and health	2,468	23	138	841	159	496	347
Annuity	18,328	–	33	12,868	1,319	19,336	(3,775)

	$50,831	$135	$1,257	$16,723	$3,361	$26,082	$(1,635)

Year ended December 31, 2019
Individual life	$22,141	$–	$472	$2,884	$1,267	$2,658	$1,255
Individual health	5,567	185	299	750	357	1,034	262
Group life and health	2,463	31	138	866	155	471	305
Annuity	15,478	–	34	11,208	986	16,001	(4,217)

	$45,649	$216	$943	$15,708	$2,765	$20,164	$(2,395)

Year ended December 31, 2018
Individual life	$22,542	$–	$488	$1,885	$1,233	$3,089	$1,607
Individual health	5,439	180	270	729	380	915	217
Group life and health	2,462	38	167	1,094	151	604	433
Annuity	15,711	–	38	10,889	745	17,406	(3,462)
Other	–	–	–	–	235	–	–

	$46,154	$218	$963	$14,597	$2,744	$22,014	$(1,205)

*Allocations of net investment income and other operating expenses are based on a number of assumptions and estimates, and the results would change if different methods were applied.

Transamerica Life Insurance Company

Reinsurance

(Dollars in Millions)

SCHEDULE IV

	Gross Amount	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net

Year ended December 31, 2020
Life insurance in force	$739,067	$736,338	$397,134	$399,863	99%

Premiums:
Individual life	$4,173	$3,106	$1,197	$2,264	53%
Individual health	797	61	14	750	2%
Group life and health	948	133	26	841	3%
Annuity	13,273	418	13	12,868	0%

	$19,191	$3,718	$1,250	$16,723	7%

Year ended December 31, 2019
Life insurance in force	$726,805	$809,789	$421,752	$338,768	124%

Premiums:
Individual life	$4,575	$2,988	$1,297	$2,884	45%
Individual health	797	66	19	750	3%
Group life and health	968	137	35	866	4%
Annuity	11,582	517	143	11,208	1%

	$17,922	$3,708	$1,494	$15,708	10%

Year ended December 31, 2018
Life insurance in force	$744,474	$871,308	$452,075	$325,241	139%

Premiums:
Individual life	$4,393	$3,859	$1,351	$1,885	72%
Individual health	773	69	25	729	3%
Group life and health	1,207	187	74	1,094	7%
Annuity	11,055	296	130	10,889	1%

	$17,428	$4,411	$1,580	$14,597	11%

APPENDIX A

INTERIM VALUE CALCULATIONS AND EXAMPLES

INTERIM VALUE FORMULA

The Interim Value is the value of the Index Account Option, as determined by us, on any Business Day except for the first and last day of the Crediting Period. On any such Business Day, the Interim Value is the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•	An amount is deducted from the Index Account Option as a result of a withdrawal or Surrender;

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

The Interim Value of the Index Account Option on any Business Day except for the first and last day of the Crediting Period is equal to [A * (1 + B)], where:

A = the Index Base; and

B = (1) + ((2)*(3)), where:

(1)	is the option rate on any Business Day prior to the end of the Crediting Period. It is determined as [C—D * E], where:

C = the Option Value on any Business Day prior to the end of the Crediting Period;

D = the Option Value on the first day of the Crediting Period; and

E = the calendar days remaining in the Crediting Period divided by the days in the Crediting Period.

(2)	is the bond rate on any Business Day prior to the end of the Crediting Period. It is determined as [(1 + F) –H—(1 + G) –H], where:

F = the Bond Reference Portfolio Yield on any Business Day prior to the end of the Crediting Period;

G = the Bond Reference Portfolio Yield on the first day of the Crediting Period; and

H = the calendar days remaining in the Crediting Period divided by 365.25.

(3)	is 1 minus the calendar days remaining in the surrender charge period divided by the days in the surrender charge period.

Transamerica Structured Index AdvantageSM Annuity	A-1

The assets backing the Index Account Option will be invested in a combination of fixed income assets and derivatives in order to provide for the amounts credited. The Interim Value calculation accounts for changes in both of these pieces, with (1) above accounting for changes in the underlying derivatives, and (2) accounting for changes in the underlying fixed income assets. Both (1) and (2) can be either positive or negative depending on the situation. The impact of (3) is to reduce the influence the bond rate has on the interim value during the surrender charge period. This helps to better align interim values with the way we invest. Note that (1) can be negative even if there is positive Index performance because of changes in market variables, such as volatility. The Interim Value is designed to approximate the change in market value of the liability at a given point in time and does not relate directly to the underlying assets and derivative instruments used to manage the risks. Although there may be changes from time to time in the underlying investment strategy, these are not expected to change the calculation.

CALCULATING OPTION VALUE

The Option Values in (1) will be the fair value of hypothetical derivatives that match the policyholder payoff. The derivatives used in the fair value calculation will depend on the upside and downside payoff types the policyholder chooses. All Index Account Option payoffs can be classified as basic or enhanced. The basic options include all Index Account Options other than Best Entry. Best Entry is classified as an enhanced option. The Option Values for both Basic and Enhanced Index Account Options are dependent on the inputted market volatilities, interest rates, and dividends, which will all be provided by a third-party data provider.

For all basic options, the market standard Black Scholes model will be used to find the fair value of the derivatives. For these options, the upside type can be treated as a combination of call options. The downside types can be treated as combinations of put options. The total Option Value is the sum of the upside type derivatives and the downside type derivatives. Please see section “Derivatives Descriptions” below for a definition of each of these derivatives.

For example, for an Index Account Option with a Cap upside type and a Floor downside type, the Option Value can be decomposed into two call options and two put options. The call options value the potential for Index gains up to the pre-specified Cap, while the puts value the protection the Floor provides. The fair value is calculated as:

Fair Value = (at-the-money call) – (out-of-the-money call)–(at-the-money put) + (out-of-the-money put)

The table below contains a comprehensive list of fair value formulas for basic option types:

Growth Opportunity Type	Fair Value
Cap	(at-the-money call) – (out-of-the-money call)
Participation (PR)	PR * (at-the-money call)
Cap + Accelerator	(at-the-money call) - (out-of-the-money call) + (more out-of-the-money call)

For the Growth Opportunity Types that are designated as “Credit Advantage,” the Credit Advantage options are valued similarly to the non-Credit Advantage Growth Opportunity Types, but with different parameters.

Downside Protection Type	Fair Value
Buffer	- (out-of-the-money put)
Floor	- (at-the-money put) + (out-of-the-money put)

For Enhanced Index Account Options, the payoffs cannot be broken down into vanilla options because the underlying options can be reset based on the Index path over the term of the policy. For Best Entry, the Initial Index Price can be reset if the Index falls below the Best Entry Reset Threshold on any Observation Day(s) based on the Observation Frequency. Because these options are path dependent, there is no applicable closed-form solution like Black-Scholes. These Index Account Options will require the use of more complex methods to price. The Monte Carlo simulation method will be used to price these options. A market standard model that can

Transamerica Structured Index AdvantageSM Annuity	A-2

describe all possible Index move trajectories is calibrated to relevant financial market inputs. The model is used to generate large numbers of possible Index paths. Along each path, the option payout is derived using the simulated Index value. The average of option payouts of all paths is taken as the value of the option.

However, once a Best Entry option is beyond the last Observation Day, the Initial Index Value can no longer reset and will become like a portfolio of vanilla options. Only after the last Observation Day has ended can the Best Entry Index Account Option be valued using Black-Scholes. Before the last Observation Day, Best Entry must be valued using the Monte Carlo method mentioned above.

DERIVATIVE DESCRIPTIONS

At-the-money call

The option to buy a position in the Index on the term end date at a strike price equal to the Initial Index Value. On the term end date , the option’s value is the maximum of the Final Index Value minus the Initial Index Value and 0.

Out-of-the-money call

The option to buy a position in the Index on the term end date at a strike price greater than the Initial Index Value. On the Term End Date, the option’s value is the maximum of the Final Index Value minus the strike price and 0.

More out-of-the-money call

The option to buy a position in the Index on the term end date at a strike price greater than the Initial Index Value. The strike price is higher than the strike on the preceding applicable out-of-the-money call. For example, if the Initial Index Value is 100, the out-of-the-money call strike could be 110 and the more out-of-the-money call strike could be 120. On the term end date, the option’s value is the maximum of the Final Index Value minus the strike price and 0.

At-the-money put

The option to sell a position in the Index on the term end date at a strike price equal to the Initial Index Value. On the term end date, the option’s value is the maximum of the Initial Index Value minus Final Index Value and 0.

Out-of-the-money put

The option to sell a position in the Index on the term end date at a strike price less than the Initial Index Value. On the term end date , the option’s value is the maximum of the strike price minus the Final Index Value and 0.

Interest Adjustment

The fixed income index used to calculate (2) will be the Bloomberg Barclays US Corporate Index. (2) will not differ by crediting type but will be the same for each segment with identical tenor and term start date. If the Index Value is not published on the Interim Value calculation date, the close price of the previous Business Day will be used. Should the fixed income index be discontinued, Transamerica reserves the right to choose an appropriate replacement.

Transamerica Structured Index AdvantageSM Annuity	A-3

EXAMPLES

Interim Value Calculations

Several examples of the Interim Value calculation are shown below. These examples assume $100,000 is allocated to the option, of which 2% is used to buy options. The Crediting Period is assumed to be 3 years as well for the examples, and the initial Bond Reference Portfolio Yield is assumed to be 2%.

The first example illustrates the calculation at the start of the period, prior to any economic changes. As expected, the Interim Value is equal to the initial $100,000 allocation.

Example 2 shows what happens when the Option Value increases. One of the primary reasons that this would occur would be the situation where the underlying Index has increased in value, however there could be other reasons, e.g., due to changes in volatility, interest rates, etc. This example also assumes that there is one year remaining. As expected, the increase in Option Value leads to an Interim Value that is higher than the original $100,000 allocation.

Example 3 is similar to Example 2 except it shows the situation where the Option Value has decreased, and also there is more time left. As expected, the Interim Value declines in this situation due to the decline in option values.

Example 4 illustrates what happens when the Bond Reference Portfolio Yield increases 2%. In this case, the underlying fixed income asset values decrease, but the Interim Value increases due to the grading factor which reduces the influence of the bond rate on the Interim Value.

	Example 1	Example 2	Example 3	Example 4
Initial Allocation	100,000	100,000	100,000	100,000
C = current Option Value	2.00%	4.00%	-5.00%	2.00%
D = Option Value on first day of Crediting Period	2.00%	2.00%	2.00%	2.00%

Length of crediting period (calendar days):	1095	1095	1095	1095
# of days calendar days remaining:	1095	365	730	730
E = ratio	1.00000	0.33333	0.66667	0.66667

Bond Reference Portfolio Yield
F = Current day	2%	2%	2%	4%
G = First day of Crediting Period	2%	2%	2%	2%
H = Calendar Days remaining/365.25	2.9979	0.9993	1.9986	1.9986
Length of surrender charge period (calendar days):	2190	1460	1825	1825
# of days (calendar days) in surrender charge period:	2190	2190	2190	2190

(1)	—	0.03333	(0.06333)	0.00667
(2)	—	—	—	(0.03659)
(3)		0.3333	0.16667	0.16667

A = Index Base	100,000	100,000	100,000	100,000
B =	—	0.03333	(0.06333)	0.00057

Interim Value	100,000	103,333	93,667	100.057

Transamerica Structured Index AdvantageSM Annuity	A-4

Option Value Calculations

The following examples show how the Option Value can change in a Crediting Period. For all these examples, assume the Crediting Period is 3 years, the Index is S&P 500® Index with Initial Index Value = 3,000, the upside type is Cap with a Cap Rate of 50%, and the downside type is Floor with a Floor Rate of 15%.

Example 5 shows the Option Value at the start of the Term. This is “D” in the Interim Value formula. Please note that there is no Interim Value on the first date of the Crediting Period.

Example 6 shows the Option Value 1 year into the Crediting Period, assuming the Index has fallen -10% since inception.

Example 7 shows the Option Value 2 years into the Crediting Period, assuming the Index return is 0.33%. Please note that even though the return is positive, the Option Value adjustment to the Interim Value, (shown as (1) in “Interim Value Formula”) is negative.

Example 8 shows the Option Value 2 years into the Crediting Period, assuming the Index return is 13.33%.

	Example 5	Example 6	Example 7	Example 8
Current Index Level	3,000	2,700	3,010	3,400
Index Return	0%	-10%	0.33%	13.33%
Volatility	20%	35%	10%	15%
Interest Rate	0.5%	0.45%	0.6%	0.55%
Dividend	1%	0.5%	1.5%	1.3%
Time Remaining	3	2	1	1

At-the-money call option (a)	12.72%	15.34%	3.67%	12.68%
Out-of-the-money call option(b)	2.24%	4.84%	0.0001%	0.18%
At-the-money put option(c)	14.19%	26.45%	4.23%	1.72%
More out-of-the-money put option (d)	6.87%	16.24%	0.23%	0.15%

Option Value(e) = a – b – c + d	3.17%	0.28%	-0.33%	10.93%
Option rate	N/A	-1.83%	-1.39%	9.88%

Transamerica Structured Index AdvantageSM Annuity	A-5

APPENDIX B

ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS

The examples in this appendix are intended to help you further understand how your gains and losses will be calculated before the end of a Crediting Period and at the end of the Crediting Period. They are also intended to help you further understand how certain events, such as withdrawals and fees taken from an Index Account Option before the end of its Crediting Period, can negatively impact the value of an investment.

The examples in this appendix are organized as follows:

1.	Under “Growth Opportunity Types in Rising Markets,” the examples help show how an investment in an Index Account Option could be impacted by a rising market.

2.	Under “Downside Protection Types in Falling Markets,” the examples help show how an investment in an Index Account Option could be impacted by a falling market.

3.

Under “Basic Index Account Option with Cap and Buffer in Volatile Market,” the examples help show how volatile markets can impact an investment in a Basic Index Account, using a Basic Index Account Option with Cap and Buffer as part of the examples. These examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on Interim Values and by negative adjustments to an Index Base.

4.	Under “Best Entry Index Account Option in Rising and Falling Market,” the examples help show how a rising or falling market can impact an investment in a Best Entry Enhanced Index Account Option.

5.

Under “Best Entry Index Account Option in Volatile Market,” the examples help show how a volatile market can impact an investment in a Best Entry Enhanced Index Account Option. These examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on Interim Values and by negative adjustments to an Index Base.

6.

Under “Credit Advantage Cap and Buffer in Volatile Market,” the examples similarly help show how volatile markets can impact an investment with Credit Advantage Cap (which involves an additional fee) and Buffer as part of the example. Likewise, these examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on Interim Values and by negative adjustments to an Index Base.

Transamerica Structured Index AdvantageSM Annuity	B-1

1. GROWTH OPPORTUNITY TYPES IN RISING MARKETS

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period assuming a positive index change. These examples assume that you allocate $100,000 to the Growth Opportunity Types as illustrated below. We also assume there are no withdrawals and the Policy Value Death Benefit was elected. All illustrated values are hypothetical.

	Cap	Participation	Cap+ Accelerator
Initial Index Value	1000	1000	1000
Interim Value Index Credit Rate at 6 months	5%	5%	5%
Interim Value at 6 months	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + 5%) = $105,000.00
Final Index Value	1100	1100	1100
Index Change	(1100 / 1000) – 1 = +10%	(1100 / 1000) – 1 = +10%	(1100 / 1000) – 1 = +10%
Applicable Rate for Growth Opportunity Type	8% Cap	100% Participation	5% Cap 8% Cap+ Accelerator Rate
Growth Opportunity Rate Applied	Lesser of 10% or 8% = +8%	10%* 100% = +10%	(Lesser of 10% or 5%) + (10% - 8%) = +7%
Interest Credited	$100,000 * +8% = +$8,000.00	$100,000 * +10% = +$10,000.00	$100,000 * +7% = +$7,000.00
Index Account Option Value at end of Crediting Period	$100,000.00 + $8,000.00 = $108,000.00	$100,000.00 + $10,000.00 = $110,000.00	$100,000.00 + $7,000.00 = $107,000.00

2. DOWNSIDE PROTECTION TYPES IN FALLING MARKETS

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period assuming a negative index change. These examples assume that you allocate $100,000 to the Downside Protection Types as illustrated below. We also assume there are no withdrawals and the standard death benefit applies. All illustrated values are hypothetical.

	Buffer	Floor
Initial Index Value	1000	1000
Interim Value Index Credit Rate at 6 months	-10%	-10%
Interim Value at 6 months	$100,000.00 * (1 + -10%) = $90,000.00	$100,000.00 * (1 + -10%) = $90,000.00
Final Index Value	800	800
Index Change	(800 / 1000) – 1 = -20%	(800 / 1000) – 1 = -20%
Applicable Rate for Downside Protection Type	10% Buffer	- 10% Floor
Downside Protection Rate Applied	Lesser of 0% or (-20% + 10%) = -10%	Greater of -10% or -20% = -10%
Interest Credited	$100,000.00 * -10% = -10,000.00	$100,000.00* -10% = -10,000.00
Index Account Option Value at end of Crediting Period	$100,000.00 - $10,000.00 = $90,000.00	$100,000.00 - $10,000.00 = $90,000.00

Transamerica Structured Index AdvantageSM Annuity	B-2

3. BASIC INDEX ACCOUNT OPTION WITH CAP AND BUFFER IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and GMDB Rider Fee s to Index Account Option values, assuming both positive and negative index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to the Cap Growth Opportunity Type and Buffer Downside Protection Type, with Surrender Charges and GMDB rider fees applied as illustrated below. We also assume the GMDB rider was elected with assumed fee percentage of 0.50%. All illustrated values are hypothetical.

Cap/Buffer Index Account Option Values
Day 1 - Initial Index Value	1000
Day 1 - Initial Index Base	$100,000.00
Day 1 - Initial GMDB Benefit Base	$100,000.00
At 3 months - Interim Value Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Rider Fee and withdrawal	$100,000.00 * (1 + 5%) = $105,000.00
At 3 months – GMDB Rider Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Interim Value after GMDB Rider Fee and prior to withdrawal	$105,000.00 - $125.00 = $104,875.00
At 3 months - Index Base after GMDB Rider Fee and prior to withdrawal	$100,000.00 – ($100,000.00 * ($125.00 / $105,000.00)) = $99,880.95
At 3 months - GMDB Benefit Base after GMDB Rider Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge-Free Amount prior to Withdrawal	8% * $100,000.00 = $8,000.00
At 3 months - Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $8,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months - Interim Value after withdrawal	$104,875.00 - $5,000.00 = $99,875.00
At 3 months - Index Base after withdrawal	$99,880.95 – ($99,880.95 * ($5,000.00 / $104,875.00)) = $95,119.05
At 3 months - GMDB Benefit Base after withdrawal	$100,000.00 – ($104,875.00 * $5,000.00 / $104,875.00) = $95,000.00
At 6 months - Interim Value Index Credit Rate	-1%
At 6 months - Interim Value prior to Fee	$95,119.05 * (1 + -1%) = $94,167.86
At 6 months – GMDB Rider Fee	$95,000.00 * 0.50% / 4 = $118.75
At 6 months - Interim Value after GMDB Rider Fee	$94,167.86 - $118.75 = $94,049.11
At 6 months - Index Base after GMDB Rider Fee	$95,119.05 – ($95,119.05 * ($118.75 / $94,167.86)) = $94,999.10
At 6 months - GMDB Benefit Base after GMDB Rider Fee	$95,000.00
At 8 months - Interim Value Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,999.10
At 8 months - Interim Value prior to withdrawal	$94,999.10 * (1 + -20%) = $75,999.28
At 8 months - GMDB Benefit Base prior to withdrawal	$95,000.00
At 8 months - Surrender Charge-Free Amount prior to withdrawal	$8,000.00 - $5,000.00 = $3,000.00
At 8 months - Withdrawal Amount at 8 months	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $3,000.00 = $10,000.00

Transamerica Structured Index AdvantageSM Annuity	B-3

At 8 months - Surrender Charge applied to withdrawal	$10,000.00 * 8% = $800.00
At 8 months - Interim Value after withdrawal	$75,999.28 - $13,000 - $800 = $62,199.28
At 8 months - Index Base after withdrawal	$94,999.10 – ($94,999.10 * ($13,800.00 / $75,999.28)) = $77,749.10
At 8 months - GMDB Benefit Base after withdrawal	$95,000.00 – ($95,000.00 * $13,800.00 / $75,999.28) = $77,749.84
At 9 months - Interim Value Index Credit Rate	+10%
At 9 months - Interim Value prior to GMDB Rider Fee	$77,749.10 * (1 + 10%) = $85,524.01
At 9 months - GMDB Rider Fee	$77,749.84 * 0.50% / 4 = $97.19
At 9 months - Interim Value after GMDB Rider Fee	$85,524.01 - $97.19 = $85,426.82
At 9 months - Index Base after GMDB Rider Fee	$77,749.10 – ($77,749.10 * ($97.19 / $85,524.01)) = $77,660.75
At 9 months - GMDB Benefit Base after GMDB Rider Fee	$77,749.84
At 12 months - Final Index Value	950
At 12 months - Index Change	(950 / 1000) – 1 = -5%
At 12 months - Applicable Rate for Growth Opportunity Type and Downside Protection Type	Cap 10% Buffer 10%
At 12 months - Downside Protection Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$77,660.75 * 0% = $0.00
At 12 months - Index Account Option Value prior to GMDB Rider Fee	$77,660.75
At 12 months - GMDB Rider Fee	$77,749.84 * 0.50% / 4 = $97.19
At 12 months - GMDB Benefit Base after GMDB Rider Fee	$77,749.84
At 12 months - Index Account Option Value at end of Crediting Period	$77,660.75 – $97.19 = $77,563.56

4. BEST ENTRY INDEX ACCOUNT OPTION IN RISING AND FALLING MARKET

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period. These examples assume that you allocate $100,000 to the Best Entry Index Account Option, as illustrated below. We also assume there are no withdrawals and that the standard death benefit applied, and that the Policy Value allocated to this Index Account Option is allocated on Day 1. All illustrated values are hypothetical.

The following values will be applied to this example:

Number of Observation Day(s) = 4

Best Entry Reset Threshold = -5%

Best Entry Reset Maximum = -20%

Observation Frequency = Weekly

Observation Days = Day 8, 15, 22, and 29 based on the Observation Frequency

Transamerica Structured Index AdvantageSM Annuity	B-4

	Best Entry Index Account Option (Index Value increase at end of Crediting Period)	Best Entry Index Account Option (Index Value decrease at end of Crediting Period)
Initial Index Value on Day 1	1000	1000
Index Value on Day 8	1025 – Because the 1025 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	980 - Because the 980 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 15	975 - Because the 975 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	975 - Because the 975 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 22	960 - Because the 960 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	960 - Because the 960 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 29	900 - Because the 900 Index Value does represent a 5% or greater decrease versus the Initial Index Value but is not below the Best Entry Reset Minimum Value, the Initial Index Value is reset to 900.	950 - Because the 950 Index Value does represent a 5% or greater decrease versus the Initial Index Value but is not below the Best Entry Reset Minimum Value, the Initial Index Value is reset to 950.
Interim Value Index Credit Rate at 6 months	5%	-10%
Interim Value at 6 months	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + -10%) = $90,000.00
Final Index Value	990	760
Index Change	(990 / 900) - 1 = +10%	(760/950) - 1 = -20%
Applicable Rates for Best Entry	Cap = 9% Buffer = 10%	Cap = 9% Buffer = 10%
Growth Opportunity Rate Applied	Lesser of 10% or 9% = +9%	N/A
Downside Protection Rate Applied	N/A	Lesser of 0% or (-20% + 10%) = -10%
Interest Credited	$100,000 * +9% = +$9,000.00	$100,000 * -10% = -$10,000
Index Account Option Value at end of Crediting Period	$100,000.00 + $9,000.00 = $109,000.00	$100,000.00 - $10,000.00 = $90,000.00

5. BEST ENTRY INDEX ACCOUNT OPTION IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and GMDB rider fees to Index Account Option values, assuming both positive and negative index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to the Best Entry Index Account Option, with surrender charges and rider fees applied as illustrated below. We also assume that the Policy Value allocated to this Index Account Option is allocated on Day 1. All illustrated values are hypothetical.

The following values will be applied to this example:

Guaranteed Minimum Death Benefit Rider Fee Percentage = 0.50%

Number of Observation Day(s) = 4

Best Entry Reset Threshold = -5%

Best Entry Reset Maximum = -20%

Observation Frequency = Weekly

Observation Days = Day 8, 15, 22, and 29 based on the Observation Frequency

Transamerica Structured Index AdvantageSM Annuity	B-5

	Cap/Buffer Index Account Option Values
Day 1 - Initial Index Value	1000
Day 1 - Initial Index Base	$100,000.00
Day 1 - Initial GMDB Benefit Base	$100,000.00

	Observation Day	Index Value
Observation Days 8, 15, 22, and 29	8	1025
	15	975
	22	960
	29	900
	Because the 900 Index Value represents a 5% or greater decrease versus the Initial Index Value but is not below the Best Entry Reset Minimum Value, the Initial Index Value is reset to 900.
At 3 months – Interim Value Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Rider Fee and withdrawal	$100,000.00 * (1 + 5%) = $105,000.00
At 3 months - GMDB Rider Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Interim Value after GMDB Rider Fee and prior to withdrawal	$105,000.00 - $125.00 = $104,875.00
At 3 months - Index Base after GMDB Rider Fee and prior to withdrawal	$100,000.00 – ($100,000.00 * ($125.00 / $105,000.00)) = $99,880.95
At 3 months - GMDB Benefit Base after GMDB Rider Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge-Free Amount prior to Withdrawal	8% * $100,000.00 = $8,000.00
At 3 months - Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $8,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months - Interim Value after withdrawal	$104,875.00 - $5,000.00 = $99,875.00
At 3 months - Index Base after withdrawal	$99,880.95 – ($99,880.95 * ($5,000.00 / $104,875.00)) = $95,119.05
At 3 months - GMDB Benefit Base after withdrawal	$100,000.00 – ($104,875.00 * $5,000.00 / $104,875.00) = $95,000.00
At 6 months - Interim Value Index Credit Rate	-1%
At 6 months - Interim Value prior to Fee	$95,119.05 * (1 + -1%) = $94,167.86
At 6 months - GMDB Rider Fee	$95,000.00 * 0.50% / 4 = $118.75
At 6 months - Interim Value after GMDB Rider Fee	$94,167.86 - $118.75 = $94,049.11
At 6 months - Index Base after GMDB Rider Fee	$95,119.05 – ($95,119.05 * ($118.75 / $94,167.86)) = $94,999.10
At 6 months - GMDB Benefit Base after GMDB Rider Fee	$95,000.00

Transamerica Structured Index AdvantageSM Annuity	B-6

At 8 months - Interim Value Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,999.10
At 8 months - Interim Value prior to withdrawal	$94,999.10 * (1 + -20%) = $75,999.28
At 8 months - GMDB Benefit Base prior to withdrawal	$95,000.00
At 8 months - Surrender Charge-Free Amount prior to withdrawal	$8,000.00 - $5,000.00 = $3,000.00
At 8 months - Withdrawal Amount at 8 months	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $3,000.00 = $10,000.00
At 8 months - Surrender Charge applied to withdrawal	$10,000.00 * 8% = $800.00
At 8 months - Interim Value after withdrawal	$75,999.28 - $13,000 - $800 = $62,199.28
At 8 months - Index Base after withdrawal	$94,999.10 – ($94,999.10 * ($13,800.00 / $75,999.28)) = $77,749.10
At 8 months - GMDB Benefit Base after withdrawal	$95,000.00 – ($95,000.00 * $13,800.00 / $75,999.28) = $77,749.84
At 9 months - Interim Value Index Credit Rate	+10%
At 9 months - Interim Value prior to GMDB Rider Fee	$77,749.10 * (1 + 10%) = $85,524.01
At 9 months - GMDB Rider Fee	$77,749.84 * 0.50% / 4 = $97.19
At 9 months - Interim Value after GMDB Rider Fee	$85,524.01 - $97.19 = $85,426.82
At 9 months - Index Base after GMDB Rider Fee	$77,749.10 – ($77,749.10 * ($97.19 / $85,524.01)) = $77,660.75
At 9 months - GMDB Benefit Base after GMDB Rider Fee	$77,749.84
At 12 months - Final Index Value	945
At 12 months - Index Change	(945 / 900) – 1 = -5%
At 12 months - Applicable Rate for Growth Opportunity Type and Downside Protection Type	Cap 10% Buffer 10%
At 12 months - Downside Protection Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$77,660.75 * 0% = $0.00
At 12 months - Index Account Option Value prior to GMDB Rider Fee	$77,660.75
At 12 months - GMDB Rider Fee	$77,749.84 * 0.50% / 4 = $97.19
At 12 months - GMDB Benefit Base after GMDB Rider Fee	$77,749.84
At 12 months - Index Account Option Value at end of Crediting Period	$77,660.75 – $97.19 = $77,563.56

Transamerica Structured Index AdvantageSM Annuity	B-7

6. CREDIT ADVANTAGE CAP AND BUFFER IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and GMDB rider fees to Index Account Option values, assuming both positive and negative index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to the Cap Growth Opportunity Type and Buffer Downside Protection Type, with Surrender Charges and rider fees applied as illustrated below. We also assume Credit Advantage Fee annual percentage of 1%, and that a Guaranteed Minimum Death Benefit Rider was elected, with assumed fee percentage of 0.50%. All illustrated values are hypothetical.

Cap/Buffer Index Account Option Values
Day 1 - Initial Index Value	1000
Day 1 - Initial Index Base	$100,000.00
Day 1 - Initial GMDB Benefit Base	$100,000.00
Day 1 – Credit Advantage Fee Amount	$100,000.00 *(1% * 1) * = $1,000.00
At 3 months – Accrued Credit Advantage Fee	($0.00 + (($1,000.00- $0) * (91 / 365))) = $249.32
At 3 months - Interim Value Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Rider Fee and withdrawal	$100,000.00 * (1 + 5%) - $249.32 = $104,750.68
At 3 months - GMDB Rider Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Interim Value after GMDB Rider Fee and prior to withdrawal	$104,750.68 - $125.00 = $104,625.68
At 3 months - Index Base after GMDB Rider Fee and prior to withdrawal	$100,000.00 – ($100,000.00 * ($125.00 / $104,750.68)) = $99,880.67
At 3 months - GMDB Benefit Base after GMDB Rider Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge-Free Amount prior to Withdrawal	8% * $100,000.00 = $8,000.00
At 3 months - Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $8,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months – Credit Advantage Fee Assessed for withdrawal	($1,000.00 * ($5,000 / $104,625.68)) = $47.79
At 3 months – Accrued Credit Advantage Fee after Fee Assessed for withdrawal	$249.32 - $47.79 = $201.53
At 3 months – Remaining Credit Advantage Fee after Fee Assessed for withdrawal	$1,000.00 - $47.79 = $952.21
At 3 months - Interim Value after withdrawal and Credit Advantage Fee	$104,625.68 - $5,000.00 – $47.79 = $99,577.89
At 3 months - Index Base after withdrawal and Credit Advantage Fee	$99,880.67 – ($99,880.67* ($5,047.79 / $104,625.68)) = $95,061.81
At 3 months - GMDB Benefit Base after withdrawal and Credit Advantage Fee	$100,000.00 – ($104,625.68 * $5,047.79 / $104,625.68) = $94,952.21
At 6 months – Accrued Credit Advantage Fee	($201.53 + (($952.21 - $201.53) * (92 / 274))) = $453.58
At 6 months - Interim Value Index Credit Rate	-1%
At 6 months - Interim Value prior to GMDB Rider Fee	$95,061.81 * (1 + -1%) - $453.58 = $93,657.61
At 6 months - GMDB Rider Fee	$94,952.21 * 0.50% / 4 = $118.69
At 6 months - Interim Value after GMDB Rider Fee	$93,657.61- $118.69 = $93,538.92

Transamerica Structured Index AdvantageSM Annuity	B-8

At 6 months - Index Base after GMDB Rider Fee	$95,061.81 – ($95,061.81 * ($118.69 / $93,657.61)) = $94,941.34
At 6 months - GMDB Benefit Base after GMDB Rider Fee	$94,952.21
At 8 months – Accrued Credit Advantage Fee	($201.53 + (($952.21 - $201.53) * (153 / 274))) = $620.71
At 8 months - Interim Value Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,941.34
At 8 months - Interim Value prior to withdrawal	$94,941.34 * (1 + -20%) - $620.71 = $75,332.36
At 8 months - GMDB Benefit Base prior to withdrawal	$94,952.21
At 8 months - Surrender Charge-Free Amount prior to withdrawal	$8,000.00 - $5,000.00 = $3,000.00
At 8 months - Withdrawal Amount at 8 months	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $3,000.00 = $10,000.00
At 8 months - Surrender Charge applied to withdrawal	$10,000.00 * 8% = $800.00
At 8 months – Credit Advantage Fee Assessed for withdrawal	($952.21 * ($13,800 / $75,332.36)) = $174.43
At 8 months – Accrued Credit Advantage Fee after Fee Assessed for withdrawal	$620.71 - $174.43= $446.28
At 8 months – Remaining Credit Advantage Fee after Fee Assessed for withdrawal	$952.21 - $174.43 = $777.78
At 8 months - Interim Value after withdrawal	$75,332.36- $13,000 - $800 - $174.43 = $61,357.93
At 8 months - Index Base after withdrawal	$94,941.34 – ($94,941.34 * ($13,974.43 / $75,332.36)) = $77,329.31
At 8 months - GMDB Benefit Base after withdrawal	$95,000.00 – ($95,000.00 * $13,800.00 / $75,332.31) = $77,329.37
At 9 months – Accrued Credit Advantage Fee	($446.28 + (($777.78 - $446.28) * (30 / 122))) = $527.80
At 9 months - Interim Value Index Credit Rate	+10%
At 9 months - Interim Value prior to GMDB Rider Fee	$77,329.37 * (1 + 10%) - $527.80 = $84,534.51
At 9 months - GMDB Rider Fee	$77,338.23 * 0.50% / 4 = $96.67
At 9 months - Interim Value after GMDB Rider Fee	$84,534.51 - $96.67= $84,437.84
At 9 months - Index Base after GMDB Rider Fee	$77,329.37– ($77,329.37 * ($96.67 / $84,534.51)) = $77,240.94
At 9 months - GMDB Benefit Base after GMDB Rider Fee	$77,338.23
At 12 months - Final Index Value	950
At 12 months - Index Change	(950 / 1000) – 1 = -5%
At 12 months - Applicable Rate for Growth Opportunity Type and Downside Protection Type	Cap 15% Buffer 10%
At 12 months - Downside Protection Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$77,240.94 * (1+ 0%) = $0.00
At 12 months - Index Account Option Value prior to Credit Advantage Fee	$77,240.94
At 12 months – Remaining Credit Advantage Fee to be assessed	$777.78
At 12 months - Index Account Option Value prior to GMDB Rider Fee	$77,240.94– $777.78 = $76,463.16
At 12 months - GMDB Rider Fee	$77,338.23 * 0.50% / 4 = $96.67

Transamerica Structured Index AdvantageSM Annuity	B-9

At 12 months - GMDB Benefit Base after GMDB Rider Fee	$77,338.23
At 12 months - Index Account Option Value at end of Crediting Period	$76,463.16 – $96.67 = $76,366.49

Transamerica Structured Index AdvantageSM Annuity	B-10

APPENDIX C

REDUCTION TO GUARANTEED MINIMUM DEATH BENEFIT FOR

WITHDRAWALS UNDER GMDB RIDER

Adjusted Withdrawals. If you elect the GMDB rider and later take a withdrawal, then your guaranteed minimum death benefit is reduced by an amount called the adjusted withdrawal. The amount of the reduction depends on the relationship between your death proceeds and Policy Value. The adjusted withdrawal is equal to the gross withdrawal multiplied by the death proceeds immediately prior to the withdrawal divided by the Policy Value immediately prior to the withdrawal.

The formula is AW = DP x (GW/PV) where:

AW is the adjusted withdrawal

DP is the death proceeds prior to the withdrawal = greater of PV or GMDB

GW is the gross withdrawal

PV is the Policy Value prior to the withdrawal

GMDB is the guaranteed minimum death benefit prior to the withdrawal

The following examples describe the effect of a withdrawal on the guaranteed minimum death benefit and Policy Value.

Example 1: Death Proceeds Greater than Policy Value

Assumptions:

GMDB = $75,000

PV = $50,000

DP = $75,000

GW = $15,494

AW = $75,000 x ($15,494 /$50,000) = $23,241

Summary:
Reduction in guaranteed minimum death benefit	=$	23,241
Reduction in Policy Value	=$	15,494
New guaranteed minimum death benefit amount	=$	51,759
New Policy Value (after withdrawal)	=$	34,506

The guaranteed minimum death benefit is reduced more than the Policy Value because the guaranteed minimum death benefit was greater than the Policy Value immediately prior to the withdrawal.

Example 2: Death Proceeds Equal to Policy Value

Assumptions:

GMDB = $50,000

PV = $75,000

DP = $75,000

GW = $15,494

AW = $75,000 x ($15,494 /$75,000) = $15,494

Transamerica Structured Index AdvantageSM Annuity	C-1

Summary:
Reduction in guaranteed minimum death benefit	=$	15,494
Reduction in Policy Value	=$	15,494
New guaranteed minimum death benefit amount	=$	34,506
New Policy Value (after withdrawal)	=$	59,506

The guaranteed minimum death benefit and Policy Value are reduced by the same amount because the Policy Value was greater than the guaranteed minimum death benefit immediately prior to the withdrawal.

These examples are for illustrative purposes only. The purpose of these illustrations is to demonstrate how this feature is calculated using hypothetical values. Your experience will vary based on circumstances at the time of withdrawal.

Transamerica Structured Index AdvantageSM Annuity	C-2

APPENDIX D

ADDITIONAL INDEX INFORMATION

S&P 500® INDEX

The S&P 500® Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Transamerica Life Insurance Company (TLIC). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by TLIC. Transamerica Structured AdvantageSM Annuity are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Transamerica Structured AdvantageSM Annuity or any member of the public regarding the advisability of investing in securities generally or in Transamerica Structured AdvantageSM Annuity particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to TLIC with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to TLIC or the Transamerica Structured AdvantageSM Annuity. S&P Dow Jones Indices have no obligation to take the needs of TLIC or the owners of Transamerica Structured AdvantageSM Annuity into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Transamerica Structured AdvantageSM Annuity or the timing of the issuance or sale of Transamerica Structured AdvantageSM Annuity or in the determination or calculation of the equation by which Transamerica Structured AdvantageSM Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Transamerica Structured AdvantageSM Annuity. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Transamerica Structured AdvantageSM Annuity currently being issued by TLIC, but which may be similar to and competitive with Transamerica Structured AdvantageSM Annuity. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY TLIC, OWNERS OF THE TRANSAMERICA STRUCTURED ADVANTAGESM ANNUITY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND TLIC OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Transamerica Structured Index AdvantageSM Annuity	D-1

FIDELITY WORLD FACTOR LEADERS INDEXSM 0.5% AR

The Fidelity World Factor Leaders IndexSM 0.5% AR (the “Index”) is an equity index, offering exposure to US and Developed non-US companies with attractive valuations, high quality profiles, positive momentum signals and lower volatility than the broader world market. The Index is a trademark of Fidelity Product Services LLC (“FPS”) and has been licensed for use for certain purposes by Transamerica Life Insurance Company (TLIC) on behalf of Transamerica Structured Index AdvantageSM Annuity. The Index is the exclusive property of FPS and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of TLIC, the Transamerica Structured Index AdvantageSM Annuity, or the Transamerica Structured Index AdvantageSM Annuity contract owners. The Transamerica Structured Index AdvantageSM Annuity is not sold, sponsored, endorsed or promoted by FPS or any other party involved in, or related to, making or compiling the Index.

FPS does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither FPS nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the Transamerica Structured Index AdvantageSM Annuity contract owner, TLIC, or any member of the public regarding the advisability of purchasing annuities generally or the Transamerica Structured Index AdvantageSM Annuity particularly, the legality of the Transamerica Structured Index AdvantageSM Annuity under applicable federal securities, state insurance and tax laws, the ability of the Transamerica Structured Index AdvantageSM Annuity to track the performance of the Index, any other index or benchmark or general market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by TLIC, the Transamerica Structured Index AdvantageSM Annuity, Transamerica Structured Index AdvantageSM Annuity contract owners, or any other person or entity. FPS does not provide investment advice to TLIC with respect to the Transamerica Structured Index AdvantageSM Annuity, to the Transamerica Structured Index AdvantageSM Annuity, or to Transamerica Structured Index AdvantageSM Annuity contract owners. TLIC exercises sole discretion in determining whether and how the Transamerica Structured Index AdvantageSM Annuity will be linked to the value of the Index. FPS does not provide investment advice to the Transamerica Structured Index AdvantageSM Annuity, the Transamerica Structured Index AdvantageSM Annuity contract owners, or any other person or entity with respect to the Index and in no event shall any Transamerica Structured Index AdvantageSM Annuity contract owner be deemed to be a client of FPS.

Neither FPS nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to TLIC with respect to the Transamerica Structured Index AdvantageSM Annuity. In the event that the Index is no longer available to the Transamerica Structured Index AdvantageSM Annuity or Transamerica Structured Index AdvantageSM Annuity contract owners, TLIC may seek to replace the Index with another suitable index, although there can be no assurance that one will be available.

FPS disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. FPS shall have no responsibility or liability with respect to the annuity.

iSHARES® RUSSELL 2000 ETF

The iShares® Russell 2000 ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® Russell 2000 ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® Russell 2000 ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

Transamerica Structured Index AdvantageSM Annuity	D-2

iSHARES® U.S. TECHNOLOGY ETF

The iShares® U.S. Technology ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® U.S. Technology ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® U.S. Technology ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

iSHARES® MSCI EMERGING MARKETS ETF

The iShares ® MSCI Emerging Markets ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI Emerging Markets ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® MSCI Emerging Markets ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

iSHARES® MSCI USA ESG SELECT ETF

The iShares ® MSCI USA ESG Select ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI USA ESG Select ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® MSCI USA ESG Select ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

Transamerica Structured Index AdvantageSM Annuity	D-3

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The registrant’s expenses in connection with the issuance and distribution of the contracts, other than any underwriting commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Filing Fee	[$	109.10]
Printing and Engraving	[$	]
Legal Fees and Expenses	[$	]
Accounting Fees and Expenses	[$	]
Miscellaneous	[$	]
Total Expenses	[$	]

Item 14.	Indemnification of Directors and Officers

Each director and officer of the registrant is indemnified by the registrant against personal liability and related expenses (including attorneys’ fees) reasonably incurred by him in connection with any claim, action, suit or proceeding made or instituted by or on behalf of any person, firm or corporation, against him by reason of his being or having been a director or officer of the registrant, except as to which: 1) he shall have been adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer, or 2) in the event no adjudication shall have been made in any action, suit or proceeding with respect to the presence or absence of such dereliction, he shall be adjudged by the board of directors or the majority voting stockholders of the registrant to have been derelict in the performance of his duties as such director or officer.

Without limiting or affecting the scope of the foregoing, each officer and director is fully indemnified and protected by the registrant in any action or omission to act taken in good faith. The foregoing right of indemnification is not exclusive of other rights to which each such person may be entitled by law, and is available whether or not the director or officer is a director or officer at the time of incurring such expense and liability.

The Iowa Code (Sections 490.850 et. seq.) provides for permissive indemnification in certain situations, mandatory indemnification in other situations, and prohibits indemnification in certain situations. The Code also specifies producers for determining when indemnification payments can be made.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable

Item 16.	Exhibits and Financial Statement Schedules.

(A)	Exhibits

(1)	(i)	Form of Selling Agreement. Note 1

(ii)	Amended and Restated Principal Underwriting Agreement by and between Transamerica Life Insurance Company and Transamerica Capital, Inc. Note 1

(2)	Not Applicable

(3)	(i)	Articles of Incorporation of Transamerica Life Insurance Company. Note 1

(ii)	Bylaws of Transamerica Life Insurance Company. Note 1

(4)	(i)	Individual Flexible Premium Deferred Index-Linked Annuity Contract. Note 2

(ii)	Individual Flexible Premium Deferred Index-Linked Annuity Contract Data Page (6 year). Note 2

(iii)	Individual Flexible Premium Deferred Index-Linked Annuity Contract Data Page (NSC). Note 2

(iv)	Best Entry Index Account Rider. Note 2

(v)	Buffer Auto Reset Index Account Rider. Note 2

(vi)	Basic Index Account Rider. Note 2

(vii)	Credit Advantage Index Rider. Note 2

(viii)	Guaranteed Minimum Death Benefit Rider. Note 2

(vix)	Application. Note 2

(5)	Opinion re Legality. Note 2

(6)	Not Applicable

(7)	Not Applicable

(8)	Not Applicable

(9)	Not Applicable

(10)	Not Applicable

(11)	Not Applicable

(12)	Not Applicable

(13)	Not Applicable

(14)	Not Applicable

(15)	Not Applicable

(16)	Not Applicable

(17)	Not Applicable

(18)	Not Applicable

(19)	Not Applicable

(20)	Not Applicable

(21)	Subsidiaries of the Registrant. Note 2

(22)	Not Applicable

(23)	Consent of Independent Registered Public Accounting Firm. Note 3

(24)	Powers of Attorney. Note 3

(25)	Not Applicable

(26-101)	Not Applicable

Note	1. Incorporated herein by reference to Initial Filing of S-1 Registration Statement (File No. 333-252121) filed on January 15, 2021.

Note	2. To be filed by amendment.

Note	3. Filed herewith.

(B)	Financial Statement Schedules

All required financial statement schedules of Transamerica Life Insurance Company will be included in Part I of this registration statement. The financial statements and related schedules will be added by pre-effective amendment.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the ”Calculation of Registration Fee” table in the effective registration statement;

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on December 10, 2021.

Transamerica Life Insurance Company

(Registrant)

Blake S. Bostwick *
Director, Chairman of the Board, and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 10, 2021.

Signatures	Title

* Blake S. Bostwick	Director, Chief Executive Officer and President (principal executive officer)

* Fred Gingerich	Director, Chairman of the Board, Controller, Vice President and Assistant Treasurer (principal accounting officer)

* Matthew McCorry	Director, Chief Operating Officer, Individual Solutions Division

* Karyn Polak	Director, General Counsel, Secretary and Senior Vice President

* Christopher Ashe	Chief Financial Officer, Executive Vice President and Treasurer (principal financial officer)

* Zachary Harris	Director

/s/Brian Stallworth Brian Stallworth	Assistant Secretary

*	By: Brian Stallworth - Attorney-in-Fact pursuant to Powers of Attorney filed herewith.